As filed with the Securities and Exchange Commission on December 27, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

MERQUEO HOLDINGS
(Exact Name of Registrant as Specified in Its Charter)

_________________________________

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cayman Islands	5140	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Carrera 11A #93-52, Oficina 501-502
Bogotá D.C., 110221
Colombia
+57 601 5404058
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_________________________________

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

_________________________________

Copies to:

Adam J. Brenneman, Esq. Emilio Minvielle, Esq. Ashley Miller, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Anthony W. Basch, Esq. Alexander W. Powell, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary St. Richmond, Virginia 23219 Telephone: (804) 771-5700

_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†           The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,	DATED , 2022

Ordinary Shares

MERQUEO HOLDINGS

This is an initial public offering of the ordinary shares, U.S.$            par value per share (“Offering”) of Merqueo Holdings, or the Company. We are offering            ordinary shares to be sold in this Offering. Prior to this Offering, there has been no public market for our ordinary shares. It is currently estimated that the initial public offering price per ordinary share will be between U.S.$            and U.S.$            . We intend to list our ordinary shares on the Nasdaq under the symbol “MERQ.”

	Per Ordinary Share	Total
Initial public offering price	U.S.$	U.S.$
Underwriting discounts and commissions(1)	U.S.$	U.S.$
Proceeds to us, before expenses	U.S.$	U.S.$

____________

(1)      See “Underwriters” for additional information regarding total underwriter compensation.

We have granted an option to the underwriter, exercisable for 45 days after the date of this prospectus, to purchase up to            additional ordinary shares at the public offering price, less the underwriting discount. The purchase price to be paid per additional ordinary share will be equal to            , less the underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be U.S.$            and the total proceeds to us, before expenses, will be U.S.$            .

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ordinary shares against payment in New York, New York on or about            , 2022, through the book-entry facility of The Depository Trust Company.

Sole Book-Running Manager

Aegis Capital Corp.

Prospectus dated            , 2022

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares. Our results of operations, financial condition, business and prospects may have changed since such date.

For investors outside of the United States: neither we nor the underwriter have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, observe any restrictions relating to, the offering of ordinary shares and this distribution of this prospectus outside of the United States.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We report under International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board (“IASB”). Our financial statements were not prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in Colombian Pesos, presented as “COP $”. References in this prospectus to “U.S.$” refer to U.S. dollars, the official currency of the United States, and references to “BRL” refer to Brazilian real, the official currency of Brazil.

Use of Non-IFRS Financial Measures

Certain parts of this prospectus contain the following non-IFRS financial measures: EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost. A non-IFRS financial measure is generally defined as a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that: (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with IFRS in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost are used by our management to monitor the underlying performance of the business and its operations. These measures are used by different companies for differing purposes and are often calculated in ways that reflect the circumstances of those companies. You should exercise caution in comparing these measures as reported by us to the same or similar measures as reported by other companies. EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost may not be comparable to similarly titled metrics of other companies. These measures are unaudited and have not been prepared in accordance with IFRS or any other generally accepted accounting principles.

EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost are not measurements of performance under IFRS or any other generally accepted accounting principles, and you should not consider them as alternatives to operating profit/loss or other financial measures determined in accordance with IFRS or other generally accepted accounting principles. These measures have limitations as analytical tools, and you should not consider them in isolation. We have chosen to present these non-IFRS measures as they are common for other companies in our industry.

Corporate events

Merqueo’s shareholders executed a corporate reorganization (“Corporate Reorganization”) in December 2022. For that matter, two Cayman Islands exempted companies, Merqueo Cayman and Merqueo Holdings have been incorporated (“Merqueo Cayman” and “Merqueo Holdings”). Merqueo Cayman and Merqueo Holdings were formed for purposes of this Offering and have, to date, engaged only in activities in contemplation of this Offering. Historically, our business has been operated through Merqueo S.A.S., together with its subsidiaries.

As of the completion of the Corporate Reorganization, Merqueo Holdings is the parent of the operating companies and the issuer of this Offering.

ii

Following the completion of the Corporate Reorganization, the corporate structure is the following:

Merqueo Holdings
Country of incorporation: Cayman Islands
100%
Merqueo Cayman
Country of incorporation: Cayman Islands
100%
Merqueo S.A.S.
Country of incorporation: Colombia
100%
Merqueo International S.A.S.
Country of incorporation: Colombia
99%
1%
Merqueo Comércio Varejista e Intermediação de Negócios LTDA.
Country of Incorporation: Brazil

iii

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Merqueo,” “the company,” “we,” “us” and “our” in this prospectus refer to Merqueo Holdings and its consolidated subsidiaries.

Merqueo

Overview

We are Latin America’s first vertically-integrated digital grocery retailer with operations in both Colombia and Brazil. We allow our customers to save time and money on groceries by leveraging proprietary technology and operational excellence to deliver groceries at great prices, and in a scalable way. We define a vertically-integrated digital grocery retailer as a full-stack ecosystem which has end-to-end integrated operations, allowing for full control of the value chain. We are laser-focused on becoming the best and most profitable at-home delivery provider of low-price online supermarket products for price-sensitive consumers in Latin America households. Our unique market positioning as a full-stack, high basket size, 100% scheduled delivery option has proven business results, as we have been able to successfully lower distribution and logistics costs, unlock higher margins, and offer best-in-class user experience, cheaper than other grocery retailers.

Through our mobile apps (iOS and Android) customers can satisfy grocery stock up and fill-in shopping missions while saving time and money. Customers no longer have to go to a physical store and are able to benefit from our full stack ecosystem to pay less for the household products that they use and love. We offer everything from fresh produce to frozen products, and from house cleaning and personal hygiene to meat and dairy. Since we also serve countries where cash remains a major form of payment, we offer a wide variety of payment options including cash, online payment, credit and debit card payment upon receipt, vouchers and digital wallets, amongst others.

Technology has always been and continues to be at the heart of Merqueo. We design, develop, and operate most of our software and technology in-house, including (1) user facing mobile apps (iOS and Android), (2) fulfillment center technology (including a picking app, fulfillment center app, and inter-warehouse inventory movement app), (3) last-mile delivery app, and (4) customer service and live operations platforms. See “Full-Stack Grocery Delivery Services’” for a detailed narrative of our technology applied to our business.

Our user-facing platform is a fully-automated, topically-arranged and user-friendly mobile app. It is a highly scalable platform that provides users with a convenient, safe, and trusted shopping environment. This platform enables us to list merchandise and transact with our customers while allowing customers to shop and schedule deliveries digitally. Our grocery platform has an ample assortment of products spanning the full spectrum of grocery needs.

We negotiate and purchase inventory directly from brands, manufacturers, and local farmers. In some specific cases we purchase inventory from distributors. We have invested significant time developing deep relationships and favorable commercial agreements with more than one hundred suppliers. Once we send the purchase orders, our suppliers deliver the inventory to one of our leased warehouses, which we classify into one of two different types: medium warehouses that measure 2,000 to 3,000 meters and large warehouses that measure 4,000 to 5,000 meters. After the incoming product is received and scanned, it is uploaded in real time to Merqueo’s warehouse management system (“WMS”), which immediately updates availability of stock for our users to purchase in our app. In this way, we only display the products that are available to our customers at the time of the purchase, achieving fill rate levels up to 99.6% in Colombia and 98% in Brazil during the nine months ended September 30, 2022.

After receiving the products, these are transferred to our storage shelves, where they are organized and sorted according to categories and turnover. In order to make individual products available for picking, these are transferred from the storage to the picking area using in-house technology that prioritizes products according to forecasting and real time demand. Through new developments and enhancement of our picking app, optimization of picking areas

(reducing long displacements for pickers), and continuous improvements in planning, we have been able to improve our picking from a rate of 50 items per hour per picker to 230 items per hour per picker. The items are then batched and ready to be delivered by our third-party service providers directly to our customers’ doors.

Our scheduled delivery option is tailored for families and larger households and aims to replace the weekly supermarket shop with a convenient delivery of groceries at a time the customer elects. Scheduled delivery orders can be made as many as four days in advance and as few as three hours ahead of the customer’s desired delivery time. They are available to customers within an approximate 12 kilometer radius of a warehouse, at approximately U.S.$0.9 and U.S.$1.6 per order in Colombia and Brazil, respectively. Scheduled deliveries accounted for 85% and 87% of our total orders in Colombia and Brazil during 2021, respectively. During the nine months ended September 30, 2022, scheduled deliveries in Colombia accounted for 90% of orders and 95% in Brazil. By the end of September 2022, 100% of the orders were scheduled deliveries in both countries.

Not only do we sell products produced and marketed by other brands but we also create our own brands, which we call “private label” products. In the third quarter of 2019, in Colombia we began to offer customers private label products, and we currently have one of the most comprehensive private label selections in the Latin American e-grocery market. We currently have 31 private label brands offering a total of 254 active products. Many of these private label products are ranked in the top tier of sellers within their respective categories in our platform. We control the end-to-end process for creating, designing, registering, procuring, and verifying supplier quality of all of our brands, and will continue building private label brands that are profitable, and that customers love.

Market Opportunity

Latin America’s e-commerce market is evolving rapidly and increasing numbers of individuals are making purchases on the internet. Based on Marketline and Kantar World Panel reports, we estimate that in 2021 the online grocery market in Brazil and Colombia was U.S.$2.4 billion and that the market was U.S.$6 billion in Latin America for that same time period. The Latin American market has the lowest online share of retail but the highest growth rate, creating the perfect scenario for a regional market leader to emerge.

According to Statista, in 2021 there were approximately 300 million digital buyers in Latin America, a figure expected to grow 20% by 2025. Online retail sales are expected to reach U.S.$160 billion in 2025. Brazil accounts for 29.9% of the Latin American e-commerce market in 2021, with Colombia coming in third place at 6.9%.

In 2021, e-commerce penetration in the fast-moving consumer goods (FMCG)(considered a proxy to the grocery market) was 7.2% worldwide, 15.3% in Asia, 4.8% in the United States and only 0.9% in Latin America, according to Kantar World Panel. By 2025, the e-commerce market could have a worldwide penetration of approximately 9.2%, according to Kantar.

E-commerce is the fastest-growing retail channel in the grocery industry, having grown 15.8% from 2020 to 2021, according to Kantar World Panel. The closest competing retail channel is the physical wholesale purchase (“cash and carry”) with a 4.4% growth for the same period. As of 2021, the grocery market for Brazil and Colombia was U.S.$265 billion according to Marketline. As of 2021, the grocery market for Latin America was U.S.$652 billion according to Marketline. This figure includes Brazil, Colombia, Mexico, Argentina, Chile and Peru.

Strengths and entry barriers

We believe that our business is difficult to replicate and poses barriers to entry, helping customers save time and money on groceries. We consider the following barriers to be significant competitive advantages:

•        Our integrated technology connects all our operations in real-time, allowing us to collect useful data, optimize every step, and have superior control over quality and customer experience.

•        Strong and lasting relationships with local and international suppliers allow us to access better pricing and new business opportunities. In both countries we have a portfolio of up to 3,000 SKUs, 100% of which are directly negotiated with suppliers.

•        Our optimal warehouse layout and processes have improved over time and work in sync with our specialized technology to enable high inventory turnover, timely deliveries, access to low-cost real estate, and artificial intelligence-driven operation that drives productivity. During the nine months ended September 30, 2022, on average, our on-time delivery was 89.4%. During this same period, on average, one picker picked up to 230 items per hour.

•        Our robust private label portfolio supports our brand positioning as having high-quality products at low prices. This further drives loyalty and positive customer behavior, as well as improves our financial results. During September 2022, 75% of total orders had at least one private label product.

•        We have an outsourced but dedicated fleet that uses our in-house last-mile delivery app for route batching and optimization. Today we have the capacity to deliver up to 45 orders in a single route of more than 3 hours.

•        Our ads and data platform enables consumer packaged goods (“CPG”) brands to better target ads, creating purchase intent and improving customer conversion cycle. As transactions in our platform increase, the quality and value to CPGs of our data increases, generating a long-term cash flow generator. We have been building and improving our data and ads platform over the past years, resulting in tools such as embedded video, and have developed state-of-the-art tools for CPGs.

•        A proven flywheel coupled with our years of experience controlling the levers that provide momentum for long-term sustainable growth.

Our Strategy

We leverage our proprietary technology and operational excellence to change the way people shop for groceries and other home goods in Latin America, delivering our customers high-quality goods at excellent prices, in a profitable way.

We aim to drive long-term sustainable growth by pursuing the following strategies:

•        Relentless focus on our core value proposition.    We are laser-focused on becoming the best and most profitable at-home delivery provider of low-price online supermarket products for price-sensitive consumers in Latin America households. We serve the markets in which we operate by offering a convenient service, which would have previously been considered a luxury, and providing a selection of relevant products, all at an affordable price. Consumers want affordable groceries delivered to their homes without basing their decision on whether or not they can get it within minutes. We believe the average household is price-driven, not convenience-driven. This is a massive total addressable market (TAM) where achieving strong customer loyalty is much more sustainable than fair-to-middling loyalty across all customer segments. Finally, we do this by focusing 100% on our full-stack grocery delivery model which leverages proprietary technology to manage inventory, deliver traditional supermarket items with full basket size and slotted delivery times, and maximize profit margins.

With this in mind, we intend to continue to fine-tune our business strategy to capture this market while improving profitability. We also intend to further develop high-margin categories such as alcohol (high ticket size) and fruits & vegetables (high frequency), as well as our private label portfolio. We also aim to continue to develop our digital advertising and sales data solutions to offer CPGs actionable insights through our platform. In order to generate more revenue with marginal cost, we have started pilot strategic alliances with other digital marketplaces that want to offer groceries, but do not have the technology or expertise to deliver. Finally, we intend to keep developing our backlog of tech improvements to further push the boundaries of operational efficiency.

•        Controlled and efficient growth.    We continue to improve our gross margin through (1) ongoing curation of our SKU portfolio, which includes continuous elimination of any low turnover products, (2) prioritizing private labels focused on the family basket, which allows for better margins, (3) efficient marketing investment using a customer segmentation model that unlocks value by directing subsidies and coupons towards customers that will generate the highest return for us, (4) increasing trade, ads and data revenue, and (5) increasing utilization and efficiency of existing warehouses with new technology developments. Additionally, all of our strategic initiatives support our cash burn reduction goals.

•        Continued focus on technology as a source of profitable growth for our core business.    We intend to continue to improve customer acquisition and retention, as well as our warehouse and last-mile efficiency, through data analysis and technology. We are developing new features to improve customer acquisition and retention, and to further improve our procurement and fulfillment efficiencies, including: (1) an “easy sharing” button in the app that allows customers to share discounted products, (2) improvements in our recommendation algorithm, (3) a module in our picking app that enables picking in batches, and (4) significant improvements to our forecasting model that positively impact inventory turnover and working capital/cash flow.

•        Leverage our technology and operational excellence to create value for, and profit from the business to business (B2B) grocery ecosystem.    Approximately 54% and 70% of the grocery market in Colombia and Brazil, respectively, is sold through the traditional channel (“mom-and-pop” stores), mostly served by a fragmented industry of grocery distributors. While there are significant similarities in the supply, procurement and fulfillment of these distributors with our online business to consumer (B2C) business model, most distributors continue to rely on obsolete third party and out of the shelf software that implies a high reliance on manual processes and sub-optimal management of inventory. We intend to benefit from strong synergies between the two businesses, and hope to move toward using our technology to improve distributor operations. By doing so, we will aim to (1) accelerate top line growth, which will support gross margin improvements, (2) significantly increase distributors’ warehousing and logistic efficiencies, impacting profitability, and (3) reduce expenses through administrative synergies and more efficient marketing investments as a result of much larger brand presence. All of this is expected to accelerate the path to profitability of our core end-consumer business.

Risk Factors Summary

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the our ordinary shares. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety. Before you invest in our shares, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.” Some of the more significant challenges and risks relating to an investment in our ordinary shares include those associated with the following:

Risks Related To Our Business And Industry

•        Our business depends on the continued growth of online commerce and the availability and reliability of the Internet in Latin America;

•        The outbreak of COVID-19 may have in the future a negative impact on the global economy and on our business, operations and results;

•        We operate in a highly competitive and evolving environment;

•        Our operations are subject to extensive food quality and safety regulations;

Risks Related to Operations

•        We may fail to maintain or grow the size of our customer base or the level of engagement of our customer base;

•        We rely on third parties for the delivery. If the services provided by these third-parties become unavailable or unavailable on favorable terms, our business could be adversely affected;

•        Our auditors have made reference to the material uncertainty as to our ability to continue as a going concern, there is no assurance that we will be able to continue as a going concern;

•        Our debt financing agreements contain restrictive covenants. Our failure to comply with applicable debt financing covenants and agreements could have a material adverse effect on our business, results of operations and financial condition;

•        We may have inadequate business insurance coverage, which would require us to spend significant resources in the event of a disruption of our services or other contingency;

•        We have not completed any acquisitions of new business. We may be unable to successfully acquire and integrate suitable businesses. The integration of businesses will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transactions;

Risks Related to Intellectual Property

•        Any delay or problem with operating or upgrading our existing information technology infrastructure could cause a disruption in our business and adversely impact our financial results;

•        We may not be able to secure licenses for technologies on which we rely;

•        We may not be able to adequately protect and enforce our intellectual property rights. We could potentially face claims alleging that our technologies infringe the property rights of others;

Risks related to Regulatory and Legal Matters

•        We are subject to extensive government regulation and oversight. Failure to comply with existing and future rules and regulations in the jurisdictions in which we operate could adversely affect the operations of one or more of our businesses in those jurisdictions;

•        A competitive labor market and changes to wage regulations and other employment and labor laws could have an impact on our future results of operations;

•        Our business could be affected if some of our contractors or their employees were classified as employees, workers or quasi-employees;

Risks Related to Access to Capital and Other Financial Matters

•        There are risks associated with our indebtedness;

•        We may need additional capital but may not be able to obtain it on favorable terms or at all;

Risk Related to Political, Regulatory and Legal Risks

•        We face the risk of political and economic crises, instability, terrorism, civil strife, labor conflicts, expropriation and other risks of doing business in emerging markets;

•        Latin American governments have exercised and continue to exercise significant influence over the economies of the countries where we operate. This involvement, as well as political and economic conditions, could adversely affect our business;

•        The economies of the countries in which we operate are vulnerable to external effects that could be caused by significant economic difficulties experienced by major regional trading partners or by more general contagion effects, which could have a material adverse effect on economic growth in these countries and their ability to service their public debt;

•        Local currencies used in the conduct of our business are subject to depreciation, volatility and exchange controls;

•        Growth of e-commerce transactions in Latin America may be slowed down by the lack of robust consumer fraud laws regarding payment methods;

Risks Related to Our Status as a Foreign Private Issuer

•        As a foreign private issuer, we are not subject to certain corporate governance rules applicable to U.S. listed companies;

•        We are a foreign private issuer and, as a result, are not subject to U.S. proxy rules but are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer;

•        The Cayman Islands Economic Substance Law may affect our operations;

Risks Related to Operating as a Public Company

•        We will incur increased costs and expenses as a result of operating as a public company and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices;

•        We have identified material weaknesses in our internal control over financial reporting and if we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed, and investor confidence and the market price of our ordinary shares may be adversely affected;

Risks Related to our Ordinary Shares

•        There has been no prior public market for our ordinary shares, and an active trading market may never develop or be sustained;

•        The trading price of our ordinary shares following this Offering may be volatile, and investors in our ordinary shares may not be able to resell shares of our ordinary shares at or above the price paid, or at all;

•        We do not expect to declare or pay any dividends on our ordinary shares for the foreseeable future.

Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability with effect from September 13, 2022. Our principal executive offices are located at Carrera 11A #93-52, Oficina 501-502, Bogotá — Colombia, and our telephone number is +57 601 5404058. Our website address is www.merqueo.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

The Merqueo design logo and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Merqueo. Other trade names, trademarks and service marks used in this prospectus are the property of their respective owners.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least U.S.$1.24 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares held by non-affiliates equals or exceeds U.S.$700 million as of the prior June 30, and (2) the date on which we have issued more than U.S.$1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Recent Developments

On October 6, 2022, we issued warrants with an expiration date of October 30, 2023, which can be exercised on November 30, 2022, or upon the consummation of an initial public offering, whichever is sooner (see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources below). See Note 23 to our consolidated financial statements for the nine months ended September 30, 2022 and 2021. These warrants were later on amended and restated on December 19, 2022 replacing the issuer from Merqueo S.A.S to the Company with an expiration date of October 30, 2023, which can be exercised since the date of its issuance or upon the day in which the registration statement on Form F-1 of the warrant issuer is declared effective by the U.S. Securities and Exchange Commission.

On December 20, 2022, we obtained a limited waiver from Inter American Investment Corporation (“IDB-I”) related to certain defaults on covenants under the IDB-I Loan Agreement (as defined below), relating to the provision of certain information by us as required under such agreement. Pursuant to the Amendment No. 1 and Undertaking Agreement (as defined below), we shall comply with such obligations no later than June 30, 2023. Given that these provisions are within Merqueo S.A.S.’s control, Merqueo S.A.S. expects to be able to implement the necessary measures to comply with these requirements by such date.

Our Offering

Ordinary shares offered by us	shares
Ordinary shares to be outstanding after this Offering

             shares (or            shares if the underwriter exercises its over-allotment option in full). This number assumes the conversion of all outstanding warrants into preferred Series D and subsequently, the conversion, at the corresponding conversion price of all of our outstanding preferred shares into our ordinary shares immediately upon the completion of this Offering.

Option to purchase additional shares

We have granted an option to the underwriter, exercisable for 45 days after the closing of this Offering, to purchase up to            additional shares at the public offering price, less the underwriting discount.

Underwriter’s Warrants

We will issue to the underwriter, or its permitted designees, warrants to purchase up to            ordinary shares, representing 10% of the ordinary shares sold in this Offering (excluding any ordinary shares issuable pursuant to the over-allotment option) (“Underwriter’s Warrants”). The Underwriter’s Warrants will have an exercise price of 125% of the per share public offering price, will be exercisable during the ten-month period commencing on the date that is six months from the commencement of the sales of the offering. For additional information regarding our arrangement with the underwriter, please see “Underwriters.”

Lock-up agreements

Our directors, executive officers, employees and shareholders holding ten percent (10%) or more of the outstanding shares have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of 180 days from the closing of this Offering.

Use of proceeds

We estimate that our net proceeds from this Offering will be approximately U.S.$            million (or approximately U.S.$            million if the underwriters exercise their over-allotment option in full) from the sale of the shares of ordinary shares offered by us in this Offering, based on an assumed initial public offering price of U.S.$            per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the anticipated net proceeds from this Offering for capital expenditures and other general corporate purposes, including the costs associated with being a public company. See “Use of Proceeds” for additional information.

Dividend policy

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Therefore, we do not anticipate declaring or paying any cash dividends to our shareholders in the foreseeable future. See “Dividend Policy” for additional information.

Risk factors	You should read the section titled “Risk Factors” for a discussion of factors to consider carefully before deciding to invest in our shares.

Proposed Nasdaq symbol	“MERQ”

The number of our ordinary shares to be outstanding after this Offering is based on            ordinary shares outstanding as of            , 2022. Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the option granted to the underwriter to purchase up to            additional ordinary shares at the public offering price, less the underwriting discount.

The number of ordinary shares to be outstanding after this Offering does not take into account an aggregate ordinary shares expected to be reserved for future issuance under the Equity Plan (as defined under “Executive Compensation”) that we may adopt.

Summary Consolidated Financial Data

The following table summarizes our consolidated financial data at the dates and for the periods indicated. We have derived our summary consolidated statements of operations data for the years ended December 31, 2020 and 2021 and our summary consolidated balance sheet data as of December 31, 2020 and 2021 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived our summary consolidated statements of operations data for the nine months ended September 30, 2022 and 2021 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with IFRS and are presented in thousands of Colombian Pesos ($), except for earnings per share and as otherwise specified included elsewhere in this prospectus. We prepare our financial statements in accordance with IFRS, as issued by the IASB. The financial information presented below may not be indicative of our future performance. The summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

	For the Year Ended December 31,			For the Nine Months Ended September 30,(1)
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousands)		(U.S.$)(2)	(in COP$ Thousands)		(U.S.$)(2)
Continuing Operations
Net revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Cost of sales	(158,905,210)	(193,890,132)	(42,781,804)	(137,241,942)	(106,706,807)	(23,544,828)
Gross profit	30,089,406	11,710,818	2,583,989	12,955,333	2,043,973	451,002

Selling expenses	(57,973,554)	(79,775,558)	(17,602,455)	(54,719,036)	(58,314,161)	(12,867,004)
Administrative expenses	(22,831,810)	(41,755,390)	(9,213,315)	(28,360,106)	(58,574,806)	(12,924,515)
Technology expenses	(1,403,053)	(4,594,339)	(1,013,740)	(3,000,427)	(4,906,753)	(1,082,674)
Other operating income	3,141,188	1,303,585	287,636	1,311,361	2,365,708	521,993
Other operating expenses	(1,555,721)	(5,362,586)	(1,183,253)	(2,709,778)	(11,011,114)	(2,429,599)
Operating loss	(50,533,544)	(118,473,470)	(26,141,138)	(74,522,653)	(128,397,153)	(28,330,797)

Finance income	119,267	47,449	10,470	113,808	77,823	17,172
Finance expenses	(2,681,367)	(5,638,021)	(1,244,028)	(4,423,845)	(6,826,468)	(1,506,258)
Net loss on exchange differences	(197,591)	(1,613,669)	(356,056)	(2,335,351)	(9,782,203)	(2,158,440)
Net financial result	(2,759,691)	(7,204,241)	(1,589,614)	(6,645,388)	(16,530,848)	(3,647,527)
Loss before income tax	(53,293,235)	(125,677,711)	(27,730,752)	(81,168,041)	(144,928,001)	(31,978,324)

Income tax benefit	(23,197)	0	0	0	0	0
Net loss for the year from continuing operations	(53,316,432)	(125,677,711)	(27,730,752)	(81,168,041)	(144,928,001)	(31,978,324)
Net loss from discontinued operations	(5,150,309)	(38,265,459)	(8,443,263)	(24,685,219)	(21,556,514)	(4,756,439)
Net loss for the year	(58,466,741)	(163,943,170)	(36,174,015)	(105,853,260)	(166,484,515)	(36,734,762)
Loss per share from continuing operations	(101.04)	(205.47)	(0.05)	(132.70)	(158.33)	(0.03)
Loss per share in discontinued operations	(9.76)	(62.56)	(0.01)	(40.36)	(23.55)	(0.01)
Basic and diluted loss per share	(110.80)	(268.03)	(0.06)	(173.06)	(181.88)	(0.04)

____________

(1)      Figures for the nine months ended September 30, 2021 and 2022 are unaudited.

(2)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

	As of January 1, 2020	As of December 31,			As of September 30,(1)
		2020	2021	2021	2022	2022
	(in COP$ Thousands)	(in COP$ Thousands)		(U.S.$)(2)	(in COP$ Thousands)	(U.S.$)(2)
Current assets
Cash and cash equivalents	13,824,792	14,944,349	8,670,873	1,913,226	19,464,094	4,294,747
Trade and other accounts receivable	3,207,544	7,120,598	6,491,137	1,432,268	6,234,262	1,375,588
Prepaid expenses	355,104	555,210	605,413	133,584	2,600,789	573,863
Inventories	3,801,564	7,565,434	12,374,610	2,730,454	3,178,846	701,411
Recoverable taxes	916,640	3,847,214	6,382,157	1,408,221	7,787,821	1,718,381
Other financial assets	0	0	335,788	74,092	619,331	136,655
Total current assets	22,105,644	34,032,805	34,859,978	7,691,845	39,885,143	8,800,645

Non-current assets
Property and equipment, net	5,639,887	5,356,099	5,691,509	1,255,830	5,224,563	1,152,798
Right-of-use assets, net	11,268,361	18,825,132	18,353,153	4,049,618	11,579,359	2,554,982
Intangible assets, net	2,261,939	9,189,708	13,340,644	2,943,609	8,161,259	1,800,780
Trade and other accounts receivable	816,299	1,084,259	1,546,878	341,318	2,115,387	466,760
Total non-current assets	19,986,486	34,455,198	38,932,184	8,590,375	27,080,568	5,975,320
Total assets	42,092,130	68,488,003	73,792,162	16,282,220	66,965,711	14,775,965

Current liabilities
Interest-bearing loans and borrowings	1,755,292	9,411,572	6,667,981	1,471,288	101,668,188	22,433,058
Employee benefits	1,299,133	3,952,081	5,684,467	1,254,276	4,721,888	1,041,883
Suppliers and other payables	17,072,519	45,364,378	51,542,661	11,372,874	21,419,461	4,726,198
Accounts payable to related parties	0	0	982,875	216,871	14,224,614	3,138,657
Lease liabilities	2,089,756	4,387,985	5,766,400	1,272,355	2,926,708	645,777
Other taxes payable	0	69,747	120,588	26,608	304,305	67,145
Other non-financial liabilities	150,134	554,598	2,637,379	581,937	1,091,161	240,764
Total current liabilities	22,366,834	63,740,361	73,402,351	16,196,209	146,356,325	32,293,482

Non-current liabilities
Interest-bearing loans and borrowings	0	2,379,117	1,278,587	282,120	849,042	187,341
Accounts payable to related parties	0	0	4,627,124	1,020,973	3,428,178	756,427
Lease liabilities	9,736,792	15,803,106	14,278,538	3,150,555	9,127,496	2,013,979
Total non-current liabilities	9,736,792	18,182,223	20,184,249	4,453,648	13,404,716	2,957,747
Total liabilities	32,103,626	81,922,584	93,586,600	20,649,857	159,761,041	35,251,229

Equity
Issued capital	109,974,097	121,909,408	225,005,245	49,647,345	393,215,863	86,762,972
Cumulative deficit	(100,116,279)	(158,583,020)	(322,534,195)	(71,167,081)	(489,018,710)	(107,856,364)
Other comprehensive income (loss)	(16,881)	(64,295)	(455,900)	(100,594)	377,197	83,228
Other capital reserves	147,567	23,303,326	78,190,412	17,252,693	2,630,320	580,379
Total equity	9,988,504	(13,434,581)	(19,794,438)	(4,367,637)	(92,795,330)	(20,475,264)
Total equity and liabilities	42,092,130	68,488,003	73,792,162	16,282,220	66,965,711	14,775,965

____________

(1)      Figures as of September 30, 2022 are unaudited.

(2)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

We use non-IFRS financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, and identify trends in our underlying operating results, and it provides additional insight and transparency on how we evaluate the business. These non-IFRS measures are used by both our management and our board of directors, together with the comparable IFRS information, in evaluating our current performance and planning future business activities. We have detailed the non-IFRS adjustments that we make in our non-IFRS definitions below. We believe these non-IFRS measures should always be considered along with the related IFRS financial measures. We have provided the reconciliations between the IFRS and non-IFRS financial measures below. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost are not measurements of performance under IFRS or any other generally accepted accounting principles, and you should not consider them as alternatives to operating profit/loss or other financial measures determined in accordance with IFRS or other generally accepted accounting principles. These measures have limitations as analytical tools, and you should not consider them in isolation. We have chosen to present these non-IFRS measures as they are common for other companies in our industry.

The following table presents a reconciliation of net loss for the year to EBITDA:

	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousands)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)(1)
Net loss for the year	(58,466,741)	(163,943,170)	(36,174,015)	(105,853,260)	(166,484,515)	(36,734,763)
Net loss from discontinued operations	5,150,309	38,265,459	8,443,263	24,685,219	21,556,514	4,756,439
Net loss for the year from continuing operations	(53,316,432)	(125,677,711)	(27,730,752)	(81,168,041)	(144,928,001)	(31,978,324)
Income tax benefit (expense)	23,197	0	0	0	0	0
Net financial result	2,759,691	7,204,241	1,589,614	6,645,388	16,530,848	3,647,527
Net loss on exchange differences	197,591	1,613,669	356,056	2,335,351	9,782,203	2,158,440
Finance expenses	2,681,367	5,638,021	1,244,028	4,423,845	6,826,468	1,506,259
Finance income	(119,267)	(47,449)	(10,470)	(113,808)	(77,823)	(17,172)
Operating loss	(50,533,544)	(118,473,470)	(26,141,138)	(74,522,653)	(128,397,153)	(28,330,797)
Depreciation and amortization	5,817,324	8,760,609	1,933,026	6,308,650	7,066,673	1,559,259
EBITDA	(44,716,220)	(109,712,861)	(24,208,112)	(68,214,003)	(121,330,480)	(26,771,538)

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

The following table presents a reconciliation for the period to Adjusted Gross Profit:

Consolidated Basis	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousands)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)(1)
Net revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
(-) Cost of Sales	(158,905,210)	(193,890,132)	(42,781,804)	(137,241,942)	(106,706,807)	(23,544,828)
Depreciation of right-of-use assets	3,519,949	4,569,108	1,008,172	3,377,526	3,973,803	876,819
Payroll	1,286,227	1,218,454	268,852	876,693	942,128	207,880
Adjusted Gross Profit	34,895,582	17,498,380	3,861,013	17,209,552	6,959,904	1,535,701
Adjusted Gross Profit as a percentage of net revenue	18%	9%	9%	11%	6%	6%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

The following table presents a reconciliation of cost of sales and selling expenses for the period to Total Distribution and Logistics Cost:

Consolidated Basis	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousands)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)(1)
Cost of Sales	158,905,210	193,890,132	42,781,804	137,241,942	106,706,807	23,544,828
(-) Cost of goods sold for sales of inventories	(154,099,034)	(188,102,570)	(41,504,780)	(132,987,723)	(101,790,876)	(22,460,129)
(+) Selling Expenses	57,973,554	79,775,558	17,602,455	54,719,036	58,314,161	12,867,004
(-) Advertising	(7,049,929)	(16,123,723)	(3,557,695)	(7,982,282)	(13,726,871)	(3,028,830)
(-) Commissions	(2,664,390)	(2,989,397)	(659,610)	(2,041,644)	(1,920,945)	(423,856)
Total Distribution and Logistics Cost	53,065,411	66,450,000	14,662,174	48,949,329	47,582,276	10,499,017
Net Revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Distribution and Logistics Cost as a percentage of net revenue	28%	32%	32%	33%	44%	44%
Warehouse employees	9,673,452	13,444,677	2,966,564	9,887,158	10,951,151	2,416,368
Administrative employees supporting selling activities	9,864,581	13,710,318	3,025,178	10,082,510	11,167,524	2,464,111
Total expense for employee benefits	19,538,033	27,154,995	5,991,742	19,969,668	22,118,675	4,880,480
Total Distribution and Logistics Cost excluding administrative employees supporting selling activities	43,200,830	52,739,682	11,636,996	38,866,819	36,414,753	8,034,905
Net Revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Distribution and Logistics Cost excluding administrative employees supporting selling activities as a percentage of net revenue	23%	26%	26%	26%	33%	33%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

For additional information, see “Management’s Discussion and Analysis Of Financial Condition and results of Operations — Non-IFRS Financial Measures and Key Business Metrics.”

Risk Factors

A description of the risks and uncertainties associated with our business and ownership of our shares is set forth below. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Result of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making a decision to invest in our shares. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our results of operations, financial condition, business and prospects could be materially and adversely affected. In that event, the market price of our shares could decline and you could lose all or part of your investment.

Risks Related To Our Business And Industry

Our business depends on the continued growth of online commerce and the availability and reliability of the Internet in Latin America.

E-commerce is still a developing market in some parts of Latin America. Our future revenues depend substantially on Latin American consumers’ and providers’ widespread acceptance, continued and steadily increasing use of the internet as a way to conduct commerce and to carry out transactions. For us to grow our customer base successfully, more consumers and providers must accept and use new ways of conducting business and exchanging information. The price of personal computers and/or mobile devices with adequate storage capacity and Internet access may limit our potential growth in certain areas or countries with low levels of Internet penetration and/or high levels of poverty. The infrastructure for the Internet in some parts of Latin America may not be able to support continued growth in the number of Internet customers, their frequency of use or their bandwidth requirements. Our future results of operations will depend on numerous factors affecting the development of the e-commerce retail industry in our region, which may be beyond our control. These factors include:

•        the continuous availability of internet access without interruptions in connectivity and service;

•        the trust and confidence level of e-commerce consumers in our region, as well as changes in customer demographics and consumer tastes and preferences;

•        whether alternative retail channels or business models that better address the needs of consumers emerge in our region;

•        the development of logistics, payment and other ancillary services associated with e-commerce; and

•        the growth rate of internet, broadband, personal computer, and smartphone penetration and usage in our region, and in particular in smaller cities which may have more limited connectivity and resources.

A decline in the usage of online shopping in general, or any failure by us to adapt our platform and improve the online shopping experience of our customers in response to trends and consumer preferences, may adversely affect our revenue and business prospects.

In addition, we will continue to face challenges in the growth of our e-commerce business and profitability related to the expansive and diverse geographic regions we operate in and the need for substantial improvements in logistics, including last-mile delivery and warehousing infrastructure necessary to fulfill customers’ orders. Moreover, the growth of our business depends on assumptions about the e-commerce penetration rate and overall growth of the e-commerce market. To the extent these growth assumptions and forecasts turn out to be incorrect, our business may be materially and adversely affected.

Given that we operate in a business environment in Latin America that is different than the environment in which other e-commerce companies in the United States or other regions operate, the performance of such other e-commerce companies is not indicative of our future financial performance. Accessibility, transaction speeds, acceptance, interest, and use of the Internet across Latin America are all critical to our growth and services and the occurrence of any one or more of the above challenges to Internet usage could have a material adverse effect on our business.

The outbreak of COVID-19 may have in the future a negative impact on the global economy and on our business, operations and results.

The global spread of COVID-19, a novel strain of coronavirus, has resulted in government authorities and businesses throughout the world implementing numerous measures to contain or mitigate it, including travel bans and restrictions, quarantines, shelter in place and lock-down orders and business limitations and shutdowns. These measures have had dramatic adverse consequences for the global economy, affecting demand, operations, supply chains and financial markets, and have significantly contributed to deteriorating macroeconomic conditions. The full extent of the nature and scope of the consequences to date are difficult to evaluate precisely, and their future course is impossible to predict with confidence.

The COVID-19 pandemic positively impacted our business due to an increase in orders because of the lockdowns in Colombia. However, these results may not be indicative of results for future periods and we cannot assure you that we will always benefit from such measures and that such trends will continue going forward as key markets in which we operate begin to recover from the COVID-19 pandemic. Our future results may differ from our historical results given the impact of COVID-19 on our business during the past two years. On the other hand, potential lockdowns imposed by Latin American governments that have restricted merchants and delivery persons from operating may result at times in our inability to make deliveries, which in turn may lead to fewer transactions and weak macro-economic conditions where we operate, including significant changes in the prices of certain of the goods and commodities that we require to run our business.

The future impact of the COVID-19 crisis on our business, operations, or financial results is uncertain and will depend on numerous evolving factors that we cannot predict, including, but not limited to the duration, scope, and severity of the COVID-19 pandemic, the speed of availability and distribution of vaccines or other treatments in the regions where we operate, disruption of our warehouse network and the availability of delivery personnel, disruption or delay of the activity of our third-party merchants, an unexpected shift in consumer behavior, the impact of travel bans, work-from-home policies, or shelter-in-place orders, the temporary or prolonged shutdown of manufacturing facilities and other facilities producing goods on which our business depends, staffing shortages, general economic, financial, and industry conditions, particularly conditions relating to liquidity, financial performance, and related credit issues in the retail sector, which may be amplified by future effects of new COVID-19 variants, effectiveness of government stimulus programs, the long-term effects of COVID-19 on the global economy, including on consumer confidence and spending, financial markets and the availability of credit for us, our suppliers and our customers, and increased cyber and payment fraud risk related to COVID-19, as cybercriminals attempt to profit from the disruption in light of increased online-banking, e-commerce and other online activity.

A sustained or prolonged COVID-19 outbreak or a resurgence or the emergence of a new variant of coronavirus for which current vaccines may be less effective could exacerbate the factors described above and intensify the impact on our business. In addition, if the future potential adverse effects of the COVID-19 outbreak are sustained, they could have accounting consequences, such as impairments of fixed assets or goodwill. A protracted or COVID-19 outbreak or the emergence of a new variant could also affect our ability to execute our expansion plans or invest in products and development. The resumption of economic activity and business operations to pre-pandemic levels may be delayed or constrained by lingering effects on our customers, partners, and personnel. Accordingly, these factors may adversely affect our business, financial condition, and results of operations, even after the COVID-19 outbreak has subsided.

As the severity, magnitude and duration of the COVID-19 pandemic, corresponding public health responses and the economic consequences of the foregoing remain uncertain, rapidly changing and difficult to predict, we may experience ongoing disruptions that could severely impact our business, including:

•        other effects from governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transportation and workforce pressures);

•        reductions in operating effectiveness due to employees working remotely; unavailability of personnel;

•        limited access to liquidity; increased volatility and pricing in the capital and commercial paper markets; and

•        further disruption of our global supply chain and logistics networks.

The COVID-19 outbreak has required and is likely to continue to require management to devote time and attention, as well as increased investments of resources across our enterprise, including as a result of our continued efforts to monitor the progress of the COVID-19 pandemic and any additional measures we may have to take to comply with the rapidly changing regulations of the countries in which we operate. The spread of COVID-19 has caused us to implement modifications to our business practices, including work-from-home policies and strict health and safety precautions for our offices and warehouse network. These modifications to our business practices, which may continue for an extended period of time, and subsequent reintroduction into the workplace could pose operational risk, increase cybersecurity risk, strain our business continuity plans, negatively impact productivity, give rise to claims by employees, and impair our ability to manage our business or otherwise adversely affect our business. Additionally, COVID-19 could negatively affect our ability to operate effective internal controls over financial reporting given that a significant number of our employees are required to work from home and therefore new or modified processes, procedures, and controls could be required to respond to changes in our business environment and practices. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, and business partners. There is no certainty that those measures will be sufficient to mitigate the risks posed by COVID-19 or will otherwise be satisfactory to government authorities.

The occurrence of a natural disaster, widespread health epidemic or other outbreaks could adversely affect our business.

Our business or operations could be adversely affected by severe weather conditions, natural disasters or the outbreak of a new strain of coronavirus, avian influenza, severe acute respiratory syndrome, the influenza A (H1N1), H7N9 or another epidemic. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, suppliers, delivery personnel or a significant portion of our customers were affected by such natural disasters or health epidemics.

We operate in a highly competitive and evolving environment.

The e-commerce retail and e-commerce services industries are relatively new in Latin America, rapidly evolving and intensely competitive, and we expect competition to become more intense in the future. With regard to the online grocery stores, the barriers to entry are relatively low and current offline and new competitors who want to create and promote their own stores or platforms, can easily launch new sites at relatively low cost using software that is commercially available. We currently compete with a number of companies, including traditional brick and mortar retailers, that have launched online offerings, other online services, including those that serve specialty markets, business-to-consumer online commerce services located throughout the markets in which we operate.

Our competitors may respond to new or emerging technologies and changes in customer requirements faster and more effectively. They may devote greater resources to the development, promotion, and sale of products and services than we are able to.

Larger, more well-established and/or well-financed companies may also acquire, invest in or enter into commercial relationships with competing businesses. As a result, some of our competitors and potential competitors may be able to devote greater resources, at a lower funding cost, to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website, applications and systems development than us, which could adversely affect us.

The markets in which we operate are rapidly evolving and we may not be able to achieve our profitability goals.

As a result of the emerging nature and related volatility of the markets and economies in the countries in which we operate and the rapidly evolving nature of our business, it is particularly difficult for us to forecast our revenues or earnings. Substantially all of our net revenues for each quarter are derived from sale of goods that are earned during that quarter. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and demand and are, to a large extent, fixed. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition.

Our operations are subject to extensive food quality and safety regulations.

Our operations and products, are subject to extensive municipal, state or federal laws, rules, regulations and standards of hygiene and quality regulation in the food safety area and oversight by authorities in each of the countries where we operate regarding the processing, packaging, labeling, storage, distribution and advertising of our products. Authorities enact and enforce regulations with respect to our operations by, among other things, enforcing federal and state standards for selected food products, grading food products, and inspecting warehouses. Consequently, we are required to maintain various registries, licenses and permits in order to operate our business.

Our operations in Colombia are subject to extensive laws, rules, regulations and standards of hygiene, quality regulation, processing, packaging, labeling, storage, distribution and advertising of our products and oversight by designated authorities such as the INVIMA (Instituto Nacional de Vigilancia de Medicamentos y Alimentos), the Superintendency of Commerce (Superintendencia de Industria y Comercio) and the local sanitary agencies (Secretaria Distrital de Salud).

Our Brazilian products and packaging materials are regulated by ANVISA (Agencia Nacional de Vigilancia Sanitaria). This agency enacts and enforces regulations relating to the production, distribution and labeling of food products in Brazil. In addition, various states regulate our Brazilian operations by licensing plants, enforcing federal and state standards for selected food products, grading food products, inspecting warehouses, regulating trade practices related to the sale of products.

Government policies and regulations in Colombia and Brazil may adversely affect the supply of, demand for, and prices of, our products, restrict our ability to do business in existing and target local markets and could adversely affect our business, financial condition, results of operations and prospects.

The laws and regulations to which we are subject, and interpretations thereof, may change, sometimes dramatically, as a result of a variety of factors beyond our control, including political, economic, regulatory or social events.

Changes in legal or regulatory requirements, or evolving interpretations of existing legal or regulatory requirements, may result in a material increase in our compliance costs, capital expenditures and other financial obligations, as well as interruptions in our operations and changes in consumer preferences, that in each case could adversely affect our business, financial condition, results of operations and prospects.

If we are found to be out of compliance with applicable laws and regulations, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Even if regulatory review of our operations does not result in such an outcome, it could potentially create negative publicity or perceptions of us which could harm our business or reputation and could adversely affect our results of operations. In particular, as of the date of this prospectus, ANVISA has not yet issued a sanitary permit for our warehouse in Brazil. We have filed all required documentation for purposes of obtaining such permit. However, the authority must make an in-person visit before issuing such permit and considering a lack of personnel within the agency, in-person visits may be delayed.

Risks Related to Operations

We may fail to maintain or grow the size of our customer base or the level of engagement of our customer base.

The size and engagement level of our customer base are critical to our success. Our business and financial performance have been and will continue to be significantly determined by our success in adding, retaining, and engaging active customers. We continue to invest significant resources to grow our customer base and increase customer engagement, whether through innovations, providing new or improved content or services, marketing efforts or other means. While our customer base has expanded significantly in the past, we cannot assure you that our customer base and engagement levels will continue growing at satisfactory rates, or at all. Our customer growth and engagement could be harmed if:

•        we fail to raise awareness and maintain the usage of our services among customers;

•        we are unable to maintain the quality and quantity (variety) of our existing products and services;

•        we are unsuccessful in innovating or introducing new, best-in-class products and services;

•        we fail to adapt to changes in customer preferences, market trends or advancements in technology;

•        technical or other problems prevent us from delivering our products, content or services in a timely and reliable manner or otherwise affect the customer experience, including with third parties that are our partners;

•        there are customer concerns related to privacy, safety, transaction security or other factors;

•        aggressive monetization measures by us cause customers to shift to other platforms;

•        there are adverse changes to our platforms that are mandated by, or that we elect to make to address, legislation, regulation, or litigation, including settlements or consent decrees;

•        we fail to maintain the brand image of our platform or our reputation is damaged;

•        our competitors implement or maintain aggressive pricing strategies; or

•        there are unexpected changes to the demographic trends or economic development of or affecting our region or other markets we are in.

Our efforts to avoid or address any of these events could require us to incur substantial expenditure to modify or adapt our products, services or platforms. If we fail to retain or continue growing our customer base, or if our customers reduce their engagement with our platforms, our business, financial condition, and results of operations could be materially and adversely affected.

Risks associated with the suppliers from whom products are sourced could adversely affect financial performance.

Significant disruptions in the operations of vendors and suppliers could materially impact our businesses by disrupting product selection or increasing costs, resulting in reduced sales or reduced margins. The products we sell in each of our markets are sourced from a wide variety of domestic and international suppliers. If disruptions should occur, the ability to find qualified suppliers who meet our standards and access products in a timely and efficient manner could be significantly challenged. Political and economic instability in the countries in which suppliers are located, suppliers’ financial instability or failure to meet required standards, labor problems experienced by suppliers, the availability of raw materials to suppliers, competition for products from other retailers, the impact of adverse weather conditions, product quality issues, currency exchange rates, transport availability and cost, inflation, deflation, the impact of COVID-19 and other related or associated epidemics, disruptions in global logistics or supply chains, natural disasters and other factors relating to the suppliers and the countries in which they are located are beyond our control. In addition, tariffs and other impositions on imported goods, trade sanctions imposed on certain countries, the limitation on the importation of certain types of goods or of goods containing certain materials from other countries and other factors relating to foreign trade are beyond our control. Although as of the date of this prospectus we have not yet experienced impacts from the disruptions described above, these factors and other factors affecting the suppliers and access to products could result in decreased product selection and increased out-of-stock conditions, as well as higher product costs, which could adversely affect our operations and financial performance.

Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions. Global markets have experienced volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has caused market disruptions and could lead to greater effects, including significant volatility in commodity prices (in particular oil and gas), credit and capital markets, increase in our energy and other input costs, and supply chain interruptions for some of our equipment, including as a result of uncertainties with regard to Russia’s production and export of oil and gas, aluminum and other materials. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.

We rely on third parties for the delivery. If the services provided by these third-parties become unavailable or unavailable on favorable terms, our business could be adversely affected.

We rely on outsourced delivery fleets and we are exposed to a lack of drivers at any moment as all drivers may render their services to competitors or other third parties. We cannot assure you that these fleets will continue to be available to us on commercially reasonable terms. Moreover, if the contracts are breached or terminated, this could impact the customer experience by affecting the timing and quality of the deliveries executed by these parties. Moreover, these owners and drivers perform cash collection for a portion of the deliveries and, although the company has procedures in place to keep control of the cash collections, there is a risk of parties breaching said procedures. Our potential sales may be limited by our capacity to engage sufficient owners and drivers to perform deliveries at any moment, which could materially adversely affect the deliveries offered to customers in terms of timing, frequency and quality. The Company currently mitigates this risk by generating an ecosystem that includes drivers as a key stone of the operations, generating trust, reliance in the Company and assuring the most competitive prices available in the industry. Although we generally have been able to renew or extend the terms of contractual arrangements with these service providers on acceptable terms, we cannot assure you that we will continue to be able to do so in the future.

Future changes in regulation may not permit the Company to keep executing third party driver contracts, which could materially adversely affect our business model. In addition, a regulatory change in either Brazil or Colombia mandating that some of our contractors or their employees are to be classified as employees, workers or quasi-employees could materially adversely affect our operations, internal processes, and the cost structure of the Company.

A change in supplier terms could adversely affect our financial performance.

We receive credits and income from suppliers primarily for volume incentives, new product introductions, in-app promotions, and co-operative advertising. Certain of these funds are based on the volume of net sales or purchases, growth rate of net sales or purchases and marketing programs. If we do not grow our net sales over prior periods or if we are not in compliance with the terms of these programs, there could be a material adverse effect on the amount of incentives offered or paid to us by our suppliers. Additionally, suppliers routinely change the requirements for, and the amount of, funds available. No assurance can be given that we will continue to receive such incentives or will be able to collect outstanding amounts relating to these incentives in a timely manner, or at all. A reduction in, the discontinuance of, or a significant delay in receiving these incentives, as well as the inability to collect incentives, could have a material adverse effect on our businesses, results of operations and financial condition.

Inventory risk may adversely affect our operating results.

We are exposed to inventory risks that may adversely affect our operating results because of supplier defaults, seasonality, new product launches, quick changes in product cycles and pricing, defective, expired, spoiled or lost products, changes in customer demand and customer spending patterns, changes in consumer tastes with respect to our products, spoilage, and other factors. We strive to predict these trends, as overstocking or understocking products we sell could lead to lower sales, missed opportunities, and excessive markdowns, each of which could have a material impact on our business and operating results. Moreover, as we expand into new markets, it may be difficult to determine appropriate product selection, and accurately forecast demand which could have a material adverse effect on our business.

In addition, we are exposed to a lack of inventory due to the need of securing the necessary funds to cover the needs of the operation and the payment of key suppliers which is directly impacted by current market conditions, venture capital and allocation of resources.

Failure to efficiently operate our warehouse network may negatively affect our business.

Profitability of our grocery delivery business depends on our ability to have adequate and efficiently operated warehouse infrastructure and delivery capabilities that match our ability to attract new customers and increase sales. If we do not expand our capabilities at the same speed as our sales growth, it will limit current sales and will have an impact on future sales by jeopardizing customer experience and potentially our brand image and reputation. Conversely, if our warehouse infrastructure consistently exceeds the capacity required for the actual level sales, the additional cost of the excess capacity will result in lower profitability.

We may fail to operate our business profitably.

Our financial performance largely depends on our ability to operate our business profitably, and our failure to do so could materially and adversely affect our business, financial condition, and results of operations.

Our focus for our e-commerce business has been on building a seamless shopping experience for our customers and improving the online (via apps or website) shopping experience. Our main source of revenue is sales on the products that we offer directly to our customers. If our efforts to operate our business profitably are not successful, revenue generated may not offset our operating costs, causing our business to operate with losses for the foreseeable future. If our percentage of low ticket transactions increases, our profit margin may erode, or we may need to raise prices, which, in turn, may affect the volume of transactions. Moreover, efforts to generate revenue through secondary sources (including, but not limited to, advertising revenue) could worsen the user experience and increase the costs of using our platform to customers, which could negatively affect the number of customers and the level of customer engagement on our platform.

We currently generate revenue primarily through margins on products sold, but also through delivery fees. Our ability to continue to successfully monetize our business in the future will depend significantly on expanding our customer base and geographic footprint, neither of which may be achieved at the level we anticipate. We cannot assure you that our monetization efforts or our expansion into new regions, products and services will succeed and generate revenue at levels we expect, or at all.

For all of our businesses, we invest in customer data mining and analysis to better understand customer consumption patterns. This allows us to introduce content and services that are appealing to customers on our platform and to properly deploy and price products and services to enhance our monetization. However, data mining and analysis involves a substantial amount of judgment and discretion. If we fail to properly interpret the data collected from our operations or convert our data mining results into effective business strategies, our monetization may not be successful.

Low levels of liquidity may affect our ability to offer adequate service to our customers and therefore may have an impact on profitability. In addition, low levels of liquidity may affect our inventory due to the need of securing the necessary funds to cover the needs of the operation and the payment of key suppliers.

Low cash may limit our capacity to pay enough to suppliers in a manner that we may not be able to purchase the required levels of inventory, be it because we have a lesser quantity of certain products or because we cannot purchase certain products. This affects the number of products available for sale and the inventory levels that are available. This translates into a higher chance of having out-of-stock products, which may impact offering, variety and user perception.

Additionally, by having less products available there is a chance that some users will not complete the purchase and will seek an alternative to source the groceries (online or offline), and other users may complete a purchase but they will buy a smaller basket than otherwise should have full availability. Both have an impact in profitability in the sense that smaller baskets result in a higher cost as a percentage of revenue, and less sales imply an inefficient use of our installed infrastructure.

Also, we may be harmed if we are unable to renew the leases on existing warehouses and warehouse on commercially acceptable terms.

We may not be able to attain profitability without additional funding, which may be unavailable.

We have yet to obtain profitability as it relates to our operations. For the nine months ended September 30, 2022, the Company recognized a net loss of COP $166,484,515 thousand. As of September 30, 2022, the financial statements reflect an excess of current liabilities over current assets of COP $106,471,182 thousand. Considering only cash and cash equivalents on hand, we have available resources of COP $19,464,094 thousand. For the year ended December 31, 2021, the Company recognized a net loss of COP $163,943,170 thousand. As of December 31, 2021, the financial statements reflect an excess of current liabilities over current assets of COP $38,542,373 thousand. Considering only cash and cash equivalents on hand, we have available resources of COP $8,670,873 thousand. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to develop and expand our operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues and optimize costs.

As of the date of this prospectus, management has performed its evaluation and executed a laser focused plan to minimize cash burn and work toward profitability to help the company rely less on external funding going forward. The Company is in the process of completing an internal financing of up to U.S.$17 million, of which the Company has raised U.S.$6.8 million in equity, U.S.$2.0 million in debt, and U.S.$4.6 million in convertible debt, and plans to use the proceeds to fund its operations. While the Company believes it will have access to capital financing from the stockholders, no assurance can be given that such financing will be available on a timely basis or at all.

Our auditors have made reference to the material uncertainty as to our ability to continue as a going concern, there is no assurance that we will be able to continue as a going concern.

We have determined that there is material uncertainty as to our ability to continue as a going concern as of September 30, 2022 and December 31, 2021. Our external auditors have included a reference as to this matter in their audit report on our consolidated financial statements as of and for the years ended December 31, 2021 and 2020. Our unaudited interim financial statements as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021, and our audited financial statements as of and for the years ended December 30, 2021 and 2020, both included in this prospectus, have been prepared assuming that we will continue as a going concern.

Because the Company has determined that a material uncertainty exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since we have determined that an uncertainty exists about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditor’s opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business.

Our debt financing agreements contain restrictive covenants. Our failure to comply with applicable debt financing covenants and agreements could have a material adverse effect on our business, results of operations and financial condition.

The terms of our existing debt financing agreements contain, and any future debt financing agreements we enter into may contain, financial, maintenance, organizational, operational or other restrictive covenants. If we are unable to comply with these covenants or service our debt, we may be forced to reduce or delay planned expenditures and growth plans, any of which could result in a material adverse effect upon our business, results of operations and financial condition.

On December 20, 2022, we obtained a limited waiver from IDB-I (the “Amendment No. 1 and Undertaking Agreement”) related to certain defaults on covenants under the loan agreement we entered into with IDB-I on April 27, 2022 (the “IDB-I Loan Agreement”) for U.S.$3,180,000, relating to the provision of certain information by us as required under such agreement. Pursuant to the Amendment No. 1 and Undertaking Agreement, we shall comply with such obligations no later than June 30, 2023. Management is actively working on providing the required information to IDB-I. Non-compliance allows IDB-I to accelerate the outstanding debt, which we are not expected to have the financial resources to repay.

On September 15, 2022, we obtained a limited waiver from Blue like an-Orange Sustainable Capital — Latin American Holdings II S.A.R.L (“BLAO”) related to (i) certain defaults on conditions precedent to all disbursements under the loan agreement entered into with BLAO on April 26, 2022 (the “BLAO Loan Agreement”) for U.S.$18,000,000, and (ii) the disbursement procedure of the interest reserve amount, which allowed us to receive U.S.$2 million from the interest reserve account held with BLAO. On November 14, 2022, we obtained another limited waiver and amendment (the “BLAO Waiver 2”) under the BLAO Loan Agreement, pursuant to which BLAO waived our obligation to make the relevant interest payment on October 15, 2022 and any event of default that may result. Additionally, we agreed to amend the BLAO Loan Agreement to capitalize such interest payment and include it in the outstanding amount of principal effective as of October 15, 2022 and to allow for the Corporate Reorganization. As of the date of this prospectus, we are in compliance with the BLAO Loan Agreement.

We cannot project with certainty that we will meet all future covenant obligations or that we will be able to obtain the necessary waivers in the future. If we are unable to comply with our covenants, we cannot be certain that our lender will grant us future waivers, which could result in any or all of the impacts noted above and could result in a material adverse effect upon our business, results of operations and financial condition.

We depend on key personnel, the loss of which could have a material adverse effect on us.

Our performance depends substantially on the continued services and on the performance of our senior management and other key personnel. Our ability to retain and motivate these and other officers and employees is fundamental to our performance.

Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel. Competition for these personnel is intense, and we cannot assure you that we will be able to successfully attract and retain sufficiently qualified personnel.

We may have inadequate business insurance coverage, which would require us to spend significant resources in the event of a disruption of our services or other contingency.

Any business disruption, litigation, system failure or natural disaster may cause us to incur substantial costs and divert resources, which could have a material adverse effect on our business, results of operations and financial condition. Currently due to the need of allocating our resources in the relevant streams that secure the continuity of business, customer engagement and profitability, we do not have an adequate business insurance coverage that may allow us to seek compensation for any fortuitous cause related to the industry.

Our future success depends on our ability to expand and adapt our operations to meet rapidly changing industry and technology standards in a cost-effective and timely manner. These expansion efforts place, and are expected to continue to place, a significant strain on our management, operational and financial resources.

Rapid, significant, and disruptive technological changes impact the industries in which we operate, and we cannot predict the effects of technological changes on our business. Our success depends on our ability to develop and incorporate new technologies and adapt to technological changes and evolving industry standards; if we are unable to do so in a timely or cost-effective manner, our business could be adversely affected.

We must constantly update software, enhance and improve our billing and transaction systems, and add and train new engineering and other personnel to accommodate the increased use of our platform and the new products and features we regularly introduce. This process is expensive, and the increasing complexity and enhancement of our offerings and operations results in higher costs to us. Failure to upgrade our technology, features, transaction processing systems, security infrastructure, or network infrastructure to accommodate increased traffic or transaction volume or the increased complexity of our website and or applications could materially harm our business.

Our revenues depend on prompt and accurate payment and billing processes. Our failure to grow our transaction-processing capabilities to accommodate the increasing number of transactions that must be billed on our website and or applications would materially harm our business and our ability to collect revenue.

Our current and planned systems, procedures and controls, personnel and third-party relationships may not be adequate to support our future operations. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

We may face difficulties as we expand our operations into countries in which we have no prior operating experience.

We may have limited or no experience in the new markets into which we expand. We intend to continue to expand our grocery delivery and other operations into new regions throughout Latin America, which may include expanding into countries other than those in which we currently operate and where we have less familiarity with local procedures. This could involve expanding into less developed countries, which may have less political, social or economic stability and less developed infrastructure and legal systems. As we expand our business into new cities and new countries, we may encounter economic, regulatory, personnel, technological and other difficulties that could increase our expenses or delay our ability to start up our operations or become profitable in such markets. We may need to enter relationships with various strategic partners, suppliers and other online service providers and other third parties necessary to our business, which may lead to execution problems that can affect current and future revenues and operating margins. Furthermore, any new region into which we expand our business or business line that we launch that is not favorably received by customers could damage our reputation and diminish the value of our brand.

All of the above may affect our profitability and could have an adverse effect on our business, financial condition, results of operations and prospects.

We have a limited operating history and may not succeed in managing or expanding our business across the expansive and diverse markets that we operate in.

We have a limited operating history upon which to evaluate the viability and sustainability of our businesses. Our history of operating is relatively short, as our Merqueo platform was launched in February 2017. Our historical results may not be indicative of our future performance and you should consider our future prospects in light of the risks and uncertainties of early stage companies operating in rapidly evolving high-tech industries in emerging markets.

In addition, our growing multi-market operations also require certain additional costs, including costs relating to the planning and establishment of a warehouse network, staffing, logistics, intellectual property protection, supplier relations, tariffs and other trade barriers and higher tax rates in certain markets. Some of these risks and uncertainties relate to:

•        retaining existing customers, attracting new customers, and increasing customer engagement;

•        selecting consumer goods portfolios that appeal to the tastes and preferences of customers in each market;

•        recruiting and retaining talented and capable management and employees in various markets;

•        maintaining growth rates across our businesses in multiple markets;

•        increasing awareness of our brand and other marketing strategies;

•        adapting to competitive market conditions;

•        adapting to consumer behavior;

•        building strong networks with new construction providers, marketing providers, landlords and merchandise suppliers;

•        upgrading our technology and infrastructure to support increased traffic and expanded offerings of content and services;

•        challenges caused by language and cultural differences;

•        implementing our businesses, technology infrastructure and systems in a manner that complies with local laws and practices, which may differ significantly from market to market;

•        maintaining adequate internal and accounting control across various markets, each with its own accounting principles that must be reconciled upon consolidation;

•        currency exchange rate fluctuations;

•        protectionist laws and business practices;

•        complex local tax regimes;

•        potential political, economic, and social instability; and

•        higher costs associated with doing business in multiple markets.

If we are unsuccessful in addressing any of these risks and uncertainties, our business, financial condition, and results of operations may be materially and adversely affected.

We have not completed any acquisitions of new business. We may be unable to successfully acquire and integrate suitable businesses. The integration of businesses will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transactions.

Any businesses we acquire may not perform as well as we expect. Failure to manage and successfully integrate future acquired businesses and technologies, including managing internal controls and any privacy or data security risks associated with such acquisitions, may harm our operating results and expansion prospects. The process of integrating an acquired company, business, or technology or acquired personnel into our Company is subject to various risks and challenges, including:

•        diverting management time and focus from operating our business to acquisition integration;

•        disrupting our ongoing business operations;

•        platform user acceptance of the acquired company’s offerings;

•        implementing or remediating the controls, procedures, and policies of the acquired company;

•        integrating the acquired business onto our systems and ensuring the acquired business meets our financial reporting requirements and timelines;

•        retaining and integrating acquired employees, including aligning incentives between acquired employees and existing employees, as well as managing costs associated with eliminating redundancies or transferring employees on acceptable terms with minimal business disruption;

•        maintaining important business relationships and contracts of the acquired business;

•        liability for pre-acquisition activities of the acquired company;

•        litigation or other claims or liabilities arising in connection with the acquisition or the acquired company; and

•        impairment charges associated with goodwill, long-lived assets, investments, and other acquired intangible assets.

Further, negotiations for potential acquisitions or other transactions may result in the diversion of our management’s time and significant out-of-pocket costs. We may expend significant cash or incur substantial debt to finance such acquisitions, and such indebtedness may restrict our business or require the use of available cash to make interest and principal payments. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which may result in dilution to our stockholders, or if such convertible debt securities are not converted, significant cash outlays. If we fail to evaluate and execute acquisitions successfully or fail to successfully address any of these risks, our business, financial condition, and operating results may be harmed.

We may not receive a favorable return on investment for prior or future business combinations, and we cannot predict whether these transactions will be accretive to the value of our ordinary shares. It is also possible that acquisitions, combinations, divestitures, joint ventures, or other strategic transactions we announce could be viewed negatively by the press, investors, platform users, or regulators, any or all of which may adversely affect our reputation and our business. Any of these factors may adversely affect our ability to consummate a transaction, our financial condition, and our operating results.

The benefits and synergies expected to result from potential acquisitions or other transactions will depend in part on whether our operations and those of the acquired businesses can be integrated in a timely and efficient manner. We will face significant challenges in consolidating our functions with those of the acquired businesses, and integrating the organizations, procedures and operations of the two businesses. The integration of our Company with acquired businesses will be complex and time-consuming, and the managements of both companies will have to dedicate substantial time and resources to it. Failure to successfully integrate the operations of our Company with acquired businesses could result in the failure to achieve some or all of the anticipated benefits of the transaction, including synergies and other operating efficiencies, and could have an adverse effect on the business, results of operations, financial condition or prospects of our Company after the transaction.

We may not realize benefits from future strategic acquisitions of businesses, technologies, services or products despite their costs in cash and dilution to our stockholders.

We intend to continue to acquire businesses, technologies, services or products as appropriate opportunities arise. We may not, however, be able to identify, negotiate or finance such future acquisitions successfully or at favorable valuations, or to effectively integrate these acquisitions with our current business. The process of integrating an acquired business, technology, service or product into our business may result in unforeseen operating difficulties and expenditures, and may generate unforeseen pressures and/or strains on our organizational culture.

Acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to intangible assets and impairment of goodwill, which could materially adversely affect our business, results of operations and financial condition. Any future acquisitions might require us to obtain additional equity or debt financing, which might not be available on favorable terms, or at all. If debt financing for potential future acquisitions is unavailable, we may determine to issue ordinary shares, in connection with such an acquisition and any such issuance could result in the dilution of our ordinary shares.

Risks Related to Intellectual Property

Any delay or problem with operating or upgrading our existing information technology infrastructure could cause a disruption in our business and adversely impact our financial results.

Our ability to operate our business on a day-to-day basis largely depends on the efficient operation of our information technology infrastructure and our cloud providers. Our operations and technology systems are susceptible to frauds, including, but not limited to, payment frauds, which may materially adverse our business, results of operations and financial condition. We have been and are susceptible to hacking into our systems or other security breaches by unauthorized third parties. We are also susceptible to errors in connection with any systems upgrade or migration to a different hardware or software system, errors or incidents of our cloud providers, bugs or other problems for any of the software we use, either developed in-house or provided by third parties. Financial, regulatory, or other problems that might prevent these third parties from providing services to us or our customers could make completing transactions on our platform more difficult, which would harm our business. Any security breach at one of these companies could also affect our customers and harm our business.

Most of our systems for operating our business run on public cloud systems in several locations including the regions of Virginia and Oregon, and in each of these regions we have at least three (3) different zones available. Our backups are stored in the same regions. These systems (whether over the public cloud or at a datacenter) and operations are vulnerable to damage or interruption from earthquakes, tornadoes, floods, fires, and other natural disasters, power loss, computer viruses, telecommunication failures, physical or electronic break-ins, sabotage, intentional acts of vandalism, terrorism, and similar events.

The public cloud provider could also decide to close their facilities. Our disaster recovery plan may not be sufficient. Any steps that we may take to upgrade and improve the stability and efficiency of our information technology may not be sufficient to avoid defects or disruptions in our technology infrastructure, which could cause a disruption in our business and adversely impact our financial results. We may have inadequate insurance coverage to compensate for any related losses. Any errors, defects, disruptions, interruptions, delays or cessation of service could result in significant disruptions to our business that could ultimately be more expensive, time consuming, and resource intensive than anticipated. Defects or disruptions in our technology infrastructure could adversely impact our ability to process transactions on our site or fulfill orders, which could reduce our revenue, adversely affect our reputation with, or result in the loss of customers and negatively impact our financial results.

Our business depends upon the interoperability of our platform across devices, operating systems, and third-party applications that we do not control.

One of the most important features of our platform is its broad interoperability with a range of devices, operating systems, and third-party applications. Our platform is accessible from the web and from devices running various operating systems such as iOS and Android. We depend on the accessibility of our platform across these third-party operating systems and applications that we do not control. Moreover, third-party services and products are constantly evolving, and we may not be able to modify our platform to assure its compatibility with that of other third parties following development changes. The loss of interoperability, whether due to actions of third parties or otherwise, could adversely affect our business.

We may not be able to secure licenses for technologies on which we rely.

We rely on certain technologies that we license from third parties that supply key database technology, operating systems and specific hardware components for our services. We cannot assure you that these technology licenses will continue to be available to us on commercially reasonable terms. If we were not able to make use of this technology, we would need to obtain substitute technology that may be of lower quality or performance standards or at greater cost, which could materially adversely affect our business, results of operations and financial condition. Although we generally have been able to renew or extend the terms of contractual arrangements with these service providers on acceptable terms, we cannot assure you that we will continue to be able to do so in the future.

Problems that affect our service providers could potentially adversely affect us as well.

A number of parties provide services to us. These services include the hosting of our servers, delivery services and payments infrastructures that allow us to deliver goods to our customers and accept payments. Financial, regulatory, or other problems that might prevent these companies from providing services to us could make completing transactions or delivering goods to our customers more difficult, which would harm our business. Any security breach at one of these companies could also affect our customers and harm our business.

We rely on third parties for the payment processing infrastructure underlying our platform. If the services provided by these third-parties become unavailable or unavailable on favorable terms, our business could be adversely affected.

The convenient payment mechanisms provided by our platform are key factors contributing to the development of our business. We rely on third parties for our payment-processing infrastructure to receive payments from customers and to remit payments to delivery personnel, suppliers and third-party merchants using our platform, and these third parties may refuse to renew our agreements with them on commercially reasonable terms or at all. If any payment processing parties with which we are associated become unwilling or unable to provide these services to us on acceptable terms or at all, our business may be disrupted.

For certain payment methods, including credit and debit cards, we generally pay interchange fees and other processing and gateway fees, and such fees result in significant costs. In addition, online payment providers are under continued pressure to pay increased fees to banks to process funds, and there is no assurance that such online payment providers will not pass any increased costs on to merchant partners, including us. If these fees increase over time, our operating costs will increase, which could adversely affect our business, financial condition, and operating results.

We rely upon the internet infrastructure, data center and cloud service providers and telecommunications networks in the markets where we operate.

Our business depends on the performance and reliability of the internet infrastructure and contracted data center and cloud service providers in the markets where we operate. We may not have access to alternative networks or data servers in the event of disruptions or failures of, or other problems with, the relevant internet infrastructure. In addition, the internet infrastructure, especially in the emerging markets where we operate, may not support the demands associated with continued growth in internet usage.

We use third-party data center providers and cloud services for the storing of data related to our business. We do not control the operation of these facilities and rely on contracted agreements to employ their use. The owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center providers is acquired by another party, we may be required to transfer our servers and other infrastructure to new data center facilities, or change to other service providers, and we may incur significant costs and possible lengthy service interruptions in connection with doing so. Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems could adversely affect our reputation and adversely affect the user experience. Interruptions in our services might reduce our revenue, subject us to potential liability, or adversely affect the level of engagement of our customer base.

We also rely on major telecommunication operators in the markets where we operate to provide us with data communications capacity primarily through local telecommunications lines and data centers to host our servers. We and our customers may not have access to alternative services in the event of disruptions or failures of, or other problems with, the fixed telecommunications networks of these telecommunications operators, or if such operators otherwise fail to provide such services. Any unscheduled service interruption could disrupt our operations, damage our reputation and result in a decrease in our revenue. Furthermore, we have no control over the costs of the services provided by the telecommunications operators to us and our customers. If the prices that we pay for telecommunications and internet services rise significantly, our gross margins could be significantly reduced. In addition, if internet access fees or other charges to internet customers increase, our customer traffic may decrease, which in turn may cause our revenue to decline.

We are subject to security breaches or other confidential data theft from our systems, which can adversely affect our reputation and business.

A significant risk associated with e-commerce and communications is the secure transmission of confidential information over public networks. Our business involves the collection, storage, processing, and transmission of customers’ personal data, including financial information. We rely on encryption and authentication necessary to provide the security and authentication technology to transmit confidential information securely, including customer credit card numbers and other account information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the technology that we use to protect customer transaction data.

The techniques used to obtain unauthorized, improper or illegal access to our systems, our data or our customers’ data, to disable or degrade service, or to sabotage systems are constantly evolving, have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognized until launched against a target. Unauthorized parties have and may continue to attempt to gain access to our systems or facilities through various means, including, among others, hacking into our systems or those of our customers, partners or vendors, or attempting to fraudulently induce our employees, customers, partners, vendors or other customers of our systems into disclosing customer names, passwords, payment card information or other sensitive information, which may in turn be used to access our information technology systems. Although we have developed systems and processes that are designed to protect our data and customer data and to prevent data loss and other security breaches, these security measures cannot provide absolute security. Our customers have been and will continue to be targeted by parties using fraudulent “spoof” and “phishing” emails that appear to be legitimate emails sent by us and request that the recipient send the product sold or send a password or other confidential Information. Our information technology and infrastructure have been and may continue to be vulnerable to cyberattacks, security breaches, and third parties may be able to access our customers’ personal or proprietary information and card data that are stored on or accessible through those systems. Our security measures may also be breached due to human error, malfeasance, system errors or vulnerabilities, or other irregularities.

Actual or perceived vulnerabilities or data breaches may lead to claims sanctions against us, subject us to investigations or liability, may compromise our reputation, diminish the value of our brands and discourage use of our websites and applications. We also expect to spend significant additional resources to protect against security or privacy breaches, and may be required to address problems caused by breaches. Some of our systems have experienced past security breaches and, although they did not have a material adverse effect on our operating results or reputation, there can be no assurance of a similar result in the future. We cannot assure you that our security measures will prevent security breaches or that failure to prevent them will not have a material adverse effect on our business, results of operations, financial condition and reputation.

We may not be able to anticipate all types of security threats and may not be able to implement effective preventative measures against all such security threats. IT systems, including our servers, are additionally vulnerable to physical or electronic break-ins, security breaches from inadvertent or intentional actions by our employees, third-party service providers, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering, and other means to affect service reliability and threaten the confidentiality, integrity, and availability of information). The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. We can provide no assurance that our current IT systems, or those of the third parties upon which we rely, are fully protected against cyber security threats. We may not be able to anticipate all types of security threats, and we may not be able to implement preventive measures effective against all such security threats. The techniques used by cyber criminals change frequently, may not be recognized until launched and can originate from a wide variety of sources, including outside groups such as external service providers, organized crime affiliates, terrorist organizations or hostile foreign governments or agencies. It is possible that we or our third-party vendors may experience cybersecurity and other breach incidents that remain undetected for an extended period. Even when a security breach is detected, the full extent of the breach may not be determined immediately. The costs to us to mitigate network security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant and, while we have implemented security measures to protect our IT and data security infrastructure, our efforts to address these problems may not be successful.

Any system failure, accident or security breach could result in disruptions to our operations or those of our customers. A material network breach in the security of our IT systems could include the theft of our intellectual property (including our trade secrets), customer information, human resources information or other confidential matter or the theft of the confidential information of our customers. To the extent that any disruption or security breach results in a loss or damage to our or our customers’ data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to our reputation, affect our relationships with our customers, lead to claims against the Company and ultimately harm our business. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future. If our IT systems fail and our redundant systems or disaster recovery plans are not adequate to address such failures, or if our business interruption insurance does not sufficiently compensate us for any losses that we may incur, our revenues and profits could be reduced and the reputation of our brand and our business could be materially and adversely affected.

In addition, any breaches of network or data security of companies we acquire or of our customers, partners or vendors, including parties that provide services to us or to our customers, could have similar negative effects.

We may not be able to adequately protect and enforce our intellectual property rights. We could potentially face claims alleging that our technologies infringe the property rights of others.

We regard the protection of our intellectual property rights as critical to our future success and rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in our products and services. We have entered into confidentiality and intellectual property assignment agreements with our employees and certain contractors, and non-disclosure agreements with our employees, contractors and certain suppliers and strategic partners for that purpose. We cannot assure you that these contractual arrangements or the other steps that we have taken or will take in the future to protect our intellectual property will prove sufficient to prevent misappropriation of our technology, prevent counterfeit sale of our products, or deter independent third-parties from developing similar or competing technologies.

We pursue the registration of our intangible assets in each country where we operate, especially our trademarks. However, regarding the technology behind our apps, we currently have an internal protection policy that does not take into account Colombian law, and relies (i) on the secrecy of the source code of the technology, (ii) having NDA agreements with all relevant employees of the technology team, and (iii) transfer of proprietary rights in place. Lack of regulation for these matters in Colombia would cause us to register the source code as copyright (i.e. similar to a book or a song) which would make the source code available for consultation by third parties, could materially and adversely affect our operations. Additionally, registration as copyright under Colombian law implies a complex and unnecessary procedure as each version of the source code would have to be registered as copyright to obtain the legal protection which is a very complex process to undergo and would delay the release of new technology, situation that happens at least two or three times per month. Effective intellectual property rights protection may not be available or granted to us by the appropriate regulatory authority in every country in which our services are made available online. We cannot assure you that we will always succeed in obtaining the intellectual property rights protection we need. If we are not successful in protecting our brands against third-party infringers we may also have to modify our brand name in certain countries. Any of these circumstances could adversely affect our business, results of operations and financial condition.

To date, we have not been notified that our technology or products infringe on the proprietary rights of third parties, but third parties may claim infringement on our part with respect to past, current or future technologies or features of our services or of our products. For instance, third party claims may arise if, although it would be inconsistent with our Code of Ethics, our employees include third parties’ software without their authorization. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in the e-commerce segment grows. Any of these claims could be expensive and time consuming to litigate or settle and could have a material adverse effect upon our business, results of operations and financial condition.

Third parties may misappropriate our brand by creating social media accounts claiming to be, or to be associated with, our brand. In addition, “copycat” or piracy-based platforms or apps may misappropriate our brand or attempt to imitate our Company or our service offerings, in particular in countries where we do not have operations. In some cases, this content may compete with our own content or divert our customers. If we become aware of such activity, we may employ technological and legal measures in an attempt to halt their operations if these efforts are commercially reasonable.

We may not be able to detect all such actions in a timely manner and, even if we could, technological and legal measures when employed may be insufficient to stop these activities. In such cases, our available remedies may not be adequate to protect against such actors or the consequences of impersonations of our brand. Regardless of whether we can successfully enforce our rights against imitators of our brand, any measures that we may take could require significant financial or other resources. Imitators could lure away some of our users or potential users or advertisers or reduce our market share, causing material and adverse effects to our business, financial condition, results of operations and prospects.

Risks related to Regulatory and Legal Matters

We are subject to extensive government regulation and oversight. Failure to comply with existing and future rules and regulations in the jurisdictions in which we operate could adversely affect the operations of one or more of our businesses in those jurisdictions.

Our business is subject to the laws, rules, regulations and policies in the countries in which we operate, as well as the legal interpretation of such regulations by administrative bodies and the judiciary of those countries, including, but not limited to, those listed below. The expansion of our geographic footprint and offerings of additional products and services may also result in increased regulatory oversight and enforcement, as well as increased licensing requirements or operating regulatory restrictions.

Enforcement of, failure, or perceived failure to comply with these regulations could result in lawsuits, penalties, fines, forfeiture of significant assets, an outright or partial restriction on our operations, enforcement in one or more jurisdictions, additional compliance, and licensure requirements, and force us to change the way we or our customers do business, which could adversely affect the operations of our businesses in those jurisdictions.

Privacy and customer Data Protection

We are subject to laws relating to the collection, use, storage, and transfer of personal data about our suppliers, third-party contractors, employees and, principally, our customers. We expect that these regulations will increase both in number and in the level of stringency in ways we cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, machine learning, and block chain technology. Should we fail to comply with these laws, which apply to our interactions with third parties, transfers of information amongst our employees and third-party contractors in the course of their work for us, our subsidiaries, and other parties with which we have commercial relations, we may be subject to significant penalties and negative publicity, which would adversely affect us.

Consumer Protection

Government and consumer protection agencies have in the past and may continue to receive complaints about our products and services. These complaints are small as a percentage of our total transactions, but they could become large in aggregate (absolute) numbers over time. From time to time, we are involved in disputes or regulatory inquiries that arise in the ordinary course of business. The number and significance of these disputes and inquiries have increased as our business has expanded. We are likely to receive new inquiries from regulatory agencies in the future, which may lead to actions against us, and we may be subject to enforcement actions, injunctions, fines or penalties, civil damages or forced to change our operating practices in ways that could harm our business and cause us to incur substantial costs.

Competition

In the future, we may receive scrutiny from various governmental agencies under competition laws in the countries where we operate. Some jurisdictions also provide private rights of action for competitors or consumers to assert claims of anti-competitive conduct. Other companies or governmental agencies may allege that our actions violate antitrust or competition laws, or otherwise constitute unfair competition. Contractual agreements with buyers, sellers, or other companies could give rise to regulatory action, antitrust investigations, or litigation. Also, our business practices could give rise to regulatory action, antitrust investigations, or litigation. Some regulators may perceive our business to have such a degree of market power that otherwise uncontroversial business practices could be deemed anticompetitive. Such claims and investigations, even if without foundation, typically are very expensive to defend, involve negative publicity and substantial diversion of management time and effort, and could result in significant judgments against us.

Anti-Money Laundering and Counter Terrorism Financing

Merqueo is subject to anti-money laundering and counter terrorism financing laws and regulations that prohibit, among other things, its involvement in transferring the proceeds of criminal activities or imposing obligations to provide certain information about transactions that have occurred on our platform, or about transactions to which we have been a party. Because laws and regulations differ in each of the jurisdictions where we operate, as we roll out and adapt our platform in new jurisdictions, additional verification and reporting requirements could apply. These regulations and requirements, as well as any future regulations, could raise our costs significantly. Failure to comply with anti-money laundering and counter terrorism financing laws could result in significant criminal and civil lawsuits, penalties, and forfeiture of significant assets.

Sale, Storage and/or Transportation of Goods and Services

We are subject to potential liability for goods sold by third-parties, using the Merqueo platform. Foods and beverages generally, as well as certain goods that we sell to our customers, such as alcohol and other goods may be subject to extensive regulation. We cannot provide any assurances that we will successfully avoid civil or criminal liability for unlawful activities that third-party sellers using our platform carry out in the future. If we suffer potential liability for any unlawful activities of third party, sellers or our customers through sales made on our platform, we may need to implement additional measures to reduce our exposure to this liability, which may require, among other things, that we spend substantial resources and/or discontinue certain service offerings. Any costs that we incur as a result of this liability or asserted liability could have a material adverse effect on our business, results of operations and financial condition.

Additionally, regulations regarding the transportation of goods and services in the jurisdictions in which we have operations tends to vary significantly as these services were not regulated in a proper manner before their steady development. Regulation that limits timing, speed, duration, protection of products and deliveries may change from time to time.

We may be subject to risks related to litigation and regulatory proceedings.

We may be, and in some instances have been, subject to claims, lawsuits (including class actions and individual lawsuits), regulatory and government investigations, and other proceedings relating to consumer protection, privacy, labor and employment, competition, securities, tax, marketing and communications practices, contracts, commercial disputes and various other matters. We may also be subject to claims or lawsuits for infringement or violation of third-party intellectual property rights. The number and significance of our legal disputes and inquiries has increased as we have grown larger, as our business has expanded in scope and geographic reach, and as our services have increased in complexity, which is an expected process in any emerging company with a relevant number of orders, employees and consumers.

Becoming a public company may raise our public profile, which may result in increased litigation as well as increased public awareness of any such litigation, both inside and outside of the regions in which we operate. We will need to defend against such lawsuits, including any appeals, and we may also initiate legal proceedings to protect our rights and interests. There is substantial uncertainty regarding the scope and application of many of the laws and regulations to which we are subject, which increases the risk that we will be subject to claims alleging violations of those laws and regulations. There can be no assurance that we will prevail in any such cases, and any adverse outcome of these cases could have a material adverse effect on our reputation, business and results of operations.

Regardless of the outcome of any particular claim, lawsuit, investigation, dispute or proceeding, any of these types of legal proceedings can have a material and adverse impact on us due to their costs, diversion of our resources, and other factors. We may decide to settle legal disputes on terms that are unfavorable to us. Furthermore, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that we may not choose to appeal or that may not be reversed upon appeal. We may have to seek a license to continue practices found to be in violation of a third party’s rights. If we are required or choose to enter into royalty or licensing arrangements, such arrangements may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop or procure alternative non-infringing technology or discontinue the use of technology, and doing so could require significant effort and expense, or may not be feasible. In addition, the terms of any settlement or judgment in connection with any legal claims, lawsuits, or proceedings may require us to cease some or all of our operations, or pay substantial amounts to the other party and could materially and adversely affect our business, financial condition and results of operations.

A competitive labor market and changes to wage regulations and other employment and labor laws could have an impact on our future results of operations.

Our success depends in part on our ability to attract and retain qualified personnel in all the businesses, including executives to lead them. We compete with other businesses in our markets in attracting and retaining employees. Tight labor markets, increased overtime, collective bargaining agreements, increased healthcare and pension costs, government-mandated increases in the minimum wage and a higher proportion of full-time employees could result in an increase in labor costs, which could materially impact our operating results. A shortage of qualified employees may also require increases in wage and benefit offerings to compete effectively in the hiring and retention of qualified employees or to retain more expensive temporary employees.

A considerable number of our employees are paid at rates related to the government-mandated minimum wage of the regions in which we operate. Any further increases in applicable minimum wage statutes could increase our labor costs, which may adversely affect our results of operations and financial condition. Our ability to meet our labor needs, while controlling wage and labor-related costs, is subject to numerous external factors, including the availability of qualified persons in the workforce in the local markets in which we are located, unemployment levels within those markets, prevailing wage rates, changing demographics, health and other insurance costs and changes in employment and labor laws. Such laws related to employee hours, wages, job classification and benefits could significantly increase operating costs. In the event of increasing wage rates, if we fail to increase our wages competitively, the quality of our workforce could decline, causing our customer service to suffer, while increasing wages for our employees could cause our profit margins to decrease. If we are unable to hire and retain employees capable of meeting our business needs and expectations, our business and brand image may be impaired. Any failure to meet our staffing needs or any material increase in turnover rates of, or any required increases in wages for, our employees may adversely affect our business, results of operations and financial condition.

Our business could be affected if some of our contractors or their employees were classified as employees, workers or quasi-employees.

The classification of contractors for the purposes of employment law in the last-mile delivery space is a topic of interest in many jurisdictions. While we are not currently involved in any such proceedings, we may be subject to legal action in this regard from our independent contractors or their employees.

If challenged, we may not be successful in defending the current classification of our independent contractors as independent contractors and not employees in some or all jurisdictions where we operate. Furthermore, the costs associated with defending, settling or resolving future lawsuits (including demands for arbitration) relating to the classification of our independent contractors may be material to our business.

If we are not successful in such proceedings, this could negatively impact the enforceability of arbitration agreements in other legal proceedings, which could have an adverse consequence on our business and financial condition.

Changes to foreign, state, and local laws governing the definition or classification of independent contractors, or judicial decisions regarding independent contractor classification, could require classification of our independent contractors as employees (or workers or quasi-employees where those statuses exist).

In addition, reclassification of independent contractors as employees, workers or quasi-employees where those statuses exist, could lead to groups of reclassified employees by labor unions and similar organizations. If a significant number of them were to become unionized and collective bargaining agreement terms were to deviate significantly from our business model, our business, financial condition, operating results and cash flows could be materially affected. In addition, a labor dispute involving our independent contractors may harm our reputation, disrupt our operations and reduce our net revenues, and the resolution of labor disputes may increase our costs.

In addition, if we are required to classify independent contractors as employees, workers or quasi-employees, this could have a material adverse effect on our businesses, results of operations and financial condition.

Current legal structure of the fleet may bring a legal and reputational risk as independent contractors may initiate lawsuits in order to be deemed to be our employees and may request legal payments including severances. Notwithstanding the above, we have mitigated this risk by implementing a special purposes contract (Contrato de Encargo a favor a Terceros) with all our drivers. This contract includes standard commercial agreements and legal provisions in order to avoid an employment relationship and to clarify their role as contractors. This standard contract has not been analyzed or overruled by an employment court.

Changes in labor conditions or labor disruptions such as strikes, work stoppages and slowdowns may increase our costs or negatively affect our financial performance.

A number of our employees may become members of unions. It is possible that relations with the unionized portion of some or all of those workforces could deteriorate or that the workforces could initiate a strike, work stoppage or slowdown in the future. Similar actions by our non-unionized workforce is also possible. In such an event, our business and operating results could be negatively affected and we may not be able to adequately meet the needs of customers by utilizing the remaining unaffected workforce.

While we believe that relations with our employees will continue to be good, we will always face the risk that legislative bodies in the countries in which we operate may approve laws that liberalize even more the procedures for union organization, and there can be no assurance that our non-unionized employees will not become unionized. If a relevant part of our workforce becomes unionized, it could affect our operating expenses. Increased labor costs could increase our costs, resulting in a decrease in our profits or an increase in our losses. There can be no assurance that we will be able to fully absorb any increased labor costs through our efforts to increase efficiencies in other areas of our operations.

Additionally, there is no possibility that we may assure that due to the lack of regulation in connection to our business, collaborative businesses and collaborative apps, the third parties that provide us with the transportation service will not unionize as it recently happened in Colombia in connection with other marketplace apps.

Risks Related to Access to Capital and Other Financial Matters

There are risks associated with our indebtedness.

The terms of our current indebtedness any debt instruments we enter in the future may contain, covenants that restrict or could restrict, among other things, our business and operations. Failure to pay amounts due under a debt instrument or breach any of its covenants may result in the acceleration of the indebtedness (subject in certain cases to a grace or cure period). Moreover, any such acceleration and required repayment of, or default in respect of, any of our indebtedness could, in turn, constitute an event of default under other debt instruments, thereby resulting in the acceleration and required repayment of other indebtedness we may have. Any of these events could materially adversely affect our liquidity and financial condition.

In addition, changes by any rating agency to our outlook or credit rating could negatively affect the value of both our debt and equity securities and increase our borrowing costs. If our credit ratings are downgraded or other negative action is taken, the interest rates payable by us under our indebtedness may increase. In addition, any downgrades to our credit ratings may affect our ability to obtain additional financing in the future and the terms of any such financing. Any of these factors could adversely affect our financial condition and results of operations.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash capital resources in order to fund future growth and the development of our businesses, including expansion of our business into new markets and any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including market conditions, our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets, governmental regulations over foreign investment and the e-commerce industry in the regions in which we operate. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity, our ability to fund future growth and the development of our businesses, including expansion of our business into new markets and any investments or acquisitions we may decide to pursue, as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

Inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.

Latin American countries on average have historically experienced high inflation rates relative to those of developed economies and this may continue to be the case in the future. According to the National Administrative Department of Statistics (DANE), overall inflation in Colombia was 5.62% in 2021 and 1.61% in 2020. Food inflation was 17.23% in 2021 and 4.80% in 2020. According to the Brazilian Geography and Statistics Institute (IBGE), overall inflation in Brazil was 10.06% in 2021 and 4.52% in 2020. Food inflation was 7.94% in 2021 and 14.09% in 2020. For both countries, 2021 inflation is well above the 5-year and 10-year averages.

For example, the following table shows that average December annual inflation of Colombia and Brazil was higher than that of the US:

	December annual inflation
	U.S.(1)	Brazil(2)	Colombia(3)
Last 5-yr average	2.94%	5.12%	3.66%
Last 10-yr year average	2.15%	6.07%	3.89%

____________

(1)      The consumer price index for the U.S. is calculated and issued by U.S. Bureau of Labor Statistics.

(2)      Brazilian Geography and Statistics Institute (IBGE)

(3)      According to DANE

Accelerated inflation increases may affect our primary operating costs, such as the cost of goods sold, transportation, warehouse rentals, energy costs and labor cost. These operating costs are generally indexed to or correlated with inflation. For example, the contracts of our warehouses are indexed to inflation and rental prices are adjusted every year.

Although as of the date of this prospectus we have not yet experienced material impacts from the accelerated inflation, we are likely to have relevant increases in our transportation costs as gas prices have risen, as well as in warehouse rent and labor as of 2023. Additionally, inflation and interest rates hikes usually have a negative impact on the purchasing power of our customers considering the cost of goods and services increases while the cost of borrowing also increases. This situation may cause consumers to be more conscious of their expenses and therefore less inclined to spend.

While inflation in the retail sector can result in increases in revenues due to increase in the price of goods sold, we may be unable to sufficiently or quickly adjust the price so as to completely offset the effects of inflation on our cost structure. Our margins as a percentage of revenues will likely be impacted on a temporary basis and could potentially be affected indefinitely.

Finally, a high inflation environment would also have negative effects on the level of economic activity and employment in our countries of operation, which could adversely affect consumer confidence. Our results may be affected by the willingness of our customers to spend, the frequency with which they make purchases on our platform, the amount they spend in purchases and their capacity to buy more costly, high-margin products. These changes in consumer behavior may materially and adversely affect us.

Central banks’ measures to curb inflation through increases in interest rates may also have adverse effects on our operating results.

In the current global economic climate, there is a greater degree of uncertainty and unpredictability in the policy decisions and the setting of interest rates and, as a result, any volatility in interest rates could adversely affect us, including our future financial performance and the market value of our securities. Measures from policy makers seeking to decrease inflation may result in the tightening of monetary policies, including through increases in interest rates.

As a response to the rapid increase in inflation, countries have rapidly increased interest rates. As a result, the cost of money has increased, which has translated into an increase in credit prices. Starting in October 2021, and as a result of the surge in inflation, the Colombian Central Bank (Banco de la Republica) started a new phase of upward adjustments in the interest rates. As of October 31, 2022 the monetary policy intervention rate, which is the minimum rate at which Colombian financial institutions can borrow from the Colombian Central Bank, was 11%, compared to a rate of 2.5% just one year earlier. The Brazilian government’s measures to control inflation have often included maintaining a tight monetary policy with high interest rates, thereby restricting the availability of credit and slowing economic growth. The primary instrument of monetary policy of Brazil’s Central Bank (Banco Central do Brasil) is the Selic rate, which as of October 31, 2022 is at a 13.75% target.

Increased interest rates have a direct impact on our cost of borrowing, more specifically in the cost of financial debt indexed to the Bank Reference Indicator rate (Indicador Bancario de Referencia, or “IBR”) which is an interest rate denominated in Colombian pesos at which, on average, banks are willing to loan or borrow and the Time Deposit rate (Tasa para Depósitos a Término Fijo, or “DTF”), which is an indicator of the yield of term deposits paid by banks in Colombia, respectively, and the cost of debt indexed to the SOFR. We are exposed to interest rate risk mainly due to interest-bearing loans and borrowings held at variable rates. On the other hand, fixed-interest loans expose us to interest rate risk at fair value, which reflects that we might be paying interests at rates significantly different from those of an observable market. As of December 31, 2021, 5% of our financings are denominated at a fixed rate and 95% at a variable rate. As of September 30, 2022, 2.22% of the financing are denominated at a fixed rate and 97.78% at a variable rate. As of September 30, 2022, December 31, 2021, and 2020, and January 1, 2020, if interest rates on variable rate loans are increased or decreased by 100 basis points in relation to the rate in effect, the financial expense in profit and loss and to stockholders’ equity of the Company would change by COP $999,800 thousand, COP $74,123 thousand, COP $84,711 thousand, and COP $17,352 thousand, respectively. If we borrow variable interest debt in Brazil in the future, we will have exposure to interest rate risk in Brazil as well.

Increased interest rates may have an indirect impact on our costs as our suppliers may pass along their increased cost of debt to us. We are unable to quantify the magnitude of this impact on our operations and financial results. We may be able to pass along our increased costs to our customers only to the extent that our competitors also increase prices. If we exceed price increases of competitors substantially and indefinitely, we will no longer be a competitive alternative and we may lose market share, which could slow our growth. If we have a higher exposure to variable interest than our competitors, we will be unable to fully pass along this cost while remaining competitive in the market. In that scenario, we would need to sacrifice margins to remain competitive.

The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the listing standards of the Nasdaq Capital Market, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources. Further, several members of our management team do not have prior experience in running a public company. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition.

Although we expect to hire additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses. In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from business operations to compliance activities.

If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. We also expect that being a public company that is subject to these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly members who can serve on our audit committee and compensation committee, and qualified executive officers.

As a result of the disclosure obligations required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, results of operations, and financial condition would be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, would divert the resources of our management and harm our business, results of operations, and financial condition.

Risk Related to Political, Regulatory and Legal Risks

We face the risk of political and economic crises, instability, terrorism, civil strife, labor conflicts, expropriation and other risks of doing business in emerging markets.

We conduct our operations in emerging market countries in Latin America, which have historically experienced uneven periods of economic growth, as well as recession, periods of high inflation and economic instability. Economic and political developments in these countries, including future economic changes or crises (such as inflation, currency devaluation or recession), government deadlock, political instability, terrorism, civil strife, changes in laws and regulations, labor conflicts, expropriation or nationalization of property, and exchange controls could impact our operations or the market value of our ordinary shares and have a material adverse effect on our business, financial condition and results of operations. Currently, as a consequence of adverse economic conditions in the global markets due to disruption in the global supply chain, Ukraine’s invasion and the widespread inflation, some Latin American economies are going through interest rate hikes, which is likely to slow down growth and some may enter recessions. The duration and severity of this slowdown is hard to predict and could adversely affect our business, financial condition, and results of operations.

Although economic conditions may differ from one country to another, we cannot assure you that events in one country alone will not adversely affect our business, financial condition or the market value of our ordinary shares.

Latin American governments have exercised and continue to exercise significant influence over the economies of the countries where we operate. This involvement, as well as political and economic conditions, could adversely affect our business.

Governments in Latin America frequently intervene in the economies of their respective countries and occasionally make significant changes in policy and regulations. Governmental actions to control inflation and other policies and regulations have often involved, among other measures, price controls, currency devaluations, capital controls and limits on imports. Our business, financial condition, results of operations and prospects may be adversely affected by changes in government policies or regulations, including such factors as: exchange rates and exchange control policies; inflation rates; interest rates; tariff and inflation control policies; price control policies; import duties and restrictions; liquidity of domestic capital and lending markets; electricity rationing; tax policies, including royalty, tax increases and retroactive tax claims; and other political, diplomatic, social and economic developments in or affecting the countries where we operate.

Reduced foreign investment in any of the countries where we operate may have a negative impact on such country’s economy, affecting interest rates and the ability of companies such as ours to access financial markets.

Allegations of corruption against the government, politicians and private industry in the countries where we operate could create economic and political uncertainty and could expose us to additional credit risk.

Allegations of corruption against the government, politicians and private industry in the countries where we operate could create economic and political uncertainty especially if the investigations triggered by these cases reach conviction or result in further allegations or findings of illicit conduct committed by the accused parties. Furthermore, proven or alleged wrongdoings could have adverse effects on the political and economic stability in such countries. These adverse political and economic effects may negatively impact our business, including by depressing business volumes, reducing our ability to recover amounts we have loaned to persons or projects involved in illicit or allegedly illicit conduct and/or harming our reputation.

Changes in economic and political conditions in Colombia and Brazil may adversely affect our financial condition and results of operations.

On May 29, 2022, during the first round of the Colombian presidential elections, Gustavo Petro of the “Pacto Histórico” party, a senator and former mayor of Bogota, obtained 40% of the votes, and Rodolfo Hernández of the “Liga de Gobernantes Anticorrupción” party, a former mayor of Bucaramanga, received 28% of the votes. A run-off election between these two candidates was held on June 19, 2022, in which Gustavo Petro received a majority of votes with 50.4%. Gustavo Petro was sworn in as President of Colombia on August 7, 2022. Although throughout history elected governments (and the Colombian Congress as well) have pursued free market economic policies, with almost no economic interventions, we cannot predict which policies will be adopted by the new government or congress and whether those policies would have a negative impact on the Colombian economy or our business and financial performance.

On August 7, 2022, Gustavo Petro was sworn in as the new President of Colombia, and our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia, including international geopolitical events like the crisis in Ukraine. We cannot predict what policies will be adopted by the Colombian government and whether those policies would have a negative impact on the Colombian economy or our business and financial performance or the market value for the Notes.

Slower economic growth in Colombia, periods of negative growth, material increases in inflation or interest rates or significant fluctuations in exchange rates could affect demand for our services and products, which may require us to lower prices to maintain market share. Because a large percentage of our costs and expenses are fixed, we may not be able to reduce costs and expenses upon the occurrence of any of these events, in which case our profitability could be affected.

On May 19, 2021, Standard and Poor’s announced the downgrade of Colombia’s long-term foreign currency sovereign risk rating from BBB- to BB+ and the change of its outlook from negative to stable, becoming the first rating agency to downgrade the country’s foreign currency investment grade rating. On July 1, 2021, Fitch made a similar announcement. However, Moody’s did not downgrade Colombia’s rating and on October 6, 2021 announced the ratification of Colombia’s sovereign risk rating at Baa2, one level above investment grade. Moody’s also changed its outlook from negative to stable.

The recent economic instability in Brazil has contributed to a decline in market confidence in the Brazilian economy as well as to a deteriorating political environment. The negative macroeconomic environment in Brazil in recent years was in part due to economic and political uncertainties resulting from a global decrease in commodities prices as well as due to corruption investigations of Brazilian state-owned and private sector companies, politicians and business executives, which, in turn, led to the ouster and arrest of several prominent politicians. Launched by the Office of the Brazilian Federal Prosecutor at the end of 2014, the so-called Lava Jato investigation investigated members of the Brazilian government and other members of the legislative branch, as well as senior officers and directors of large state-owned companies as well as other companies in connection with allegations of political corruption. The resulting fallout from the Lava Jato operation contributed to the impeachment of Brazil’s former president, Dilma Rousseff, in August 2016, the arrest and conviction of former Brazilian president Luiz Inácio Lula da Silva, in April 2018, and the destabilization of the Brazilian economy. In November 2019, former president Luiz Inácio Lula da Silva was released from prison after a Brazilian Supreme Court ruling that allows defendants to remain free while their appeals are pending. In March 2021, a Brazilian Supreme Court ruling annulled the decisions that had convicted former president Luiz Inácio Lula da Silva.

The first round of general elections in Brazil occurred on October 2, 2022, with former president Luiz Inácio Lula da Silva earning 48.4% of the votes tabulated and Brazil’s current president, Jair Messias Bolsonaro, receiving 43.20% of the votes. Given that no candidate won a majority of votes, a second round of elections with these two candidates was held on October 30, 2022, the outcome of which favored former president Luiz Inácio Lula da Silva. The result from the run-off vote may result in further political uncertainty and macroeconomic instability, particularly in the midst of a deeply polarized electorate. Furthermore, there is uncertainty over whether Jair Messias Bolsonaro will challenge the results of the 2022 presidential elections.

In April 2020, the Brazilian Supreme Court began investigating Brazil’s current president in connection with allegations made by the former Minister of Justice. In addition, in February 2021, the Brazilian federal government moved to replace the then-chief executive officer of a state-controlled company. These events and further political instability had, and may continue to have, an adverse effect on the Brazilian economy. On April 14, 2021, a Parliamentary Committee Inquiry (Comissão Parlamentar de Inquérito, or “CPI”) was established to investigate the Brazilian federal government’s potential mishandling of the COVID-19 pandemic and collapse of the healthcare system in the Brazilian state of Amazonas in particular at the beginning of 2021, including the potential misuse of government funds. Based on the final report of the CPI, the Attorney General’s Office began six new preliminary investigations involving Brazil’s current president, members of the Brazilian government and members of the legislative branch, which are under review by the Brazilian Supreme Court.

The potential outcome of these and other inquiries, as well as the effects of the 2022 presidential elections, are uncertain, but they have already had a negative impact on the general perception of the Brazilian economy and the securities of Brazilian companies and have affected and may continue to adversely affect our business, our financial condition and our operating results. We cannot predict whether the ongoing investigations will result in further political and economic instability, or if new allegations against government officials and/or executives of private companies will arise in the future or will result in additional investigations.

A failure by the Brazilian government to implement necessary reforms may result in diminished confidence in the Brazilian government’s budgetary condition and fiscal stance, which could result in downgrades of Brazil’s sovereign foreign credit rating by credit rating agencies, negatively impact Brazil’s economy, lead to further depreciation of the real and an increase in inflation and interest rates, adversely affecting our business, financial condition and results of operations.

Any of the above factors may create additional political uncertainty, which could harm the Brazilian economy and, consequently, our business and the value of our investments in Brazil, and could adversely affect our financial condition, results of operations and the price of our shares.

The economies of the countries in which we operate are vulnerable to external effects that could be caused by significant economic difficulties experienced by major regional trading partners or by more general contagion effects, which could have a material adverse effect on economic growth in these countries and their ability to service their public debt.

A significant decline in economic growth or a sustained economic downturn of any of Colombia, or Brazil’s major trading partners, (i.e., the European Union, the United States, China and other Latin American countries) could have a material adverse impact on such countries’ balance of trade and remittances inflows, resulting in lower economic growth.

Deterioration in the economic and political situation in neighboring countries could adversely affect the economy of the countries in which we operate by disrupting their diplomatic or commercial relationships with neighboring countries. Any future tensions may cause political and economic uncertainty, instability, market volatility, low confidence levels and higher risk aversion by investors and market participants that may negatively affect economic activity in any of those jurisdictions. A decline in the credit rating of the countries where we operate could increase our financing costs and adversely affect our results of operation and financial condition.

Events occurring in a market where we do not operate may cause international investors to have an increased risk perception of an entire region or class of investment, which could in turn negatively affect market prices and liquidity of our securities.

Local currencies used in the conduct of our business are subject to depreciation, volatility and exchange controls.

The currencies of many countries in Latin America, including Colombia and Brazil, which together accounted for 99%, and 1% of our net revenues for 2021, respectively, have experienced volatility and significant devaluations in the past. Currency movements, as well as higher interest rates, have materially and adversely affected the economies of many Latin American countries, including countries which account, or are expected to account, for a significant portion of our revenues. The depreciation of local currencies creates inflationary pressures that may have an adverse effect on us and generally restricts access to the international capital markets. Devaluations of the currencies in the countries in which we operate could have a negative impact on our ability to service our foreign currency denominated liabilities, lead to high inflation, significantly reduce real wages, or otherwise have a negative impact on businesses whose success is dependent on domestic market demand.

Our operations in certain countries may be subject to exchange control regulations that might restrict their ability to convert local currencies into U.S. dollars. Colombian law allows the Colombian Central Bank to intervene in the foreign exchange market if the value of the Colombian peso is subject to significant volatility. The government and the Colombian Central Bank may also limit the remittance of dividends and of any proceeds obtained as a result of the liquidation of a foreign investment on a temporary basis whenever the international reserves are below an amount equal to three months of imports, as determined by the Colombian Central Bank. Brazilian law provides that whenever there is a serious imbalance in Brazil’s balance of payments or reason to foresee a serious imbalance, the Brazilian government may impose temporary restrictions on the remittance to foreign investors of the proceeds of their investments in Brazil. These and other laws could affect our access to U.S. dollars which could in turn impact our ability to make debt payments, among other things.

Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia, Brazil, or other countries into which we may expand our operations could adversely affect our consolidated results.

Uncertainty related to tax legislation represents a constant risk for us. Changes in legislation and regulation and developments resulting from judicial decisions could affect tax burdens by increasing tax rates and fees, creating new taxes, limiting deductions and exemptions, and eliminating incentives and non-taxed income. The governments of the countries in which we currently operate have significant fiscal deficits that could result in future tax increases.

Colombia underwent several tax reforms during the last ten years. On September 14, 2021, the Colombian Congress enacted Law No. 2,155, which is intended to generate tax revenue to cover COVID-19-related expenditures. Although the income tax withholding rates and general regime for payments made to foreign entities was not modified, the general corporate income tax rate was increased to 35%.

On August 8, 2022, the Ministry of Finance submitted a tax reform bill to Congress proposing several changes to the Colombian tax regime, including (i) a new permanent equity tax applicable to Colombian individuals and non-residents, (ii) an increase in the dividend tax rate for local and foreign shareholders, (iii) an increase in the long-term capital gains tax rate (increasing to 30% for corporations and to up to 39% for individual tax residents), and (iv) the elimination of specific tax benefits and exemptions, such as a rule that exempted the taxing of capital gains from the sale of publicly listed shares. The tax reform bill is currently being debated in Congress and may be enacted before the end of the year. If the final version of the reform is enacted, the bill will become effective on January 1, 2023.

On the other hand, tax legislation in Brazil is extremely complex, as is the system that surrounds it. The creation of new taxes depends on constitutional amendments, which are more difficult to approve, however, the varied amount of taxes, such as those under municipal, state and federal competence, make tax expenses the main burden of varied businesses in Brazil. Technology companies are a focus for the creation of new taxes because the sector always implies a way of service that did not previously exist when the Constitution was enacted, therefore, congress believes that technology companies take advantage of paying less taxes although tax expenses are one of the highest expenses of technology companies. Additionally, change of government can also affect the Brazilian Tax System. Depending on the government strategy, priorities are taken in advantage of in some economic sectors.

Changes in the tax laws that impose additional taxes on us in the countries in which we currently operate could negatively affect our results of operations and cash flow. In addition, national or local taxing authorities may not interpret tax regulations in the same way as we do, even though we do not normally adopt aggressive positions on tax law interpretation. Different interpretations of tax regulations could result in future tax audits, litigation and associated costs, which could affect our results.

Growth of e-commerce transactions in Latin America may be slowed down by the lack of robust consumer fraud laws regarding payment methods.

Unlike in the United States, consumers and merchants in Latin America can be held fully liable for credit card and other losses due to third-party fraud. As secure methods of payment for e-commerce transactions have not been widely adopted in Latin America, both consumers and merchants generally have a relatively low level of confidence in the integrity of e-commerce transactions vis-a-vis the United States. In addition, many banks and other financial institutions have generally been reluctant to give merchants the right to process online transactions due to these concerns about credit card fraud. Unless consumer fraud laws in Latin American countries are modified to protect e-commerce merchants and consumers, and until secure, integrated online payment processing methods are fully implemented across the region, our ability to grow our revenues may be limited, which could have a material adverse effect on our Company.

Fraudulent activity by our users, employees or contractors could negatively impact our operating results, brand and reputation and cause the use of services to decrease.

We are subject to the risk of fraudulent activity on our platforms by our users, employees and contractors (for example, misappropriations of cash payments by delivery providers). Although we have implemented measures to detect and reduce the occurrence of fraudulent activities, there can be no assurance that these measures will be sufficient to accurately detect, prevent or deter fraud. Our systems could be subject to unauthorized credit card use, identity theft, employee fraud or other internal security breaches. As our sales grow, the cost of remediating for fraudulent activity, including customer reimbursements, may materially increase and could negatively affect our operating results.

Colombia has experienced several periods of violence and instability that could affect the economy and our results of operations.

Colombia has experienced periods of criminal violence over the past four decades, primarily due to the activities of guerilla groups and drug cartels. Despite the peace treaty between the Colombian government and the Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia, or FARC), a lasting decrease in violence or drug-related crime in Colombia or the successful integration of former guerilla members into Colombian society, may not be achieved. In 2018, the Colombian government suspended the peace negotiations with the National Liberation Army (Ejército de Liberación Nacional) and in 2019, a minority group of dissidents within the FARC announced their return to illegal activities. An escalation of violence or drug-related crime may have a negative impact on the Colombian economy and on us.

Any further downgrade in the credit rating of the countries in which we operate could adversely affect the economies of those countries

Colombia’s long-term public external indebtedness are currently rated speculative grade by S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”), however, Colombia maintains an investment grade rating from Moody’s Investors Services Inc. (“Moody’s”). On May 20 and July 9 of 2021, S&P and Fitch, respectively, downgraded Colombia to BB+ from BBB- with a stable outlook. Moody’s has rated Colombia Baa2 rating since May 23, 2019. However, on October 21, 2021 Moody´s revised Colombia’s outlook from negative to stable.

Brazil’s sovereign credit rating is currently rated below investment grade by the three main credit rating agencies. Consequently, the prices of securities offered by companies with significant operations in Brazil have been negatively affected. A prolongation or worsening of the current Brazilian recession and continued political uncertainty, among other factors, could lead to further ratings downgrades.

Ratings address the creditworthiness of the countries where we operate and the likelihood of timely payment of their long-term debt securities. Current ratings of Colombia and Brazil and the rating outlooks currently assigned to each of them depend, in part, on economic conditions and other factors that affect credit risk and are outside the control of those countries, as well as assessments of the creditworthiness of their productive state-owned enterprises. A decline in the credit rating of the countries where we operate could increase our financing costs and adversely affect our results of operation and financial condition.

Risks Related to Our Status as a Foreign Private Issuer

As a foreign private issuer, we are not subject to certain corporate governance rules applicable to U.S. listed companies.

As a foreign private issuer that intends to apply to list our ordinary shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

•        have a majority of the board of directors consist of independent directors;

•        have an independent compensation committee;

•        director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

•        seek shareholder approval for the implementation of certain equity compensation plans and issuances of ordinary shares;

•        independent directors have regularly scheduled meetings with only the independent directors present;

•        adopt a code of conduct and promptly disclose any waivers of the code for directors or executive officers that should address certain specified items; and

•        review related-party transactions.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is applicable to U.S. companies listed on the Nasdaq. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

We are a foreign private issuer and, as a result, are not subject to U.S. proxy rules but are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

We are a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, and although we follow the laws and regulations of the Cayman Islands with regard to such matters, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. Foreign private issuers are required to file their annual report on Form 20-F within four months after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. This may be the case even though we intend to make interim reports available to our shareholders, copies of which we are required to furnish to the SEC on a Form 6-K, and even though we are required to file reports on Form 6-K disclosing whatever information we have made or are required to make public pursuant to Cayman Islands law or distribute to our shareholders and that is material to us.

We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than that under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), as amended and restated from time to time, the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly defined as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands. The Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Conyers, Dill and Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a corporation incorporated in a jurisdiction in the United States.

The Cayman Islands Economic Substance Law may affect our operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (As Revised), or the Cayman Economic Substance Act, in January 2019. We are required to comply with the Cayman Economic Substance Act and related regulations and guidelines. As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, which we will need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Cayman Economic Substance Act and the filing of an annual return with the Department of International Tax Co-Operation. We may need to allocate additional resources and make changes to its operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Cayman Economic Substance Act.

The Financial Action Task Force’s increased monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list”. When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for us.

As we are incorporated under the laws of the Cayman Islands, and the Cayman Islands has recently been added to the EU AML high-risk third countries list, it is unclear if and how this designation will impact us

On March 13, 2022, the European Commission (“EC”) updated its list of ‘high-risk third countries’ (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes. The EC has noted it is committed to greater alignment with the FATF listing process and the addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for us.

Risks Related to Operating as a Public Company

We will incur increased costs and expenses as a result of operating as a public company and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur greater legal, accounting and other expenses than we incurred as a private company. After this Offering, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations of the Nasdaq, which impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. These requirements will increase our legal, accounting, and financial compliance costs and will make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems and resources. For example, we expect these rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to maintain the same or similar coverage.

We are evaluating these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We will also need to comply with auditor attestation requirements of Section 404 of Sarbanes-Oxley Act. In that regard, as we prepare for such compliance, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We have identified material weaknesses in our internal control over financial reporting and if we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed, and investor confidence and the market price of our ordinary shares may be adversely affected.

We have identified material weaknesses associated with the internal controls over our financial reporting associated with the lack of controls over our financial close process and insufficient number of personnel resulting in the reliance on external advisors, as we are in the process of designing and implementing an effective internal control environment.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles.

The standards on internal control required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than what has been required of us prior to this Offering. Upon completion of this Offering, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. The Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting.

We intend to begin the process of documenting, reviewing and improving our internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act, which will require annual management assessment of the effectiveness of our internal control over financial reporting. As an ‘‘emerging growth company,’’ we are not currently required to obtain an attestation report on the effectiveness of our internal control over financial reporting from our independent public accounting firm. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. If we are not able to adequately implement the requirements of the Sarbanes-Oxley Act in a timely manner, we may not be able to assess whether internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence, the market price of our ordinary shares and our ability to raise additional capital. We are in the very early stages of the costly and challenging process of compiling the documentation necessary to perform the evaluation needed to comply with the Sarbanes-Oxley Act.

These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm the trading price of our ordinary shares following this Offering and make it more difficult for us to effectively market and sell our service to new and existing customers.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary stock held by non-affiliates exceeds U.S.$700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Risks Related to our Ordinary Shares

There has been no prior public market for our ordinary shares, and an active trading market may never develop or be sustained.

Prior to this Offering, there has been no public market for our ordinary shares. The initial public offering price for our ordinary shares was determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market following the closing of this Offering. Although we intend to apply to have our ordinary shares listed on the Nasdaq, an active trading market for our ordinary shares may never develop or be sustained following this Offering. If an active market for our ordinary shares does not develop, it may be difficult for you to sell shares you purchase in this Offering without depressing the market price for our ordinary shares, or at all. An inactive trading market may also impair our ability to raise capital by selling shares of our ordinary shares and enter into strategic partnerships or acquire other complementary products, technologies or businesses by using shares of our ordinary shares as consideration. Furthermore, although we intend to apply to have our ordinary shares listed on the Nasdaq, even if listed, there can be no guarantee that we will continue to satisfy the continued listing standards of the Nasdaq. If we fail to satisfy the continued listing standards, we could be de-listed, which would negatively impact the value and liquidity of your investment.

The trading price of our ordinary shares following this Offering may be volatile, and investors in our ordinary shares may not be able to resell shares of our ordinary shares at or above the price paid, or at all.

The trading price of our ordinary shares following this Offering could be volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control, including, but not limited to:

•        variations in our actual or anticipated annual or quarterly operating results or those of others in our industry;

•        results of operations that otherwise fail to meet the expectations of securities analysts and investors;

•        changes in earnings estimates or recommendations by securities analysts, or other changes in investor perceptions of the investment opportunity associated with our ordinary shares relative to other investment alternatives;

•        market conditions in the semiconductor industry;

•        publications, reports or other media exposure of our products and services or those of others in our industry, or of our industry generally;

•        announcements by us or others in our industry, or by our or their respective suppliers, distributors or other business partners, regarding, among other things, significant contracts, price reductions, capital commitments or other business developments, the entry into or termination of strategic transactions or relationships, securities offerings or other financing initiatives, and public reaction thereto;

•        additions or departures of key management personnel;

•        regulatory actions involving us or others in our industry, or actual or anticipated changes in applicable government regulations or enforcement thereof;

•        the development and sustainability of an active trading market for our ordinary shares;

•        sales, or anticipated sales, of large blocks of our ordinary shares;

•        general economic and securities market conditions; and

•        other factors discussed in this “Risk Factors” section and elsewhere in this prospectus.

Furthermore, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. Broad market and industry factors may significantly affect the market price of our ordinary shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our ordinary shares shortly following the closing of this Offering, including potential volume fluctuations related to the exercise of a significant number of our employee stock options and subsequent sale of shares prior to the end of the calendar year in which our management lock-up expires. The number of shares underlying options that expire in calendar year 2022 is approximately.

These and other factors may cause the market price and demand for our ordinary shares to fluctuate significantly, which may limit or prevent investors from readily selling their shares of ordinary shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our core business operations.

We have broad discretion to use the net proceeds that we receive from this Offering, and our investment of these proceeds may not yield a favorable return. We may invest such proceeds of this Offering in ways you disagree with.

Our management has broad discretion as to how to spend and invest the proceeds that we receive from this Offering, and we may spend or invest these proceeds in ways with which our shareholders may disagree. Accordingly, investors will need to rely on our judgment with respect to the use of these proceeds. We intend to use the proceeds that we receive from this Offering for capital expenditures and other general corporate purposes, including the costs associated with being a public company and potentially for paying down indebtedness. We could spend the proceeds that we receive from this Offering in ways that our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity as part of your investment decision to assess whether the net proceeds that we receive from this Offering are being used appropriately. If we do not use the net proceeds that we receive in this Offering effectively, our results of operations, financial condition, business and prospects could be materially adversely affected, and the market price of our ordinary shares could decline.

If you purchase our ordinary shares in this Offering, you will incur immediate and substantial dilution, and issuance of additional capital stock could lead to further dilution.

The assumed initial public offering price of U.S.$            per share (the midpoint of the estimated offering price range set forth on the cover page of this prospectus) will be substantially higher than the pro forma net tangible book value per share of our outstanding ordinary shares of U.S.$            per share as of            , 2022 after this Offering. Investors purchasing shares of our ordinary shares in this Offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing ordinary shares in this Offering will incur immediate dilution of U.S.$            per share, based on the assumed initial public offering price of U.S.$            per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus.

This dilution is due to the substantially lower price paid by our shareholders who purchased shares prior to this Offering as compared to the price offered to the public in this Offering. As a result of the dilution to investors purchasing shares in this Offering, investors may receive less than the purchase price paid in this Offering, if anything, in the event of our liquidation. See “Dilution.”

We do not expect to declare or pay any dividends on our ordinary shares for the foreseeable future.

We do not intend to pay cash dividends on our ordinary shares for the foreseeable future. Consequently, investors must rely on sales of their shares of our ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking dividends should not purchase shares of our ordinary shares. Any future determination to pay dividends will be at the discretion of our board of directors and subject to, among other things, our compliance with applicable law, and depending on, among other things, our business prospects, financial condition, results of operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, the terms of any preferred equity securities we may issue in the future, covenants in the agreements governing our current and future indebtedness, other contractual restrictions, industry trends and any other factors or considerations our board of directors may regard as relevant. See “Dividend Policy.”

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, future events and financial performance. The forward-looking statements appear in a number of places in this prospectus including, but not limited to, the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management.

You can identify some of these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “might,” “plan,” “potential,” “predict,” “shall,” “should,” “target,” “will,” the negative of these words or other similar expressions, or by discussions of strategy, plans or intentions. Known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to:

•        general global economic conditions;

•        geopolitical risk, including the outcome and consequences of the 2022 presidential elections in Colombia and Brazil and impacts of the ongoing conflict between Russia and Ukraine;

•        our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•        our future business development, financial condition and results of operations;

•        the seasonality, volatility and cyclical nature of the industry;

•        expected changes in our revenue, costs or expenditures;

•        our dividend policy;

•        our expectations regarding demand for and market acceptance of our products and services;

•        our expectations regarding our relationships with customers, contract manufacturers, component suppliers, third-party service providers, strategic partners and other stakeholders;

•        our ability to manage our capacity and production facilities effectively;

•        our ability to develop new technologies successfully;

•        our ability to maintain control over expansion and facility modifications;

•        our ability to generate growth or profitable growth;

•        our ability to maintain and protect our intellectual property;

•        our ability to hire and maintain qualified personnel;

•        our effective tax rate or tax liability;

•        our ability to acquire required equipment and supplies necessary to meet customer demand;

•        the increased competition from other companies and our ability to retain and increase our market share;

•        our proposed used of proceeds from this Offering;

•        the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;

•        developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations relating to our industry; and

•        assumptions underlying or related to any of the foregoing.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

Forward-looking statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events, except as required by law. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Actual future results may be materially different from what we expect.

You should carefully consider the “Risk Factors” and subsequent public statements, or reports filed with or furnished to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Industry and Market Data

This prospectus contains statistical data, estimates and forecasts about our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size. That information is based on our own internal estimates and research, as well as independent industry publications such as those published by Marketline, Kantar, Nielsen and Atlantico and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from the industry publication and other third-party sources included in this prospectus is reliable, neither we nor the underwriters have independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We use multiple sources and assumptions to calculate our market opportunity discussed in the section titled “Business — Market Opportunity.” Our grocery market estimates are based on data from MarketLine Industry Profile Food & Grocery Retail in Brazil, MarketLine Industry Profile Food & Grocery Retail in Mexico, MarketLine Industry Profile Food & Grocery Retail in Chile, MarketLine Industry Profile Food & Grocery Retail in Colombia, MarketLine Industry Profile Food & Grocery Retail in Peru and MarketLine Industry Profile Food & Grocery Retail in Argentina, all of these from July 2021. We calculate e-commerce penetration in grocery retail based on data from Kantar’s report Winning Omnichannel — Our annual guide to the global FMCG landscape (2022 Global e-report: issue 6).

Additionally, we use Kantar’s report Winning Omnichannel — Our annual guide to the global FMCG landscape (2022 Global e-report: issue 6) to track growth of the e-commerce penetration in FMCG. As well we track traditional channels in the grocery market in Latin America based on data from Nielsen IQ Traditional Trade — Navigating the Traditional Trade in Latam (August 2022).

Finally, we use Atlantico — Latin America Digital Transformation Report 2022 to track digitalization indicators in the region.

Use of Proceeds

We estimate that the net proceeds from the sale of            ordinary shares that we are selling in this Offering will be approximately U.S.$            million (or U.S.$            million if the underwriter exercises in full its option to purchase additional shares), based on an assumed initial public offering price of U.S.$            per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each U.S.$1.00 increase or decrease in the assumed initial public offering price would increase or decrease, respectively, the net proceeds to us by approximately U.S.$            million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of            shares in the number of ordinary shares offered by us would increase (decrease) the net proceeds to us from this Offering by approximately U.S.$            , assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the initial price to the public or the number of shares by these amounts would have a material effect on uses of the proceeds from this Offering, although it may accelerate the time at which we will need to seek additional capital.

The principal purposes of selling our ordinary shares in this Offering are to obtain additional capital, to create a public market for our ordinary shares and to facilitate our future access to the public equity markets. We intend to use the net proceeds for our operating expenses and capital expenditures and other general corporate purposes, including the costs associated with being a public company.

We have not yet determined our anticipated expenditures and therefore cannot estimate the amounts to be used for each of the purposes discussed above. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds from this Offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. We intend to invest in short-term, interest-bearing obligations, and investment-grade instruments pending application of the net proceeds of this Offering. The goal with respect to the investment of these net proceeds will be capital preservation and liquidity so that these funds are readily available to fund our operations.

EXCHANGE RATES AND FOREIGN EXCHANGE CONTROLS

Exchange Rates

This prospectus converts certain peso amounts into U.S.$ at specified rates solely for the convenience of the reader. Unless otherwise indicated, such Colombian peso amounts have been converted at the rate of COP $4,532.07 per U.S.$1.00, which corresponds to the representative market rate for September 30, 2022, as reported by the Superindendence of Finance (“SFC”). The representative market rate is computed and certified by the SFC on a daily basis and represents the weighted average of the buy/sell foreign exchange rates negotiated on the previous day by certain financial institutions authorized to engage in foreign exchange transactions (including us), for the purchase and sale of U.S. dollars. The SFC also calculates and certifies the average representative market rate for each month for purposes of preparing financial statements, and converting amounts in foreign currency to Colombian pesos. You should not construe these convenience conversions as a representation that the peso amounts correspond to, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate.

Foreign Exchange Controls

Colombia

In 1990, the Colombian government initiated a policy of gradual currency liberalization. Foreign currency holdings abroad were permitted and, in a series of decrees, control of the exchange rate was shifted from the Colombian Central Bank to the spot foreign exchange market conducted by certain authorized financial institutions.

The general legal principles of Colombia’s foreign exchange and international investments regulations, or FX Regulations, are established in Law 9 of 1991, Decree 1068 of 2015, or Decree 1068, External Resolution 1 of 2018 from the Board of Directors of the Colombian Central Bank, or Resolution 1, and Circular Externa DCIP-83, or Circular DCIP-83, from the Colombian Central Bank. All of these, as amended from time to time, are considered the main legal framework governing Colombia’s FX Regulations.

Resolution 1 establishes two types of markets for foreign currency exchange: (i) the free market and (ii) the controlled market, or the FX market. The free market consists of all foreign currencies originated in sales of services, donations, remittances and all other inflows or outflows that do not have to be channeled through the FX Market (as defined below), or the Free Market. The FX Market consists of: (a) all foreign currencies originated in operations considered to be controlled operations and therefore which may only be transacted through foreign exchange intermediaries, or through registered compensation accounts, or (b) foreign currencies originated in operations, which although not required to be transacted through the FX Market, are voluntarily channeled through such market. This market is made up of all the following foreign exchange operations which must be channeled through the FX market (i) import and export of goods, (ii) foreign investments in Colombia, (iii) foreign indebtedness agreements entered into by Colombian residents, as well as the financial costs associated with such indebtedness, (iv) direct investments abroad by Colombian residents, (v) derivatives transactions, (vi) guaranties granted in foreign currency, and (vii) financial investments in foreign securities or assets abroad and their yield, unless such investments are made in foreign currency originated in operations of the Free Market.

Under Colombian FX Regulations, foreign exchange intermediaries, or “FX Intermediaries,” are authorized to enter into foreign exchange transactions, or FX Transactions, to convert Colombian pesos into foreign currencies or foreign currencies into Colombian pesos. According to Article 7 of Resolution 1, the following institutions are considered FX Intermediaries: commercial banks, financial corporations, financing companies, Financiera de Desarrollo Nacional, or FDN, Banco de Comercio Exterior — BANCOLDEX, financial cooperatives, local stock broker firms, foreign exchange and special financial services intermediation companies SEDPEs (Sociedades Especializadas en Depósitos y Pagos Electrónicos), FINDETER (Financiera de Desarrollo Territorial), FINAGRO (Fondo para el Financiamiento del Sector Agropecuario), ICETEX (Instituto Colombiano de Crédito Educativo y Estudios Técnicos en el Exterior), ENTerritorio (Empresa Nacional Promotora del Desarrollo Territorial) and FNA. All these institutions are considered authorized intermediaries and, therefore, are allowed to buy and sell foreign currency originated in foreign exchange operations, according to the parameters and limits set forth by Article 8 of Resolution 1, exchange intermediation companies are also considered authorized intermediaries; however, exchange intermediation companies have a limited regime and are not authorized to buy and sell foreign currency for controlled operations.

On the other hand, compensation accounts are accounts opened abroad by Colombian residents (individuals and legal entities), which are registered with the Colombian Central Bank in order to channel foreign currency originated in either controlled operations in the FX Market or the Free Market. Colombian law allows the Colombian Central Bank to intervene in the foreign exchange market if the value of the Colombian peso is subject to significant volatility. The Colombian Government and the Colombian Central Bank may also limit the remittance of dividends and/or investments of foreign currency received by Colombian residents whenever the international reserves fall below an amount equal to three months of imports. See “Risk Factors — Risks relating to Colombia — Changes in economic and political conditions in Colombia and Brazil may adversely affect our financial condition and results of operation.”

Brazil

The Brazilian foreign exchange system allows the purchase and sale of foreign currency and the international transfer of reais by any person or legal entity, regardless of the amount, subject to certain regulatory procedures.

Since 1999, the Brazilian Central Bank has allowed the U.S. dollar-real exchange rate to float freely. Since then, the U.S. dollar-real exchange rate has fluctuated considerably.

The Brazilian Central Bank has intervened occasionally to control unstable movements in foreign exchange rates. We cannot predict whether the Brazilian Central Bank or the Brazilian government will continue to permit the real to float freely or will intervene in the exchange rate market through the return of a currency band system or otherwise. See “Risk Factors — Risks relating to Colombia — Changes in economic and political conditions in Colombia and Brazil may adversely affect our financial condition and results of operation.”

The real may depreciate or appreciate against the U.S. dollar substantially. Furthermore, Brazilian law provides that, whenever there is a serious imbalance in Brazil’s balance of payments or there are serious reasons to foresee a serious imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. We cannot assure you that such measures will not be taken by the Brazilian government in the future.

Fluctuation of the Colombian peso against the U.S. dollar and measures adopted by the Colombian government

The Colombian Central Bank and the Ministry of Finance have, in recent years, adopted a set of measures intended to tighten monetary policy and control the fluctuation of the peso against the U.S. dollar. Pursuant to Resolution 5 of 2008, as amended by subsequent resolutions of the Colombian Central Bank, such measures include, among others: (i) reserve requirements on private demand deposits, savings deposits and other deposits on liabilities currently set at 11.0% of any such deposits, (ii) reserves of 4.5% for time deposits with maturities of less than 18 months and 0.0% for time deposits with maturities of more than 18 months, and (iii) deposit requirements with respect to indebtedness in a foreign currency, currently set at 0.0%.

On November 5, 2010, the Colombian government issued Decree 4145, pursuant to which, among other things, interest payments on foreign indebtedness by Colombian companies became subject to a 33.0% withholding tax rate. On December 29, 2010, the Colombian government enacted Law No. 1430 of 2010, which among other things reduced the withholding tax rate on interest payments on foreign indebtedness of Colombian companies having a term of one year or more, to 14.0%. Pursuant to Law 1819 issued on December 28, 2016, interest payments on foreign indebtedness by Colombian companies became subject to a withholding tax at: (i) the general tax rate applying to non-Colombian tax residents (34% during 2017, and 33% during 2018 onwards), when such payments are made to an entity located in a preferential tax regimen, non-cooperative jurisdiction or low-tax jurisdiction; or (ii) 5%, when those interest payments are: (a) derived from credits with a 8-year-term; and (b) destined to infrastructure projects of Law 1508 of 2012; or (iii) 15% in other cases, unless otherwise provided in a Tax Treaty concluded by Colombia with a Third State. Notwithstanding, there are certain exceptions to this rule, including, among others, (i) foreign indebtedness qualified as external public debt authorized by the Ministry of Finance and Public Credit (Ministerio de Hacienda y Crédito Público) and (ii) loans obtained by Colombian banks and financial corporations.

Through Resolution 1, the Colombian Central Bank regulated the intervention in the foreign exchange market, by implementing four different mechanisms: (i) purchase or sale of currencies at market rates; (ii) selling put and call options at market rates through daily competitive auctions; (iii) selling foreign currency in the spot market entering into foreign exchange swap contracts, at rates determined by the Colombian Central Bank through competitive auctions or front-desk requests; and (iv) selling foreign currency through non-delivery forward agreements at market rates, through an auction mechanism.

The Colombian government has considerable power to determine governmental policies and actions that relate to the Colombian economy and, consequently, to affect the operations and financial performance of businesses. The Colombian government and the Colombian Central Bank may seek to implement additional measures aimed at controlling further fluctuation of the peso and fostering domestic price stability. A prediction cannot be made on the policies that may be adopted by the Colombian government and whether those policies may negatively affect the Colombian economy or our business or financial performance. Furthermore, we cannot assure you that the peso will not depreciate or appreciate relative to other currencies in the future.

Fluctuation of the Brazilian real against the U.S. dollar and measures adopted by the Brazilian government

The real has suffered frequent depreciations and appreciations in relation to the U.S. dollar and other foreign currencies during the past decade. The Brazilian government has in the past utilized different exchange rate regimes, including sudden devaluations, periodic mini devaluations (during which the frequency of adjustments has ranged from daily to monthly), exchange controls, dual exchange rate markets and a floating exchange rate system. Since 1999, Brazil has adopted a floating exchange rate system with interventions by the Brazilian Central Bank in buying or selling foreign currency. From time to time, there have been significant fluctuations in the exchange rate between the Brazilian real and the U.S. dollar and other currencies. The devaluations in more recent time periods resulted in significant fluctuations in the exchange rates of the real against the U.S. dollar and other currencies.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Therefore, we do not anticipate declaring or paying any cash dividends to our shareholders in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, covenants in the agreements governing our current and future indebtedness, other contractual restrictions, industry trends and any other factors or considerations our board of directors may regard as relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or distributable reserves, including our share premium account, and provided further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

For additional information, see “Risk Factors — We do not expect to declare or pay any dividends on our ordinary shares for the foreseeable future” and “Description of Share Capital — Dividends.”

Capitalization

The following table sets forth our capitalization as of September 30, 2022:

•        on an actual basis; and

•        on an as adjusted basis to reflect the sale of ordinary shares by us pursuant to this Offering.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included elsewhere in this prospectus, and with other financial information contained in this prospectus.

	September 30, 2022
	(COP$ in thousands)
	Actual	As Adjusted
Cash and cash equivalents	19,464,094
Long term debt, including current portion	102,517,230
Lease liabilities, including current portion	12,054,204
Other long-term financial liabilities	17,652,792
Total debt	132,224,226
Shareholder’s equity
Issued capital	393,215,863
Cumulative deficit	(489,018,710)
Other comprehensive income	377,197
Other capital reserves	2,630,320
Total equity	(92,795,330)
Total capitalization(1)	39,428,896

____________

(1)      Consists of the sum of equity plus total debt.

Dilution

If you invest in our ordinary shares in this Offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our ordinary shares immediately after this Offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our pro forma net tangible book value as of            , 2022 was U.S.$            or U.S.$            per share of ordinary shares. Pro forma net tangible book value per share is determined by dividing our tangible net worth, total assets less total liabilities, by the aggregate number of ordinary shares outstanding. After giving effect to the sale of the            ordinary shares in this Offering, at an assumed initial public offering price of U.S.$            per share, the midpoint of the range set forth on the cover page of this prospectus, and the receipt and application of the net proceeds, our pro forma net tangible book value at            , 2022 would have been U.S.$            or U.S.$            per share. This represents an immediate increase in pro forma net tangible book value to existing shareholder of U.S.$            per share and an immediate dilution to new investors of U.S.$            per share. The following table illustrates this per share dilution:

Assumed initial public offering price	$
Pro forma net tangible book value per share as of , 2022	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after the Offering
Dilution per share to new investors	$

Dilution is determined by subtracting pro forma net tangible book value per share after the Offering from the initial public offering price per share.

The following table sets forth, on a pro forma basis, as of            , 2022, the number of ordinary shares purchased from us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by the existing shareholder and by the new investors, at an assumed initial public offering price of U.S.$            per share, the midpoint of the range set forth on the cover page of this prospectus, before deducting estimated our underwriting discounts and commissions and offering expenses payable:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholder		%	$	%	$
New investors		%	$		$
Total		100%		$100%	$

The foregoing tables assume no exercise of the underwriters’ over-allotment option or of outstanding share options after            , 2022. At            , 2022,            ordinary shares were subject to outstanding options, at a weighted average exercise price of U.S.$            . To the extent these options are exercised there will be further dilution to new investors.

Management’s Discussion and Analysis Of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Summary Consolidated Financial Data” and the consolidated financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

We are Latin America’s first vertically-integrated digital grocery retailer with operations in both Colombia and Brazil. We allow our customers to save time and money on groceries by leveraging proprietary technology and operational excellence to deliver groceries at great prices, and in a scalable way. We define a vertically-integrated digital grocery retailer as a full-stack ecosystem which has end-to-end integrated operations, allowing for full control of the value chain. We deliver high-quality, low-priced products by negotiating directly with suppliers. We offer our customers an unparalleled shopping experience by using technology to optimize procurement and fulfillment in our warehouses, and by delivering directly to their doors. Our unique market positioning as a full-stack, high basket size, 100% scheduled delivery option has proven business results, as we have been able to successfully lower distribution and logistics costs, unlock higher margins, and offer best-in-class user experience, cheaper than other grocery retailers.

Through our mobile apps (iOS and Android) customers can satisfy grocery stock up and fill-in shopping missions while saving time and money. Customers no longer have to go to a physical store and are able to benefit from our full stack ecosystem to pay less for the household products that they use and love. We offer everything from fresh produce to frozen products, and from house cleaning and personal hygiene to meat and dairy. Since we also serve countries where cash remains a major form of payment, we offer a wide variety of payment options including cash, online payment, credit and debit card payment upon receipt, vouchers and digital wallets, amongst others.

Technology has always been and continues to be at the heart of Merqueo. We design, develop, and operate most of our software and technology in-house, including (1) user facing mobile apps (iOS and Android), (2) fulfillment center technology (including a picking app, fulfillment center app, and inter-warehouse inventory movement app), (3) last-mile delivery app, and (4) customer service and live operations platforms. See “Full-Stack Grocery Delivery Services” for a detailed narrative of our technology applied to our business.

Our user-facing platform is a fully-automated, topically-arranged and user-friendly mobile app. It is a highly scalable platform that provides users with a convenient, safe, and trusted shopping environment. This platform enables us to list merchandise and transact with our customers while allowing customers to shop and schedule deliveries digitally. Our grocery platform has an ample assortment of products spanning the full spectrum of grocery needs.

We negotiate and purchase inventory directly from brands, manufacturers, and local farmers. In some specific cases we purchase inventory from distributors. We have invested significant time developing deep relationships and favorable commercial agreements with more than one hundred suppliers. Once we send the purchase orders, our suppliers deliver the inventory to one of our leased warehouses, which we classify into one of two different types: medium warehouses that measure 2,000 to 3,000 meters and large warehouses that measure 4,000 to 5,000 meters. After the incoming product is received and scanned, it is uploaded in real time to Merqueo’s warehouse management system (“WMS”), which immediately updates availability of stock for our users to purchase in our app. In this way, we only display the products that are available to our customers at the time of the purchase, achieving fill rate levels up to 99.6% in Colombia and 98% in Brazil during the nine months ended September 30, 2022.

After receiving the products, these are transferred to our storage shelves, where they are organized and sorted according to categories and turnover. In order to make individual products available for picking, these are transferred from the storage to the picking area using in-house technology that prioritizes products according to forecasting and real time demand. Through new developments and enhancement of our picking app, optimization of picking areas

(reducing long displacements for pickers), and continuous improvements in planning, we have been able to improve our picking from a rate of 50 items per hour per picker to 200 items per hour per picker. The items are then batched and ready to be delivered by our third-party service providers directly to our customers’ doors.

Our scheduled delivery option is tailored for families and larger households and aims to replace the weekly supermarket shop with a convenient delivery of groceries at a time the customer elects. Scheduled delivery orders can be made as many as four days in advance and as few as three hours ahead of the customer’s desired delivery time. They are available to customers within an approximate 12 kilometer radius of a warehouse, at approximately U.S.$0.9 and U.S.$1.6 per order in Colombia and Brazil, respectively. Scheduled deliveries accounted for 85% and 87% of our total orders in Colombia and Brazil during 2021, respectively. We expect scheduled deliveries to account for 100% of orders in the second half of 2022.

Not only do we sell products produced and marketed by other brands but we also create our own brands, which we call “private label” products. In the third quarter of 2019, in Colombia we began to offer customers private label products, and we currently have one of the most comprehensive private label selections in the Latin American e-grocery market. We currently have 31 private label brands offering a total of 254 active products, many of which are ranked in the top tier of sellers within their respective categories in our platform. We control the end-to-end process for creating, designing, registering, procuring, and verifying supplier quality of all of our brands, and will continue building private label brands that are profitable, and that customers love.

Significant Factors Affecting our Results of Operations

Impact of the COVID-19 Pandemic

The COVID-19 pandemic caused general business disruption worldwide. To contain the spread of the virus, governments around the world, including in Colombia and Brazil, enacted various policies limiting social interaction and commercial activity for the general population, including but not limited to, lockdown periods, reduced business hours, cancelation of large events and festivities and travel bans for passengers from selected countries, among others. These types of measures were in place for most of 2020 and roughly the first quarter of 2021.

Unlike other businesses, the COVID-19 pandemic represented a growth opportunity for us, as our business allowed users to make supermarket purchases online from the comfort of their homes, limiting their potential exposure to COVID-19. Many new customers used our platform for the first time as a result of lockdown and mobility restrictions.

Since approximately March to April 2021, when most of the lockdown restrictions were ultimately lifted in Colombia, we are no longer experiencing the same boost to our growth as we were during peak pandemic. Although the COVID-19 pandemic has largely subsided, we do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if there are new COVID-19 outbreaks and variant strains continuing to emerge worldwide despite the greater availability of vaccines. Given the uncertainty, we cannot reasonably estimate the ongoing impact of the COVID-19 pandemic on our future results of operations, cash flows, or financial condition. For additional details, see the section titled “Risk Factors — The outbreak of COVID-19 may have in the future a negative impact on the global economy and on our business, operations and results.”

Macroeconomic Environment

As the majority of our operations and services are performed in Colombia and Brazil, we are generally affected by macroeconomic conditions, economic growth and political stability in those countries and, to a lesser extent, in other countries of Latin America. Such factors affect us more broadly through the resulting impact on the demand for online grocery shopping and delivery services, financing costs, the general availability of financing and exchange rate fluctuations between the Colombian peso, the Brazilian real and other currencies, mainly the U.S. dollar.

The following table sets forth certain data relating to GDP, inflation and interest rates in Colombia and Brazil, respectively, and the U.S. dollar exchange rate as of the dates and for the periods indicated. Both countries had negative growth in 2020 due to the COVID contingency. Due to a lower base in 2020, 2021 was a year with a comparatively high growth rates for both countries.

	Colombia		Brazil
	As of and for the years ended December 31,		As of and for the years ended December 31,
	2021	2020	2021	2020
Real growth (contraction) in GDP	10.6%	(6.8)%	4.6%	(4.1)%
Inflation	5.62%	1.61%	10.06%	4.52%
Long-term interest rates	8.5%	5.8%	5.3%	4.5%
Period-end exchange rate – local currency per U.S.$1.00	3,981.16	3,432.50	5.58	5.20
Average exchange rate – local currency per U.S.$1.00	3,743.09	3,693.36	5.40	5.16
Appreciation (depreciation) of local currency against the U.S.$ in the period	(16.0)%	(5.2)%	(7.3)%	(29.2)%

As of September 30, 2022, GDP growth rate for Colombia and Brazil was 7.0% and 3.6%, respectively, compared to the same period of 2021. Inflation rate for Colombia and Brazil was 11.4% and 7.2%, respectively, compared to the same period of 2021. Period-end exchange rate (local currency per U.S.$1.00) for Colombia and Brazil was COP $4,590.54 and BRL $5.41 respectively, with a depreciation of 15.3% for the Colombian Peso and a 2.8% appreciation for the Brazilian Real from their respective closing rates on December 31, 2021. The long-term interest rates for Colombia and Brazil were 7.0% and 12.9%, respectively.

Size of Our User Base

Our revenue is largely driven, among other factors, by the number of users that we are able to attract and retain. The higher the number of active users of our grocery delivery, the larger the economies of scale in our network of warehouses.

Consumer Spending

Our operating results are sensitive to changes in overall economic conditions that impact consumer spending, including discretionary spending, in the areas where we operate. Consumers may reduce spending or change their purchasing habits due to certain economic conditions, such as decreasing employment levels, slowing business activity, increasing interest rates, increasing energy and fuel costs, increasing healthcare costs and increasing tax rates. A general reduction in the level of consumer spending or our inability to respond to shifting consumer preferences regarding products, store location and other factors in the markets where we operate could adversely affect our growth and profitability. However, our company may be less sensitive than other industries, as consumers may be less likely to cut discretionary spending on groceries than on other purchases during times of economic uncertainty.

Inflation and Interest Rates

According to the DANE, overall inflation in Colombia was 5.62% in 2021 and 1.61% in 2020. Food inflation was 17.23% in 2021 and 4.80% in 2020. According to the Brazilian Geography and Statistics Institute (IBGE), overall inflation in Brazil was 10.06% in 2021 and 4.52% in 2020. Food inflation was 7.94% in 2021 and 14.09% in 2020.

Inflation has an impact on our financial liquidity and financial capital resources primarily by impacting our purchasing power. Cost of goods sold, transportation, warehouse rentals, energy costs and labor cost, our primary operating costs, increase generally with inflation and, where possible, are recovered through cost-saving activities and retail price adjustments. The contracts of our warehouses for example are indexed to inflation and rental prices are adjusted every year.

However, given that the groceries market is highly competitive, Merqueo is constantly looking for cost and expenses optimizations. In the long run, higher inflation means not only higher costs but also higher levels of revenue as we sell groceries, a natural hedging between inflation and revenues.

We are exposed to interest rate risk primarily on our outstanding loans subject to floating interest rates, more specifically in the cost of the financial debt indexed to the IBR, DTF and SOFR rates. The following table presents the increases in the relevant interest rates over the last two quarters:

	End of month
	March 2022	September 2022
IBR	3.88%	8.52%
DTF	4.97%	10.99%
SOFR	0.3%	2.98%

Under current market conditions, if IBR and DTF were to have an additional increase of 100 basis points, our effective interest rate paid on the respective loans would rise by 123 basis points, which translate in additional interest of approximately COP $10,876 thousand to be paid until the maturity of the loans.

Under current market conditions, if the SOFR were to have an additional increase of 100 basis points, our effective interest rate paid on the respective loans would rise by 100.5 basis points, which translates to an additional interest expenditure of approximately U.S.$989,000 for the year 2023 to be paid until the maturity of the loans.

Additionally, inflation and interest rate hikes usually have a negative impact on the purchasing power of our customers considering the cost of goods and services increases while the cost of borrowing also increases. This situation may cause consumers to be more conscious of their expenses and therefore less inclined to spend. We do not expect our expansion and capital expenditures to be materially impacted by these effects.

However, this impact may be smaller in the grocery retail industry compared to other industries, given that food is a non-discretionary type of household expense. We expect consumers to change the way they purchase, by (1) adjusting the quantities of product they buy, (2) shifting from higher-end brand to cheaper alternatives, (3) choosing not to use delivery services and (4) removing non-essential items from their grocery list. Our results may be affected by the willingness of our customers to spend, the frequency with which they make purchases on our platform, the amount they spend in purchases and their capacity to buy more costly, high-margin products. These changes in consumer behavior may materially and adversely affect us.

Nonetheless, a more spending-conscious customer means an opportunity to position our private labels as a solution for their needs under less favorable economic conditions. Any shortage caused by limitation in installed capacity, by supply chain disruptions on our private label suppliers or the levels of service they can provide, will hamper our capacity to capitalize on that opportunity.

We have developed a pricing model that allows us to know the prices of benchmark grocery retail players on a daily basis. We establish our base prices based on: (i) the benchmark average and minimum prices and (ii) a set of rules for the different product categories that we have defined: from essential, high turnover basic basket products, which drive customer price perception, to lower turnover, higher margin products. We strive to be perceived as an affordable alternative. We do so by aiming to be cheaper than the benchmark in perception-driving products. In this kind of environment, we expect it will be very important for us that customers continue to perceive us as one of the most competitive alternatives in the market. Thus, we need to closely monitor customer behavior towards market and test and analyze our different set of rules for the different product categories we have defined to maximize spending in our app.

Although we are a light-asset company, we need to incur capital expenditures on some operational assets of the day-to-day business in our warehouses. Additionally, we have capital expenditures related to software development, which is necessary to providing our service. Inflation may increase the cost of warehouse set-up by driving up wages and the cost of suppliers in 2023.

Additionally, we have capital expenditures related to software development, which is necessary to providing our service. We have already reduced expenditure in software development in recent months, and we have refined the development backlog accordingly. However, we may have an increase related to the expected wage increases in 2023.

Our expansion plan and warehouse rollout are driven by an increase in demand and the necessity of additional installed capacity to fulfill more orders. If our demand grows in a city, to the extent that we need new warehouses and we fail to timely anticipate this need, we may limit our revenues. Inflation may impact the warehouse set-up cost, including the cost of supplies and equipment required to enable a warehouse. However, we consider it riskier for our flywheel and profitability not to have a sufficient warehouse capacity in place. Changes to our expansion plan will be driven by the speed at which our demand and revenue grow.

Seasonality and Weather Patterns

Our retail business generally fluctuates as a result of the holiday season and other local festivities, when a part of our user base will travel or be out of the house and will be less likely to do grocery shopping. Results may also be impacted by weather. For example, our sales are generally positively impacted by rainy weather, when users will prefer staying at home than going to the supermarket or eating out.

Closure of Operations in Mexico

In June 2022, our board of directors decided to close our operations in Mexico indefinitely, effective on June 8, 2022, in order to focus the resources and efforts on strengthening our position in Colombia and the expansion in Brazil. We have classified these operations as discontinued and the results of these operations are included as discontinued operations accordingly. For the reasons described above, our net loss from discontinued operations for the nine months ended September 30, 2022 was COP $21,556,514, a decrease of COP $3,128,705, or 12.7% from COP $24,685,219 for the nine months ended September 30, 2021 and our net loss from discontinued operations for the year ended December 31, 2021 was COP $38,265,459, an increase of COP $33,115,150, or 643% from COP $5,150,309 for the year ended December 31, 2020. See Note 22 to our consolidated financial statements for the nine months ended September 30, 2022 and 2021 and Note 35 to our consolidated financial statements for the years ended December 31, 2021 and 2020, included elsewhere in this prospectus, for additional details.

Non-IFRS Financial Measures and Key Business Metrics

Certain parts of this prospectus contain the following non-IFRS financial measures: EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost. A non-IFRS financial measure is generally defined as a numerical measure of historical or future financial performance, financial position, or cash flow that excludes or includes amounts that would not be adjusted in the most comparable IFRS measure.

EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost are used by our management to monitor the underlying performance of the business and its operations. These measures are used by different companies for differing purposes and are often calculated in ways that reflect the circumstances of those companies. You should exercise caution in comparing these measures as reported by us to the same or similar measures as reported by other companies. EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost may not be comparable to similarly titled metrics of other companies. These measures are unaudited and have not been prepared in accordance with IFRS or any other generally accepted accounting principles.

EBITDA, Adjusted Gross Profit and Total Distribution and Logistics Cost are not measurements of performance under IFRS or any other generally accepted accounting principles, and you should not consider them as alternatives to operating profit/loss or other financial measures determined in accordance with IFRS or other generally accepted accounting principles. These measures have limitations as analytical tools, and you should not consider them in isolation. We have chosen to present these non-IFRS measures as they are common for other companies in our industry.

In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions:

Consolidated Basis	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousand)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)
Total Distribution and Logistics Cost	53,065,411	66,450,000	14,662,174	48,949,329	47,582,277	10,499,016
Net Revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Distribution and Logistics Cost as a percentage of net revenues	28%	32%	32%	33%	44%	44%
Total Distribution and Logistics Cost excluding administrative employees supporting selling activities	43,200,830	52,739,682	11,636,996	38,866,819	36,414,753	8,034,905
Net Revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Distribution and Logistics Cost excluding administrative employees supporting selling activities as a percentage of net revenue	23%	26%	26%	26%	33%	33%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Consolidated Basis	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousands)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)(1)
Net revenues	188,994,616	205,600,950	45,365,793	150,197,275	108,750,780	23,995,830
Adjusted Gross Profit	34,895,582	17,498,380	3,861,013	17,209,552	6,959,904	1,535,701
Adjusted Gross Profit as a percentage of net revenue	18%	9%	9%	11%	6%	6%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Data for Colombia	For the year ended December 31,		For the nine months ended September 30,
	2020	2021	2022
Average Monthly Active Users(1)	69,014	90,568	58,544
Average Monthly Active Rate(2)	1.5	1.6	1.5
Average Monthly Delivered Orders	106,336	148,947	96,068

____________

(1)      Corresponds to the average number of users who place an order during the month (either acquisitions or reorder users), net of cancelled orders.

(2)      Corresponds to the average number of times customers place and receive orders per month.

Data for Brazil	For the year ended December 31,		For the nine months ended September 30,
	2020	2021	2022
Average Monthly Active Users	—	5,012	8,892
Average Monthly Active Rate	—	1.6	1.7
Average Monthly Delivered Orders	—	7,935	14,709
	For the year ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2021	2021	2022	2022
	(in COP$ Thousand)		(in U.S.$)(1)	(in COP$ Thousands)		(in U.S.$)
Net loss for the year	(58,466,741)	(163,943,170)	(36,174,015)	(105,853,260)	(166,484,515)	(36,734,763)
Net loss from discontinued operations	5,150,309	38,265,459	8,443,263	24,685,219	21,556,514	4,756,439
Net loss for the year from continuing operations	(53,316,432)	(125,677,711)	(27,730,752)	(81,168,041)	(144,928,001)	(31,978,324)
Income tax benefit (expense)	23,197	0	0	0	0	0
Net financial result	2,759,691	7,204,241	1,589,614	6,645,388	16,530,848	3,647,527
Net loss on exchange differences	197,591	1,613,669	356,056	2,335,351	9,782,203	2,158,440
Finance expenses	2,681,367	5,638,021	1,244,028	4,423,845	6,826,468	1,506,259
Finance income	(119,267)	(47,449)	(10,470)	(113,808)	(77,823)	(17,172)
Operating loss	(50,533,544)	(118,473,470)	(26,141,138)	(74,522,653)	(128,397,153)	(28,330,797)
Depreciation and amortization	5,817,324	8,760,609	1,933,026	6,308,650	7,066,673	1,559,259
EBITDA	(44,716,220)	(109,712,861)	(24,208,112)	(68,214,003)	(121,330,480)	(26,771,538)

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Critical Accounting Estimates and Judgments

Our financial statements are prepared in conformity with IFRS. In preparing our financial statements, we make assumptions, judgments and estimates that can have a significant impact on amounts reported in our financial statements. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. We regularly reevaluate our assumptions, judgments and estimates. Our significant accounting policies are described in Note 2 to our consolidated financial statements for the nine months ended September 30, 2022 and 2021 and Note 4 to our consolidated financial statements for the years ended December 31, 2021 and 2020, included elsewhere in this prospectus.

Recent Accounting Pronouncements

For information about recent accounting pronouncements that will apply to us in the near future, see Note 3 to our consolidated financial statements for the nine months ended September 30, 2022 and 2021 and Note 5 to our consolidated financial statements for the years ended December 31, 2021 and 2020, included elsewhere in this prospectus.

Description of Principal Line Items

Net revenues

Net revenues are obtained mainly from grocery sales through our Merqueo on-line platform. These revenues include sales of goods in key categories, such as fresh produce, pantry, meat, seafood, personal care, and household goods, among others. Additionally, we earn revenues from delivery fees charged to customers in the case of orders that don’t reach a specific monetary threshold. Revenues are net of promotional discounts, vouchers, and customer cards and are recognized when goods are delivered and billed. Taxes collected from customers are not included in this item.

Cost of Sales

Cost of sales includes the cost of inventories purchased and other costs directly related to the sale of products, such as rights of use of our warehouses and personnel in charge of merchandise receipt.

Gross profit

Gross profit is measured as revenue from contracts with customers net cost of sales.

Selling Expenses

Selling expenses consist primarily of (i) personnel expenses (including salaries, benefits, and share-based compensation, of all personnel directly involved in business development and marketing activities), (ii) transactions fees and commissions, and (iii) advertising costs in digital platforms and social media. We expect that our sales and marketing expenses will decrease as a percentage of revenues as we continue optimizing our processes.

Administrative expenses consist of personnel expenses, including salaries, benefits, and share-based compensation, for all personnel directly involved in an administrative function. Those expenses include personnel in Colombia and Brazil. It also includes non-refundable taxes, travel expenses, depreciation of fixed assets, amortization of the right-of-use assets for our office space and professional services, among others in both countries.

We expect administrative expenses to increase as a result of becoming a publicly-traded company and implementing the compliance, governance, legal and reporting capacities required. For additional information, see “Risk Factors — Risks Related to Operating as a Public Company.”

Technology expenses

Technology expenses are related to research and development activities performed by our engineering team. Development costs may be capitalized if conditions under International Accounting Standard (“IAS 38”) are met.

Technology expenses associated with our research and development activities are mainly composed by engineering, prototyping, production, and testing, and include mainly the following:

•        personnel-related expenses for personnel performing research activities, including salaries, benefits, social security contributions, travel and share-based compensation;

•        fees paid to third parties, such as consultants and contractors, for outsourced engineering services;

•        expenses related to software costs and licenses, and third-party services; and

•        amortization of the intangible asset associated with capitalized development costs and depreciation for equipment used in research and development activities.

We expect our research and development costs to decrease as a percentage of revenues as we continue optimizing our processes.

Other operating income and expenses

Other operating income and expenses include a variety of non-recurring costs and income.

Operating profit (loss)

Operating profit (loss) is measured as gross profit net of operating expenses.

Finance income

Finance income is composed of interest generated on accounts held by the Company.

Finance expenses

Finance expenses are composed mostly of interest paid (credit lines and leasings) and some taxes related to bank transactions.

Net loss on exchange differences

Net loss on exchange differences is related to exchange transactions we perform during each period mainly related to funding rounds, debt financing, and foreign suppliers payments.

Recent Developments

In April 2022, we entered into the BLAO Loan Agreement and the IDB-I Loan Agreement, for U.S.$18,000,000 and U.S.$4,000,000, respectively, with interest accruing at rates per annum ranging from 9.75% to 12.75% and maturing in April 2029. Each loan had substantially similar terms. These loans are secured by pledge agreements and guarantees in favor of the lenders. See “Collateral Agreements.”

In June 2022, our board of directors decided to close its operations in Mexico indefinitely, effective on June 8, 2022 in order to focus the resources and efforts on strengthening our position in Colombia and the expansion in Brazil.

During the second and third quarter of 2022, we decided to discontinue the ultra-fast delivery service as management considered it was especially challenging to make the business profitable in the short term. Marketplace services were discontinued for the same reason.

Results of Operations

We operate our business and report our results of operations in three principal business segments: (i) Colombia, (ii) Brazil, and (iii) Mexico (discontinued operation).

During the second and third quarter of 2022, we changed our focus and are no longer targeting rapid growth. Instead, we are focused on building our path to profitability. While 2021 was a year of expansion, in 2022 we are focused on operational efficiency in our strongest markets. During 2022, we closed several warehouses in different geographies, which led to a decrease in net revenues. Our administrative expenses (and therefore our operating loss) grew during the first nine months due to the closing of warehouses and severance costs. Some penalties related to the early termination of lease agreements that are not related to our day-to-day business were also paid.

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021

The following table sets forth our income statement data for the periods indicated on a consolidated basis:

	For the nine months ended September 30,
	2022	2022	2021	Variation (%)
	(in U.S.$)(1)	(in COP$ Thousands)
Continuing Operations
Net revenues	23,995,830	108,750,780	150,197,275	(28)%
Cost of sales	(23,544,828)	(106,706,807)	(137,241,942)	(22)%
Gross profit	451,002	2,043,973	12,955,333	(84)%

Selling expenses	(12,867,004)	(58,314,161)	(54,719,036)	7%
Administrative expenses	(12,924,515)	(58,574,806)	(28,360,106)	107%
Technology expenses	(1,082,674)	(4,906,753)	(3,000,427)	64%
Other operating income	521,993	2,365,708	1,311,361	80%
Other operating expenses	(2,429,599)	(11,011,114)	(2,709,778)	306%
Operating loss	(28,330,797)	(128,397,153)	(74,522,653)	72%

Financial income	17,172	77,823	113,808	(32)%
Financial expenses	(1,506,258)	(6,826,468)	(4,423,845)	54%
Net loss on exchange differences	(2,158,440)	(9,782,203)	(2,335,351)	319%
Net financial results	(3,647,527)	(16,530,848)	(6,645,388)	149%
Loss before income tax	(31,978,324)	(144,928,001)	(81,168,041)	79%
Income tax benefit	—	—	—	0%
Net loss from continuing operations for the year	(31,978,324)	(144,928,001)	(81,168,041)	79%
Net loss from discontinued operations	(4,756,439)	(21,556,514)	(24,685,219)	(13)%
Net loss for the year	(36,734,762)	(166,484,515)	(105,853,260)	57%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues decreased by COP $41,446,495 thousand, or 28%, from COP $150,197,275 thousand for the nine months ended September 30, 2021 to COP $108,750,780 thousand during the nine months ended September 30, 2022. The decrease was attributable to a 25% decrease in average monthly delivered orders from 147,205 to 110,777, and, to a lesser extent, to a 4% decrease in the average order value. This is in line with our shift in strategic focus away from fast growth to achieving profitability. We have taken steps to reach profitability by closing operations in several cities and adjusting our strategy related to pricing and promotions.

Cost of sales

Cost of sales decreased COP $30,535,135 thousand, or 22%, from COP $137,241,942 thousand for the nine months ended September 30, 2021 to COP $106,706,807 thousand during the nine months ended September 30, 2022. Cost of sales decreased less than net revenues during the same period, considering we decided to only partially transfer our cost increases to our final customers.

Gross profit

Gross profit decreased COP $10,911,360 thousand, or 84%, from COP $12,955,333 thousand for the nine months ended September 30, 2021 to COP $2,043,973 thousand during the nine months ended September 30, 2022. This decrease was attributable mainly to some inventory evacuations as a result of the closure of several warehouses. In order to close unprofitable warehouses rapidly, it was necessary to lower prices and sell merchandise with low margin. As a result, gross margin for the nine months ended September 30, 2022 was 1.9%, a decrease of 6.7 percentage points from 8.6% for the nine months ended September 30, 2021.

Selling expenses

Selling expenses increased COP $3,595,125 thousand, or 7%, from COP $54,719,036 thousand for the nine months ended September 30, 2021 to COP $58,314,161 thousand during the nine months ended September 30, 2022. This increase was attributable mainly to a progressive reinforcement of our marketing team, both in size and seniority. Additionally, for the Brazil segment we do not have a comparable basis, considering the beginning of the operations in July 2021 compared to the nine months ended September 30, 2022. On the other hand, we began reducing wages and salaries, social security contributions and advertising expenses during the second quarter of 2022.

Administrative expenses

Administrative expenses increased COP $30,214,700 thousand, or 107%, from COP $28,360,106 thousand during the nine months ended September 30, 2021 to COP $58,574,806 thousand during the nine months ended September 30, 2022. The increase was primarily attributable to employment related cost, considering hiring costs for the beginning of operations in Brazil and professional service fees from consulting, advisors and audit firms. When we started operations in Brazil, and during several months of 2022, most of our operational employees were hired through outsourcing companies. Those expenses were included in this line of “Administrative Expenses” and grew rapidly as we expanded our footprint in Sao Paulo. Also, during the second half of 2022 we had severance and closing expenses to (i) reduce our people cost, (ii) optimize our geographical footprint and (iii) move towards profitability.

Technology expenses

Technology expenses increased COP $1,906,326 thousand, or 64%, from COP $3,000,427 thousand during the nine months ended September 30, 2021 to COP $4,906,753 thousand during the nine months ended September 30, 2022. This increase was primarily attributable to investments made in our technology platform.

Other operating income

Other operating income increased by COP $1,054,347 thousand, or 80%, from COP $1,311,361 thousand during the nine months ended September 30, 2021 to COP $2,365,708 thousand during nine months ended September 30, 2022. This increase was primarily attributable to revenues from asset disposals and reversal of provisions on cash back not redeemed by clients.

Other operating expenses

Other operating expenses increased by COP $8,301,336 thousand, or 306%, from COP $2,709,778 thousand during the nine months ended September 30, 2021 to COP $11,011,114 thousand during the nine months ended September 30, 2022. This increase was primarily attributable to the write-off of intangible assets related to platform projects not concluded and the warrant expense recognized in the period.

Operating loss

For the reasons described above, operating loss for the nine months ended September 30, 2022 was COP $128,397,153 thousand, an increase of COP $53,874,500 thousand, or 72%, from COP $74,522,653 thousand for the nine months ended September 30, 2021. As mentioned previously, this increase was mainly due to closing and severance expenses in 2022 in order to improve our EBITDA and reduce our cash needs in the coming months.

Financial income

Financial income for the nine months ended September 30, 2022 was COP $77,823 thousand, a decrease of COP $35,985 thousand, or 32%, from COP $113,808 thousand for the nine months ended September 30, 2021. This decrease was primarily attributable to a lower level of interest income on cash equivalents held in our checking and savings accounts.

Finance expenses

Finance expenses for the nine months ended September 30, 2022 were COP $6,826,468 thousand, an increase of COP $2,402,623 thousand, from COP $4,423,845 thousand for the nine months ended September 30, 2021. This increase was due mainly to indebtedness incurred with IDB and BLAO during the first half of the year 2022.

Net loss on exchange differences

Loss on exchange differences for the nine months ended September 30, 2022 was COP $9,782,203 thousand, an increase of COP $7,446,852 thousand, from COP $2,335,351 thousand for the nine months ended September 30, 2021. This was primarily attributable to indebtedness incurred with IDB and BLAO during the first half of the year 2022.

Net financial result

Because of the reasons described above, net financial result for the nine months ended September 30, 2022 was negative COP $16,530,848 thousand, an increase of COP $9,885,460 thousand, or 149%, from COP $6,645,388 thousand for the nine months ended September 30, 2021.

Loss before income tax

Loss before income tax for the nine months ended September 30, 2022 was COP $144,928,001 thousand, an increase of COP $63,759,960 thousand, or 79%, from COP $81,168,041 thousand for the nine months ended September 30, 2021.

Income tax benefit

Income tax benefit for the nine months ended September 30, 2022 was COP $0, from COP $0 thousand for the nine months ended September 30, 2021. Due to the net loss from continuing operations, neither current nor deferred taxes had to be recognized.

Net loss from continuing operations

For the reasons described above, net loss from continuing operations for the nine months ended September 30, 2022 was COP $144,928,001 thousand, an increase of COP $63,759,960 thousand, or 79%, from COP $81,168,041 thousand for the nine months ended September 30, 2021.

Colombia

The following table sets forth our income statement data for the periods indicated for our Colombia segment.

Initially, during 2021, our main goal in Colombia was to grow and to expand geographically. However, during the second and third quarter of 2022, we changed our focus and are no longer targeting rapid growth. Instead, we are focused on building our path to profitability. While 2021 was a year of expansion, in 2022 we are focused on operational efficiency in our strongest markets. During 2022, we closed several warehouses in different cities, which led to a decrease in net revenues.

	For the nine months ended September 30,
	2022	2022	2021	Variation (%)
	(in U.S.$)(1)	(in COP$ Thousands)
Net revenues	20,534,574	93,064,128	149,560,268	(38)%

Cost of sales	(19,186,737)	(86,955,634)	(135,929,041)	(36)%
Selling expenses	(11,040,435)	(50,036,026)	(54,121,962)	(8)%
Administrative expenses	(9,784,752)	(44,345,180)	(25,449,631)	74%
Technology expenses	(1,082,674)	(4,906,753)	(3,000,427)	64%
Other operating income	521,993	2,365,708	1,311,361	80%
Other operating expenses	(2,371,863)	(10,749,447)	(2,703,535)	298%
Total cost and operating expenses	(42,944,468)	(194,627,332)	(219,893,235)	(11)%

Eliminations	—	—	—	0%
Operating loss	(22,409,894)	(101,563,204)	(70,332,967)	44%

Depreciation, amortization,	(1,386,020)	(6,281,539)	(6,296,275)	0%
Impairment of working capital accounts	(21,717)	(98,421)	(472,694)	(79)%
Impairment of long-lived assets	(1,778)	(8,056,938)	0	—

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues decreased by COP $56,496,140 thousand, or 38%, from COP $149,560,268 thousand for the nine months ended September 30, 2021 to COP $93,064,128 thousand during the nine months ended September 30, 2022. The decrease was attributable mainly to the change of our priorities, since we are not targeting fast growth anymore and are fully focused on reaching profitability. We closed our activities in several cities and we adopted a less aggressive position in terms of pricing and promotions.

Cost of sales

Cost of sales decreased by COP $48,973,407 thousand, or 36%, from COP $135,929,041 thousand for the nine months ended September 30, 2021 to COP $86,955,634 thousand during the nine months ended September 30, 2022. The decrease was mainly the result of lower level of sales.

Gross profit

Gross profit decreased by COP $7,522,733 thousand, or 55%, from COP $13,631,227 thousand for the nine months ended September 30, 2021 to COP $6,108,494 thousand during the nine months ended September 30, 2022. The decrease was attributable mainly to a lower level of sales resulting from an aggressive pricing strategy at the beginning of the year and some inventory evacuations as a result of the closure of several warehouses. As a result, gross margin for the nine months ended September 30, 2022 was 6.6%, a decrease of 2.5 percentage points from 9.1% for the nine months ended September 30, 2021.

Selling expenses

Selling expenses were COP $54,121,962 thousand for the nine months ended September 30, 2021 compared to COP $50,036,026 thousand during the nine months ended September 30, 2022. This decrease was attributable mainly to a reduction in our marketing team, both in size and seniority. We began reducing employee related costs and advertising expenses during the second quarter of 2022.

Administrative expenses

Administrative expenses increased by COP $18,895,549 thousand, or 74%, from COP $25,449,631 thousand during the nine months ended September 30, 2021 to COP $44,345,180 thousand during the nine months ended September 30, 2022. The increase was attributable mainly to costs of employment related to hiring a more robust and senior team.

Technology expenses

Technology expenses decreased by COP $1,906,326 thousand or 64%, from COP $3,000,427 thousand during the nine months ended September 30, 2021 to COP $4,906,753 thousand during the nine months ended September 30, 2022. The decrease was attributable mainly to our efforts to reduce expenses and minimize cash burn.

Other operating income

Other operating income increased by COP $1,054,347 thousand, or 80%, from COP $1,311,361 thousand during the nine months ended September 30, 2021 to COP $2,365,708 thousand during the nine months ended September 30, 2022. This increase was primarily due to revenues from asset disposals, considering the closure of warehouses, and reversal of provision on cash back not redeemed by clients.

Other operating expenses

Other operating expenses increased by COP $8,045,912 thousand, or 298%, from COP $2,703,535 thousand during the nine months ended September 30, 2021 to COP $10,749,447 thousand during the nine months ended September 30, 2022. This increase was primarily due to the write-off of intangible assets related to platform projects not concluded.

Total cost and operating expenses

Total cost and operating expenses for the nine months ended September 30, 2022 for our Colombia segment were COP $194,627,332 thousand, a decrease of COP $25,265,903 thousand, or 11%, from COP $219,893,235 thousand for the nine months ended September 30, 2021.

Operating loss

Because of the reasons described above, operating loss for the nine months ended September 30, 2022 for our Colombia segment was COP $101,563,204 thousand, an increase of COP $31,230,237 thousand, or 44%, from COP $70,332,967 thousand for the nine months ended September 30, 2021. As mentioned previously, we had closing and severance expenses in 2022 in order to improve our EBITDA and reduce our cash needs in the coming months.

Depreciation and amortization

Depreciation and amortization for the nine months ended September 30, 2022 for our Colombia segment was COP $6,281,539 thousand, a decrease of COP $14,736 thousand, from COP $6,296,275 thousand for the nine months ended September 30, 2021. This decrease represents a variance of only 0.2%.

Impairment

Impairment for the nine months ended September 30, 2022 for our Colombia segment was COP $98.421 thousand, a decrease of COP $374,273 thousand, or 79%, from COP $472,694 thousand for the nine months ended September 30, 2021. This decrease was primarily due to the deterioration in accounts receivables and inventory.

Brazil

The following table sets forth our income statement data for the periods indicated for our Brazil segment.

Revenues in Brazil grew exponentially. We have been constantly developing our activity since the third quarter of 2021, when we started our operations in Sao Paulo City. Selling and administrative expenses have grown accordingly. Figures of the nine months ended September 30, 2021 and 2022 are not comparable, considering our activity in Sao Paulo started during the third quarter of 2021.

	For the nine months ended September 30,
	2022	2022	2021
	(in U.S.$)(1)	(in COP$ Thousands)
Net revenues	3,461,255	15,686,652	637,007

Cost of sales	(4,358,091)	(19,751,173)	(1,312,901)
Selling expenses	(1,826,568)	(8,278,135)	(597,074)
Administrative expenses	(3,139,763)	(14,229,626)	(2,910,475)
Technology expenses	—	—	—
Other operating income	—	—	—
Other operating expenses	(57,737)	(261,667)	(6,243)
Total cost and operating expenses	(9,382,159)	(42,520,601)	(4,826,693)

Eliminations	—	—	—
Operating loss	(5,920,904)	(26,833,949)	(4,189,686)

Depreciation, amortization,	(173,240)	(785,134)	(12,375)
Impairment of working capital	—	—	—

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues increased by COP $15,049,645 thousand, from COP $637,007 thousand for the nine months ended September 30, 2021 to COP $15,686,652 thousand during the nine months ended September 30, 2022. This increase was attributable mainly to the beginning of the operations in July 2021 compared to the nine months ended September 30, 2022.

Cost of sales

Cost of sales increased by COP $18,438,272 thousand, from COP $1,312,901 thousand for the nine months ended September 30, 2021 to COP $19,751,173 thousand during the nine months ended September 30, 2022. This increase was attributable mainly to the beginning of the operations in July 2021 compared to the nine months ended September 30, 2022.

Gross loss

Gross loss increased by COP $3,388,627 thousand, from COP $675,894 thousand for the nine months ended September 30, 2021 to COP $4,064,521 thousand during the nine months ended September 30, 2022. This increase was attributable mainly to the beginning of the operations in July 2021 compared to the nine months ended September 30, 2022.

Selling expenses

Selling expenses increased by COP $7,681,061 thousand, from COP $597,074 thousand for the nine months ended September 30, 2021 to COP $8,278,135 thousand during the nine months ended September 30, 2022. The increase was attributable mainly to marketing investments.

Administrative expenses

Administrative expenses increased by COP $11,319,151 thousand, or 389%, from COP $2,910,475 thousand during the nine months ended September 30, 2021 to COP $14,229,626 thousand during the nine months ended September 30, 2022. The increase was attributable mainly to employment related cost of local teams.

Other operating expenses

Other operating expenses increased by COP $255,424 thousand, from COP $6,243 thousand during the nine months ended September 30, 2021 to COP $261,667 thousand during the nine months ended September 30, 2022. This increase was attributable mainly to the beginning of the operations in July 2021 compared to the nine months ended September 30, 2022.

Total cost and operating expenses

Total cost and operating expenses for the nine months ended September 30, 2022 for our Brazil segment were COP $42,520,601 thousand, an increase of COP $37,693,908 thousand, from COP $4,826,693 thousand for the nine months ended September 30, 2021.

Operating loss

Because of the reasons described above, operating loss for the nine months ended September 30, 2022 for our Brazil segment was COP $26,833,949 thousand, an increase of COP $22,644,263 thousand, from COP $4,189,686 thousand for the nine months ended September 30, 2021.

Depreciation and amortization

Depreciation and amortization for the nine months ended September 30, 2022 for our Brazil segment was COP $785,134 thousand, an increase of COP $772,759 thousand, from COP $12,375 thousand for the nine months ended September 30, 2021, related to the expansion plan and the acquisition of property plant and equipment.

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

The following table sets forth our income statement data for the periods indicated on a consolidated basis:

	For the year ended December 31,
	2021	2021	2020	Variation (%)
	(in U.S.$)(1)	(in COP$ Thousands)
Continuing Operations
Net revenues	45,365,793	205,600,950	188,994,616	9%
Cost of sales	(42,781,804)	(193,890,132)	(158,905,210)	22%
Gross profit	2,583,989	11,710,818	30,089,406	(61)%

Selling expenses	(17,602,455)	(79,775,558)	(57,973,554)	38%
Administrative expenses	(9,213,315)	(41,755,390)	(22,831,810)	83%
Technology expenses	(1,013,740)	(4,594,339)	(1,403,053)	227%
Other operating income	287,636	1,303,585	3,141,188	(59)%
Other operating expenses	(1,183,253)	(5,362,586)	(1,555,721)	245%
Operating loss	(26,141,138)	(118,473,470)	(50,533,544)	134%

Financial income	10,470	47,449	119,267	(60)%
Financial expenses	(1,244,028)	(5,638,021)	(2,681,367)	110%
Net loss on exchange differences	(356,056)	(1,613,669)	(197,591)	717%
Net financial results	(1,589,614)	(7,204,241)	(2,759,691)	161%
Loss before income tax	(27,730,752)	(125,677,711)	(53,293,235)	136%
Income tax benefit	—	—	(23,197)	0%
Net loss from continuing operations for the year	(27,730,752)	(125,677,711)	(53,316,432)	136%
Net loss from discontinued operations	(8,443,263)	(38,265,459)	(5,150,309)	643%
Net loss for the year	(36,174,015)	(163,943,170)	(58,466,741)	180%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues increased by COP $16,606,334 thousand, or 9%, from COP $188,994,616 thousand for the year ended December 31, 2020 to COP $205,600,950 thousand during the year ended December 31, 2021. The increase was mainly attributable to a 40% increase in average monthly delivered orders from 106,336 to 148,947, and, to a lesser extent, to a 7% increase in activity rate (average number of times customers place orders per month) from 1.5 to 1.6. This increase was partially offset by a 24% decrease in the average order value from U.S.$37.2 to U.S.$28.3. In 2020, the lockdown boosted Merqueo’s activity and revenues. We experienced high demand, which grew exponentially, without sacrificing our gross profit, considering that during this period customers were driven by convenience and we were able to offer our services to new and recurrent customers. In 2021, growth was still a priority and we expanded operations both in new and current geographies, and developed faster delivery models. For this reason, we used more discounts than in 2020, which had a negative impact on revenues.

Cost of sales

Cost of sales increased COP $34,984,922 thousand, or 22%, from COP $158,905,210 thousand for the year ended December 31, 2020 to COP $193,890,132 thousand during the year ended December 31, 2021. The increase was attributable mainly to the increase in retail sales, and increases in merchandise prices not fully transferred to end customers due to discounts granted.

Gross profit

Gross profit decreased COP $18,378,588 thousand, or 61%, from COP $30,089,406 thousand for the year ended December 31, 2020 to COP $11,710,818 thousand during the year ended December 31, 2021. The decrease was attributable mainly to a smaller margin on goods sold, due to the end of the lockdown, increases in merchandise prices and a more aggressive discounts strategy in 2021. As a result, gross margin for the year ended December 31, 2021 was 5.7%, a decrease of 10.2 percentage points from 15.9% for the year ended December 31, 2020.

Selling expenses

Selling expenses increased COP $21,802,004 thousand, or 38%, from COP $57,973,554 thousand for the year ended December 31, 2020 to COP $79,775,558 thousand during the year ended December 31, 2021, primarily attributable to an increase of COP $7,616,962 thousand in remuneration of sales staff and operational and marketing teams (considering a higher level of sales volume and Brazil’s operational launch), and an increase of COP $14,185,042 thousand in advertising (considering higher level of market competition once COVID-19 restrictions were lifted), delivery, services and other selling expenses.

Administrative expenses

Administrative expenses increased COP $18,923,580 thousand, or 83%, from COP $22,831,810 thousand during the year ended December 31, 2020 to COP $41,755,390 thousand during the year ended December 31, 2021. The increase was primarily attributable to an increase of COP $13,348,543 thousand in the administrative staff (considering reinforcement of marketing teams and Brazil segment launch in July 2021), and a net increase of COP $5,575,037 thousand in travel expenses, legal and consulting fees (including those related to establishing operations in three different countries), other administrative expenses and general expenses, and non-recoverable income tax. Also, we had to reinforce our administrative staff and hired consultants in order to prepare for a potential initial public offering.

Technology expenses

Technology expenses increased COP $3,191,286 thousand, or 227%, from COP $1,403,053 thousand during the year ended December 31, 2020 to COP $4,594,339 thousand during the year ended December 31, 2021. This increase was primarily attributable to (i) an increase of COP $1,609,353 thousand in technology services, such as platforms like Amazon Web Services, Google, Zendesk or Appsflyer, among others, in order to start operations and be competitive in Brazil and (ii) a net increase of COP $1,635,838 thousand in the amortization of the technology intangible assets (technology developments capitalized previously).

Other operating income

Other operating income decreased by COP $1,837,603 thousand, or 59%, from COP $3,141,188 thousand during the year ended December 31, 2020 to COP $1,303,585 thousand during the year ended December 31, 2021. This decrease was primarily attributable to a lower income from assets disposal completed in 2021, and other non-recurring revenues during 2020.

Other operating expenses

Other operating expenses increased by COP $3,806,865 thousand, or 245%, from COP $1,555,721 thousand during the year ended December 31, 2020 to COP $5,362,586 thousand during the year ended December 31, 2021. This increase was primarily attributable to assumed taxes, and other non-deductible expenses.

Operating loss

For the reasons described above, operating loss for the year ended December 31, 2021 was COP $118,473,470 thousand, a decrease of COP $67,939,926 thousand, or 134%, from COP $50,533,544 thousand for the year ended December 31, 2020.

Financial income

Financial income for the year ended December 31, 2021 was COP $47,449 thousand, a decrease of COP $71,818 thousand, or 60%, from COP $119,267 thousand for the year ended December 31, 2020. This was primarily attributable to a decrease in interest income on cash and cash equivalents. Our levels of cash depend on financing rounds and interest rate levels.

Finance Expenses

Finance expenses for the year ended December 31, 2021 were COP $5,638,021 thousand, an increase of COP $2,956,654 thousand, from COP $2,681,367 thousand for the year ended December 31, 2020. This increase was due to an increase in interest and commission expenses, mostly related to the increase in interest-bearing loans and borrowings and lease liabilities since March 2020 as we grew our operating capacity.

Net loss on exchange differences

Loss on exchange differences for the year ended December 31, 2021 was COP $1,613,669 thousand, a decrease of COP $1,416,078 thousand, from COP $197,591 thousand for the year ended December 31, 2020. This was primarily attributable to an increase in the volume of foreign exchange transactions. During 2021, we were more exposed to currency exchange rates as we grew our activity outside Colombia.

Net financial result

Because of the reasons described above, net financial result for the year ended December 31, 2021 was negative COP $7,204,241 thousand, a decrease of COP $4,444,550 thousand, or 161%, from COP $2,759,691 thousand for the year ended December 31, 2020.

Loss before income tax

Loss before income tax for the year ended December 31, 2021 was COP $125,677,711 thousand, a decrease of COP $72,384,476 thousand, or 136%, from COP $53,293,235 thousand for the year ended December 31, 2020. This decrease was primarily due to major investments in operating capacity, hiring of key talent in strategic departments of the Company and the geographies where we operated, strengthening of our technological capabilities, marketing expenditure and incentives given to our customers.

Income tax benefit

Income tax benefit for the year ended December 31, 2021 was COP $0, from COP $23,197 thousand for the year ended December 31, 2020, due to a local income tax in Colombia. Given that we have cumulative tax losses since we began operations, we have not recognized deferred tax assets in our consolidated statements of financial position.

Net loss from continuing operations

For the reasons described above, net loss from continuing operations for the year ended December 31, 2021 was COP $125,667,711 thousand, a decrease of COP $72,361,279 thousand, or 136%, from COP $53,316,432 thousand for the year ended December 31, 2020.

Colombia

In 2020, the strict lockdown boosted our activity and revenues, experiencing a high demand, which grew exponentially, without impacting our gross profit. In 2021, growth was still a priority, but we had to use more discounts (with negative impact in revenues) than in 2020, due the change in consumer behavior with customers returning to physical supermarkets. We made an effort (reflected in the high level of growth of its costs and expenses) to reach new customers and expand into new geographies.

The following table sets forth our income statement data for the periods indicated for our Colombia segment:

	For the year ended December 31,
	2021	2021	2020	Variation (%)
	(in U.S.$)(1)	(in COP$ Thousands)
Net revenues	45,091,711	204,358,789	188,994,616	8%

Cost of sales	(41,643,845)	(188,732,819)	(158,905,210)	19%
Selling expenses	(16,787,054)	(76,080,105)	(57,973,554)	31%
Administrative expenses	(9,220,448)	(41,787,714)	(22,608,034)	85%
Technology expenses	(1,013,740)	(4,594,339)	(1,403,053)	227%
Other operating income	287,636	1,303,585	3,141,188	(59)%
Other operating expenses	(1,180,341)	(5,349,388)	(1,555,708)	244%
Total cost and operating expenses	(69,557,792)	(315,240,780)	(239,304,371)	32%

Eliminations	1,227,941	5,565,114	—	0%
Operating loss	(23,238,140)	(105,316,877)	(50,309,755)	109%

Depreciation and amortization	(1,853,320)	(8,399,374)	(5,817,324)	44%
Impairment of working capital	(84,074)	(381,029)	(926,382)	(59)%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues increased by COP $15,364,173 thousand, or 8%, from COP $188,994,616 thousand for the year ended December 31, 2020 to COP $204,358,789 thousand during the year ended December 31, 2021. The increase was attributable mainly to a 35% increase in delivered orders, from 1,276,049 to 1,717,357 respectively. In 2020, the lockdown boosted Merqueo’s activity and revenues, due to a high level of demand. Such demand grew exponentially, without sacrificing its gross profit. In 2021, growth was still a priority, but we had to use more discounts (with negative impact in revenues) than in 2020, due the change in consumer behavior with customers going again to physical supermarkets. Merqueo made an effort (reflected in the high level of growth of its costs and expenses) to reach new customers and geographies.

Cost of sales

Cost of sales increased by COP $29,827,609 thousand, or 19%, from COP $158,905,210 thousand for the year ended December 31, 2020 to COP $188,732,819 thousand during the year ended December 31, 2021. The increase was attributable mainly to the increase in retail sales. Cost of sales grew more than revenues as we began targeting lower margin levels to grow faster. Additionally, competition increased in 2021 given the end of lockdowns.

Gross profit

Gross profit decreased by COP $14,463,436 thousand, or 48%, from COP $30,089,406 thousand for the year ended December 31, 2020 to COP $15,625,970 thousand during the year ended December 31, 2021. The decrease was attributable mainly to a smaller margin on goods sold, due to increases in merchandise prices and a more aggressive discounts and incentives strategy. As a result, gross margin for the year ended December 31, 2021 was 7.6%, a decrease of 8.3 percentage points from 15.9% for the year ended December 31, 2020.

Selling expenses

Selling expenses increased by COP $18,106,551 thousand, or 31%, from COP $57,973,554 thousand for the year ended December 31, 2020 to COP $76,080,105 thousand during the year ended December 31, 2021. Growth level was higher than revenues because of our aggressive expansion activities. In 2021, the team in charge of developing sales was reinforced. Additionally, we invested more in marketing expenses looking to grow the number and frequency of users.

Administrative expenses

Administrative expenses increased by COP $19,179,680 thousand, or 85%, from COP $22,608,034 thousand during the year ended December 31, 2020 to COP $41,787,714 thousand during the year ended December 31, 2021. During 2021, we invested in consultant expenses and human and technological resources in preparation for a potential initial public offering.

Technology expenses

Technology expenses increased by COP $3,191,286 thousand, or 227%, from COP $1,403,053 thousand during the year ended December 31, 2020 to COP $4,594,339 thousand during the year ended December 31, 2021. During 2021, we improved and adapted our technology to new markets.

Other operating income

Other operating income decreased by COP $1,837,603 thousand, or 59%, from COP $3,141,188 thousand during the year ended December 31, 2020 to COP $1,303,585 thousand during the year ended December 31, 2021. This decrease was primarily due to a lower income from assets disposal, and other non-recurring revenues during 2020 in our operation in Colombia.

Other operating expenses

Other operating expenses increased by COP $3,793,680 thousand, or 244%, from COP $1,555,708 thousand during the year ended December 31, 2020 to COP $5,349,388 thousand during the year ended December 31, 2021. This increase was primarily due to taxes and other non-deductible expenses, primarily related to our operation in Colombia.

Total cost and operating expenses

Total cost and operating expenses for the year ended December 31, 2021 for our Colombia segment were COP $315,240,780 thousand, an increase of COP $75,936,409 thousand, or 32%, from COP $239,304,371 thousand for the year ended December 31, 2020.

Operating loss

Because of the reasons described above, operating loss for the year ended December 31, 2021 for our Colombia segment was COP $105,316,877 thousand, a decrease of COP $55,007,122 thousand, or 109%, from COP $50,309,755 thousand for the year ended December 31, 2020.

Depreciation and amortization

Depreciation and amortization for the year ended December 31, 2021 for our Colombia segment was COP $8,399,374 thousand, an increase of COP $2,582,050 thousand, or 44%, from COP $5,817,324 thousand for the year ended December 31, 2020, related to the depreciation of right-of-use assets (mainly warehouse leases), the amortization of our intangible assets (technology expenses), and the PP&E investments incurred since March 2020 to increase our operating capacity.

Impairment of working capital

Impairment for the year ended December 31, 2021 for our Colombia segment was COP $381,029 thousand, a decrease of COP $545,353 thousand, or 59%, from COP $926,382 thousand for the year ended December 31, 2020.

Brazil

The following table sets forth our income statement data for the periods indicated for our Brazil segment.

We do not provide detailed explanations for the changes between 2020 and 2021, given that we had limited expenses in Brazil during 2020. Our operational activity was launched in mid-2021.

	For the year ended December 31,
	2021	2021	2020	Variation (%)
	(in U.S.$)(1)	(in COP$ Thousands)
Net revenues	274,082	1,242,161	—	0%

Cost of sales	(1,137,960)	(5,157,313)	—	0%
Selling expenses	(815,401)	(3,695,453)	—	0%
Administrative expenses	(1,220,809)	(5,532,790)	(223,776)	2372%
Technology expenses	—	0	—	0%
Other operating income	—	—	—	0%
Other operating expenses	(2,912)	(13,198)	(13)	101423%
Total cost and operating expenses	(3,177,082)	(14,398,754)	(223,789)	6334%

Eliminations	—	—	—	0%
Operating loss	(2,903,000)	(13,156,593)	(223,789)	5779%

Depreciation and amortization	(79,706)	(361,235)	—	0%
Impairment of working capital	—	—	—	0%

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of $4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Net revenues

Net revenues of our Brazil segment was COP $1,242,161 thousand for the year ended December 31, 2021. We launched our commercial activities in Brazil in the third quarter of 2021 with a reduced team and assortment. We currently have one warehouse in Sao Paulo.

Cost of sales

Cost of sales was COP $5,157,313 thousand for the year ended December 31, 2021. Given that in 2021 we launched our operations, cost of sales were particularly high compared to revenues.

Gross loss

Gross loss was COP $3,915,152 thousand during the year ended December 31, 2021.

Selling expenses

Selling expenses were COP $3,695,453 thousand for the year ended December 31, 2021. Given that in 2021 we launched our operations, selling expenses were particularly high compared to revenues. We made efforts in order to position the Merqueo brand in Sao Paulo.

Administrative expenses

Administrative expenses were COP $5,532,790 thousand for the year ended December 31, 2021. Merqueo had to build up a local team and put in place facilities to start operating.

Other operating expenses

Other operating expenses were COP $13,198 thousand for the year ended December 31, 2021.

Total cost and operating expenses

Total cost and operating expenses for the year ended December 31, 2021 for our Brazil segment were COP $14,398,754 thousand.

Operating loss

For the reasons described above, operating loss for the year ended December 31, 2021 for our Brazil segment was COP $13,156,593 thousand.

Depreciation and amortization

Depreciation and amortization for the year ended December 31, 2021 for our Brazil segment was COP $361,235 thousand The amount was very low, as it was the first year of our operation in Brazil.

Liquidity and Capital Resources

For the nine months ended September 30, 2022, we recognized a net loss of COP $166,484,515 thousand. As of September 30, 2022, the financial statements reflect an excess of current liabilities over current assets of COP $106,471,182 thousand. Considering cash and cash equivalents on hand, we have available resources of COP $19,464,094 thousand.

For the year ended December 31, 2021, we recognized a net loss of COP $163,943,170 thousand. As of December 31, 2021, the financial statements reflect an excess of current liabilities over current assets of COP $38,542,373 thousand. Considering only cash and cash equivalents on hand, we have available resources of COP $8,670,873 thousand.

Therefore, measures have been taken as approved by the board of directors that aim to preserve cash, sources of employment and long-term operation, which includes the following:

•        Closure of the ultra and express business lines and marketplace to concentrate resources and efforts on the programmed model, which is the most profitable.

•        Closing of the operation in Mexico in June 2022 to concentrate resources and efforts on strengthening our positioning in Colombia and expansion in Brazil.

•        We have also postponed all investment expenses and non-critical discretionary expenses for our operations

We have executed important initiatives that aim to drive sustainable growth with a laser focus on profitability by minimizing burn, preserving cash, maintaining sources of employment and long-term operation, and recapitalizing the business, which includes the following:

Focusing on the core business

We will focus 100% on the full-stack grocery delivery model.

We will focus on maintaining affordable and competitive prices, enabling access to price-sensitive Latin American households. This is still a massive market with lower competition.

A laser focus on profitability

We have reduced our SKUs from 10,000 to up to 4,000, which covers the need for a full grocery basket. Meanwhile, this allows us to continue prioritizing our private labels which have higher margins.

The headcount in early 2022 was 1,600. As of September 30, 2022, we had 580 employees in Colombia and 148 in Brazil.

We have shut down all but our five most profitable and efficient warehouses. The goal is to get each warehouse to breakeven.

We plan to reduce our subsidy offerings and then identify which products and coupons are more effective in leading users to complete an order with high contribution margins.

Fundraising

On March 15, 2022, we closed the share subscription agreement executed on October 25, 2021, with total investment of U.S.$36,250,000, generating cash flows of U.S.$16,000,000 in 2022.

In April 2022, we entered into the IDB-I Loan Agreement for U.S.$4,000,000 and the BLAO Loan Agreement for U.S.$18,000,000 to strengthen the technology platform and accelerate growth and strengthen our supply chain with yearly interest rates varying from 9.75% to 12.75% and maturing in April 2029. These loans are secured by pledge agreements and guarantees in favor of the lenders. See “Collateral Agreements”.

During August 2022, we created an internal financing of up to U.S.$17,000,000 to bridge the Company to this Offering. As of the date of this prospectus, we have obtained funds in both equity and debt from current debt-holders, shareholders and their affiliates. We intend to carefully monitor the impact of growth on our working capital needs and cash balance relative to the availability of cost-effective debt and other financing.

On September 15, 2022, we obtained a limited waiver from BLAO related to (i) certain defaults on conditions precedent to all disbursements under the BLAO Loan Agreement, and (ii) the disbursement procedure of the interest reserve amount, which allowed us to receive U.S.$2 million from the interest reserve account held with BLAO.

On September 16, 2022, we issued a warrant that allows BLAO to own a position of 5.31% upon the earliest of: (i) October 30th, 2023 or (ii) the consummation of an initial public offering, among other triggering events. This warrant provides BLAO with an economic incentive to maximize the fair value of our stock. Other than the possibility of acting as observers (with no voting rights) in the meetings of the board of directors, BLAO’s ownership position will entail the same rights as shareholders of the same share class upon conversion of the warrants. This warrant was replaced by a warrant agreement executed on November 5, 2022 on the same terms of the original warrant but with an addendum to the purchase price per share which now is $0.

On September 29, 2022, we obtained a limited waiver from IDB-I under the IDB-I Loan Agreement related to certain breaches of our obligation to deliver financial statements and our obligation not to incur financial debt. In connection with the limited waiver from IDB-I, we agreed to deliver and have already delivered financial statements no later than November 30, 2022, cancel the interest reserve amount holding US$0.82 million and reduce the outstanding principal amount of the loan by such amount. Thus, we agreed that the disbursement of U.S.$3,180,000 was the full disbursement of IDB-I under the IDB-I Loan Agreement.

On November 14, 2022, we obtained the BLAO Waiver 2 under the BLAO Loan Agreement, pursuant to which BLAO waived our obligation to make the interest payment that was scheduled to be paid on October 15, 2022 and any event of default that may result. Additionally, we agreed to amend the BLAO Loan Agreement to capitalize such interest payment and include it in the outstanding amount of principal effective as of October 15, 2022 and to allow for the Corporate Reorganization. As of the date of this prospectus, we are in compliance with the BLAO Loan Agreement.

On December 20, 2022, we obtained the Amendment No. 1 and Undertaking Agreement related to defaults on covenants under the IDB-I Loan Agreement, relating to the provision of certain information by us as required under such agreement. Pursuant to the Amendment No. 1 and Undertaking Agreement, we shall comply with such obligations no later than June 30, 2023. Management is actively working on providing the required information to IDB-I. Non-compliance allows IDB-I to accelerate the outstanding debt, which we are not expected to have the financial resources to repay.

As we are yet to obtain profitability, we currently rely on additional funding from our investors and creditors to maintain sufficient cash flows to maintain our operational viability. We are planning to raise funds through this Offering and continued follow-ons, in addition to other plans to become profitable through organic and inorganic growth. However, based on the projected cash outflows of the Company, management and the Board of Directors have determined that we do not have sufficient existing cash to maintain our operations over the subsequent 12 months from the issuance date of our unaudited condensed consolidated financial statements without obtaining additional funding. This matter results in a material uncertainty that casts substantial doubt regarding the Company’s ability to continue as a going concern.

The plans and measures that the board of directors and management have taken and result in their determination that the use of the going concern assumption is warranted. Therefore, our consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to carrying values and the classification of reported assets, liabilities and expenses that might otherwise be required if the going concern is not appropriate. For more information, see Note 2 to our consolidated financial statements for the nine months ended September 31, 2022 and 2021 and Note 2 to our consolidated financial statements for the years ended December 31, 2021 and 2020, included elsewhere in this prospectus.

Cash Flows

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021

The following table shows the generation and use of cash for the periods indicated:

	Nine months ended September 30,
	2022	2022	2021
	(in U.S.$)(1)	(in COP$ Thousands)
Cash Flow Data
Net cash flows from operating activities	(35,238,483)	(159,703,272)	(101,677,458)
Net cash flows used in investing activities	(1,343,139)	(6,087,199)	(9,132,746)
Net cash flows from financing activities	38,912,698	176,355,073	110,041,803

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of $4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Operating Activities

We are not yet profitable and therefore the cash obtained from our operating activities is dedicated primarily to purchasing inventory for our operations and managing our working capital needs, which includes working closely with our suppliers to effectively manage our cash position.

Our net cash outflow from operating activities was COP $159,703,272 thousand for the nine month periods ended September 30, 2022. This cash outflow was primarily due to the net loss for the period of COP $ 166,484,515 thousand (although we have a positive gross margin, our operations have generated losses as we focus on building scale, and therefore our cash flows from operations are used primarily for selling expenses COP $ 58,314,161 thousand and administrative expenses of COP $58,574,806 thousand) and the positive effect of non-cash adjustments to reconcile loss before tax and working capital changes of COP $6,781,243 thousand.

Our net cash outflow from operating activities was COP $ 101,677,458 thousand for the nine month periods ended September 30, 2021. This cash outflow was primarily due to the net loss for the period of COP $ 105,853,260 thousand (although we have a positive gross margin, our operations have generated losses as we focus on building scale, and therefore our cash flows from operations are used primarily for selling expenses COP $ 54,719,036 thousand and administrative expenses of COP $ 28,360,106 thousand) and the positive effect of non-cash adjustments to reconcile loss before tax and working capital changes of COP $4,175,802 thousand.

Investing Activities

Our net cash outflow from investing activities was COP $6,087,199 thousand for the nine months ended September 30, 2022. Our net cash outflow from investing activities was COP $9,132,746 thousand for the nine months ended September 30, 2021, primarily due to (i) the development of intangible assets expenditures associated with our technology platform, and (ii) the purchase of property and equipment. Given that we are a technology company, amounts invested in software development are higher than in traditional retail or other industries. We try to be a light-asset company and for this reason, we rent our warehouses. Our capital expenditures are not focused on facilities.

Financing Activities

Our net cash inflow from financing activities was COP $176,355,073 thousand for the year nine months ended September 30, 2022. Our net cash inflow from financing activities was COP $110,041,803 thousand for the nine months ended September 30, 2021. For both years these amounts are explained by            (i) proceeds from additional paid-in capital, and (ii) contributions for future capital increases.

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

The following table shows the generation and use of cash for the periods indicated:

	For the year ended December 31
	2021	2021	2020
	(in U.S.$)(1)	(in COP$ Thousands)
Cash Flow Data
Net cash flows from operating activities	(31,706,075)	(143,694,152)	(28,653,350)
Net cash flows used in investing activities	(2,364,475)	(10,715,965)	(8,826,973)
Net cash flows from financing activities	32,781,327	148,567,269	38,718,256

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of $4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Operating Activities

We are not yet profitable and therefore the cash obtained from our operating activities is dedicated primarily to purchasing inventory for our operations and managing our working capital needs, which includes working closely with our suppliers to effectively manage our cash position.

Our net cash outflow from operating activities was COP $143,694,152 thousand for the year ended December 31, 2021. This cash outflow was primarily due to the net loss for the year of COP $163,943,170 thousand (although we had a positive gross margin, our operations generated losses as we focused on building scale, and therefore our cash flows from operations were used primarily for selling expenses COP $79,775,558 thousand and administrative expenses of COP $41,755,390 thousand) and the positive effect of non-cash adjustments to reconcile loss before tax and working capital changes of COP $20,249,018 thousand.

Our net cash outflow from operating activities was COP $28,653,350 thousand for the year ended December 31, 2020. This cash outflow was primarily due to the net loss for the year of COP $58,466,741 thousand (although we had a positive gross margin, our operations generated losses as we focused on building scale, and therefore our cash flows from operations were used primarily for selling expenses COP $57,973,554 thousand and administrative expenses of COP $22,831,810 thousand) and the positive effect of non-cash adjustments to reconcile loss before tax and working capital changes of COP $29,813,391 thousand.

In both 2020 and 2021, our cash flow was negative as we were still building scale and our growing our customer base. The changes between 2020 and 2021 are the result of our international expansion process that led to expenses related to opening warehouses and a low-price strategy in new markets to build our customer base quickly and gain market share.

Investing Activities

Our net cash outflow from investing activities was COP $10,715,965 thousand for the year ended December 31, 2021, primarily due to (i) the development of intangible assets expenditures associated with our technology platform, and (ii) the purchase of property and equipment.

Our net cash outflow from investing activities was COP $8,826,973 thousand for the year ended December 31, 2020, primarily due to (i) the development of intangible assets expenditures associated with our technology platform and (ii) the purchase of property and equipment.

Financing Activities

Our net cash inflow from financing activities was COP $148,567,269 thousand for the year ended December 31, 2021, primarily due to (i) proceeds from additional paid-in capital, and (ii) contributions for future capital increases, offset by net proceeds of debt and payments associated with our leased assets.

Our net cash inflow from financing activities was COP $38,718,256 thousand for the year ended December 31, 2020, primarily due to (i) proceeds from additional paid-in capital, and (ii) contributions for future capital increases, offset by net proceeds of debt and payments associated with our leased assets.

Indebtedness

As of September 30, 2022, we had COP $102,517,230 thousand in outstanding loans and borrowings and COP $12,054,204 thousand in lease liabilities.

As of December 31, 2021, we had COP $7,946,568 thousand in outstanding loans and borrowings (COP $11,790,689 thousand as of December 31, 2020) and COP $20,044,938 thousand in lease liabilities (COP $20,191,091 thousand as of December 31, 2020).

The following table sets forth selected information with respect to our loans and borrowings as of the dates indicated below:

Financial institution	Interest % per annum	Maturity	As of December 31, 2020	As of December 31, 2021	As of September 30, 2022
			(in COP$ Thousands)
Blue Like an Orange Sustainable Capital	Daily SOFR + 9%	84	—	—	83,327,372
BID Invest – IDB Invest	Daily SOFR + 9%	84	—	—	14,474,821
Banco Davivienda S.A.	IBR + 4.5%	12	—	550,000	137,496
Banco Davivienda S.A.	IBR MV + 1.71% + 4.2%	12	—	204,165	—
Banco Davivienda S.A.	IBR MV + 1.71% + 4.2%	12	—	85,664	—
Banco Davivienda S.A.	IBR MV + 1.70% + 4.00%	12	—	46,659	—
Banco Davivienda S.A.	IBR + 4.5%	6	—	—	66,667
Banco Davivienda S.A.	5.94%	12	592,500	—	—
Banco Davivienda S.A.	IBR MV + 4.00%	12	172,000	—	—
Banco Davivienda S.A.	8.60%	12	69,167	—	—
Banco de Bogotá S.A.	4.60%	N/A	550,904	727,092	382,401
Banco de Bogotá S.A.	13.09%	12	—	—	416,667
Banco de Bogotá S.A.	5.58%	18	1,290,228	353,506	—
Banco de Bogotá S.A.	5.22%	12	—	433,833	—
Banco de Comercio Exterior de Colombia S.A.	DTF + 6.5%	24	1,245,833	595,834	108,327
Banco de Comercio Exterior de Colombia S.A.	8.32%	16	166,500	—	—
Banco de Comercio Exterior de Colombia S.A.	11.10%	18	111,111	—	—
Banco de Occidente S.A.	IBR + 3.40%	24	—	456,667	199,792
Banco de Occidente S.A.	IBR + 5.25%	24	—	316,194	112,926
Banco de Occidente S.A.	IBR + 3.96%	24	—	308,750	162,123
Banco de Occidente S.A.	13.79%	36	—	—	567,778
Banco de Occidente S.A.	9.60%	12	596,889	—	—
Banco de Occidente S.A.	8.07%	12	550,777	—	—
Banco de Occidente S.A.	7.17%	12	450,750	—	—

Financial institution	Interest % per annum	Maturity	As of December 31, 2020	As of December 31, 2021	As of September 30, 2022
			(in COP$ Thousands)
Bancolombia S.A.	IBR + 7.47%	24	—	1,750,000	1,000,000
Bancolombia S.A.	IBR + 9.55%	24	—	511,000	319,375
Bancolombia S.A.	IBR + 5.80%	24	728,875	312,375	—
Bancolombia S.A.	IBR + 6.79%	24	569,000	284,500	71,111
Bancolombia S.A.	IBR + 8.15%	12	—	76,997	—
Bancolombia S.A.	13.04%	12	—	—	206,407
Bancolombia S.A.	12.82%	12	—	—	227,083
Bancolombia S.A.	16.13%	24	—	—	472,500
Bancolombia S.A.	9.30%	18	1,500,000	—	—
Dann Regional Compañía de Financiamiento Comercial S.A.	DTF	18	2,833,333	832,903	—
Total			11,427,867	7,846,139	102,252,846
Current			9,048,750	6,567,552	101,403,804
Non-current			2,379,117	1,278,587	849,042

The following is a description of our indebtedness as of September 30, 2022:

Loans and Borrowings — Overview

Since January 1, 2020, we have entered into short-term and long-term loan agreements with several Colombian financial institutions with amounts from COP $172,000 thousand to COP $3,000,000 thousand and with interests accruing at rates ranging from 4.6% to approximately 16.13% depending on local reference interest rates and maturing on periods ranging from 12 to 36 months. As of September 30, 2022 COP $102,252,846 thousand was outstanding under the mentioned loans. As of December 31, 2021 COP $7,846,139 thousand was outstanding under the mentioned loans.

We have developed business relationships with some of the biggest Colombian banks. Short- and middle-term loans have been commonly used by the Company to cover (i) the working capital needs of the natural seasonality of its activity, (ii) the purchase of some operative assets, (iii) payments of merchandise and general expenses suppliers, (iv) acquisition of users and (v) geographical expansion.

Loans and Borrowings — Description

In January 2022, Banco de Occidente disbursed COP $730,000 thousand from an available credit line, with effective annual interest rates starting from approximately 7.5% or higher depending on local reference rates and maturing on January 2025.

In February 2022, Banco de Bogota disbursed COP $1,000,000 thousand from an available credit line, with effective annual interest rates starting from approximately 7.5% or higher depending on local reference rates and maturing on February 2023.

In February 2022, Bancolombia disbursed COP $1,040,478 thousand from an available credit line, with effective annual interest rates starting from approximately 7.5% or higher depending on local reference rates and maturing in February 2023.

In March 2022, Bancolombia disbursed COP $630,000 thousand from an available credit line, with effective annual interest rates starting from approximately 7.5% or higher depending on local reference rates and maturing in March 2024.

In April 2022, Banco Davivienda disbursed COP $400,000 thousand from an available credit line, with effective annual interest rates starting from approximately 7.5% or higher depending on local reference rates. We repaid this credit line. In April 2022, we entered into two substantially identical loan agreements with BLAO and IDB-I, respectively, in the amount of U.S.$22 million (for U.S.$18,000,000 and U.S.$4,000,000, respectively), with yearly interest rates varying from 9.75% to 12.75% and maturing in April 2029. These loans are secured by pledge agreements and guarantees in favor of the lenders. See “Collateral Agreements.” From the U.S.$22 million, we initially received a disbursement of U.S.$19.18 million, with the remainder held in interest reserve accounts.

In connection with the limited waiver from BLAO, on September 15, 2022 we received U.S.$2 million from the interest reserve account held with BLAO. Thus, current combined disbursements amount to U.S.$21.18 million. In connection with this disbursement, we granted BLAO a warrant convertible into preferred shares of the Company, with a termination on September 15, 2023 or upon the consummation of an initial public offering.

On September 29, 2022, we obtained a limited waiver from IDB-I under the IDB-I Loan Agreement related to certain breaches of our obligation to deliver financial statements and our obligation not to incur in financial debt. In connection with the limited waiver from IDB-I, we agreed to cancel the interest reserve amount holding US$0.82 million and reduce the outstanding principal amount of the loan on such amount. Thus, we agreed that the disbursement of U.S.$3,180,000 was the full disbursement of IDB-I under the IDB-I Loan Agreement.

On September 15, 2022, we entered into a convertible debt note agreement (the “Portland Convertible Note Agreement 1”) for U.S.$3,000,000 with vehicles affiliated with Portland Private Equity. The Portland Convertible Note Agreement 1 has a termination date of September 12, 2023 or upon the consummation of an initial public offering, and is convertible into preferred shares of the Company, as well as warrants of the Company, at a price per share of U.S.$0.011257.

New Loans and Borrowings

The following is a description of what we incurred after September 30, 2022:

On November 2, 2022, we entered into a convertible debt note agreement (the “Portland Convertible Note Agreement 2”) for U.S.$1,111,111 with Portland Private JSX Limited. This convertible debt note has a termination date of October 31, 2023 or upon the consummation of an initial public offering and is convertible into preferred shares of the Company or paid in cash in the proportion elected by the holder. Conversion if applicable will be executed considering the applicable price per share of the initial public offering with a discount of 35%. This note has a 18% effective annual interest rate.

On November 17, 2022, we entered into a convertible debt note agreement (the “Portland Convertible Note Agreement 3”) for U.S.$555,556 with Portland JSX Limited. This convertible debt note has a termination date of October 31, 2023, or upon the consummation of an initial public offering, and is convertible into ordinary shares of the Company or cash, at the election of the holder. If conversion were to occur, it would be executed considering the applicable price per share of the initial public offering with a discount of 35%.

On December 8, 2022, we entered into a convertible debt note agreement (the “Portland Convertible Note Agreement 4” and together with the Portland Convertible Note Agreement 1, the Portland Convertible Note Agreement 2, and the Portland Convertible Note Agreement 3, the “Portland Convertible Note Agreements”) for U.S.$555,556 with Portland JSX Limited. This convertible debt note has a termination date of October 31, 2023, or upon the consummation of an initial public offering, and is convertible into ordinary shares of the Company or cash, at the election of the holder. If conversion were to occur, it would be executed considering the applicable price per share of the initial public offering with a discount of 35%.

Lease Liabilities

Lease liabilities correspond to lease agreements of necessary assets of our operations (offices, warehouse assets, cold infrastructure, among others).

Collateral Agreements

IDB-I Loan Guarantees and Collateral Agreements

To guarantee the IDB-I Loan, on April 27, 2022, Merqueo International S.A.S., Merqueo Comércio Varejista e Intermediação de Negócios Ltda., and Merqueo S.A. de C.V. (as guarantors) entered into a Guarantee Agreement with IDB-I (“IDB-I Guarantee Agreement”). Pursuant to the IDB-I Guarantee Agreement, Merqueo International S.A.S.,

Merqueo Comércio Varejista e Intermediação de Negócios Ltda., and Merqueo S.A. de C.V. irrevocably, absolutely and unconditionally guarantee to IDB-I (as principal obligors and not merely as surety) the due and punctual payment of the guaranteed obligations under the IDB-I Loan Agreement when due, whether at stated maturity, upon acceleration, as a result of a mandatory prepayment event or otherwise.

In connection with the execution of the Series C Financing Round, in which IDB-I is an investor, Merqueo S.A.S. and its subsidiaries entered the IDB-I Policy Agreement on June 4, 2021, a document which reflects the values, ethics and moral standards that are fundamental to IDB-I concerning financial procedures, workforce, environmental, social and corporate governance matters. Additionally, and in connection with the IDB-I Policy Agreement, Merqueo S.A.S. entered into an option agreement with IDB-I (the “Put Option”) on June 4, 2021, that will be exercisable upon a put notice by IDB-I following a Default Put Trigger Event.

The Put Option includes a standard remediation procedure after a Trigger Notice is delivered by IDB-I, following the occurrence of a Put Trigger Event, which is defined as (a) certain policy defaults defined under the policy agreement entered into with, among others, IDB-I, or (b) any action or event which could reasonably be expected to affect the reputation of IDB-I. Following a notice from IDB-I as to the occurrence of a Put Trigger Event, Merqueo S.A.S. will have a period of thirty (30) days to cure such Put Trigger Event or to provide IDB-I with a remediation plan. If such plan is not approved by IDB-I or Merqueo S.A.S fails to implement the remediation plan, a Default Put Trigger Event will occur, IDB-I may deliver a put notice, and Merqueo S.A.S will be required to purchase all of IDB-I shares in Merqueo S.A.S. (or shares held by Clean Technology Fund II in Merqueo S.A.S.) at cost. The total amount of IDB-I’s investment in Merqueo is equivalent to U.S.$ 10 million.

Furthermore, on April 29, 2022, Merqueo S.A.S. (as pledgor) and Merqueo International S.A.S. (as issuer) entered into a first degree share pledge agreement with IDB-I (“IDB-I Share Pledge Agreement”), pursuant to which Merqueo S.A.S. pledged (i) the shares and any securities convertible into shares representing 18.2% of the total capital stock held by Merqueo S.A.S. in Merqueo International S.A.S., and (ii) any future shares of Merqueo International S.A.S. that are in any other way acquired by Merqueo S.A.S. The IDB-I Share Pledge Agreement secures the payment obligation under the IDB-I Loan Agreement. The maximum amount covered by such share pledge is the Colombian Pesos equivalent to U.S.$6 million. Merqueo S.A.S. can only exercise its voting and economic rights in respect of the pledged shares in accordance with the terms of the IDB-I Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor.

On April 29, 2022, Merqueo S.A.S. and Merqueo International S.A.S. (as pledgors) entered into a first degree share pledge agreement with IDB-I (“IDB-I II Share Pledge Agreement”), pursuant to which Merqueo S.A.S. and Merqueo International S.A.S. pledged (i) shares representing 18.2% of the total capital stock held by them in Merqueo Comércio Varejista e Intermediação de Negócios Ltda., (ii) any future shares that are in any other way acquired by Merqueo S.A.S. or Merqueo International S.A.S.; and (iii) dividends or any amounts that may be distributed by Merqueo Comércio Varejista e Intermediação de Negócios Ltda. In relation to those shares. The IDB-I II Share Pledge Agreement secures the payment obligations under the IDB-I Loan Agreement. Merqueo S.A.S. and Merqueo International S.A.S. can only exercise their voting and economic rights in respect of the pledged shares in accordance with the terms of the IDB-I II Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor.

In addition, on May 11, 2022, Merqueo S.A.S. and Merqueo International S.A.S. (as pledgors) and Merqueo, S.A. de C.V. entered into a first degree share pledge agreement with IDB-I (“IDB-I III Share Pledge Agreement”), pursuant to which Merqueo S.A.S. and Merqueo International S.A.S. pledged (i) shares representing 18.2% of the total capital stock held by them in Merqueo S.A. de C.V., and (ii) any future shares that are in any other way acquired by Merqueo S.A.S. or Merqueo International S.A.S. The IDB-I III Share Pledge Agreement secures the payment obligations under the IDB-I Loan Agreement. Merqueo S.A.S. and Merqueo International S.A.S. can only exercise their voting and economic rights in respect of the pledged shares in accordance with the terms of the IDB-I III Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fundraising.”

BLAO Loan Guarantees and Collateral Agreements

To guarantee the BLAO Loan, on April 26, 2022, Merqueo International S.A.S., Merqueo Comercio Varejista e Intermediação de Negócios Ltda., and Merqueo S.A. de C.V. (as guarantors) entered into a Guarantee Agreement with BLAO (“BLAO Guarantee Agreement”). Pursuant to the BLAO Guarantee Agreement, Merqueo International S.A.S., Merqueo S.A. de C.V., and Merqueo Comércio Varejista e Intermediação de Negócios Ltda. irrevocably, absolutely and unconditionally guarantee to BLAO (as principal obligors and not merely as surety) the due and punctual payment of the guaranteed obligations under the BLAO Loan Agreement when due, whether at stated maturity, upon acceleration, as a result of a mandatory prepayment event or otherwise.

Furthermore, on April 27, 2022, Merqueo S.A.S. (as pledgor) and Merqueo International S.A.S. (as issuer) entered into a first degree share pledge agreement with BLAO (“BLAO Share Pledge Agreement”), pursuant to which Merqueo S.A.S. pledged (i) the shares and any securities convertible into shares representing 81.8% of the total capital stock held by Merqueo S.A.S. in Merqueo International S.A.S., and (ii) any future shares of Merqueo International S.A.S. that are any other way acquired by Merqueo S.A.S. The BLAO Share Pledge Agreement secures the payment obligation under the BLAO Loan Agreement. The maximum amount covered by such share pledge is the Colombian Pesos equivalent to U.S.$27 million. Merqueo S.A.S. can only exercise its voting and economic rights in respect of the pledged shares in accordance with the terms of the BLAO Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor.

Also on April 27, 2022, Merqueo S.A.S. and Merqueo International S.A.S. (as pledgors) entered into a first degree share pledge agreement with BLAO (“BLAO II Share Pledge Agreement”), pursuant to which Merqueo S.A.S. and Merqueo International S.A.S. pledged (i) shares representing 81.8% of the total capital stock held by them in Merqueo Comércio Varejista e Intermediação de Negócios Ltda., (ii) any future shares that are in any other way acquired by Merqueo S.A.S. or Merqueo International S.A.S.; and (iii) dividends or any amounts that may be distributed by Merqueo Comércio Varejista e Intermediação de Negócios Ltda. In relation to those shares. The BLAO II Share Pledge Agreement secures the payment obligations under the BLAO Loan Agreement. Merqueo S.A.S. and Merqueo International S.A.S. can only exercise their voting and economic rights in respect of the pledged shares in accordance with the terms of the BLAO II Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor.

In addition, on May 3, 2022, Merqueo S.A.S. and Merqueo International S.A.S. (as pledgors) and Merqueo, S.A. de C.V. entered into a first degree share pledge agreement with BLAO (“BLAO III Share Pledge Agreement”), pursuant to which Merqueo S.A.S. and Merqueo International S.A.S. pledged (i) shares representing 81.8% of the total capital stock held by them in Merqueo S.A. de C.V., and (ii) any future shares that are in any other way acquired by Merqueo S.A.S. or Merqueo International S.A.S. The BLAO III Share Pledge Agreement secures the payment obligation under the BLAO Loan Agreement. Merqueo S.A.S. and Merqueo International S.A.S. can only exercise their voting and economic rights in respect of the pledged shares in accordance with the terms of the BLAO III Share Pledge Agreement and all pledged shares and rights cannot be transferred or sold without prior authorization of the creditor. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fundraising.”

On November 14, 2022, we entered into the BLAO Waiver 2, pursuant to which BLAO acknowledges that our subsidiary in Mexico (“Merqueo Mexico”) is in the process of dissolution and agrees that after such dissolution and future liquidation of Merqueo Mexico shall not constitute an event of default under the BLAO Loan Agreement. Pursuant to the BLAO Waiver 2, we agreed to grant a first priority lien over some trademarks owned by Merqueo S.A.S., within the 18 months following the execution of the BLAO Waiver 2.

Convertible Debt Note

On September 15, 2022, we entered into the Portland Convertible Note Agreement 1 with vehicles affiliated with entities affiliated with Portland Private Equity). The Portland Convertible Debt Note Agreement 1 has a termination date of September 12, 2023 or upon the consummation of an initial public offering, and is convertible into preferred shares of the Company.

On November 2, 2022, we entered into the Portland Convertible Note Agreement 2 for U.S.$1,111,111 with Portland Private JSX Limited. The Portland Convertible Note Agreement 2 convertible debt note has a termination date of October 31, 2023 or upon the consummation of an initial public offering and is convertible into preferred shares of the Company or paid in cash in the proportion elected by the holder. Conversion if applicable will be executed considering the applicable price per share of the initial public offering with a discount of 35%. This note has a 18% EAR interest rate.

On November 17, 2022, we entered into the Portland Convertible Note Agreement 3 for U.S.$555,556 with Portland JSX Limited. This convertible debt note has a termination date of October 31, 2023, or upon the consummation of an initial public offering, and is convertible into ordinary shares of the Company or cash, at the election of the holder.

On December 8, 2022, we entered into the Portland Convertible Note Agreement 4 for U.S.$555,556 with Portland JSX Limited. This convertible debt note has a termination date of October 31, 2023, or upon the consummation of an initial public offering, and is convertible into ordinary shares of the Company or cash, at the election of the holder. If conversion were to occur, it would be executed considering the applicable price per share of the initial public offering with a discount of 35%.

Capital Expenditures

Capital expenditures are composed mostly of payments for the development of intangible assets and the purchase and sale of property and equipment. Even though Merqueo is a light assets company, it is necessary to invest in some operational assets of the day-to-day business in our warehouses. Additionally, Merqueo has capital expenditures related to the software development, which is necessary in order to have a performing online service. For purposes of the development of our intangible assets (software), all of our development team is based in Colombia. We do not have software development expenditures in Brazil. Capital expenditures are financed with capital contributions from, or debt instruments entered into with, our investors.

For the nine months ended September 30, 2022, capital expenditures amounted to COP $6,087,199 thousand, of which (i) COP $4,475,266 thousand are related to development of intangible assets expenditures, (ii) COP $1,402,226 thousand are related to purchase and sale of property and equipment and other assets, and (iii) COP $209,707 thousand are related to investing activities in discontinued operations.

For the year ended December 31, 2021, capital expenditures amounted to COP $10,715,965 thousand, of which (i) COP $7,082,932 thousand are related to development of intangible assets expenditures, (ii) COP $2,492,007 thousand are related to purchase and sale of property and equipment, and (iii) COP $1,141,026 thousand are related to investing activities in discontinued operations.

For the year ended December 31, 2020, capital expenditures amounted to COP $8,826,973 thousand, of which (i) COP $7,476,849 thousand are related to development of intangible assets expenditures, (ii) COP $854,199 thousand are related to purchase an of property and equipment, and (iii) COP $495,925 thousand are related to investing activities in discontinued operations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2022, December 31, 2021 and December 31, 2020.

JOBS Act

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, and may not be required to, among other things, (1) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of such securities may be more volatile.

These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Material Weaknesses in Internal Controls

We have identified material weaknesses associated with the internal controls over our financial reporting associated with the lack of controls over our financial close process and insufficient number of personnel resulting in the reliance on external advisors, as we are in the process of designing and implementing an effective internal control environment.

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Quantitative and Qualitative Disclosure About Market Risk

Our activities expose us to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Company. We constantly analyze the impact of financial risk in order to determine the representative changes that can gradually affect it and thereby mitigate the risks of exchange rates and interest rates.

Management reviews and approves the policies to manage each of the risks.

Capital management

The objectives of capital management are to safeguard the Company’s ability to continue as a going concern, so that it can continue to provide returns for shareholders, as well as to maintain an optimal capital structure to reduce the cost of capital and maximize those returns.

We are in the process of obtaining funds by the issuance of our shares to strategic investors, as well as bank financing and lease agreements for our warehouses.

Financial instruments by category

As of September 30, 2022, December 31, 2021 and 2020 and January 1, 2020, financial assets and liabilities consist of the following (in thousands of Colombian pesos (COP$)):

	As of January 1, 2020	As of December 31,			As of September 30,
		2020	2021	2021	2022	2022
	(in COP$ Thousands)	(in COP$ Thousands)		(U.S.$)(1)	(in COP$ Thousands)	(U.S.$)(1)
Cash and cash equivalents	13,824,792	14,944,349	8,670,873	1,913,226	19,464,094	4,294,747
Financial assets measured at amortized cost:
Trade and other accounts receivable	4,560,027	9,591,304	8,094,691	1,786,091	8,504,746	1,876,570
Total financial assets	18,384,819	24,535,653	16,765,564	3,699,317	27,968,840	6,171,317
Financial liabilities measured at amortized cost:
Related party accounts payable (See note 17)	—	—	5,609,999	1,237,845	17,652,792	3,895,084
Suppliers and other payables	16,745,470	44,819,471	50,436,129	11,128,718	19,216,182	4,240,045
Interest-bearing loans and borrowings	1,755,292	11,790,689	7,946,568	1,753,408	102,517,230	22,620,399
Lease liabilities	11,826,548	20,191,091	20,044,938	4,422,910	12,054,204	2,659,757
Total financial liabilities	30,327,310	76,801,251	84,037,634	18,542,881	151,440,408	33,415,285
Net financial liability exposure	(11,942,491)	(52,265,598)	(67,272,070)	(14,843,564)	(123,471,568)	(27,243,968)

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of $4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

Fair value of financial assets and liabilities measured at amortized cost

The amount of cash and cash equivalents, trade and other accounts receivable and suppliers and other payables, approximate their fair value due to their short-term maturity. The net carrying amount of these accounts represents the expected cash flows to be received as of September 30, 2022 and December 31, 2021 and 2020.

In addition, the carrying amount and estimated fair value of the liabilities measured at amortized costs are as follows (in thousands of Colombian pesos (COP$) and U.S. dollars (U.S.$) as of September 30, 2022, December 31, 2021 and 2020 and as of January 1, 2020, as a translations of Colombian pesos amounts into dollars at specified rates solely for convenience purposes):

	January 1, 2020		December 31, 2020		December 31, 2021		September 30, 2022		September 30, 2022
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
	(COP$ Thousands)		(COP$ Thousands)		(COP$ Thousands)		(COP$ Thousands)		(U.S.$)(1)
Interest-bearing loans and borrowings	1,755,292	1,924,789	11,790,689	11,887,101	7,946,568	7,905,855	102,517,230	71,916,262	22,620,399	15,868,303

____________

(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of $4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

The estimated fair value of the interest-bearing loans and borrowings as of September 30, 2022, December 31, 2021 and 2020 and as of January 1, 2020 was determined based on the discounted cash flows, using a Colombian credit spread, which reflects a similar credit risk in Colombian pesos. The fair value measurement of the interest-bearing loans and borrowings is considered within the Level 2 of the fair value hierarchy.

Long-term fixed-rate and variable-rate interest-bearing loans and borrowings are evaluated by the Company based on parameters such as interest rates, specific country risk factors, and the risk characteristics of the financed project.

As of September 30, 2022, December 31, 2021 and 2020 and as of January 1, 2020 there were no transfers between the levels of the fair value hierarchy.

Market risks

Financial instruments affected by market risk include cash, suppliers, interest-bearing loans and borrowings and credit cards.

The sensitivity analyses in the following sections relate to the position as of September 30, 2022 and December 31 in 2021, and have been prepared based on the assumption that the sensitivity of the relevant statement of profit or loss item is the effect of the assumed changes in respective market risks. This is based on the financial assets and financial liabilities held as of September 30, 2022 and December 31, 2021.

1.      Exchange rate risk

We have operations in Colombia, Mexico (discontinued operations) and Brazil and are exposed to exchange rate changes, mainly derived from transactions and balances conducted and held in U.S. dollars by the Colombian entity and its subsidiaries.

Changes in the exchange rates between the functional currency of the Company and the U.S. dollar represents a significant factor for the Parent and its subsidiaries due to the effect that such currencies have on its financial results and because we have no control in their determination.

We maintain the following financial assets and liabilities denominated in U.S. dollars in relation to the functional currency of the Parent and its respective subsidiaries, translated to thousands of Colombian pesos at the closing exchange rate as of September 30, 2022, December 31, 2021 and 2020 and January 1, 2020:

	January 1, 2020	December 31, 2020	December 31, 2021	Sept 30, 2022
	U.S.$	U.S.$	U.S.$	U.S.$
Financial assets	0.00	0.00	519,637.98	3,033,372.18
Financial liabilities	73,276.00	86,568.00	56,734.01	24,592,356.57
Foreign exchange financial position, net	(73,276)	(86,568)	462,904	(21,558,984)

The exchange rate used to translate financial positions in U.S. dollars to Colombian pesos is as of September 30, 2022 — COP $4,532.07, December 31, 2021 — COP $3,981.16, as of December 31, 2020 — COP $3,432.50 and as of January 1, 2020 — $3,277.14. Based on the financial positions in foreign currency maintained by the Company, a hypothetical variation of 10% in the COP/U.S.$ exchange rate and keeping all other variables constant, would result in a pre-tax effect of COP $9,770,683, COP $146,415, COP $4,006 and COP $24,013 in the consolidated statement of income and stockholders’ equity, as of September 30, 2022, December 31, 2021 and 2020 and as of January 1, 2020, respectively.

2.      Interest risk rate

We are exposed to interest rate risk mainly due to interest-bearing loans and borrowings held at variable rates. On the other hand, fixed-interest loans expose us to interest rate risk at fair value, which reflects that we might be paying interests at rates significantly different from those of an observable market. As of December 31, 2021, 5% of the financing are denominated at a fixed rate and 95% at a variable rate. As of September 30, 2022, 2.2% of the financing are denominated at a fixed rate and 97.8% at a variable rate.

As of September 30, 2022, December 31, 2021, and 2020, and January 1, 2020, if interest rates on variable rate loans are increased or decreased by 100 basis points in relation to the rate in effect, the financial expense in profit and loss and to stockholders’ equity of the Company would change by COP $999,800 thousand, COP $74,123 thousand, COP $84,711 thousand, and COP $17,352 thousand, respectively.

The assumed movement in basis points for the interest rate sensitivity analysis is based on the currently observable market environment.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Company.

As of September 30, 2022, December 31, 2021, December 31, 2020 and January 1, 2020, we did not have any customer which represented more than 10% of outstanding receivables.

An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on days past due for customers segments with similar loss patterns, which are receivables from delivery service representatives of the Company and receivables from clients. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Generally, trade receivables are written-off if past due for more than seven months and are not subject to enforcement activity. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 31.3.

During the nine months ended September 30, 2022, and the years ended December 31, 2021 and 2020, and as of January 1, 2020 the credit limits were not exceeded and there have been no changes in estimation techniques or assumptions. Information about the credit risk exposure on the Company’s trade and other receivables is described using a provision matrix in Note 7.3.

Liquidity risk

Cash flows projections are prepared at each operating entity of the Company and, subsequently, the finance area consolidates this information. Our finance area continuously monitors the cash flow projections and liquidity requirements of the Company ensuring there is a proper level of cash and equivalents to meet operational needs. We monitor regularly and makes its decisions considering not violating the limits or covenants established in our debt contracts, however, we cannot project with certainty that we will meet all future covenant obligations. The projections consider our financing plans and, as far as practicable, compliance with covenants, compliance with internal minimum liquidity ratios and legal or regulatory requirements.

The following table details our financial liabilities grouped according to their maturity, from the reporting date to the contractual maturity date. The amounts disclosed are contractual undiscounted cash flows; therefore, they differ from the amounts included in the consolidated statements of financial position in thousands of Colombian Pesos (COP$) and US dollars (U.S.$) for the period ended September 30, 2022, as a translation of Colombian pesos amounts into dollars at specified rates solely for convenience purposes.

	Less than 1 year	Between 1 and 5 years	Over 5 years
	(in COP$ Thousands)
As of September 30, 2022
Interest-bearing loans and borrowings	101,668,188	849,042	—
Suppliers and other payables	19,216,182	—	—
Lease liabilities	9,174,753	26,183,441	—
Non-accrued future interests	309,709	43,752	—

As of December 31, 2021
Interest-bearing loans and borrowings	6,667,981	1,278,587	—
Suppliers and other payables	50,436,129	—	—
Lease liabilities	9,174,753	26,183,441	—
Non-accrued future interests	309,709	43,752	—

As of December 31, 2020
Interest-bearing loans and borrowings	9,411,572	2,379,117	—
Suppliers and other payables	44,819,471	—	—
Lease liabilities	6,752,135	35,137,087	221,108
Non-accrued future interests	639,357	77,904	—

As of January 1, 2020
Interest-bearing loans and borrowings	1,755,292	—	—
Suppliers and other payables	16,745,470	—	—
Lease liabilities	5,005,943	39,260,733	2,849,596
Non-accrued future interests	69,626	38,058	—

We expect to be able to pay our obligations related to our financial obligations that are due within one year as of September 30, 2022 with cash flows from our operations. The liability associated with the IDB-I Loan Agreement is long-term in nature but presented as current in our financial statements for the nine months ended September 30, 2022, due to our non-compliance with certain covenants at the date of issuance of said financial statements. Currently we are in compliance with the IDB-I Loan Agreement. On December 20, 2022, Merqueo S.A.S. and IDB-I executed the Amendment No. 1 and Undertaking Agreement in which IDB-I waived any event of default resulting from the non-compliance of the obligations previously referenced and agreed to extend the compliance term no later than June 30, 2023. Given that these provisions are within Merqueo S.A.S.’s control, Merqueo S.A.S. expects to be able to implement the necessary measures to comply with these requirements by such date.

As we are yet to obtain profitability, we currently rely on additional funding from our investors and creditors to maintain sufficient cash flows to maintain our operational viability. We are planning to raise funds through an initial public offering and continued follow-ons, in addition to other plans to become profitable through organic and inorganic growth. However, based on the projected outflows of the Company, management and the Board of Directors have determined that we do not have sufficient existing cash to maintain its operations over the subsequent 12 months from the issuance of the consolidated financial statements for September 30, 2022 without obtaining additional funding.

Fair value hierarchy

Fair value is defined as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurements are made using a fair value hierarchy that reflects the importance of the inputs used in determining the measurements.

The 3 different levels used are presented below:

•        Level 1:    Quoted prices for identical instruments in active markets.

•        Level 2:    Other valuations including quoted prices for similar instruments in active markets that are directly or indirectly observable.

•        Level 3:    Valuations made through techniques in which one or more of the significant data are not observable.

As of September 30, 2022, we have issued warrant agreements that meet the definition of equity financial instrument financial instruments, which are measured at fair value in accordance with IFRS 2 — Share based payments. As of December 31, 2021, and 2020, and January 1, 2020, we do not maintain financial instruments measured at fair value.

Business

Overview

We are Latin America’s first vertically-integrated digital grocery retailer with operations in both Colombia and Brazil, allowing our customers to save time and money on groceries. We define a vertically-integrated digital grocery retailer as a full-stack ecosystem which has end-to-end integrated operations, allowing for full control of the value chain. We deliver high-quality, low-priced products by negotiating directly with suppliers. We offer our customers an unparalleled shopping experience by using technology to optimize procurement and fulfillment in our warehouses, and by delivering directly to their doors.

Our proprietary technology is the foundation that connects all aspects of our operations in real time and provides us an edge with demand forecasting, inventory management, AI-driven productivity, and user acquisition and retention. Our proven operating model results in our continuous ability to lower distribution and logistics costs, unlock higher margins, and offer our customers cost-effective service-excellence. Our private label portfolio with 31 brands and 254 active products, offers customers top-quality products at extremely competitive prices, while giving us up to an additional 5% in gross margin as compared to CPG brands. We save our customers time and money on groceries, and we do it every day with a relentless focus on scalability and profit.

We were founded in 2015 by entrepreneurs with deep domain experience in the food delivery industry who recognized the massive untapped market potential of digital grocery retail in big and densely populated cities in Latin America. We commenced our operations with one warehouse in Bogotá, Colombia and one warehouse in Medellin, Colombia. Since our inception, we have worked to become leaders in our industry with the help of our strong technology, operational excellence, and market positioning.

Through our mobile apps (iOS and Android) customers can satisfy grocery stock up and fill-in shopping missions while saving time and money. Customers no longer have to go to a physical store and are able to benefit from our full stack ecosystem to pay less for the household products that they use and love. We offer everything from fresh produce to frozen products, and from house cleaning and personal hygiene to meat and dairy. In countries where cash remains a major form of payment, we offer a wide variety of payment options including cash, online payment, credit and debit card payment upon receipt, and digital wallets, amongst others.

Intuitive and easy-to-use customer experience

Our belief in this significant business opportunity stems from our firm conviction that groceries will always represent a significant percentage of monthly household expenses for Latin American families. As a result, we expect that offering consistently low prices and a reliable and convenient shopping experience will attract and retain loyal customers.

We focus on doing this with a “path to profitability” strategy by (1) maximizing efficiency of customer acquisition and retention with AI-powered pricing and promotions, and a customer classification system to target high-value users, (2) using a data-driven approach for portfolio selection and pricing strategy to improve gross margin, (3) leveraging our technology and relentless operational excellence to maximize procurement and fulfillment efficiency per warehouse, and (4) continuously improving our technology to offer best-in-class customer experience and impact top and bottom lines.

The unprecedented events of the COVID-19 pandemic posed challenges for retailers worldwide, but allowed us to confirm user adoption of our service and to test our technology and operating capacity in a high-growth environment. Through the strict lockdown period in 2020 we reached 90% of warehouse utilization which led to our lowest historical distribution and logistics costs while maintaining excellent service indicators (on time above 90% and fill rate above 98%). We have stress-tested our technology and our operations, and both exceeded expectations.

We believe that our business is difficult to replicate and poses barriers to entry based on the following:

1.      Our integrated technology connects all of our operations in real-time, allowing us to collect useful data, optimize every step, and have superior control over quality and customer experience.

2.      Strong and lasting relationships with local and international suppliers allow us to access better pricing and new business opportunities. In Colombia, as of today, we have approximately 2,500 SKU (Stock-Keeping Units) portfolio, we have 150 suppliers, 100% of which we negotiate with directly. In Brazil, for a 3,000 portfolio, we have approximately 135 suppliers and are working towards 100% direct negotiation with suppliers.

3.      Our optimal warehouse layout and processes have improved over time and work in sync with our specialized technology to enable high inventory turnover, timely deliveries, access to low-cost real estate, and artificial intelligence-driven operation that drives productivity. By the end of September 2022, our inventory turnover in Colombia was on average 25 days, which is less than the 30-40 days of traditional retail. During the nine months ended September 30, 2022, on average, our on-time delivery was 89.4%. During this same period, on average, one picker picked up to 200 items per hour. Nonetheless, in October 2022, we reached 230 picked items per hour per picker. This was achieved by decreasing picker movements, daily productivity tracking, and implementation of best practices, optimizing our picking cost.

4.      A robust private label portfolio that supports our brand positioning as having high-quality products at low prices. This further drives loyalty and positive customer behavior, as well as improving our financial results. As of September 2022, buyers of our private label brands bought up to 100% more items and spend up to 50% more per order when compared to other buyers. During September 2022, 75% of total orders had at least one private label product.

5.      An outsourced but dedicated fleet that uses our in-house last-mile delivery app for route batching and optimization. Today we have the capacity to deliver up to 45 orders in a single route of more than 3 hours.

6.      An ads and data platform that enables consumer packaged goods (“CPG”) brands to better target ads, creating purchase intent and improving customer conversion cycle. As transactions in our platform increase, the quality and value to CPGs of our data increases, generating a long-term cash flow generator. We have been building and improving our data and ads platform over the past years, resulting in tools such as embedded video, and have developed state-of-the-art tools for CPGs.

7.      A proven flywheel coupled with our years of experience controlling the levers that provide momentum for long-term sustainable growth.

During 2022 and as a response to the rapid increase in inflation derived from previous government measures designed to boost economies, countries have rapidly increased interest rates and therefore the cost of money, which has translated into an increase in credit prices. Companies like Merqueo, which require funding to carry out their operations, have been affected. As a result, in 2022 we shifted our focus from exponential topline growth as a main priority, to organic growth with laser focus on profitability by minimizing cash burn, maintaining sources of employment and building long-term sustainability. As such, in 2022, we decided to (1) close down our operations in Mexico, (2) discontinue our ultra-fast (quick commerce) and marketplace operations, which negatively impacted our unit economics in the short and medium term, (3) curated our portfolio from 7,000 SKU count to up to 4,000, which covers the need for a full grocery basket and improves working capital and cash flow by reducing low turnover products, and (4) reducing selling, general and administrative (SG&A) and operating expenses via team reduction and closing of warehouses that did not have an immediate path to profitability. To implement our change in strategy we made a change in leadership, with Felipe Ossa Rodriguez taking over as Chief Executive Officer as of August 2022.

Market Opportunity

Latin America’s e-commerce market is evolving rapidly and increasing numbers of individuals are making purchases on the internet. We estimate that in 2021 the online grocery market in Brazil and Colombia was U.S.$2.4 billion and that the market was U.S.$6 billion in Latin America for that same time period. The Latin American market has the lowest online share of retail but the highest growth rate, creating the perfect scenario for a regional market leader to emerge.

According to Statista, in 2021 there were approximately 300 million digital buyers in Latin America, a figure expected to grow 20% by 2025. Online retail sales are expected to reach U.S.$160 billion in 2025. Brazil accounts for 29.9% of the Latin American e-commerce market in 2021, with Colombia coming in third place at 6.9%.

In 2021, e-commerce penetration in the fast-moving consumer goods (FMCG)(considered a proxy to the grocery market) was 7.2% worldwide, 15.3% in Asia, 4.8% in the United States and only 0.9% in Latin America, according to Kantar World Panel. By 2025, the e-commerce market could have a worldwide penetration of approximately 9.2%, according to Kantar.

E-commerce is the fastest-growing retail channel in the grocery industry, having grown 15.8% from 2020 to 2021, according to Kantar World Panel. The closest competing retail channel is the physical wholesale purchase (“cash and carry”) with a 4.4% growth for the same period. As of 2021, the grocery market for Brazil and Colombia was U.S.$265 billion according to Marketline. As of 2021, the grocery market for Latin America was U.S.$652 billion according to Marketline. This figure includes Brazil, Colombia, Mexico, Argentina, Chile and Peru.

We believe factors contributing to the future growth in this industry segment in Latin America may include:

•        High internet penetration (Colombia 70% and Brazil 81%), above the world average (62%) and countries such as China and India (69% and 47% respectively);

•        Increased access of smartphone adoption (from 55% in 2016 to 77% in 2021);

•        High daily time spent on internet (Colombia 10 hours and Brazil 10.3 hours), above countries such as United States and China (7 hours and 5.3 hours, respectively);

•        Rapid growth of the e-commerce channel penetration in retail (from 1% in 2010 to 11% in 2021, with an expected 18% penetration in 2025);

•        the COVID-19 pandemic;

•        increased security protection, including telecommunications networks and systems, which has helped promote consumer confidence; and

•        availability of advanced electronic or other payment systems, including credit card, bank transfer and mobile banking systems.

Full-Stack Grocery Delivery Services

Our full-stack model enables end-to-end superior control over quality, customer experience, and operational margins.

We negotiate and purchase inventory directly from CPG brands, manufacturers, and local farmers. We have invested significant time developing deep relationships and favorable commercial agreements with more than one hundred suppliers. Our negotiations include credit terms, rebates, product discounts, delivery model and product prices. We use our proprietary technology, including our AI-powered forecasting module, to estimate the demand of each product and increase purchase accuracy. Our model tells us what to buy, how much to buy, when to buy it, and where we need it. By the end of September 2022, in Colombia, our inventory turnover was on average 25 days, and 37.2 days payment agreements with suppliers. By optimizing working capital in this way, we are able to consistently offer more than 95% of our portfolio to users and ensure that our perishable products reach our customers while they are still fresh.

Once we send the purchase orders, our suppliers deliver the inventory to one of our leased warehouses, which we classify into one of two different types: medium warehouses that measure 2,000 to 3,000 meters and large warehouses that measure 4,000 to 5,000 meters. After the incoming product is received and scanned, it is uploaded in real time to Merqueo’s warehouse management system (“WMS”), which immediately updates availability of stock for our users to purchase in our app. In this way, we only display the products that are available to our customers at the time of the purchase, achieving fill rate levels up to 99.6% in Colombia and 98% in Brazil during the nine months ended September 30, 2022.

After receiving the products, these are transferred to our storage shelves, where they are organized and sorted according to categories and turnover. In order to make individual products available for picking, these are transferred from the storage to the picking area using in-house technology that prioritizes products according to forecasting and real time demand. The picking area is distributed in several floors according to the turnover of the product, which allows for a wider portfolio capacity, increased picking speed, and a better use of space. Through new developments and enhancement of our picking app, optimization of picking areas (reducing long displacements for pickers), and continuous improvements in planning, throughout the years we have been able to improve our picking from a rate of 50 items per hour per picker to 230 items per hour per picker.

We have developed software (our “Last Mile App”) to guide the driver throughout the route and delivery process. Once a van is packed and ready to go, the app will show the next three orders to be delivered, and the most optimized route based on Google Maps or Waze. At the same time, the customer can track in real time where the driver is. Our Last Mile App collects valuable data such as orders delivered on-time, any issues encountered along the way, and the amount of cash collected by the driver which must be deposited, among other things. In this way, we ensure the correct management of our orders to achieve the highest level of visibility, traceability and customer satisfaction. In Colombia, by batching orders, we have been able to minimize delivery cost per order as low as U.S.$7.01. Today, for routes of more than three hours, we delivered up to 45 orders on average. Finally, our integrated in-house platform allows our dedicated customer service team to monitor every step, in real-time.

We use outsourced delivery fleets. Approximately 30% of the total delivery trucks are from outsourcing companies and 70% are truck owners who either drive the deliveries themselves or hire another driver. In all cases, truck drivers are responsible for all costs related to the truck, such as maintenance and taxes. We pay the drivers every 15 days for the delivered orders during the period. The contracts last approximately one year with automatic renewal unless one of the parties terminates it with one month’s notice. With this contractual system the Company is able to successfully deliver all customer orders while managing distribution and logistics costs.

Our scheduled delivery option is tailored for families and larger households and aims to replace the weekly supermarket shop with a convenient delivery of groceries at a time the customer elects. Scheduled delivery orders can be made as many as four days in advance and as few as three hours ahead of the customer’s desired delivery time. They are available to customers within an approximate 12 kilometer radius of a warehouse, at approximately U.S.$0.9 and U.S.$1.6 per order in Colombia and Brazil, respectively. Scheduled deliveries accounted for 85% and 87% of our total orders in Colombia and Brazil during 2021, respectively. During the nine months ended September 30, 2022, scheduled deliveries in Colombia accounted for 90% of orders and 95% in Brazil. By the end of September 2022, 100% of the orders were scheduled deliveries in both countries.

As of September 30, 2022, we had four warehouses in Colombia and one in Brazil. Although we have five separate properties with independent lease agreements, as detailed below, we operate two of the properties as a single warehouse. Therefore, we have four warehouses in Colombia and one in Brazil. Our lease agreements have standard termination clauses related with common practice in Colombia and Brazil. They may vary according to particular circumstances but all lease agreements include an early termination clause with (i) a prior notice between 30 and 90 calendar days and (ii) the payment of a penalty between one and three months of rent. In the majority of cases, these lease agreements have annual automatic renewal clauses. We intend to focus on increased profitability in the current markets in which we operate, rather than aggressively expanding our warehouse network.

A break-down of the number and locations of our warehouses as of September 30, 2022 is as follows:

	Colombia	Brazil
Cities/Municipalities	17	12
Warehouses	4	1

Details of the terms of such leases are the following:

City	Initiation date	Expiration date
Bogota	September 15, 2019	February 15, 2023
Bogota	August 1, 2021	February 29, 2024
Bogota	March 20, 2019	March 20, 2023
Bogota	June 1, 2020	August 31, 2023
Medellin	June 1, 2020	June 1, 2023
Sao Paulo	April 1, 2021	March 31, 2024

From these five warehouses we can currently sell up to U.S.$78 million on a yearly basis. This figure is calculated based on a combination of historical data and our estimated efficiency gains from operational improvements based on our technology.

Below is a map of our operations as of the date of this prospectus:

For the nine months ended September 30, 2022, our total revenue was COP $108,750,780 thousand (U.S.$23,995,830), a decrease of 28% from COP $150,197,275 thousand (U.S.$33,140,987) for the nine months ended September 30, 2021.

Our revenue growth is driven by the increase in our customer base, especially active users that have made orders on the platform. In Colombia, for the year ended December 31, 2021, we had on average 90,568 monthly active users (“MAUs”), as compared with 69,014 MAUs in 2020 and 38,142 in 2019. For the nine months ended September 30, 2022, we had on average 58,544 MAU. Before the recent shift in the world economy, the activity of our MAUs has also increased over time: on average, Colombia’s MAUs placed 1.6 orders per month in the year ended December 31, 2021, as compared with 1.5 orders per month in 2020 and 1.4 orders per month in 2019. For the nine months ended September 30, 2022, we had an average 1.5 activity rate. In Brazil, the year ended on December 31, 2021, we had on average 5,012 MAU and an average activity rate of 1.6 orders per month. For the nine months ended September 30, 2022, the average MAU was 8,892 with an average 1.7 activity rate.

One way in which we measure customer experience is by measuring fill rate (the average percentage of delivered items over the total items placed by a customer in a given order). Our average fill rate score for the year ended December 31, 2021 in Colombia was 99.7% as compared with 98.8% order fill rate for the year ended December 31, 2020. For the nine months ended September 30, 2022, it was 99.6% on average. In Brazil, for the year ended December 31, 2021, the average fill rate was 99.3%, while for the nine months ended September 30, 2022, it was 98% on average. We are able to consistently offer this high fill-rate as a result of our in-house build WMS. See “Full-Stack Grocery Delivery Services.”

As a result of our change in focus from growth to profitability with smaller geographic and warehouse footprint, we expect lower MAUs for 2022, with revenue expected to decrease in 2022 by approximately 38% compared to 2021. Although we expect to have a decrease in revenue in the short term, the quality of revenue is expected to increase with larger order values and strong margins. October and November 2022 metrics show the Company is headed in the correct direction:

(1)    Monthly expenditure per user in Colombia grew on average 24% in October and November compared to the first nine months of 2022. The increase is the result of a 20% increase in the average number of items per order and a 9% increase on the average price per item. In Brazil, monthly expenditure per user increased on average 40% in October and November compared to the first nine months in 2022. The change is the result of a 5% increase in the average number of items per order and a 36% increase on the average price per item. Both metrics respond to the product availability of an optimized portfolio. In Colombia we reached lowest stockout levels of the year in the highest turnover products (< 9% in November)

(2)    We have seen a positive trend in user cohorts since October. In Colombia, during October and November 2022, month one in user cohorts was on average 14% compared to 10% in the first nine months in 2022, showing that our current value proposition meets a grocery market need.

Additionally, in October and November 2022, we had consistent improvements in operational metrics. First, in October, we reached a new maximum of picked items per hour per picker of 230, which allows us to optimize our picking cost. We achieved this improvement by decreasing picker movements, daily productivity tracking, and implementing best practices. Second, during this period we reduced operational costs associated with warehouse supplies, headcount, and external operational service suppliers. Third, we continue to optimize warehouse capacity at a low investment. For example, with a U.S.$780 investment we achieved a 25% increase in our storage capacity in one of our warehouses in Colombia. Lastly, we have been able to decrease our delivery cost based on an increase of delivered orders as well as implementation of cost efficiency strategies including decreasing the size of delivery baskets and constant optimization of route planning. We plan to grow month-on-month and increase revenues in 2023, while decreasing burn to achieve full-business profitability soon thereafter.

Technology as our Foundation

Technology has always been and continues to be at the heart of Merqueo. We design, develop, and operate most of our software and technology in-house, including (1) user facing mobile apps (iOS and Android), (2) fulfillment center technology (including our picking app, fulfillment center app, and inter-warehouse inventory movement app), (3) last-mile delivery app, and (4) customer service and live operations platforms. See “Full-Stack Grocery Delivery Services’” for a detailed narrative of our technology applied to our business.

Because the industries in which we operate are characterized by rapid technological advances, our ability to compete successfully has always been driven by our ability to continually access and reliably offer our customers services using the latest and most advanced technology.

Our user-facing platform is a fully-automated, topically-arranged and user-friendly mobile app. It is a highly scalable platform that provides users with a convenient, safe, and trusted shopping environment. This platform enables us to list merchandise and transact with our customers while allowing customers to shop and schedule deliveries digitally. Our grocery platform has an ample assortment of products spanning the full spectrum of grocery needs.

We continue to develop new technologies to enhance our existing e-commerce platform and to expand the functionality and ease of use of our customer facing interface. We also make significant investment in maximizing the utility, accuracy, and scope of proprietary applications utilized by employees in our warehouses and our delivery personnel. We strive to maintain the right balance between offering new features and enhancing the existing functionality and architecture of our software and hardware. Because our business has grown relatively fast, we must ensure that our systems are capable of absorbing this incremental volume. Our engineers work to optimize our processes and equipment by continuously designing more effective ways to run our platform.

As of September 30, 2022, we had 58 employees (5 on product, 5 on design and 48 on infrastructure) on our information technology and product development staff, as compared with 134 employees as of September 30, 2021. We incurred product development expenses (including salaries) in the amount COP $4,906,753 thousand (U.S.$1,082,674) for the nine months ended September 30, 2022, as compared with COP $3,000,427 thousand (U.S.$662,043) for the nine months ended September 30, 2021. The capital expenditure spent on building a robust technology ecosystem in previous years allowed us to reduce our headcount to focus on our profitability mission, while maintaining strong operational efficiencies.

We have implemented some measures to protect our infrastructure, backend, and data from ill-intentioned attacks. To protect our infrastructure, we are aligned with the AWS Well-Architected good practices and with the AWS security pillars, (Avoiding, Detecting, Answering and Solving.) To protect the data contained in our databases, we have established a Data Management Policy applicable to our employees and collaborators. Such policy complies with the relevant legislation on the jurisdictions where we operate and international treaties. None of the databases created, used or managed by us is accessed by personnel other than our employees and the information contained therein is not shared with any other entity. We have also implemented different tools and processes, as authentication, validation, encryption APIs in our backend to prevent un-authorized parties from accessing our credentials, databases, servers, etc.

We continue to seek ways to strengthen our security and strive to keep ourselves updated in best practices related to cybersecurity. Third-party counsel has run diagnostics on our current cyber-security measures and recommended an array of practices to implement. We are implementing such measures promptly and to the extent possible.

Other Business Lines

Private Label Products

In the third quarter of 2019, in Colombia we began to offer customers private label products, and we currently have one of the most comprehensive private label selections in the Latin American e-grocery market. We currently have 31 private label brands offering a total of 254 active products, many of which are ranked in the top tier of sellers within their respective categories in our platform. We control the end-to-end process for creating, designing, registering, procuring, and verifying supplier quality of all of our brands, and will continue building private label brands that are profitable, and that customers love. We select potential products based on data from customers and market trends. We then find manufacturers who can successfully produce our product. Finally, we work with an external agency to market the products once product quality testing has been completed.

Our offering of private label products enhances our competitiveness by offering our customers top-quality goods while eliminating the branding costs associated with CPG goods, supporting our brand positioning as a supermarket with great quality products at the best prices. A typical family basket can be up to 20% lower in our private label portfolio when compared to a comparable family basket of CPG brands through other online or traditional grocery retailers. In addition, a robust private label selection allows us to capture value from average-price but high volume products. In some categories, our private label brands can have up to an additional 5% in gross margin as compared to CPG brands, even while factoring in the costs of developing and marketing the private label product. Finally, we have found a positive relationship between our private label brand and customer behavior: in September 2022 buyers of our private label brands buy up to 100% more items and spend up to 50% more per order when compared to other buyers. As of September 30, 2022, 75% of total orders had at least one private label product, compared to 43% in September 30, 2021. As of September 30, 2022, private labels represented 11.6% of total sales, compared to 5.6% as of September 30, 2021. Finally, our private labels also support the local economy as 80% of our suppliers for private labels are small and medium local companies. We mitigate concentration risk by diversifying suppliers so as to have substitute suppliers in the case of a supply chain disruption. Our supply chain risk is higher for our private label products than our other products because of the size of our suppliers. However, we do not identify this risk as material to our operations because (1) our volumes are still relatively small and suppliers are able to complete our orders in most cases other than extraordinary circumstances, (2) we have identified alternative suppliers that can provide similar quality products and (3) our proprietary technology allows us to forecast and predict consumer behavior in advance. As of the date of this prospectus, we have not experienced impacts from supply chain disruptions in our private label portfolio.

Below is a chart summarizing our current portfolio of private-label products:

Category	SKUs	Category	SKUs
Grains	21	Laundry	8
Oils	2	Personal Care	8
Healthy Products	29	Pantry	10
Household supplies	33	Dairy	10
Beverages	12	Pets	2
Hot Beverages	9	Bakery and breads	26
Cold meats	7	Snacks and Candy	6
Frozen	26	Meat, poultry, fish and seafood	22
Wine	1	Seasoning	22

Ciclus
Ciclus
Ciclus
DETERGENTE LIQUIDO
Ciclus
SUAVIZANTE
ARTISAN
1986
LA GRAN
NONA
ARROZ
LA GRAN
NONA
LA GRAN
NONA
TAZA
&
LIBRA
TAZA
LIBRA
PANELA
LA CHOCOLATERA
DEL CACAO
Golosito
TEX-GRILL
SALCHICHA
PARRILLERA
Siembra
Dorada
ACEITE VEGETAL
LECHE MAESTRA
DESLACTOSADA
LECHE MAESTRA
ENTERA
TRIPLE E
LIMPIADOR
LAVANDA
TRIPLE E
TRIPLE E
BLANQUEADOR
DESINFECTANTE

Digital Advertising Solutions and Sales Data Solutions

In 2020, we launched a portfolio of advertising products for CPG in order to tap into the sizable market of online media spend. Today we partner with many of the world’s largest CPGs whose products we carry, in communicating with their users in the digital world and improving their customer conversion cycle. We do this by selling to CPGs a variety of digital in-app features including home banners, banners within individual product departments (such as dairy), product positioning within a search category, and sponsored discounts amongst many others. By communicating with the user throughout the purchasing process, brands are able to more effectively create purchase intent as the user needs only to make a click to add the advertised product into the shopping cart.

Our customer base also enables us to obtain valuable data about our platform users, which further enables us to target our advertising efforts to suggest products that meet individual users’ taste and needs through the use of targeted data analytics. We use this data not only to suggest products to our customers, but to produce reports with consolidated user data for advertising partners. We charge brands fees for all of these digital advertising solutions, and believe this will be a long-term cash-flow generator for our company. For the nine months ended September 30, 2022, approximately three percent of other revenues integrated in our gross margin came from ads and data. We expect this figure to increase going forward. As transactions in our platform grow, the quality and value of our data to CPGs increases.

Our Strengths

We focus on offering a seamless service for our customers, helping them save time and money on groceries. We consider the following strengths to be significant competitive advantages:

•        Operational Excellence.    Our flexible, scalable business model allows us to operate with significantly lower distribution and logistics costs than traditional supermarkets while still offering attractive pricing to consumers. Our integrated technology allows us to adjust in real-time to customer preference and market conditions and optimizes every aspect of our operation. Second, our long-lasting and strong relationships with suppliers have taken significant investment of time and have forged networks that are difficult to replicate in the short term. Third, our robust private label portfolio supports our brand positioning and drives our profitability and customer experience. Our experience in developing these private label products relies on our understanding of our customers, as well as an expertise in product development that we have developed over the past few years. Any new market player would need a significant amount of time in order to develop both a warehouse network and a method by which to cost-effectively expand it, which provides us with a significant advantage relative to our competition in each of the countries in which we operate.

•        Proprietary technology.    Technology is our foundation and has given us the solid ground to grow in this industry. We have developed nearly all of our innovative technology in-house, which has not only created additional efficiency in our operations but also represents a significant source of potential future growth. We will continue to seek additional business opportunities unlocked by the development of our intellectual property.

•        Winning Business Model.    Our business model has significant advantages compared to other alternatives. First, our full-stack model enables end-to-end control which results in high product quality, best in class customer experience, and higher margins. Second, our model is designed for stock-in and fill-in shopping missions which reflects in high order value, low operational costs (few low-cost warehouses to offer full coverage in cities where we operate) and low delivery costs by batching orders.

•        Maximum Flexibility and Seamless Payment Options.    Our e-commerce platform enables buyers to make payments using a variety of different methods to best suit their needs, including credit cards, digital wallet payments and debit cards, as well as cash-on-delivery. This enables us to provide seamless shopping experience to our customers but also to capture market share: according to Statista, only 15% and 30% of consumers in Colombia and Brazil have credit cards, while cash continues to be on average 32% and 18% of total payments (Colombia and Brazil, respectively). Our technology allows us to offer all payment options, while minimizing risk of cash collection on our end.

•        Additional profitability sources:    Our real time data leads to highly valuable customer shopping behavior data for CPGs. We have different complexity data reports which CPGs use for marketing, commercial and innovation purposes. Also, we offer trade marketing products directly in our platforms that lead to the immediate conversion, from advertising to shopping cart. Lastly, we have a comprehensive private label portfolio of high quality and high margin products. We offer products of the main basket as well as innovative products which have shown a high adoption. For example, during September 2022, 75% of total orders had at least one private label product.

Our Strategy

We leverage our proprietary technology and operational excellence to change the way people shop for groceries and other home goods in Latin America, delivering our customers high quality goods at excellent prices, in a profitable way.

We aim to drive long-term sustainable growth by pursuing the following strategies:

•        Relentless focus on our core value proposition.    We are laser-focused on becoming the best and most profitable at-home delivery provider of low-price online supermarket products for price-sensitive consumers in Latin America households. We serve the markets in which we operate by offering a convenient service, which would have previously been considered a luxury, and providing a selection of relevant products, all at an affordable price. Consumers want affordable groceries delivered to their homes without basing their decision on whether or not they can get it within minutes. We believe the average household is price-driven, not convenience-driven. This is a massive total addressable market (TAM) where achieving strong customer loyalty is much more sustainable than fair-to-middling loyalty across all social classes. Finally, we do this by focusing 100% on our full-stack grocery delivery model which leverages proprietary technology to manage inventory, deliver traditional supermarket items with full basket size and slotted delivery times, and maximize profit margins.

With this in mind, we intend to continue to fine-tune our business strategy to capture this market while improving profitability. We also intend to further develop high-margin categories such as alcohol (high ticket size) and fruits & vegetables (high frequency), as well as our private label portfolio. We also aim to continue to develop our digital advertising and sales data solutions to offer CPGs actionable insights through our platform. In order to generate more revenue with marginal cost, we have started pilot strategic alliances with other digital marketplaces that want to offer groceries, but do not have the technology or expertise to deliver. Finally, we intend to keep developing our backlog of tech improvements to further push the boundaries of operational efficiency.

•        Controlled and efficient growth.    We continue to improve our gross margin through (1) ongoing curation of our SKU portfolio, which includes continuous elimination of any low turnover products, (2) prioritizing private labels focused on the family basket, which allows for better margins, (3) efficient marketing investment using a customer segmentation model that unlocks value by directing subsidies and coupons towards customers that will generate the highest return for us, (4) increasing trade, ads and data revenue, and (5) increasing utilization and efficiency of existing warehouses with new technology developments. Additionally, all of our strategic initiatives support our cash burn reduction goals.

•        Continued focus on technology as a source of profitable growth for our core business.    We intend to continue to improve customer acquisition and retention, as well as our warehouse and last-mile efficiency, through data analysis and technology. We are developing new features to improve customer acquisition and retention, and to further improve our procurement and fulfillment efficiencies, including: (1) an “easy sharing” button in the app that allows customers to share discounted products, (2) improvements in our recommendation algorithm, (3) a module in our picking app that enables picking in batches, and (4) significant improvements to our forecasting model that positively impact inventory turnover and working capital/cash flow.

•        Leverage our technology and operational excellence to create value for, and profit from the business to business (B2B) grocery ecosystem.    Approximately 54% and 70% of the grocery market in Colombia and Brazil, respectively, is sold through the traditional channel (“mom-and-pop” stores), mostly served by a fragmented industry of grocery distributors. While there are significant similarities in the supply, procurement and fulfillment of these distributors with our online B2C business model, most distributors continue to rely on obsolete third party and out of the shelf software that implies a high reliance on manual processes and sub-optimal management of inventory. We intend to benefit from strong synergies between the two businesses, and hope to move toward using our technology to improve distributor operations. By doing so, we will aim to (1) accelerate top line growth, which will support gross margin improvements, (2) significantly increase distributors’ warehousing and logistic efficiencies, impacting profitability, and (3) reduce expenses through administrative synergies and more efficient marketing investments as a result of much larger brand presence. All of this is expected to accelerate the path to profitability of our core end-consumer business.

Capital expenditures

Capital expenditures are composed mostly of payments for the development of intangible assets and the purchase and sale of property and equipment. Even though we are a light assets company, it is necessary to invest in some operational assets of the day-to-day business in our warehouses. Additionally, we have capital expenditures related to software development, which is necessary in order to have a performing online service.

Marketing

Our marketing strategy is designed to grow our business by promoting the Merqueo brand, attract new customers, engage users and increase our product offerings and coverage of new cities throughout Latin America. To this end, we employ various means of advertising, including placement in leading online channels across our markets, paid and organic positioning in leading search engines, email and push notification marketing, onsite marketing, presence in offline events and live-streaming events, and use of targeted promotional discount coupons. We continue to carry out a complete coverage of promotional campaigns on commercial dates such as Children’s Day, Mother’s Day, Father’s Day, Christmas and popular dates specific to the e-commerce industry, such as Cyber Monday and Black Friday.

Our advertising expenses were COP $16,123,723 thousand (U.S.$3.56 million(1)) in 2021 and COP $7,049,929 thousand (U.S.$1.56 million(1)) in 2020, respectively. As of September 30, 2022, our expenditures were COP $13,726,871 thousand (U.S.$3.03 million(1)) reflecting our focus on maximizing organic revenue.

We optimize our marketing investments by focusing on customer segments that have a higher probability of making recurring purchases that are profitable for us. To do this, we evaluate a number of customer behavior criteria, including past frequency of purchases, ticket sizes, coupon and discount use, and profitability of these purchases to us, amongst other criteria. Our data-based models allow us to invest resources based on granular segmentation of users, and thus have targeted campaigns that respond to real needs.

Seasonality

Our retail business generally fluctuates as a result of holiday seasons and other local festivities. Results may also be impacted by changes in weather patterns. For example, our sales are generally positively impacted by inclement weather.

Employees

Our success depends in large part on our ability to attract and retain high-quality management, operations, engineering, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors.

To attract and retain the best talent, we strive to establish a culture where people of all backgrounds can find a sense of belonging and are able to achieve their highest capability. We measure how successful we have been in establishing the culture we need through employee engagement surveys and related tools.

As of December 31, 2021, we had 1,226 employees in Colombia and 102 employees in Brazil. In Colombia, we had 347 employees in administration and 879 employees in operations. In Brazil, we had 28 employees in administration and 74 employees in operations. As of September 30, 2022, we had 580 employees in Colombia and 148 in Brazil, largely as a result of our recent focus on profitable growth. Of these employees, 213 were administrative and 515 were employees in operations.

We currently do not have unionized workers in Colombia or Brazil.

In addition to our employees, we use third-party contractors for our delivery services, who represent 100% of our delivery personnel. We hire these contractors both directly and through various local transport agencies that provide both delivery vehicles and the relevant personnel. These delivery persons are not Merqueo employees. See “Full-Stack Grocery Delivery Services.”

Competition

We operate in the highly competitive food retail industry within each of the markets in which we operate. The operating environment for the food retail industry continues to be characterized by intense price competition, pressure on profit margins, aggressive expansion, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. Competition is based primarily on location, quality of products, service, price and product variety.

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(1)      For convenience purposes only, amounts in U.S.$ have been translated to U.S. dollars using an exchange rate of COP$4,532.07 to U.S.$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) as of September 30, 2022, as reported by Colombia’s Banco de la República. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Risk Factors — Inflation and certain government measures to curb inflation may have adverse effects on the economies of the countries where we operate, our business and our operations.”

We experience diverse competition from both the premium and discount segments of the grocery retail sector, including chain and independently owned supermarkets, corner stores, and informal local markets.

Retailers continue to evolve as consumers also diversify and change the ways in which they shop, both online and offline. Grocery e-commerce is increasingly becoming a more significant part of the overall retail food market and is growing rapidly in Latin America, and we experience significant competition from other retailers that provide marketplace offerings.

Our private label brands are important in that they enable us to provide a more relevant assortment of products in different price ranges, develop new and innovative alternatives and build customer loyalty. In general, our private label offerings have a higher gross margin than similarly positioned products from third-party brands.

Government Regulations

Regulations in Other Jurisdictions

We operate our business in multiple jurisdictions and, accordingly, are subject to a wide variety of national laws and regulations governing standards for our products and facilities, data protection, taxation, consumer protection, the health and safety of our employees, currency conversions and repatriation and use of local employees and vendors, among other matters, and other regulations which also applies to other companies conducting business in general. Due to areas of legal uncertainty regarding online businesses, and the increasing popularity and use of the Internet and other online services, it is possible that new laws and regulations will be adopted with respect to the Internet or other online services.

Environmental Matters

Our operations are governed by environmental laws and regulations in the countries where we operate, including, but not limited to, those concerning the discharge, storage, handling and disposal of hazardous or toxic substances. We believe that we possess or we are currently requesting all of the material permits required for the conduct of our operations and that our current operations are in material compliance with all applicable environmental laws and regulations.

Data Privacy and Protection

Our technology platform, and the user data we collect and process to run our business, are an integral part of our business model and, as a result, our compliance with laws dealing with the collection and processing of personal data is core to our strategy to improve platform user experience and build trust. Regulators in Latin America have adopted or proposed requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals, and these laws are increasing in number, enforcement, fines, and other penalties.

The Colombian data protection legal framework is contained in the National Colombian Constitution, Law 1581 of 2012 and its supplemental regulations such as Chapters 25 and 26 of Decree 1074 of 2015, the Accountability Guide issued by the SIC, and others (all together the “CDPL”). The CDPL applies to all processing of personal data, owned by individuals such as employees, contractors, suppliers, and clients performed by companies regardless of their corporate purpose. Accordingly, Merqueo is bound by law to comply with the following general obligations (i) drafting and implementing a Manual for Internal Data Processing, a Policy for Processing of Personal Information, (ii) appointing a Data Protection Officer (or area in charge of this matter), (iii) creating all necessary mechanisms for the enforcement of data subjects’ rights, (iv) complying with the National Databases Registry and (v) obtaining prior, informed and express consent from the data subjects in support of the legitimate processing of personal data, among others.

The Brazilian Data Protection Law (Lei Geral de Proteção de Dados–“LGPD”) came into effect in 2020 after a long discussion period in the Brazilian Congress, becoming a fundamental right by a constitutional amendment in 2022. The LGPD contains all the regulation on how any company, private or public institution, entities or any legal entity should handle personal data, from the collection to the deletion or anonymization of data. The law also states different statuses for personal data and sensitive personal data regulating administrative punishments before the National Data Protection Agency — a regulatory entity also created by the LGPD — in case of violation. Merqueo and other companies have obligations such as: (i) instituting a data controller (DPO); (ii) having a data processing policy that is adequate to the legislation; (iii) processing data using the principle of purpose and necessity, instructing their employees and collaborators to request only necessary data to the service provided and limiting access only to people who must unavoidably process this data, observing, mainly (iv) consent and authorization from the data owner.

Antitrust

Competition authorities may closely scrutinize us under antitrust and competition laws. In addition, governmental agencies and regulators may, among other things, prohibit future acquisitions, divestitures, or combinations we may want to execute, impose significant fines or penalties, require divestiture of certain of our assets, or impose other restrictions that limit or require us to modify our operations, including limitations on our contractual relationships with customers or restrictions on our pricing models.

Intellectual Property

We believe that our intellectual property is essential to our business and affords us a competitive advantage in the markets in which we operate. Our intellectual property includes the content of our website, mobile applications, registered domain names, software code, firmware, hardware and hardware designs, registered and unregistered trademarks, trademark applications, copyrights and trade secrets.

To protect our intellectual property, we rely on a combination of copyright, trademark, patent, and trade secret laws, contractual provisions, end-user policies, and disclosure restrictions. Upon discovery of potential infringement of our intellectual property, we assess and when necessary, take action to protect our rights as appropriate. We also enter into confidentiality agreements and invention assignment agreements with our employees and consultants and seek to control access to, and distribution of, our proprietary information in a commercially prudent manner.

Consumer Protection

We are subject to consumer protection regulations applicable in the countries in which we operate.

In Colombia, we are subject to Law 1480 of 2011, Decree 1074 of 2015, Unified Regulatory Decree for the Commerce, Industry and Tourism Sector, Decree 1499 of 2014 and Decree 587 of 2016. These regulations establish a general regime of consumers rights and manufacturers, service providers and suppliers’ obligations. These rules apply to consumer relationships in the technology sector of the economy without special consumer protection regulations.

Civil courts and the Superintendency of Industry and Commerce (“SIC”) have jurisdiction over civil lawsuits/actions whereby consumers request enforcement of consumer guarantees or rights, the fulfillment of promotions, or damages caused by misleading information or advertising. When there are several consumer complaints about the same company, the SIC usually starts ex officio-administrative investigations regarding the issues that generate the users’ complaints, considering the need to intervene in a general manner when consumer interests are systematically violated.

In Brazil, the Federal Constitution imposed the creation of a specific law for consumer law issues, which originated the Consumer Defense Code of 1990. In addition, the Constitution also established the PROCON — Consumer Defense Agency, a public entity that directly assists the civil society and by means of administrative proceedings, can establish high fines for non-compliance with consumer legislation. In addition, the Brazilian Civil Code also establishes guidelines and obligations that must be observed by companies.

Brazil has a vast number of lawsuits involving consumer law due to the creation of the Special Courts, in 1995, which provides access to justice without the need of lawyers in cases where the value of the cause is less or equal to ten (10) minimum wages. Therefore, a good part of the lawsuits are in the Special Courts, which despite facilitating access, have considerably increased the number of cases in the field of consumer law.

Advertising, sale and transport of key products

We are subject to consumer protection regulation and other regulatory matters that specifically limit and burden the advertising, sale and transport of key products that we offer to our customers, specially liquors, pharmacy products including OTC medicines, dietary supplements and beauty and skin related products. In Colombia, the Superindendence of Industry and Commerce (“SIC”) and local and national health authorities have the ability to audit the compliance of the regulatory framework during any step of our process chain. These regulations obligate the Company to implement specific measures for (i) including mandatory text in all kinds of advertisements (including during the purchase of products on our app), (ii) the standards for storage of products at the warehouse, and (iii) controls on the transportation of certain products, such as hard liquor, between different states.

Additionally, if the Company decides to store, sell and transport medicines that require a prescription, the burden of compliance will be more complicated as the Company will have to have an expert in place that reviews, validates, approves and archives all the prescriptions provided by the consumers, having additional obligations in connection with health insurances, health responsibility and any possible damage to be caused to a consumer by the medicine provided.

In Brazil, the sale and advertising of products are regulated by local, federal and national laws and agencies. Product advertising is regulated by the Brazilian National Agency for Advertising Self-Regulation (CONAR), which issues regulation based on the Brazilian Federal Constitution, the Consumer Defense Code, and federal legislation in force regarding each specific product area. The sale of alcoholic beverages in Brazil is regulated by Federal Law No. 9.294 of 1996, so CONAR issues specific advertising regulation and is also responsible for inspecting, judging, and deliberating on possible violations of legislation and its regulation.

In Brazil, the National Health Surveillance Agency (ANVISA) regulates medicines and CONAR establishes guidelines for advertising following ANVISA’s legislation and regulations. There is vast legislation on these subjects and regulatory agencies that issue regulations and also supervise and impose fines to companies that do not comply with such regulations.

Management

The following table sets forth information for the executive officers, directors and key employees:

Directors and executive officers

Our directors and executive officers are as follows:

Directors and Executive Officers

Name	Age	Position
My Vu Thuy Vo	35	Director
Jeffrey Scott Ransdell	54	Director
Douglas Hewson	56	Director
Patricia Saenz	46	Director
Maria Pia Iannariello	49	Director
Pedro Jose Molina	47	Director
Patrick Müller - Sarmiento	49	Director
Felipe Ossa	35	CEO
Jairo Medina	40	CFO
Saulo Brazil	40	COO
Jonathan Sánchez	36	VP Technology and Product
Juan Pablo Trujillo	30	VP Data
Laura Oyuela	31	VP Strategy
Andrés Escobar	37	Country Manager Colombia
Carla Peña	48	CPO

Our directors and executive officers are as follows:

My Vu Thuy Vo, director.    My Vu Thuy Vo has served as a director of Merqueo since 2022. Ms. Vo has more than 12 years of experience in corporate finance and investment management. Since 2018, Ms. Vo has been Managing General Partner and Chief Investment Officer of Fuel Venture Capital leading due diligence processes and giving advice to companies in the portfolio throughout the challenges of entrepreneurship. Ms. Vo holds a BS in Financial Economics and Mathematics from Center College and is a member of the CFA Society.

Jeffrey Scott Ransdell, director.    Jeffrey Scott Ransdell has served as a director of Merqueo since 2021. Mr. Ransdell has experience in wealth management, having worked for 20 years of experience in Merrill Lynch where he managed more than COP $130 billion of global private client investment assets. Since 2016, Mr. Randsell is founder and Managing Director of Fuel Venture Capital, a technology company focused fund based in Miami. Mr. Ransdell holds a BA in Business Administration.

Douglas Hewson, director.    Douglas Hewson has served as a director of Merqueo since 2019. Mr. Hewson has more than 14 years of experience in working with entrepreneurial general partner teams alongside management teams that are building businesses and making a difference. Since 2009, Mr. Hewson has been a Managing Partner of Portland Private Equity, a private equity fund management company. At Portland Private Equity, he has primary responsibility for investor relations. Mr. Hewson holds a BA in Political Science from Wilfrid Laurier University and an LLB in Law for University of Ottawa. We believe Mr. Hewson is well qualified to serve as director due to his extensive corporate and private venture capital experience in Latin America.

Patricia Saenz, director.    Patricia Saenz has served as a director of Merqueo since 2022. Ms. Saenz has more than 15 years of experience on investments, especially in early stage companies. Since 2019, Ms. Saenz is Managing Partner of Ewa Capital, a venture capital firm with the commitment to narrow gender inequality in Latin America. Ms. Saenz is a Board Member of ColCapital (Colombian PE and VC Association. Ms. Saenz holds a Bachelor of Business from City University and a MBA from Instituto de Empresa.

Maria Pia Iannariello, director.    Maria Pia Iannariello has served as a director of Merqueo since 2022. Ms. Iannariello has more than 10 years of experience in the carbon market as founder and president of MGM International. In 2011, Ms. Iannariello founded MGM Innova Capital, a private equity firm and green infrastructure investment focused on energy efficiency and renewable energy. Ms. Iannariello holds a BS of Business Administration and Economics from The University of Texas and a PhD of International Finance from George Washington University.

Patrick Müller — Sarmiento, director. Patrick Müller — Sarmiento has served as a director of Merqueo since 2022. Ms. Müller — Sarmiento has experience in consulting and advisory in the retail and consumer goods industries, offering innovative solutions leveraged in technology and sustainable processes. Ms. Müller — Sarmiento is currently Senior Partner of Roland Berger. Ms. Müller — Sarmiento holds a MBA from Babson College.

Pedro Jose Molina, director.    Pedro Jose Molina has served as a director of Merqueo since 2019. Mr. Molina is an Investment Partner of Portland Private Equity since 2018 and currently serves on the boards of Rose Hill Acquisition Corporation, Clinica de Oftalmología San Diego and Grupo IGA (the leading food and beverage group in Colombia). Mr. Molina has more than 12 years of experience in investment banking, with particular focus on M&A, and has been Head of Investment Banking/CCS for UBS in Colombia (2016-2018) and Head of Investment Banking for Citi in Colombia (2013-2016). Mr. Molina holds a BA in Business Administration for Universidad EAFIT and an MBA for Babson College. We believe Mr. Molina is well qualified to serve as director due to his extensive M&A experience and his strong relations with numerous financial and strategic players of different economies and industries.

Felipe Ossa, Chief Executive Officer.    Felipe Ossa has served as the Chief Executive Officer (“CEO”) of Merqueo since 2022, having previously led the day-to-day business as COO. Mr. Ossa has more than 10 years of experience in Digital/Agile Transformation and business growth in tech-based companies. Before joining Merqueo, Mr. Ossa led a 400-person team as Managing Director at Domicilios.com, the Colombian operation of Delivery Hero (2018-2021). Before that, he worked as Project Leader at The Boston Consulting Group (2015-2018), focusing on agile/digital transformations, and business turnarounds. Mr. Ossa has a BSc in Civil Engineering from Tufts University and an MBA from The Wharton Business School.

Jairo Medina, CFO.    Mr. Jairo Medina has served as the Chief Financial Officer (“CFO”) of Merqueo since 2021. Mr. Medina has more than 15 years of experience in financial areas (controlling, reporting, treasury, audit, corporate finance) developing and executing strategic plans to achieve profitability and cash flow objectives. Before joining Merqueo, Mr. Medina was the Finance Senior Director in Colombia for Grupo Exito (2017-2021) and the Manager of capital structure operations in Latin America for Groupe Casino. Mr. Medina has also worked for other multinational groups such as Carrefour. Mr. Medina holds a BA in Business Administration from Universidad de los Andes, a Masters in Banking and Financial Markets from Toulouse Business school and an International MBA from EM Lyon Business School.

Saulo Brazil, Chief Operations Officer.    Saulo Brazil joined Merqueo in 2022 as Country Manager for Brazil. Prior to joining Merqueo, Mr. Brazil was Co-Founder and CEO of Delivery Center, a technology company connecting drivers, marketplaces to retailers, enabling them to sell online. Mr. Brazil experience in retail, pricing and marketing, working in companies such as Shell and brMalls. Mr. Brazil holds a BA in Economics from UERJ and a MBA from FIA USP.

Jonathan Sánchez, VP Technology and Product.    Jonathan Sánchez has been the Vice President of Technology and Product of Merqueo since 2016. Mr. Sánchez has more than 15 years of experience in software development, architecture and data modelling in companies like Publicar, the Colombian yellow pages. Mr. Sánchez holds a BSc in Systems Engineering and Computer Networks from Universidad Simon Bolivar.

Juan Pablo Trujillo, VP Data and Marketing.    Juan Pablo Trujillo has been the Vice President of Data of Merqueo since 2018. Mr. Trujillo has more than 7 years of experience managing data teams (data quality, business intelligence and analytics) and executing a data-driven culture. Prior to joining Merqueo, Mr. Trujillo had data management roles at Banco Davivienda, one of the leading banks in Colombia and Cruz Verde Pharmaceutics. Mr. Trujillo holds a BSc in Industrial Engineering from Universidad de los Andes.

Laura Oyuela, VP Strategy.    Laura Oyuela has been the Vice President of Strategy at Merqueo since 2018. Prior to joining Merqueo, Ms. Oyuela had roles relating to investment analysis, financial planning and business development in Luis Sarmiento’s family office, the largest banking (Grupo Aval), insurance, and media (El Tiempo) conglomerate in Colombia. Laura holds a BSc and MSc in Industrial Engineering from Universidad de los Andes and is a CFA® charter holder.

Andrés Escobar, Country Manager Colombia.    Andrés Escobar has been Country Manager for Colombia in Merqueo since 2022. Mr. Escobar has more than 14 years of experience in sales and business development in the CPG industry. Before joining Merqueo Mr. Escobar was General Manager of Don Maiz, one of the most recognized brands in Colombia and Sales Director of the Modern Channel in Grupo Familia. Mr. Escobar holds a BA in Engineering Administration from Escuela de Ingeniería de Antioquia and a MBA from Hult International Business School.

Carla Peña, Chief People Officer.    Carla Peña has been Chief People Officer (“CPO”) of Merqueo since 2022. Ms. Peña has more than 22 years of experience in human resources across multiple industries: technology, retail and finance. She has experience in Sony, Falabella, Banco Falabella, and Ikea. Ms. Peña holds an undergraduate degree of Psychology from Pontificia Universidad Javeriana.

Corporate Governance

Composition of our Board of Directors

Our board of directors currently consists of 7 directors, all of whom were appointed pursuant to the Memorandum and Articles of Association and can resign or be removed in accordance with the Memorandum and Articles of Association. While we do not have a formal policy regarding board diversity, our board of directors will consider a broad range of factors relating to the qualifications and background of nominees. Our board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy.

There is no Cayman Islands law requirement that a director must hold office for a certain term and stand for re-election unless the Memorandum and Articles of Association outlines such requirements. We do not have any age limit requirements relating to our director’s term of office.

The Memorandum and Articles of Association provide that the office of a director of the company shall be vacated if such director: (i) becomes bankrupt or makes any arrangement or composition with his or her creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his or her office by notice in writing to the company; (iv) is prohibited by applicable law or the Nasdaq, the United States Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under applicable laws from being a director; or (v) if he or she shall be removed from office pursuant to the Memorandum and Articles of Association.

Board’s Role in Risk Oversight

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our internal auditor provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, our Chief Financial Officer, the internal auditor and the legal manager. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

We expect our board of directors to delegate the monitoring of cybersecurity risks and security breaches to our management, including in connection with third-party service providers, contractors consultants, and/or business partners. We have prepared our security and cybersecurity policy based on industry guidelines and practices and it is being reviewed and approved by the board of directors.

The security and cybersecurity policy provides that, as of November 2022, a separate security committee composed of members of our technology and internal control team (which is subordinated to the audit committee) will be implemented, and will be in charge of managing the day-to-day risk management processes, overseeing information on security risks and establishing the appropriate mechanisms and measures to assess, mitigate, and respond to security incidents that may potentially arise. Except as otherwise required, security committee meetings will be held quarterly.

Notwithstanding the delegation above, our board of directors will require prompt report from the security committee of any cybersecurity risk that is deemed material. We expect that with the implementation of the security committee, further governance procedures will be discussed to rapidly enhance the security committee interaction with our board of directors and audit committee, including future regular reporting on cybersecurity matters.

Board Committees

Our board of directors has established an audit committee and a compensation committee, each of which operates pursuant to a separate charter adopted by our board of directors.

Audit Committee

My Vu Thuy Vo, Pedro Jose Molina and Patrick Müller — Sarmiento have been appointed and currently serve on the audit committee, which is chaired by Pedro Jose Molina. Our board of directors has determined that Patrick Müller — Sarmiento is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable rules of the Nasdaq. Under the Exchange Act rules, we will be required to have one independent director on our Audit Committee during the 90-day period beginning on the date of effectiveness of the registration statement filed with the SEC in connection with this Offering. After such 90-day period and until one year from the date of effectiveness of the registration statement, we are required to have a majority of independent directors on our Audit Committee. Thereafter, our Audit Committee is required to be composed entirely of independent directors.

The audit committee’s responsibilities include:

•        making recommendations to the board of directors regarding selecting and appointing our independent registered public accounting firm, and approving the audit and permitted non-audit services to be provided by our independent registered public accounting firm;

•        evaluating the performance and independence of our independent registered public accounting firm;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements or accounting matters;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures;

•        establishing and overseeing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•        reviewing and discussing with the independent registered public accounting firm the results of our year-end audit, and recommending to our board of directors, based upon such review and discussions, whether our financial statements shall be included in our Annual Report on Form 20-F; and

•        reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

Patrick Müller — Sarmiento has been appointed as an audit committee financial expert, as defined in the SEC rules and satisfying the financial sophistication requirements of the Nasdaq.

Compensation Committee

My Vu Thuy Vo, Pedro Jose Molina, and Maria Pia Iannariello have been appointed and currently serve on the compensation committee, which is chaired by Pedro Jose Molina. The compensation committee’s responsibilities include:

•        establishing and reviewing the goals and objectives of our executive compensation plans;

•        establishing the goals and objectives relevant to Chief Executive Officer compensation, and making a recommendations to our board of directors in evaluating our Chief Executive Officer’s performance in light of these goals and objectives;

•        evaluating the performance of our executive officers in light of the goals and objectives of our executive compensation plans and recommending to our board of directors with respect to the compensation of our executive officers, including our Chief Executive Officer;

•        reviewing the goals and objectives of our general compensation plans and other employee benefit plans, including the employee stock option plan; and

•        retaining and approving the compensation of executive compensation advisors and other advisors advising the people and compensation committee.

Foreign Private Issuer Status

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

•        the majority independent director requirement under Section 5605(b)(1) of Nasdaq listing rules;

•        the requirement under Section 5605(d) of Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

•        the requirement under Section 5605(e) of Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules;

•        the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present;

•        the requirement to adopt a code of conduct applicable to all directors, officers and employees under Section 5610 of Nasdaq; and

•        the requirement under Section 5630 of Nasdaq listing rules that the company must conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations.

Cayman Islands law does not impose a requirement that the board consist of a majority of independent directors or that such independent directors meet regularly without other members present. Nor does Cayman Islands law impose specific requirements on the establishment of a compensation committee or nominating committee or nominating process.

Code of Conduct

Our board has adopted a code of conduct that applies to our directors, officers and employees. A copy of this code is available on our website:            . We intend to disclose on our website or in a current report on Form 6-K, any amendments to the Code of Conduct and any waivers of the Code of Conduct that apply to our chief executive officer, chief financial officer, controller, or persons performing similar functions.

Duties of Directors

Under Cayman Islands law, our directors and officers owe certain fiduciary duties to the company. In certain circumstances, a shareholder may have the right to seek damages if a duty owed by the directors is breached.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, under Cayman Islands law, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, under Cayman Islands law, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company; and

•        executing checks, promissory notes and other negotiable instruments on behalf of the company.

Interested Transactions

Pursuant to the Memorandum and Articles of Association, so long as it does not adversely affect such person’s performance of duties or responsibilities to the company and so long as it is not in direct competition with the company and the company’s business, no director or officer shall be disqualified by his office from contracting and/or dealing with the company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the company in which any director or officer shall be in any way interested be or be liable to be avoided; nor shall any director or officer so contracting or being so interested be liable to account to the company for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or the fiduciary relationship thereby established. However, any such transaction that would constitute a “related party transaction” pursuant to the laws or rules promulgated by the SEC or the stock exchange on which our shares are then listed, shall require the review and approval of the audit committee. The nature of the director’s interest must be disclosed by such director at the meeting of the directors at which the contract or arrangement is considered if the director’s interest then exists, or in any other case, at the first meeting of the directors after the acquisition of his interest.

A director must disclose such interest in accordance with the Memorandum and Articles of Association.

Executive Compensation

Under Cayman Islands law, we are not required to disclose compensation paid to our directors and executive officers on an individual basis and we have not otherwise publicly disclosed this information elsewhere.

For the year ended December 31, 2021, the aggregate compensation expense for our directors and executive officers for services in all capacities to us and our subsidiaries was U.S.$ 639,711, which includes both benefits paid in kind and compensation, as well as share option awards to purchase, in the aggregate, 454,368 ordinary shares pursuant to the terms and conditions of our employee stock option plan.

Our executive compensation philosophy includes the following objectives:

•        To pay for performance;

•        To attract, develop, reward, and retain great talent; and

•        To motivate our talent to achieve short-term and long-term goals that lead to sustainable long term shareholder value creation.

Our executive officers receive fixed and variable compensation. They also receive benefits in line with market practice and with the benefits extended to our broad-based employee population.

The fixed component of compensation consists of the base salary. This provides a fixed source of income and acts as the foundation for other pay components. The base salary is reflective of executive role, responsibility, and individual performance, and it is designed to be market-competitive and attract and retain critical talent. We review base salaries annually, and make adjustments as appropriate based on market, performance and any change in responsibility.

While none of our directors have service contracts with us or our subsidiaries that provide for benefits upon termination of their services, consistent with market practice, certain of our executive officers are entitled to certain benefits upon termination, including a cash severance payment if we terminate his or her employment without cause.

Employee Stock Option Plan

Our board of directors intends to adopt the Merqueo Employee Stock Option Plan (the “Plan”) to attract, retain and motivate persons who are expected to make contributions to us and by providing those persons with incentives that are intended to align their interests with those of our stockholders.

The following summarizes the anticipated material terms of the plan:

Types of Awards.    The Plan will permit the awards of non-qualified stock options, restricted stock, restricted stock units and other cash-based, equity-based or equity-related awards in such amounts and on such terms as determined by the Plan administrator.

Plan Administration.    The Plan will be administered by the Compensation Committee. The Committee will determine the participants to receive the awards, the type and number of awards to be granted to each participant, the fair market value of the common stock (provided that such determination shall be applied consistently with respect to Plan participants), and the terms and conditions of each grant. The Committee will have the authority to amend, reprice or adjust outstanding awards under the Plan, and to issue new awards in substitution or exchange for outstanding options previously issued under the Plan.

Eligibility.    All employees, non-employee directors and consultants will be eligible to be participants under the Plan.

Transfer Restrictions.    Unless otherwise determined by the Plan administrator, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.

Termination and Amendment of the Plan.    The board of directors may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Plan participant without his or her consent. Shareholder approval will be obtained for any amendment or termination of the Plan to the extent required by applicable law or the our then-effective shareholder’s agreement. The Plan will terminate on the ten (10) year anniversary of its adoption by the board of directors.

Change in Control.    In the event of a change of control as defined in the Plan, the Compensation Committee, acting in its sole discretion without the consent or approval of any holder, may determine to effect one or more of the following: accelerate vesting, waive any forfeiture conditions, redeem in whole or in part outstanding Awards, cancel Awards that remain subject to a restricted period, or otherwise modify or adjust any other condition or limitation regarding an Award.

We intend to reserve 4,103,921 Class B shares (which number of Class B shares already reflects the intended Reverse Stock Split) for issuance under the Plan, which shall be converted into ordinary shares after the date of the Corporate Reorganization but immediately prior to the completion of this Offering. In addition, such aggregate number of shares will automatically increase on January 1st of each year for a period of 10 years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount determined by the Compensation Committee of up to three (3) percent of our fully-diluted ordinary shares as of the date of such increase. Shares issued under the Plan that are later forfeited to or repurchased by us will be available for future issuance under the Plan.

Performance Awards

Following the adoption of the Plan, the Company intends to grant performance awards to certain members of management (the “Performance Awards”). The Performance Awards will be comprised of a stock option to purchase Class B Shares, which will be converted after the date of the Corporate Reorganization but immediately prior to the completion of this Offering into stock options to purchase ordinary shares. A portion of each Performance Award will vest subject to achievement of certain strategic milestones important to the Company’s growth and success, and a portion will be divided equally into ten separate tranches, as follows, that will vest upon certification by the Plan’s administrator that both (i) the market capitalization milestone for such tranche and (ii) a certain number of operational milestones focused on Revenue and EBITDA have been met. Generally, measurement of the market capitalization milestones will be based on both (i) a three calendar month trailing average of the Company’s stock price as well as (ii) a 30 calendar day trailing average of the Company’s stock price. Upon the consummation of certain acquisitions or split-up, spin-off or divestiture transactions, each then-unachieved market capitalization milestone and/or operational milestone may be adjusted to offset the impact of such transactions.

Tranche	% Award	Market Cap Milestone	Operational Milestone
1	5.6%	$240,000,000	Achievement of any 1 of the milestones listed in Table 2
2	5.6%	$500,000,000	Achievement of any 2 of the milestones listed in Table 2
3	5.6%	$600,000,000	Achievement of any 3 of the milestones listed in Table 2
4	5.6%	$700,000,000	Achievement of any 4 of the milestones listed in Table 2
5	5.6%	$800,000,000	Achievement of any 5 of the milestones listed in Table 2
6	5.6%	$900,000,000	Achievement of any 6 of the milestones listed in Table 2
7	5.6%	$1,000,000,000	Achievement of any 7 of the milestones listed in Table 2
8	5.6%	$1,100,000,000	Achievement of any 8 of the milestones listed in Table 2
9	5.6%	$1,200,000,000	Achievement of any 9 of the milestones listed in Table 2
10	5.6%	$1,400,000,000	Achievement of any 10 of the milestones listed in Table 2

Table 2. Operational Milestones

Revenue	EBITDA
$100,000,000	$500,000
$200,000,000	$2,000,000
$300,000,000	$4,500,000
$400,000,000	$8,000,000
$500,000,000	$12,500,000
$600,000,000	$18,000,000
$700,000,000	$24,500,000
$800,000,000	$32,000,000

In establishing the Revenue and EBITDA milestones, Company’s board of directors carefully considered a variety of factors, including the Company’s growth trajectory and internal growth plans. The Company’s board of directors considers each of the market capitalization and operational milestones to be challenging hurdles, which will only be satisfied if the Company achieves extraordinary growth.

Share Ownership

The shares and any outstanding beneficially owned by our directors and officers and/or entities affiliated with these individuals are disclosed in the section titled “Principal Shareholders.”

Certain Relationships and Related Party Transactions

We entered into a set of agreements with MGM Energy Efficiency Colombia S.A.S. (“MGM”) under which we obtained a financing of up to COP $5,252,296 thousand (the “MGM Agreement”). The MGM Agreement was provided to support our operating cash flows for the purchase of relevant equipment for use in our warehouses. As of September 30, 2022, the outstanding amount of principal owed is COP $4,002,197 thousand, which shall be paid on a monthly basis through June 2027.

See “Management’s Discussion and Analysis Of Financial Condition and Results of Operations — Indebtedness — The Portland Convertible Note Agreements.”

See “Description of Share Capital — Shareholders Agreement.”

See “Executive Compensation — Employee Stock Option Plan.”

Principal ShareholderS

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares (See “Presentation of Financial and Other Information — Corporate event”), as adjusted to reflect the sale of ordinary shares offered by us in this Offering, assuming no exercise of the underwriters’ option to purchase additional              ordinary shares to cover over-allotments, for:

•        each of our named executive officers;

•        each of our directors;

•        all of our directors and executive officers as a group; and

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After to the Offering
Name of Beneficial Owner	Ordinary Shares (as-if converted)	Percentage of beneficial ownership	Ordinary Shares	Percentage of beneficial ownership
Entities affiliated with Portland Private Equity(1)	1,538,760,186	33.21%
Entities affiliated with Fuel Venture Capital(2)	891,018,773	19.23%
Entities affiliated with MGM(3)	320,045,5515	6.91%
Entities affiliated with BLAO(4)	246,155,468	5.31%
Directors and Executive Officers:
Felipe Ossa		*
Laura Oyuela		*
Jonathan Sánchez		*
Juan Pablo Trujillo		*
Jairo Medina		*
Saulo Brazil		*
Andrés Escobar		*

____________

(1)      Includes (i) 84,931,520 Series A Preferred shares, 61,360,244 Series B Preferred shares, 1,941,957 Series C 1 Preferred shares, 2,338,623 Series C 3 Preferred shares, 147,082,670 Series D 1 Preferred shares, 635,213,453 warrants convertible into Series D 1 Preferred shares and 227,017,125 Preferred Series D1 shares upon conversion (assuming conversion on January 15, 2023) of convertible debt notes held of record by Portland Caribbean Fund II, L.P., (ii) 14,840,488 Series A Preferred shares, 10,721,767 Series B Preferred shares, 325,290 Series C 1 Preferred shares, 408,639 Series C 3 Preferred shares, 24,637,289 Series D 1 Preferred shares, 108,841,169 warrants convertible into Series D 1 Preferred shares, and 38,898,435 Preferred Series D1 shares upon conversion (assuming conversion on January 15, 2023) of convertible debt notes held of record by Portland Caribbean Fund II (Barbados), L.P., and (iii) 3,454,513 Series A Preferred shares, 2,495,773 Series B Preferred shares, 78,523 Series C 1 Preferred shares, 95,121 Series C 3 Preferred shares, 5,947,269 Series D1 Preferred shares, and 25,775,712 warrants convertible into Series D 1 Preferred shares, and 9,211,908 Preferred Series D1 shares upon conversion (assuming conversion on January 15, 2023) of convertible debt notes held of record by Portland Fund II Co-Invest partnership. All the preferred shares, warrants and convertible debt notes held by entities affiliated with Portland Private Equity will be automatically re-designated as ordinary shares immediately prior to completion of this Offering.

  (2)    Includes (i) 57,341,044 Preferred Series C 1 shares, 130,190,282 Preferred Series D 1 shares, and 225,645,277 warrants convertible into Series D 1 Preferred shares held of record by Fuel Venture Capital Fund I, LP, (ii) 45,872,837 Series C 1 Preferred shares held of record by Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1, and (iii) 127,427,201 Series D 1 Preferred shares and 220,856,317 warrants convertible into Series D 1 Preferred shares held of record by Series K-2, LLC an Individual

Protected Series of Fuel Venture Capital Fund Co-Invest Series, LLC a Series LLC. All the preferred shares and warrants held by entities affiliated with Portland Private Equity will be automatically re-designated as ordinary shares immediately prior to completion of this Offering.

(3)      Includes (i) 29,094,708 Series C 2 Preferred shares held of record by MGM Sustainable Energy Fund II LP (ii) 5,133,869 Series C 2 Preferred shares held of record by MGM Sustainable Energy Ontario Parallel Fund II LP (iii) 8,531,364 Series C 2 Preferred shares held of record by MGM Sustainable Energy Fund (Luxemburg) SCSp, and (iv) 88,833,615 Series D 1 Preferred shares and 153,966,067 warrants convertible into Series D 1 Preferred shares held of record by MGM Energy Efficiency Colombia S.A.S. All the preferred shares and warrants held by entities affiliated with Portland Private Equity will be automatically re-designated as ordinary shares immediately prior to completion of this Offering.

(4)      Includes (i) 246,155,468 warrants convertible into Series D 2 Preferred shares held of record by Blue like an Orange Sustainable Capital Fund SICAV-SIF SCS — Latin America Fund II represented by its General Partner Blue like an Orange Sustainable Capital Fund GP S.a.r.l. All the preferred shares and warrants held by entities affiliated with Blue like an Orange will be automatically re-designated as ordinary shares immediately prior to completion of this Offering.

*        Each of our directors and executive officers included in the table above holds vested stock options that upon exercise would entitle each such holder to less than 1% of our outstanding ordinary shares.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

Description of Share Capital

We are an exempted company incorporated in the Cayman Islands with limited liability on September 13, 2022.

Our affairs are governed principally by: (1) our memorandum and articles of association, as amended and/or restated from time to time (the “Memorandum and Articles of Association”); (2) the Companies Act of the Cayman Islands (As Revised); and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Conyers Trust Company (Cayman) Limited, with address: SIX, 2nd Floor, Cricket Square, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands | T +1 345 949 1040.

Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Cayman Companies Act.

The following are summaries of material provisions of our Memorandum and Articles of Association and the Cayman Companies Act insofar as they relate to the material terms of our ordinary shares. These summaries do not purport to be complete and are subject to the Memorandum and Articles of Association.

Throughout the following description of our share capital, we summarized the material terms of our ordinary shares as through the Memorandum and Articles of Association. We will file a copy of our complete Memorandum and Articles of Association as an exhibit to this registration statement on Form F-1.

Following the completion of the Corporate Reorganization, our authorized share capital is: U.S.$2,129,899 divided into 12,000,000,000 shares, comprised of the following authorized shares: (i) 8,756,562,706 Class A ordinary shares at par value U.S$0.000208, (ii) 27,236,835 Class B ordinary shares at par value U.S$0.000208, (iii) 114,581,438 Series A preferred shares at par value U.S$0.000208, (iv) 74,577,784 Series B preferred shares at par value U.S$0.000208, (v) 15,018,281 Additional Series B preferred shares at par value U.S$0.000208, (vi) 277,739,169 Series C-1 preferred shares U.S$0.000208, (vii) 58,448,579 Series C-2 preferred shares at par value U.S$0.000208, (viii) 8,601,157 Series C-3 preferred shares at par value U.S$0.000208, (ix) 905,372,205 Series D-1 preferred shares at par value U.S$0.000208, and (x) 1,761,861,846 Series D-2 preferred shares at par value U.S$0.000000208.

The Company will effect, prior to the conversion of the issued and outstanding preferred shares into Class A ordinary shares (as outlined further below), a reverse stock split by a factor of 320.2x which effectively shall reduce the number of outstanding shares (“Reverse Stock Split”), whereby the new capital of the Company will be: U.S.$ 2,129,899 divided into 37,477,477 shares, comprising of the following authorized shares: (i) 27,347,823 Class A ordinary shares at par value U.S$0.0666, (ii) 85,064 Class B ordinary shares at par value U.S$0.0666 (iii) 357,852 Series A preferred shares at par value U.S$0.0666, (iv) 232,916 Series B preferred shares at par value U.S$0.0666, (v) 46,904 Additional Series B preferred shares at par value U.S$0.0666, (vi) 867,414 Series C-1 preferred shares U.S$0.0666, (vii) 182,542 Series C-2 preferred shares at par value U.S$0.0666, (viii) 26,862 Series C-3 preferred shares at par value U.S$0.0666, (ix) 2,827,589 Series D-1 preferred shares at par value U.S$0.0666, and (x) 5,502,511 Series D-2 preferred shares at par value U.S$0.0000666. The shareholders approved such Reverse Stock Split on December 23, 2022, however the effective date of such reverse split shall be approved and confirmed by the company’s board of directors.

Following the completion of the reverse split and immediately prior to the completion of this Offering, all of our issued and outstanding preferred shares will be converted in to Class A ordinary shares and the Class A ordinary shares will be re-classified, as ordinary shares.

Share Capital Post-Corporate Reorganization

Ordinary shares.    We currently have two series of ordinary shares, Class A ordinary shares and Class B ordinary shares. The two classes of shares only differ in that Class A has voting rights, while Class B does not. Following the completion of the Reverse Stock Split, and the automatic conversion of all of the (i) preferred shares to Class A ordinary shares, (ii) the Class B ordinary shares shall convert into Class A ordinary shares, and the Class A ordinary shares shall be reclassified as ordinary shares.

Preferred shares Series A.    These shares have preference in dividend distribution over ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Preferred shares Series B.    These shares have preference in dividend distribution over Preferred shares Series A and ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to Preferred shares Series A and ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Additional Preferred shares Series B.    These shares have preference in dividend distribution over Preferred shares Series B, Preferred shares Series A and ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to Preferred shares Series B, Preferred shares Series A and ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Preferred shares Series C (these shares include the following series: preferred series C-1 shares, preferred series C-2 shares and preferred series C-3 shares).    These shares have preference in dividend distribution over Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Preferred shares Series D-1.    These shares have preference in dividend distribution over Preferred Series C, Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to Preferred Series C, Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Preferred shares Series D-2.    These shares have preference in dividend distribution over Preferred Series C, Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. Holders of these shares are entitled to receive the remainder of the price in a deemed liquidation event in preference to Preferred Series C, Additional Preferred shares Series B, Preferred shares Series B, Preferred shares Series A and ordinary shares. These shares are mandatorily converted into ordinary shares prior to this Offering.

Stock option contracts.    These contracts are exercisable into ordinary shares on a 1:1 ratio.

Warrants.    Convertible into Preferred Shares Series D-2. These securities are mandatorily convertible into ordinary shares prior to this Offering.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the company’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the company’s overall financial condition, available distributable reserves and any other factors deemed relevant by the company’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if the Company’s board of directors decides to pay dividends, the form, frequency and amount will depend upon the company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the company’s board of directors may deem relevant. When making recommendations on the timing, amount and form of future dividends, if any, the Company’s board of directors will consider, among other things:

•        company’s results of operations and cash flow;

•        company’s expected financial performance and working capital needs;

•        company’s future prospects;

•        company’s capital expenditures and other investment plans

•        other investment and growth plans;

•        dividend yields of comparable companies globally;

•        restrictions on payment of dividend that may be imposed on us by financing arrangements; and

•        the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings, held by them at the commencement of the winding-up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the company for unpaid calls or otherwise. Subject to the restrictions contained in the Memorandum and Articles of Association and the rules or regulations of the Nasdaq or any relevant securities laws, any company shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in any other form approved by the company’s directors. However, the company’s directors may, in their absolute discretion, decline to register any transfer of ordinary shares, subject to any applicable requirements imposed from time to time by the United States Securities and Exchange Commission and the Nasdaq.

Redemption and Share Repurchase

Subject to the provisions of the Cayman Islands Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as the company’s directors, determine before the issue of the shares. The Company may also purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Shareholders Agreement

On September 15, 2022, an amended and restated shareholders agreement was entered into by and between Merqueo S.A.S. and its shareholders, which consists of holders of ordinary shares and preferred shares. In connection with the Corporate Reorganization, on December 19, 2022, Merqueo Holdings entered into a shareholders agreement with its shareholders and upon entry into this shareholders agreement, the previous shareholders agreement entered into on September 15, 2022 was terminated. Merqueo Holdings’ shareholders agreement provides for certain shareholders’ rights, including appointment of members of the board of directors, pre-emptive rights, tag-along, and drag-along rights. The shareholders agreement also provides for certain special voting majorities. These shareholders’ rights will terminate upon successful completion of our initial public offering.

Directors

Our board of directors currently consists of 7 directors, all of whom are appointed pursuant to the Memorandum and Articles of Association and can resign or be removed in accordance with the Memorandum and Articles of Association. The Memorandum and Articles of Association provide that the minimum number of directors shall be one and no maximum is applicable.

There is no cumulative voting with respect to the appointment of Merqueo directors.

The Memorandum and Articles of Association do not provide a set age requirement regarding the retirement of Merqueo’s directors or (subject to any shareholders’ ordinary resolution to the contrary) any shareholding requirement for directors to be appointed.

Nominations of any person for election to the company’s board of directors shall be in accordance with the applicable provisions in the Memorandum and Articles of Association.

Corporate Opportunity

The directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum or Articles of Association or alternatively by shareholder approval at general meetings.

Register of Shareholders

The ordinary shares will be held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the shareholders’ register as the holder of the ordinary shares.

Under Cayman Islands law, we must keep a register of shareholders that includes:

•        the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•        whether voting rights attach to the shares in issue;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, our register of shareholders is prima facie evidence of the matters set out therein (i.e., the register of shareholders will raise a rebuttable presumption) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against that person’s name in the register of shareholders. Upon the completion of the proposed transaction, the register of shareholders will be immediately updated to record and give effect to the issuance of new ordinary shares in the proposed transaction. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Exempted Company

We are an exempted company, incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Where the proposed activities of a company are to be carried out mainly outside of the Cayman Islands, the registrant can apply for registration as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of shareholders is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Cayman Companies Act was modeled originally after similar laws in England and Wales but does not follow subsequent statutory enactments in England and Wales. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, the director is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the company in any foreign jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or property or any part thereof; and (iv) that no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, the director is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows:

(a)     the shareholder must give the shareholder’s written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for the shareholder’s shares if the merger or consolidation is authorized by the vote;

(b)    within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection;

(c)     a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of the shareholder’s intention to dissent including, among other details, a demand for payment of the fair value of his shares;

(d)    within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase the shareholder’s shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount;

(e)     if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies. In certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. In the event that a merger is sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90.0% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Conyers Dill & Pearman LLP, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in the United States courts pursuant to an alleged violation of the securities laws in the United States.

A shareholder of a Delaware corporation has the right to bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting or proposing to act illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company owe certain fiduciary duties to such company. Accordingly, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which the director has a personal interest provided that the director has disclosed that nature of his interest to the board of directors. With respect to the duty of directors to avoid conflicts of interest, our Memorandum and Articles of Association vary from the applicable provisions of Cayman Islands law mentioned above by providing that a director must disclose the nature and extent of the director’s interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or applicable listing rules, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which the director is interested and may be counted in the quorum at the meeting.

In addition to the above, under Cayman Islands law, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. However, under our Memorandum and Articles of Association, we renounced our interest in any corporate opportunity offered to any director or officer. Additionally, any such director or officer shall be permitted to pursue competing opportunities without any liability to us. Furthermore, each of our officers and directors may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which the director actually possesses.

A general notice may be given to the board of directors to the effect that:

•        the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

•        the director is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with the director, will be deemed sufficient declaration of interest.

This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Memorandum and Articles of Association and subject to any separate requirement under applicable law or applicable listing rules, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which the director is interested and may be counted in the quorum at the meeting.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, directors must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that directors act in a manner they reasonably believe to be in the best interests of the corporation. They must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

General Meetings of Shareholders

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

As a Cayman Islands exempted company, Merqueo is not obliged by law to call shareholders’ annual general meetings. Merqueo, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq.

Under the Memorandum and Articles of Association, Merqueo will hold a general meeting as its annual general meeting each year, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the company’s directors approve. At these meetings the report of the directors of the company (if any) shall be presented. The notice of any general meeting of shareholders, shall be in accordance with the Memorandum and Articles of Association.

The board of directors of Merqueo may call an extraordinary general meeting for any purpose or purposes at any time by a resolution adopted by the majority of the company’s directors, and may not be called by any other person or persons. The company’s directors acting pursuant to a resolution may postpone, reschedule or cancel any previously scheduled extraordinary general meeting, before or after the notice for such meeting has been sent. Business transacted at any extraordinary general meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles of Association provide that no business may be transacted at any extraordinary general meeting other than the business specified in the notice of such meeting. The company’s board of directors may postpone, reschedule or cancel any previously scheduled extraordinary general meeting. However, at an annual general meeting of the company, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before an annual general meeting by a shareholder of the company, the company’s shareholder must (i) provide Timely Notice (as defined in the Memorandum and Articles of Association) thereof in writing and in proper form to the company’s directors and (ii) provide any updates or supplements to such notice at the times and in the forms required under the Memorandum and Articles of Association.

As a Cayman Islands exempted company, Merqueo is not obliged by law to call shareholders’ annual general meetings. Merqueo, however, will hold an annual shareholders’ meeting during each fiscal year, as required by Nasdaq.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owes duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Cayman Companies Act, we may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting), or if the company is unable to pay its debt as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, the Memorandum and Articles of Association generally may only be amended by special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting).

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning ourselves or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights of our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders, register of members or our corporate records. However, our board of directors may determine from time to time whether and to what extent our accounting records and books shall be open to inspection by shareholders.

Handling of Mail

Mail addressed to us and received at our registered office will be forwarded unopened to the forwarding address, which will be supplied by us. None of us, our directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (“DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment in us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with any relevant regulatory or tax authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including the Internal Revenue Service and any other relevant tax authority.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our ordinary shares. Future sales of substantial amounts of our ordinary shares, including shares issued upon exercise of outstanding share options, in the public market following this Offering could adversely affect market prices prevailing from time to time and could impair our ability to raise equity capital in the future.

Upon the completion of this Offering, based on the number of our ordinary shares outstanding as of             , we will have a total of              ordinary shares outstanding. Of these outstanding shares, all of the shares sold in this Offering will be freely tradable, except that any shares purchased in this Offering by our affiliates, as that term is defined in Rule 144 under the Securities Act would only be able to be sold in compliance with the Rule 144 limitations described below.

The remaining outstanding ordinary shares will be deemed “restricted securities” as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act and may be resold only after registration under the Securities Act or pursuant to an exemption from such registration, including, among others, the exemptions provided by Rules 144 and 701 under the Securities Act, which rules are summarized below.

Rule 144

In general, under Rule 144, persons who became the beneficial owners of our ordinary shares prior to the completion of this Offering may not sell their shares until the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act and have filed all required reports for at least 90 days prior to the date of the sale, or (ii) a one-year holding period.

At the expiration of the six-month holding period, a person who was not one of our affiliates at any time during the three months preceding a sale is entitled to sell an unlimited number of our ordinary shares provided current public information about us is available, and a person who was one of our affiliates at any time during the three months preceding a sale is entitled to sell within any three-month period only a number of ordinary shares that does not exceed the greater of either of the following:

•        one percent of the number of shares of our ordinary shares then outstanding; and

•        the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with the SEC with respect to that sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of our ordinary shares without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of our initial public offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares in reliance upon Rule 144 beginning 90 days after the date of this prospectus. If such person is not an affiliate, the sale may be made without compliance with its holding period or current public information requirement. If such a person is an affiliate, the sale may be made under Rule 144 without compliance with its holding period, but subject to the other Rule 144 restrictions.

Lock-Up Agreements

All of our directors and officers are subject to lock-up agreements or market stand-off provisions that, subject to exceptions described under “Underwriters” below, prohibit them from offering for sale, selling, contracting to sell, pledging, granting any option for the sale of, making any short sale of, transferring or otherwise disposing of any ordinary shares, share options, or any security or instrument related to our ordinary shares or share options for a period of at least 180 days following the date of this prospectus, without the prior written consent of the underwriters. These agreements are subject to certain customary exceptions. See “Underwriters” for additional information.

Taxation

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change. If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under the laws of your country of citizenship, residence or domicile.

The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands in substantially the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (As Revised) the Governor in Cabinet undertakes with the Company:

(a)     that no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us the Company or our operations; and

(b)    in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

a.      on or in respect of the shares, debentures or other obligations of the Company; or

b.      by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act.

These concessions shall be for a period of TWENTY years from September 16, 2022.

U.S. Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our ordinary shares by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of ordinary shares. In particular, this summary is directed only to U.S. Holders that hold ordinary shares as capital assets and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding ordinary shares as part of a hedging or conversion transaction or a straddle, persons whose functional currency is not the U.S. dollar, or persons holding our ordinary shares in connection with a trade or business outside the United States. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of ordinary shares.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of ordinary shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such ordinary shares.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the ordinary shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

Taxation of Distributions

Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our shares that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

Subject to certain exceptions for short-term positions, dividends received by an individual with respect to the shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the shares will be treated as qualified dividends if:

•        the shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•        we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

The ordinary shares will be listed on the Nasdaq, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our prior taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

U.S. Holders that receive distributions of additional shares or rights to subscribe for shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of the shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares, as determined in U.S. dollars as discussed below. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of the shares generally will be treated as U.S. source income.

Passive Foreign Investment Company Status

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either:

•        75% or more of our gross income for the taxable year is passive income; or

•        the average percentage of the value of our assets that produce or are held for the production of passive income is at least 50%.

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income.

We believe, and the following discussion assumes, that we were not a PFIC for our taxable year ending December 31, 2021 and that, based on the present composition of our income and assets and the manner in which we conduct our business, we will not be a PFIC in our current taxable year or in the foreseeable future. Whether we are a PFIC is a factual determination made annually, and our status could change depending, among other things, upon changes in the composition of our gross income and the relative quarterly average value of our assets. If we were a PFIC for any taxable year in which you hold ordinary shares, you generally would be subject to additional taxes on certain distributions and any gain realized from the sale or other taxable disposition of the ordinary shares regardless of whether we continued to be a PFIC in any subsequent year. You are encouraged to consult your own tax advisor as to our status as a PFIC, the tax consequences to you of such status, and the availability and desirability of making a mark-to-market election to mitigate the unfavorable rules mentioned in the preceding sentence.

Foreign Financial Asset Reporting

Individual U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year, or U.S.$75,000 at any time during the taxable year, are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on objective criteria. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the shares to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service in a timely manner.

A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

UnderwriterS

Aegis Capital Corp., or Aegis, is sole underwriter and book-runner of this Offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, Aegis agrees to purchase from us the respective number of ordinary shares shown opposite its name below:

Underwriter	Number of Shares
Aegis Capital Corp.

The underwriting agreement provides that the underwriter’s obligation to purchase the ordinary shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•        the representations and warranties made by us to the underwriter are true;

•        there is no material change in our business or the financial markets; and

•        we deliver customary closing documents to the underwriter.

Underwriting Commissions and Discounts and Expenses

The following table shows the per Unit and total underwriting discounts and commissions we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

Total
	Per Unit	No Exercise	Full Exercise
Initial public offering price		$	$
Underwriting discounts and commissions to be paid by us (8%):		$	$
Non-accountable expense allowance (1%)(1)		$	$
Proceeds, before expenses, to us		$	$

____________

(1)      We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the Offering.

We have also agreed to reimburse the underwriter for certain of their expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount not to exceed U.S.$125,000 in the aggregate.

We estimate that the total expenses of the Offering payable by us, excluding underwriting discounts and commissions, will be approximately U.S.$            , including a 1.0% non-accountable expense allowance.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the closing of the Offering, permits the underwriter to purchase a maximum of additional ordinary shares (15% of the ordinary shares sold in this Offering) from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase ordinary shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be U.S.$            and the total net proceeds to us will be U.S.$            .

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers, directors and certain holders of our ordinary shares and securities exercisable for or convertible into its ordinary shares outstanding immediately upon the closing of this Offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of 180 days from the closing of this Offering.

Underwriter’s Warrant

We have agreed to issue to Aegis or its designees warrants to purchase up to a total of 10.0% of the ordinary shares sold in this Offering (excluding the over-allotment option). Such warrants and underlying ordinary shares are included in this prospectus. The warrants are exercisable at U.S.$            per share (125% of the public offering price) during the ten month period commencing on a date which is six (6) months after the commencement of sales of this Offering under this prospectus supplement in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales. The warrants may be exercised as to all, or a lesser number of ordinary shares, and will contain provisions for a one-time demand registration right for a period of five (5) years from the date of the commencement of sales of the public offering and unlimited “piggyback” registration rights, for a period of no greater than seven (7) years from the date of commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

Right of First Refusal and Tail Financing

If, for the period ending two (2) years from the closing of this Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness other than traditional bank debt and indebtedness not requiring placement agent for a public offering in the United States, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. The right of first refusal shall not apply to any transaction where the book-running manager, underwriter or placement agent for such financing is a tier one investment bank in the United States and/or its affiliates as agreed between us and the underwriter in this Offering.

In addition, we have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the six (6)-month period following expiration or termination of our engagement letter with the underwriter.

Securities Issuance Standstill

We have agreed, for a period of twelve (12) months after the closing date of this Offering, that we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any of our equity or any securities convertible into or exercisable or exchangeable for our equity; (b) file or cause to be filed any registration statement with the SEC relating to the offering of our equity or any securities convertible into or exercisable or exchangeable for our; or (c) enter into any agreement or announce the intention to effect any of the actions described in the underwriting agreement for this Offering (all of such matters referred to as the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the twelve (12) month period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of this Offering.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the website maintained by the underwriter, if any, participating in this Offering and the underwriter participating in this Offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter if it will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the website is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this Offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of its ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Market and Pricing Considerations

Prior to this Offering, there has been no public market in the United States for our ordinary shares, and we believe the trading in our securities in international markets has been insufficiently liquid to provide a basis on which to value our company; accordingly, the initial public offering price was determined by negotiations between us and the underwriter. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company. In addition, the underwriter has taken into account our historical trading volume and pricing, subject to the above limitations.

An active trading market for our ordinary shares may not develop. It is possible that after this Offering the ordinary shares will not trade in the public market at or above the initial offering price.

The exercise price for the warrants issued to our underwriter in connection with, and conditional on the closing of, this Offering was negotiated between our Company and Aegis. The exercise price (equal to U.S.$            , 125% of the offering price of the ordinary shares in this Offering), along with the length of time the underwriter must wait before exercise (at least 180 days after the commencement of sales in this Offering) and the term of the warrants (no more than five years following commencement of sales under this Offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate underwriting consideration.

Passive Market Making

In connection with this Offering, the underwriter may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Expenses of the Offering

We estimate that our expenses in connection with this Offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
SEC registration fee	U.S.$
Nasdaq listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous costs
Total	U.S.$

All amounts in the table are estimates except the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee. We will pay all of the expenses of this Offering.

Legal Matters

Certain matters of U.S. federal and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP and for the underwriter by Kaufman & Canoles, P.C.. The validity of the ordinary shares offered in this Offering and other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP.

EXPERTS

The consolidated financial statements and schedules of the Company as of and for the years ended December 31, 2021 and 2020, and as of January 1, 2020, appearing in this prospectus and the registration statement of which this prospectus is a part, have been audited by Ernst & Young Audit S.A.S. (“EY”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of EY are located at Green Office, Cra. 11 #98 07, Bogota, Colombia.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the sale of ordinary shares under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete descriptions of all terms of such documents. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We currently do not file periodic reports with the SEC. As a result of this Offering, we will become subject to the information and reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with this law, will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.merqueo.com. Upon completion of this Offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of prospectus, and our executive officers, directors and shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

MERQUEO Let’s build together the future of grocery retail. Merqueo S.A.S. and Subsidiaries Consolidated Financial Statements As of and for the years ended December 31, 2021, and 2020 and as of January 1, 2020

MERQUEO Let’s build together the future of grocery retail.

MERQUEO

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Merqueo S.A.S. and Subsidiaries
Consolidated financial statements

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Merqueo S.A.S

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Merqueo S.A.S and subsidiaries (the Company) as of December 31, 2021, and 2020 and January 1, 2020 the related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020 and January 1, 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. In addition, the Company has not complied with certain terms of its debt agreements. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2.3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.

Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young Audit S.A.S.

We have served as the Company’s auditors since 2018.

Bogotá, Colombia
October 4, 2022.

Ernst & Young Audit S.A.S.	Ernst & Young Audit S.A.S.	Ernst & Young Audit S.A.S.	Ernst & Young Audit S.A.S.
Bogotá D.C.	Medellín — Antioquia	Cali — Valle del Cauca	Barranquilla — Atlántico
Carrera 11 No 98 – 07	Carrera 43A No. 3 Sur-130	Avenida 4 Norte No. 6N – 61	Calle 77B No 59 – 61
Edificio Pijao Green Office	Edificio Milla de Oro	Edificio Siglo XXI	Edificio Centro Empresarial
Tercer Piso	Torre 1 — Piso 14	Oficina 502	Las Américas II Oficina 311
Tel. +57 (601) 484 7000	Tel: +57 (604) 369 8400	Tel: +57 (602) 485 6280	Tel: +57 (605) 385 2201

Merqueo S.A.S. and Subsidiaries

Consolidated statements of financial position

As of December 31, 2021, 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), unless otherwise specified

	Notes	December 31, 2021	December 31, 2020	January 1, 2020
Current assets
Cash and cash equivalents	6	8,670,873	14,944,349	13,824,792
Trade and other receivables	7	6,491,137	7,120,598	3,207,544
Prepaid expenses	8	605,413	555,210	355,104
Inventories	9	12,374,610	7,565,434	3,801,564
Recoverable taxes	19	6,382,157	3,847,214	916,640
Other financial assets	10	335,788	0	0
Total current assets		34,859,978	34,032,805	22,105,644
Non-current assets
Property and equipment, net	11	5,691,509	5,356,099	5,639,887
Right-of-use assets	12	18,353,153	18,825,132	11,268,361
Intangible assets, net	13	13,340,644	9,189,708	2,261,939
Trade and other receivables	7	1,546,878	1,084,259	816,299
Total non-current assets		38,932,184	34,455,198	19,986,486
Total assets		73,792,162	68,488,003	42,092,130
Current liabilities
Interest-bearing loans and borrowings	14	6,667,981	9,411,572	1,755,292
Employee benefits	15	5,684,467	3,952,081	1,299,133
Suppliers and other payables	16	51,542,661	45,364,378	17,072,519
Accounts payable to related parties	17	982,875	0	0
Lease liabilities	18	5,766,400	4,387,985	2,089,756
Other taxes payable	19	120,588	69,747	0
Other non-financial liabilities	20	2,637,379	554,598	150,134
Total current liabilities		73,402,351	63,740,361	22,366,834
Non-current liabilities
Interest-bearing loans and borrowings	14	1,278,587	2,379,117	0
Accounts payable to related parties	17	4,627,124	0	0
Lease liabilities	18	14,278,538	15,803,106	9,736,792
Total non-current liabilities		20,184,249	18,182,223	9,736,792
Total liabilities		93,586,600	81,922,584	32,103,626
Equity
Issued capital	21	225,005,245	121,909,408	109,974,097
Cumulative deficit		(322,534,195)	(158,583,020)	(100,116,279)
Other comprehensive loss	23	(455,900)	(64,295)	(16,881)
Other capital reserves	22	78,190,412	23,303,326	147,567
Total equity		(19,794,438)	(13,434,581)	9,988,504
Total equity and liabilities		73,792,162	68,488,003	42,092,130

All notes are integrated of consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Consolidated statements of profit or loss

For the years ended December 31, 2021, and 2020
Presented in thousands of Colombian pesos ($), except for earnings per share and as otherwise specified

	Notes	December 31, 2021	December 31, 2020
Continuing operations
Net revenue	24	205,600,950	188,994,616
Cost of sales	9	(193,890,132)	(158,905,210)
Gross profit		11,710,818	30,089,406
Selling expenses	25	(79,775,558)	(57,973,554)
Administrative expenses	25	(41,755,390)	(22,831,810)
Technology expenses	26	(4,594,339)	(1,403,053)
Other operating income	27	1,303,585	3,141,188
Other operating expenses	27	(5,362,586)	(1,555,721)
Operating loss		(118,473,470)	(50,533,544)
Finance income	28	47,449	119,267
Finance expenses	28	(5,638,021)	(2,681,367)
Net loss on exchange differences	28	(1,613,669)	(197,591)
Net financial result		(7,204,241)	(2,759,691)
Loss before income tax		(125,677,711)	(53,293,235)
Income tax expense	19	0	(23,197)
Net loss from continuing operations		(125,677,711)	(53,316,432)
Net loss from discontinued operations	35	(38,265,459)	(5,150,309)
Net loss for the year		(163,943,170)	(58,466,741)
Loss per share(*)
Loss per share from continuing operations	29	(205.47)	(101.04)
Loss per share in discontinued operations	29	(62.56)	(9.76)
Basic and diluted loss per share	29	(268.03)	(110.80)

All notes are integrated of consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Consolidated statements of comprehensive income

For the years ended December 31, 2021, and 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

	Notes	December 31, 2021	December 31, 2020
Net loss for the year		(163,943,170)	(58,466,741)
Other comprehensive income that may be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations	23	(391,605)	(47,414)
Total other comprehensive income that may be reclassified to profit or loss in subsequent periods:		(391,605)	(47,414)
Total other comprehensive loss		(391,605)	(47,414)
Other comprehensive loss for the year		(164,334,775)	(58,514,155)

All notes are integrated of consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Consolidated statements of changes in equity

For the years ended December 31, 2021, and 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

	Capital stock	Additional paid-in capital	Share-based payments	Contributions for future capital increases	Other comprehensive loss	Cumulative deficit	Total equity
Notes	21	21	22	22	23
As of January 1, 2020	524,830	109,449,267	147,567	0	(16,881)	(100,116,279)	9,988,504
Net loss	0	0	0	0	0	(58,466,741)	(58,466,741)
Other comprehensive loss	0	0	0	0	(47,414)	0	(47,414)
Issue of share capital	11,577	11,923,734	0	(11,935,311)	0	0	0
Share based payments	0	0	255,428	0	0	0	255,428
Advance payments for future capitalization	0	0	0	34,835,642	0	0	34,835,642
As of December 31, 2020	536,407	121,373,001	402,995	22,900,331	(64,295)	(158,583,020)	(13,434,581)
Net loss	0	0	0	0	0	(163,943,170)	(163,943,170)
Other comprehensive loss	0	0	0	0	(391,605)	0	(391,605)
Issue of share capital	139,456	102,956,381	0	(103,095,837)	0	0	0
Share based payments	0	0	101,976	0	0	0	101,976
Advance payments for future capitalization	0	0	0	157,880,947	0	0	157,880,947
Other	0	0	0	0	0	(8,005)	(8,005)
As of December 31, 2021	675,863	224,329,382	504,971	77,685,441	(455,900)	(322,534,195)	(19,794,438)

All notes are integrated of consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Consolidated statements of cash flows

For the years ended December 31, 2021, and 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

	December 31, 2021	December 31, 2020
Operating activities
Net loss for the year	(163,943,170)	(58,466,741)
Adjustments to reconcile loss before tax net cash flow:
Depreciation of property and equipment	1,784,056	1,567,727
Depreciation of right-of-use assets	4,791,635	3,700,517
Amortization of intangible assets	2,184,918	549,080
Allowance for credit losses	327,673	926,382
Loss in carrying inventories to net realizable value	365,777	257,883
Share-based payment expense	118,901	236,121
Interest on lease liability	2,483,078	2,095,805
Gain on termination of leases	(386,650)	(402,916)
Net loss on disposal of property and equipment	456,271	66,242
Impairment of inventories	53,356	0
Unrealized exchange differences	(325,382)	142,600
Net loss on disposal of other assets	786,108	16,692
Interest on loans and borrowings	1,489,866	534,912
Interest on accounts payable with related parties	1,665,076	50,650
Other adjustments for items other than cash	101,651	143,319
Working capital changes:
Increase in trade and other receivables	(86,402)	(4,339,997)
Decrease (increase) in prepayments	171,847	(188,875)
Increase in inventories	(2,827,929)	(3,317,566)
Increase in recoverable taxes	(2,530,265)	(2,930,574)
Increase in trade and other payables	5,211,932	27,948,355
Decrease in trade accounts payables to related parties	(270)	(1,959)
Increase in other tax payables	23,043	69,747
Increase in employee benefits liability	1,459,852	2,652,948
Increase other non-financial liabilities	2,065,449	404,464
Net cashflow from operating activities in discontinued operations	865,427	(368,166)
Net cash flows used in operating activities	(143,694,152)	(28,653,350)
Investing activities
Development of intangible assets expenditures	(7,082,932)	(7,476,849)
Proceeds from sale of property and equipment	417,095	1,960,748
Purchase of property and equipment	(2,909,102)	(2,814,947)
Net cashflow from investing activities in discontinued operations	(1,141,026)	(495,925)
Net cash flows used in investing activities	(10,715,965)	(8,826,973)
Financing activities
Issued capital	139,456	11,577
Proceeds from additional paid-in capital	102,956,381	11,923,734
Contributions for future capital increases	54,785,110	22,900,331
Proceeds from borrowings	4,916,118	11,452,063
Repayment of borrowings and interest-bearing loans	(8,760,239)	(1,416,666)
Lease payments	(6,737,323)	(5,064,843)
Proceeds from related parties	5,609,998	0
Interest on loans and borrowings	(1,489,866)	(534,912)
Interest on accounts payable with related parties	(1,665,076)	(50,650)
Net cashflow from financing activities in discontinued operations	(1,187,290)	(502,378)
Net cash flows from financing activities	148,567,269	38,718,256
Net (decrease) increase in cash and cash equivalents	(5,842,848)	1,237,933
Net foreign exchange difference	(430,628)	(118,376)
Cash and cash equivalents as of January 1	14,944,349	13,824,792
Cash and cash equivalents as of December 31	8,670,873	14,944,349

All notes are integrated of consolidated financial statements.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 1. General information

Merqueo S.A.S., (the “Parent Company”) and its subsidiaries (hereinafter, “Merqueo”, or the “Company”) identified is a Simplified Joint Stock Company of a commercial nature with a private legal nature registered with mercantile registration No. 02585434 of June 22, 2015, its main address is at Street 97 A No 9 A — 50, Bogota DC, Colombia with an indefinite term.

Merqueo is a digital supermarket business with no physical stores, whose operations are primarily conducted in urban areas through its distribution chain and warehouses suitable for the storage of merchandise and preparation and shipping of orders. These warehouses are distributed in different areas of the cities where it operates and have been selected in order to optimize the Company’s distribution channels. The Company has an exclusive warehouse for fruits and vegetables, which are classified to guarantee product quality before being labeled and packaged for delivery at its own expense. Merqueo also has its own brands, which represent products at more competitive prices (detergents, dish soap, legumes, etc.). With regards to its distribution channels, Merqueo outsources its transport fleet utilizing third-party drivers, but the Company ensures that the vehicles have the required permits for the products they transport. The Company currently has operations in Colombia (started in 2015), Mexico (started in 2019 and discontinued in 2022 — see Note 35) and Brazil (started in 2021).

Note 1.1. Equity interest in subsidiaries included in the consolidated financial statements

Merqueo S.A.S is an ultimate controller entity, and the equity interest in its subsidiaries included in the consolidated financial statements as of December 31, 2021, and 2020 and January 1, 2020, is detailed below:

Name	Segment	Country	Functional currency	Equity interest 2021			Equity interest as of December 31 and January 1, 2020
				Direct	Indirect	Total	Direct	Indirect	Total
Merqueo International S.A.S.	Investment	Colombia	Colombian Peso	100.00%	0.00%	100.00%	100.00%	0.00%	100.00%
Merqueo S.A. de C.V.	Retail	Mexico	Mexican Peso	90.14%	9.86%	100.00%	1.00%	99.00%	100.00%
Merqueo Comercio Varejista e Intermediacao de Negocios Ltda	Retail	Brazil	Brazilian Real	99.00%	1.00%	100.00%	1.00%	99.00%	100.00%

Thus, the scope of consolidation as of December 2021 is as follows:

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 1. General information (cont.)

Thus, the scope of consolidation as of December 2020 is as follows:

Merqueo S.A.S.
1%
100%
1%
Merqueo International S.A.S.
99%
99%
Merqueo SA de CV
Merqueo Comercio Varejista e Intermediacao de Negocios Ltda

Note 1.2. Restrictions on the transfer of funds

As of December 31, 2021, December 31, 2020, and January 1, 2020, there are no restrictions on the ability of subsidiaries to transfer funds to the Parent Company in the form of cash dividends, or repayment of loans or advances made.

Note 2. Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The consolidated financial statements have been prepared on a historical cost basis. The consolidated financial statements are presented in Colombian pesos, except when otherwise indicated.

The consolidated financial statements provide comparative information in respect of the previous period. These are the first consolidated financial statements of the Company prepared under IFRS; therefore, an additional statement of financial position as of January 1, 2020, is presented in these consolidated financial statements due to the application of IFRS 1 — First-time Adoption of IFRS (see Note 34).

Previously, some of the legal entities that comprise the Company prepared their financial statements under the local financial reporting standards. However, the Company had not previously presented a set of consolidated financial statements under local financial reporting standards; therefore, these are the first consolidated financial statements to be prepared and it is not possible to reconcile local standards to IFRS.

In the following notes to the consolidated financial statements, references to “pesos”, “Ps.” or “$” are in thousands of Colombian pesos, and references to “U.S. dollars”, “USD” or “U.S.$” are to United States dollars, except otherwise specified.

Note 2.1. Authorization for the issuance of the consolidated financial statements

The issuance of the accompanying consolidated financial statements and their notes were authorized for issuance by Felipe Ossa, Chief Executive Officer (“CEO”) and Jairo Medina, Chief Financial Officer (“CFO”) on October 4, 2022, and subsequent events have been considered until that date (see Note 36). These consolidated financial statements will subsequently be presented at the Company’s Shareholders’ Meeting, who have the authority to amend them.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of presentation (cont.)

Note 2.2. Going concern

In response to the crisis of the COVID-19 pandemic, in 2020 countries took measures to boost the economy, including the drastic reduction of interest rates, with the aim of promoting household and business spending, which led to the creation of a scenario of high liquidity to invest, especially in startups.

As a response to counteract the rapid increase in inflation derived from these measures, in recent months countries have rapidly increased interest rates and therefore the cost of money, which translates into an increase in credit prices, mainly affecting companies that require funding to carry out their operations.

This situation has had a significant impact on the investment required by the Company, which in turn has negatively impacted its financial performance during the year and its liquidity position. The Company is a start-up and is looking to continue to grow its operations through continued investments as it aims to achieve profitable operations. For the year ended December 31, 2021, the Company recognized a net loss of $163,943,170. As of December 31, 2021, the financial statements reflect a net financial liability exposure of $67,272,070. The Company has $37,513,099 of resources comprising cash and cash equivalents, other highly liquid assets, and unused lines of credit available at the date of issuance of these financial statements. Considering only liquid assets on hand, which exclude unused lines of credit to which we may or may not have access to, the figure would be $27,536,620.

Therefore, certain measures approved by the Board of Directors have been taken to preserve cash, sources of employment and long-term operation, which includes the following:

•        Closure of the Ultra and Express business lines and marketplace to concentrate resources and efforts on the programmed model, this being the most profitable.

•        Closing of the operation in Mexico in June 2022 (see note 36) to concentrate resources and efforts on strengthening the Company’s positioning in Colombia and expansion in Brazil.

•        Postponement of all investment expenses and non-critical discretionary expenses for operations.

Management has modeled various scenarios considering a period of 12 months from the date of issuance of the financial statements. The modeled assumptions are based on the estimated potential impact of current constraints and expected levels of customer demand, including responses proposed by management over the course of the period. The baseline scenario includes the benefits of actions already taken by management and the Board of Directors to mitigate disadvantages arising from the current liquidity situation, such as the closure of low-profitability business lines, the physical reduction of operations, the decrease in marketing spending and investment, and the suspension of non-essential hiring, among the most relevant. In this baseline scenario, the Company is expected to continue to have available financing to operate on a regular basis. The scenarios include several “downside” case scenarios that are increasingly severe but manageable, in which the Company could make decisions to reduce costs, optimize cash flows and preserve liquidity.

Over the past three months, the Company has executed important initiatives that aim to drive sustainable growth with a laser focus on profitability by minimizing cash burn, preserving cash, maintaining sources of employment and long-term operation, and recapitalizing the business which include the following:

Focusing on the core business:

a.      Core focus:    Merqueo will focus 100% on the full-stack grocery delivery model which leverages proprietary technology to manage inventory, deliver traditional supermarket items at full basket size (with slotted delivery times), and maximize profit margins.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of presentation (cont.)

i.       Ultra-fast Deliveries:    Shut down smaller warehouses that catered to Ultra-fast deliveries. Ultra-fast offerings require a significant amount of capital since Merqueo needed smaller warehouses littered around the vicinity of its customers and more food runners. However, the value of smaller “convenient store” delivery orders within minutes did not outweigh the delivery cost.

ii.      Marketplace:    Removed this business model, which was inefficient and hard to operate with only a 10% margin rate.

b.      Target Customers:    The Company’s target customers are mid-to-low social classes who want affordable groceries delivered to their homes without basing their food decisions on whether or not they can get it within minutes. This is still a massive total addressable market (TAM), but with lower competition. Achieving strong customer loyalty in this market is much more sustainable than fair-to-middling loyalty across all social classes.

Target Markets:    Merqueo will focus on its dominant market, which is Colombia, while strengthening the business in Brazil, the two markets that have already demonstrated success. In addition, the Company has identified specific Key Performance Indicators (“KPI”) to hit in each market; for example, it closed operations in Mexico where the Company continued to suffer from operational issues, intense competition, and the lack of reliable suppliers.

c.      The Company has deferred all investment expenses and non-critical discretionary expenses for its operations.

A laser focus on profitability:

a.      Stock Keeping Unit (“SKU”) reduction:    Merqueo has reduced its SKUs from 10 thousand to 4-5 thousand, which covers the need for a full grocery basket and caters to mid/low social classes. Meanwhile, this allows Merqueo to continue prioritizing its private labels which have higher margins.

b.      Headcount reduction:    The Company’s headcount in early 2022 was 1.6 thousand, which has since been reduced to 1.0 thousand, and will be further reduced to 600 by the end of October 2022. This headcount is sufficient to support the Company’s operations with the completed downsizing.

c.      Warehouse reduction:    Merqueo has shut down all but its five most profitable and efficient warehouses. This will leave the business operating in three cities (Bogotá, Medellín and Sao Paulo) with four warehouses in Colombia and one in Brazil. The goal is to get each warehouse to breakeven point.

d.      Subsidies/credits & coupons reduction:    Merqueo reduced its subsidy offerings, so users do not get accustomed to high-level discounts and has identified which products and coupons are more effective in leading users to complete an order with high contribution margins.

e.      Cash out-flow reduction:    The Company is working to reduce its monthly outflows, which increased as a result of cash disbursements related to severance for the headcount reduction discussed above but is expected to be reduced after October mainly due to the downsizing activities.

Alignment Between Management and Board of Directors

The management team and Board of Directors is executing on a laser focused plan to minimize cash burn, recover revenue, and work toward profitability. The Board is comprised of lead investors who have funded the majority of the new financing round to bridge the Company to an IPO and bring the Company to the public market.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of presentation (cont.)

Fundraising

a.      An internal financing round of up to US$17 million was created to bridge the Company to an IPO. Most of the large cap investors including both debt holders and equity holders participated in the financing with the amount more than their pro rata allocation given their conviction in the IPO path and the post IPO plan. The Company intends to carefully monitor the impact of growth on its working capital needs and cash balance relative to the availability of cost-effective debt and other financing.

b.      Subscription of shares:    On March 15, 2022, the Company closed on the sale of shares pursuant to the share subscription agreement dated October 25, 2021, generating cash flows of US$16,000,000.

c.      Issuance of debt:    In April 2022, the Company issued US$22,000,000 in long-term debt with Inter-American Investment Corporation (“IDB-I”) (US$4,000,000) and Blue like an-Orange Sustainable Capital — Latin American Holdings II S.A.R.L (“BLAO”) (US$18,000,000) to strengthen the technology platform and accelerate growth and strength its supply chain with yearly interest rates varying from 9.75% to 12.75% and maturing in April 2029. As of the issuance date of the consolidated financial statements, management with support from the Board of Directors is in active negotiations with BLAO to modify certain guarantees under the current debt contract. If an agreement is not reached before November 15, 2022, BLAO could decide to call their debt, which the Company is not expected to have the financial resources to repay, or they could decide to extend the period of the current waiver while reaching an agreement. In the case of IDB, the Company must provide certain financial information by November 30, 2022, which it expects to comply with. As of the issuance date of these consolidated financial statements, the combined outstanding debt amounts to US$21,180,000.

d.      On September 16, 2022, the Company issued a warrant for purchase of its shares with a termination date of September 15, 2023, or upon the consummation of an initial public offering, to BLAO with a purchase price per share of COP $1.00 for up to 246,155,468 of its Series D-2 preferred shares. This warrant allows for BLAO to maintain a significant ownership position in Merqueo upon exercise, which provides it with an economic incentive to maximize the fair value of the Company’s stock.

The Company is planning to raise funds through an initial public offering and continued follow-ons, in addition to other plans to become profitable through organic and inorganic growth. However, based on the projected cash burn of the Company, management and the Board of Directors have determined the Company does not have sufficient existing cash to maintain its operations over the subsequent 12 months from the issuance date of these consolidated financial statements. This matter, in addition to the requirement to reach an agreement with the lenders or obtain an extension of their waiver before November 15, 2022, as mentioned above, results in a material uncertainty that casts substantial doubt regarding the Company’s ability to continue as a going concern.

The plans and measures that the board of directors and management have taken as described above result in their determination that the use of the going concern assumption is warranted. Therefore, these consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to the carrying values or the classification of reported assets, liabilities and expenses that might result from the material uncertainty.

Note 2.3. Current versus non-current classification

The Company presents assets and liabilities in the statement of financial position based on current/non-current classification. An asset is current when it is:

•        Expected to be realized or intended to be sold or consumed in the normal operating cycle

•        Held primarily for the purpose of trading

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of presentation (cont.)

•        Expected to be realized within twelve months after the reporting period, or

•        Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period.

All other assets are classified as non-current.

A liability is current when:

•        It is expected to be settled in the normal operating cycle

•        It is held primarily for the purpose of trading

•        It is due to be settled within twelve months after the reporting period or

•        There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period.

The terms of the liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

The Company classifies all other liabilities as non-current.

Deferred tax assets and liabilities are classified as non-current assets and liabilities.

Note 2.4. Functional currency

The Company’s consolidated financial statements are presented in Colombian pesos, which is also the Parent Company’s functional currency. For each entity, the Company determines the functional currency and items included in the financial statements of each entity are measured using that functional currency. The functional currency of the Company’s subsidiaries has been determined to be that of the countries in which they operate, as the revenues and related expenses are transacted primarily in local currency based on the nature of their business activities.

Note 2.5. Foreign currency transactions

Transactions in foreign currencies are initially recorded by the Company’s subsidiaries at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

In determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which the Company initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Company determines the transaction date for each payment or receipt of advance consideration.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of presentation (cont.)

Subsidiaries

On consolidation, the assets and liabilities of foreign operations are translated into Colombian pesos at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at the average exchange rates prevailing at the reporting periods. The exchange differences arising on translation for consolidation are recognized in other comprehensive income (“OCI”). On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is reclassified to profit or loss.

The observable market exchange rates at the reporting dates and the average of such periods, are shown below:

	Closing rate(*)			Average rate(*)
Functional currency	December 31, 2021	December 31, 2020	January 1, 2020	December 31, 2021	December 31, 2020
Mexican Peso	194.54	172.27	173.54	184.55	172.27
Brazilian Real	713.44	660.55	813.11	695.42	721.20

____________

(*)      Expressed in Colombian pesos.

Note 3. Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as of December 31, 2021, 2020 and as of January 1, 2020. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if, and only if, the Company has:

•        Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)

•        Exposure, or rights, to variable returns from its involvement with the investee

•        The ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Company has less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•        The contractual arrangement(s) with the other vote holders of the investee

•        Rights arising from other contractual arrangements

The Company’s voting rights and potential voting rights

The Company re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income, and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Company gains control until the date the Company ceases to control the subsidiary.

Profit or loss and each component of OCI are attributed to the equity holders of the parent of the Company. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Company’s accounting policies. All intra-Company assets and liabilities, equity, income, expenses, and cash flows relating to transactions between members of the Company are eliminated in full on consolidation.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 3. Basis of consolidation (cont.)

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Company loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interest, and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

Note 4. Significant accounting policies

Note 4.1. Significant accounting judgements, estimates and assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements, which have the most significant effect on the amounts recognized in the consolidated financial statements:

Revenue recognition — principal vs. agent

The Company assesses whether it acts as an agent or principal in net revenue. The assessment is based on whether the Company controls the products provided to the customer and is, therefore, the principal in the transaction, recognizing revenue on a gross basis. The Company allows other parties through its technological platform to provide products to the final customer and evaluates whether it is acting as an agent and recognize revenue on a net basis for the commission charged.

Management has determined that for its marketplace sales, the Company acts as an agent, since consumers use the platform to choose the products of third-party merchants who are ultimately responsible for the fulfillment of the order and maintains control of the related inventories. The Company does not prepurchase or gain control of the goods or services from the merchant prior to their transfer to the consumer. Revenue from the commission of marketplace sales is recorded on a net basis as the Company has concluded that it is acting as agent.

As part of its marketplace sales, the Company provides the delivery service of the products to the customer. The Company has determined that the delivery service is controlled by it, and therefore acts as a principal. Fees for delivery services charged to the consumer are recognized in revenue, and the cost incurred in providing delivery services and processing transactions is included in order fulfillment costs.

Determining the lease term of contracts

The Company determines the lease term associated with its warehouse and distribution centers as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

The Company has several lease contracts that include extension and termination options. The Company applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

The Company included the renewal period as part of the lease term for leases of distribution centers with shorter non-cancellable period. The Company typically exercises its option to renew for these leases because there could be an adverse effect on the business operation if a replacement asset is not readily available. Furthermore, the periods covered by termination options are included as part of the lease term only when they are reasonably certain not to be exercised.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Company based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Recognition of deferred tax assets

Deferred tax assets are recognized for tax loss carryforwards to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies.

Development costs

The Company capitalizes costs for software development projects and enhancement and efficiency improvements of its technological platform. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits.

Estimating the incremental borrowing rate of leased assets

The Company leases office space and warehouses, which it uses to hold its products that are sold to customers through its technology platform. The Company cannot readily determine the interest rate implicit in certain of its leases, therefore, it uses its incremental borrowing rate (“IBR”) to measure lease liabilities. The IBR is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Company ‘would have to pay’, which requires estimation when no observable rates are available, or when they need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the IBR using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates (such as the subsidiary’s stand-alone credit rating).

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Impairment of non-financial assets

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs of disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The cash flows are derived from the budget and management’s estimated projections and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the performance of the assets of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.

Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option or appreciation right, volatility and dividend yield and making assumptions about them. For the measurement of the fair value of the equity-settled transactions with employees at the grant date, the Company uses an option pricing model. The assumptions used for estimating fair value for share-based payment transactions are disclosed in Note 22.

Note 4.2. Summary of significant accounting policies

Related parties

The Company has considered as related parties its subsidiaries, group companies, key management personnel, including the Board of Directors, Presidents, Vice Presidents, Corporate Business Managers and Directors who have the ability to direct, plan and control the activities of the Company; also, companies over which key management personnel may exercise control or joint control, and close relatives of key management personnel who may have influence over the Company.

Transactions between related parties consists of the transfer of resources, services and obligations between the Company and its related parties.

None of the transactions incorporate special terms and conditions; the characteristics of the transactions do not differ from those carried out with third parties nor do they imply differences between market prices for similar operations; sales and purchases are made under conditions equivalent to those that exist for transactions between independent parties.

Intangible assets

Intangible assets comprise internally generated intangible assets relating mainly to computer software, and other intangible assets relating mainly to externally acquired computer licenses and other assets. These are held at cost, less accumulated amortization, and any recognized impairment charge. Other intangible assets, such as externally acquired computer software and software licenses, are capitalized, and amortized on a straight-line basis over their useful lives.

Amortization periods and methods are reviewed annually and adjusted if appropriate.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Cost capitalization

The cost of an internally generated intangible asset is capitalized as an intangible asset where management determines that the ability to develop the asset is technically feasible, will be completed, and that the asset will generate economic benefit that outweighs its cost. Management determines whether the nature of the projects meets the recognition criteria to allow for the capitalization of internal costs, which include primarily labor costs directly attributable to development. During the period, management has considered whether costs in relation to the time spent on specific software projects can be capitalized. Time spent that was eligible for capitalization included time which was intrinsic to the development of new software assets and the enhancement and efficiency improvements of the existing platform.

Other development costs that do not meet the above criteria are recognized as expenses as incurred. Development costs previously recognized as an expense are never capitalized in subsequent periods.

Research costs are recognized as expenses as incurred. These are costs that contribute to gaining new knowledge, which management assesses as not satisfying the capitalization criteria of IAS 38 as outlined above, such as salaries and benefits of employees assessing and analyzing future technologies and their likely viability.

In certain circumstances, some assets are ready for use, but are not performing as intended by management. Development costs that relate to the enhancement or modifications of existing assets are capitalized until the asset is performing as intended by management. Management assesses the capitalization of these costs and exercises judgement in determining the qualifying costs. When unsure if the enhancement or modification costs relate to the development of the asset or to its maintenance, management treats the costs as if incurred in the research phase only.

Estimation of useful life

The periodic amortization charge is derived by estimating an asset’s expected useful life and the expected residual value at the end of its life. Increasing an asset’s expected life or its residual value would result in a reduced amortization charge in the consolidated statement of profit or loss.

The useful life is determined by management at the time software is acquired and brought into use and is reviewed for appropriateness regularly. For computer software licenses, the useful life represents management’s view of the expected period over which the Company will receive benefits from the software.

For unique software products developed and controlled by the Company, the life is based on historical experience with similar products as well as anticipation of future events which may affect their useful life, such as changes in technology. Amortization and impairment of computer software or licenses are charged to technology expenses or administrative expenses, according to the assets’ nature, in the period in which they arise.

Amortization of intangible assets is calculated on a straight-line basis from the date on which the assets are brought into use, is charged to technology expenses or administrative expenses, and is calculated based on the useful lives indicated below:

Internally generated intangible assets            1 to 10 years

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such cost includes the cost of replacing part of the property and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of property and equipment are required to be replaced at intervals, the Company depreciates them separately based on their specific useful lives. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in profit or loss as incurred.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Property and equipment transferred from customers are initially measured at fair value at the date on which control is obtained.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, as follows:

• Furniture and fixtures	5 to 10 years
• Transportation equipment	10 years
• Computer and communication equipment	3 to 5 years
• Machinery and equipment	5 to 10 years
• Leasehold improvements	Term of the lease agreement

The Company reviews the estimated residual values and expected useful lives of assets at least annually. In particular, the Company considers the impact of health, safety, and environmental legislation in its assessment of expected useful lives and estimated residual values.

An item of property and equipment and any significant part initially recognized is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss when the asset is derecognized.

The residual values, useful lives, and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

Leases

The Company applies a single recognition and measurement approach for all leases. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

Company as a lessee

The Company applies a single recognition and measurement approach for all leases. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

a.      Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

• Distribution centers	5 years
• Furniture and fixtures	5 to 10 years
• Communication equipment	5 to 10 years
• Refrigeration equipment	5 to 10 years

If ownership of the leased asset transfers to the Company at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

b.      Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

c.      Sale and leaseback transactions

The Company has sale and leaseback agreements and assesses if the transaction satisfies the requirements of IFRS 15 — Revenue from contracts, with customers to be accounted for as a sale of the asset. If the transfer of the asset is a sale, the Company measures the right-of-use asset arising from the leaseback at the proportion of the previous carrying amount of the asset that relates to the right of use retained and recognizes any gain or loss in the consolidated statements of profit or loss that relates to the rights transferred to the buyer-lessor.

If the transfer of the asset by the Company does not satisfy the requirements of IFRS 15 to be accounted for as a sale of the asset, the Company continues to recognize the transferred asset and recognize a financial liability equal to the transfer proceeds.

Impairment of non-financial assets

Further disclosures relating to impairment of non-financial assets are also provided in Note 4.1 (Significant accounting judgements, estimates and assumptions).

The Company assesses at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an assets or CGU’s fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses are recognized in the statement of profit or loss in expense categories consistent with the function of the impaired asset.

For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indication exists, the Company estimates the assets or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of profit or loss.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

Inventories are valued using the weighted average method, and it includes the costs incurred in bringing each product to its present location and condition. Logistics costs and supplier discounts are capitalized in inventory and recognized in cost of sales when they are sold.

Additionally, the Company sales visibility and positioning services inside its platform to its suppliers. Since merchandise purchases are highly interrelated with such advertising sales, the Company deducts these sales from the transaction price of inventories and recognized them in cost of sales. There is no legal right to offset the amount receivable for advertising services against the amounts payable to the associated suppliers; therefore, the Company recognizes an account receivable for the sale of those services.

Financial instruments — initial recognition and subsequent measurement

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through OCI, and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient, the Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price as disclosed in section Net revenue.

In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model.

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows while financial assets classified and measured at fair value through OCI are held within a business model with the objective of both holding to collect contractual cash flows and selling.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date that the Company commits to purchase or sell the asset.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

•        Financial assets at amortized cost (debt instruments)

•        Financial assets at fair value through OCI with recycling of cumulative gains and losses (debt instruments)

•        Financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition (equity instruments)

•        Financial assets at fair value through profit or loss.

Financial assets at amortized cost (debt instruments)

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified, or impaired.

The Company’s financial assets at amortized cost includes trade receivables.

Financial assets at fair value through OCI (debt instruments)

For debt instruments at fair value through OCI, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the statement of profit or loss and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in OCI. Upon derecognition, the cumulative fair value change recognized in OCI is recycled to profit or loss.

The Company does not have debt instruments measure at fair value through OCI.

Financial assets designated at fair value through OCI (equity instruments)

Upon initial recognition, the Company can elect to classify irrevocably its equity investments as equity instruments designated at fair value through OCI when they meet the definition of equity under IAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to profit or loss. Dividends are recognized as other income in the statement of profit or loss when the right of payment has been established, except when the Company benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in OCI. Equity instruments designated at fair value through OCI are not subject to impairment assessment.

The Company does not have equity investments classified under this category.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the statement of profit or loss.

This category includes derivative instruments and listed equity investments which the Company had not irrevocably elected to classify at fair value through OCI. Dividends on listed equity investments are recognized as other income in the statement of profit or loss when the right of payment has been established.

The Company does not have financial assets measured at fair value through profit or loss.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized when:

•        The rights to receive cash flows from the asset have expired or

•        The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment

Further disclosures relating to impairment of financial assets are also provided in the following notes:

• Significant accounting judgements, estimates and assumptions	Note 4.1.
• Trade and other receivables	Note 7.

The Company recognizes an allowance for expected credit losses (ECLs) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

For trade receivables and contract assets, the Company applies a simplified approach in calculating ECLs. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities as loans and borrowings, or as payables, as appropriate.

The Company’s financial liabilities include trade and other payables, and loans and borrowings including bank overdrafts. Such financial liabilities are recognized initially at fair value and net of directly attributable transaction costs.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Subsequent measurement

For purposes of subsequent measurement, financial liabilities are classified in two categories:

•        Financial liabilities at fair value through profit or loss

•        Financial liabilities at amortized cost (loans and borrowings).

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships as defined by IFRS 9 — Financial Instruments. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments.

Gains or losses on liabilities held for trading are recognized in the statement of profit or loss.

Financial liabilities designated upon initial recognition at fair value through profit or loss are designated at the initial date of recognition, and only if the criteria in IFRS 9 are satisfied.

Financial liabilities at amortized cost (loans and borrowings)

This is the category most relevant to the Company. After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of profit or loss.

This category generally applies to interest-bearing loans and borrowings. For more information, refer to Note 14.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of profit or loss.

Offsetting of financial instruments

Financial assets and financial liabilities are offset, and the net amount is reported in the consolidated statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Employee benefits

Post-employment benefits

Defined contribution plan

A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity (pension funds or insurance companies). The Company has no legal or constructive obligations to pay further contributions. These contributions are recognized as employee benefit expense as incurred; on the date the contribution is required.

Short-term employee benefits

The Company grants benefits that are expected to be settled within 12 months and after the closing date of the statement of financial position in which the employees render the services. It includes vacations and the employee’s profit-sharing determined based on the fulfillment of the proposed objectives. The liability for short-term benefits is measured based on the best estimate of the disbursement required to settle the obligation at the reporting date.

Termination benefits

The Company recognizes termination benefits to employees when it decides to terminate the employment contract before the normal retirement date or when the employee accepts an offer of benefits in exchange for the termination of the employment contract.

Termination benefits are classified as short-term employee benefits and are recognized in profit or loss when the termination benefits are expected to be fully settled within 12 months after the end of the reporting period. They are classified as long-term employee benefits only when termination benefits are expected to be settled more than 12 months after the end of the reporting period.

Share-based payments

Employees (including senior executives) of the Company receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions).

These awards are in the form of a stock option plan, which is offered to employees as authorized by the appropriate authoritative body of the Company, in order to ensure:

a.      Employee retention,

b.      The proper performance of their responsibilities during their tenure, and

c.      Compensation for their permanence with the Company.

The share options correspond to Class B shares of the Company, which do not have voting privileges but retain all other economic benefits associated with its outstanding shares.

The stock option is “call” purchase option on Company Class B shares on a one-to-one basis with an exercise price of one Colombian peso (nominal amount).

The grant date for each eligible employee is formalized by signing a standard contract between the employee and an authorized representative of the Company.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

The Company’s standard stock option plan has a vesting period of 4 years, which incorporates a cliff vesting term of 2 years for employees to vest in 50% of their shares and ratably each subsequent 3-month period for a total of 48 months. The Company has also granted stock options to employees in 2020 and 2021 as compensation for their salaries which vest ratably over 6-month periods from their grant date. Employees who are terminated with cause or leave the Company to go to a competitor before vesting in their stock options will forfeit any unvested amounts. The Company estimates the potential forfeitures in order to estimate the expense to be recognized and adjusts this estimate based on the actual forfeitures.

The Company recognizes the expense associated with the employee’s service contract using a graded vesting model with a corresponding increase to equity.

As the Company is not publicly traded, there is no readily available market value for their shares. To determine the fair value of the Company’s stock options, management uses as a reference the share price of capitalizations made by its investors, which most closely coincide with the grant date of the options to employees and an option pricing model to determine the fair value of the options at their grant date.

The vested options will be automatically converted into Class B shares upon the occurrence of a liquidity event, which would include the Company finalizing an initial public offering.

Provisions

General

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Company expects some or all of a provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the statement of profit or loss net of any reimbursement.

The Company maintains lease contracts for distribution centers. To meet the needs of space and form of the properties suitable for its operation, The Company has made leasehold improvements, which must be removed once the Company stops using the facilities. Therefore, the Company’s management must estimate a provision for the dismantling of such leasehold improvements, which are expected to be paid in the long-term. As of December 31, 2021, and 2020, and January 1, 2020, such amounts are not significant.

Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the statement of profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•        When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss

•        In respect of taxable temporary differences associated with investments in subsidiaries when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

•        When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss

•        In respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

In assessing the recoverability of deferred tax assets, the Company relies on the same forecast assumptions used elsewhere in the financial statements and in other management reports, which, among other things, reflect the potential impact of climate-related development on the business.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in OCI or directly in equity.

The Company offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Share capital

The Company’s capital share is made up of ordinary shares.

Incremental costs directly attributable to the issuance of new shares or options are shown in equity as a deduction from the amount received, net of taxes.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Net revenue

The Company sells products through its platform and provides delivery services. Net revenue is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company has generally concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer, except for the sale of products of third-party merchants through the Company’s platform (“marketplace sales”), on which arrangements it acts as an intermediary and recognizes the related income as an agent.

Digital retail sales

Revenue from retail sales of the Company’s own products is recognized at a point in time, when control of the asset is transferred to the customer, generally on delivery of the products at the customer’s location. There are no financing components in these types of transactions.

The Company considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. The delivery service is derived from the sale of products; therefore, it is not considered a separate performance obligation. In determining the transaction price for the sale of products, the Company considers the effects of variable consideration and consideration payable to the customer.

a.      Variable consideration

If the consideration in a contract includes a variable amount, the Company estimates the amount of consideration to which it will be entitled in exchange for transferring the goods to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. The purchase orders provide customers with a right to return the goods within a specified period, giving rise to a variable consideration.

Loyalty points program

The Company has a loyalty program, which allows customers to accumulate online cash (expire after a period of less than 2 weeks) that can be utilized in subsequent purchases. The loyalty program in the form of cash back gives rise to a separate performance obligation as it provides a material right to the customer.

A portion of the transaction price is allocated to the cash back awarded to customers based on relative stand-alone selling price and recognized as a contract liability until the cashback is redeemed. Revenue is recognized upon redemption of products by the customer. The outstanding cash back granted through the loyalty program as of December 31, 2021, and 2020 and as of January 1, 2020, is not significant.

In addition, the Company has partnerships with merchants and financial institutions, on which Merqueo sells coupons (with an expiration of 2 years) to these entities and are ultimately delivered to final customers to promote certain products or incentivize the use of a specific credit card or payment method provided by the financial institutions. The Company assumes only a small portion of the price of the coupon and those are recognized as a contract liability, until they are redeemed, and revenue is recognized.

The Company updates its estimates of the cash that will be redeemed as of each reporting period and any adjustments to the contract liability balance are charged against revenue.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Marketplace sales

The role of the Company in the sale of products of merchants through the platform is to facilitate the sale to the final customer. The Company concluded that it does not control the products received by merchants to be distributed to the final customers, since the Company does not buy, nor does it obtain control of the products before the transfer to the final customer and is not responsible for the risk associated with inventory. Although the Company has an input in setting the price of the product, by setting a margin over the price given by the merchant, the later and the final customer have the discretion of accepting the transaction price and this indicates that the Company does not have control over the sale transaction.

Therefore, in the sale of products from third-party merchants, the Company acts as an agent by connecting the sale with the final customers. The Company recognizes income on a net basis, representing the commission that it expects to receive in exchange for the services provided, and recognizes as deferred income in the item of other non-financial liabilities, the consideration that it receives from clients and will be remitted to the merchants.

The Company charges a fee to the final customer for the delivery service of the products of merchants to the addresses of the customers, for whom couriers are hired to carry out the service. In this type of transaction, the Company acts as the principal and presents the gross income for the delivery of products as it is responsible for the service.

Other revenue

Other revenue consists of contracts with customers for sales of reusable products and cardboard primarily, whose costs are comprised of promises to deliver these products based on established contractual terms and conditions, which do not involve a significant judgment to be determined. The Company’s performance obligation is not partially satisfied since it is derived from the sale of products and is satisfied at a point in time when the customer accepts the products. Payment terms are short-term, without variable considerations, or financing components or guarantees.

The Company recognizes revenue at a point in time, when control of the products sold has been transferred to the customer, which is given by the moment of delivery of the promised goods to the customer in accordance with the negotiated contractual terms. Therefore, the Company recognizes a receivable when the performance obligations have been fulfilled, recognizing the corresponding revenue.

Contract balances

Trade receivables

A receivable is recognized if an amount of consideration that is unconditional is due from the customer (i.e., only the passage of time is required before payment of the consideration is due). Refer to accounting policies of financial assets in section financial instruments — initial recognition and subsequent measurement.

Contract liabilities

A contract liability is recognized if a payment is received, or a payment is due (whichever is earlier) from a customer before the Company transfers the related goods or services. Contract liabilities are recognized as revenue when the Company performs under the contract (i.e., transfers control of the related goods or services to the customer).

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

Liabilities arising from rights of return

Returns liabilities

A return liability is recognized for the obligation to refund some, or all the consideration received (or receivable) from a customer via credits in the platform that can be used to purchase additional products. The Company’s returns liabilities arise from customers’ right of return. The liability is measured at the amount the Company ultimately expects it will have to return to the customer. The Company updates its estimates of returns liabilities (and the corresponding change in the transaction price) at the end of each reporting period.

Cost and expenses

Costs and expenses are recognized in profit or loss for the year when a decrease in economic benefits has arisen related to a decrease in assets or an increase in liabilities and their value is reliably measurable.

Costs and expenses include all direct expenses incurred and necessary to make sales and necessary expenses to provide services, such as depreciation of property, plant and equipment, personnel services, expenses for service contracts, repairs and maintenance, operating costs, insurance, fees, short-term leases, or variable income, among others.

Loss per basic and diluted share

Basic earnings per share is calculated by dividing the net profit or loss for the period attributable to the Company, between the weighted average of the common shares in circulation during the period, not considering, if any, the common shares acquired by the Company and held as treasury shares.

The Company has a stock option plan issued to certain employees (see Note 4.3h), which are potentially dilutive. Diluted earnings per share is calculated by dividing the net profit or loss for the period attributable to the Company by the weighted average number of common shares that would be issued if all potential dilutive common shares were converted.

The Company grants share-based payments to its employees and has warrants agreements to issue preferred shares, which generates a dilutive effect in the earnings per share amount; however, these effects were not recognized in the years ended December 31, 2021, and 2020, since the Company has a loss in the reporting periods, and the recognition of anti-dilutive effects is not permitted.

Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks and on hand and short-term highly liquid deposits with a maturity of three months or less, that are readily convertible to a known amount of cash and subject to an insignificant risk of changes in value.

For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash and short-term deposits, as defined above, net of outstanding bank overdrafts as they are considered an integral part of the Company’s cash management.

Non-current assets held for sale and discontinued operations

The Company classifies non-current assets and disposal groups as held for sale if their carrying amounts will be recovered mainly through a sale transaction rather than through continuing use.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Significant accounting policies (cont.)

A non-current asset that is to be abandoned is not classified as held for sale, because its carrying amount will be recovered mainly through continuing use. However, if the disposal group to be abandoned meets the following criteria, it is classified as a discontinued operation:

•        It is a component of an entity that either has been disposed of, or is classified as held for sale and

•        Represents a separate major line of business or geographical area of operations,

•        Is a part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations or

•        Is a subsidiary acquired exclusively with a view to resale.

Non-current assets (or disposal groups) to be abandoned include non-current assets (or disposal groups) that are to be used to the end of their economic life and no-current assets (or disposal groups) that are to be closed rather than sold.

Additional disclosures are provided in Note 35. All other notes to the financial statements include amounts for continuing operations, unless indicated otherwise.

Note 5. New and amended standards and interpretations

Note 5.1. Application of new and revised International Financial Reporting Standards that are mandatorily effective for 2021

In the current year, the Company has applied a series of amendments, issued by the IASB that are effective for annual periods that begin on or after January 1, 2021, which is the date as of these amendments were adopted. The conclusions related to their adoption are described below.

Amendments to IFRS 16, Rent concessions related to COVID-19 beyond June 30, 2021

The amendments to IFRS 16 extend, by one year the May 2020 practical expedient, which provides the lessee an option not to assess whether a rent concession that meets certain conditions is a lease modification. The practical expedient applies only to rental concessions that occur as a direct consequence related to COVID-19 and only if the following conditions are met:

•        The change in lease payments results in consideration that is substantially the same as, or less than, the lease consideration immediately prior to the change.

•        Any reduction in lease payments only affects payments due on or prior to June 30, 2022 (originally on or prior to June 2021); and

•        There are no substantive changes in any other clause or condition of the lease.

Additionally, the amendments include the following changes:

•        That the lessee applies such modifications for annual reporting periods beginning on or after April 1, 2021.

•        That the lessee applies such modifications retrospectively, recognizing the cumulative effect of having initially applied the modifications as an adjustment to the opening balance of retained earnings at the beginning of the annual reporting period in which the lessee applies these modifications.

The Company had no impacts on the adoption of this amendment as it did not obtain rent concessions.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 5. New and amended standards and interpretations (cont.)

Phase 2 of the Interest Rate Benchmark Reform (IBOR- Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16)

Interbank benchmark rates such as LIBOR, EURIBOR and TIBOR, which represent the cost of obtaining unsecured funds, have been questioned about their viability as long-term financing benchmarks. The changes in the Interest Rate Benchmark Reform in its phase 2 refer to the modifications of financial assets, financial liabilities and lease liabilities, requirements for hedge accounting and disclosure of financial instruments.

Regarding the modification of financial assets, financial liabilities, and lease liabilities, the IASB introduced a practical expedient that involves updating the effective interest rate at the time a fallback clause is activated by replacing the reference rate defined in the contract, without it being necessary to recognize a modification in the valuation of the financial instrument.

On the other hand, regarding hedge accounting, the amendments to IFRS 9 allow hedge relationships, where the hedge item is the LIBOR rate, not to be broken by the elimination of that reference rate; therefore, the Company will arrange that when it holds a hedging derivative financial instrument, the reserve clause of the instrument is activated at a time similar to the time when the hedged item clause is activated, for example, a debt that accrues interest at a LIBOR variable rate.

The Company does not have financial instruments linked to a LIBOR rate; therefore, the adoption of the amendment did not impact the consolidated financial statements.

Note 5.2. New and revised IFRS issued but not yet effective

As of the date of authorization of these consolidated financial statements, the Company has not applied the following new and revised IFRS that have been issued but are not yet effective. The Company is in the process of determining the impacts that the adoption of these amendments would represent in its financial statements:

Amendments to IAS 16 — Economic benefits before the intended use of property, plant, and equipment

The amendments prohibit entities from deducting from the cost of an item of property, plant and equipment, any proceeds from the sale of items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity should recognize the proceeds from selling such items, and the costs of producing those items, in profit or loss.

The amendments are applied retrospectively to elements of property, plant and equipment carried to the location and condition necessary for it to be available for use in the manner intended by management on or after the beginning of January 1, 2022. Early application is permitted.

The adoption of this amendment is not expected to have a significant effect on the Company’s consolidated financial statements as it does not currently deduct those items of property, plant, and equipment.

Amendments to IAS 37 — Costs of fulfilling a contract

The amendments specify that the costs of fulfilling a contract comprise the “directly related costs”. The costs that relate directly to a contract to provide goods or services include both incremental costs (e.g., the costs of direct labor and materials) and an allocation of costs directly related to contract activities (e.g., depreciation of equipment used to fulfill the contract as well as costs of contract management and supervision).

The amendments must be applied prospectively to contracts for which the Company has not yet fulfilled all its obligations on or after January 1, 2022. Early application is permitted.

The adoption of this amendment did not have a significant effect on the Company’s consolidated financial statements as it does not have costs of fulfilling contracts.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 5. New and amended standards and interpretations (cont.)

Amendments to IFRS 9 — Financial instruments

The amendments specify which costs an entity needs to consider when assessing whether a refinancing of a financial liability qualifies as an extinguishment or a modification, clarifying that an entity includes only costs paid or received between the borrower or lender on the other’s behalf, including costs paid or received by the entity or the borrower on the other’s behalf.

The amendments are applied prospectively for annual periods beginning on or after January 1, 2022. Early application is permitted. The Company will consider these criteria when evaluating a refinancing of a financial liability in subsequent transactions.

Amendments to IAS 1 — Classification as current or non-current

The amendments seek to promote consistency in the application of accounting principles and requirements to determine whether, in the statement of financial position, debt or loans and other liabilities with an uncertain settlement date should be classified as current (because they are payable in the short-term or potentially to be settled within a year) or non-current. The amendments clarify the changes are only on the presentation of liabilities in the statement of financial position and not on the disclosures, amount, or timing of the recognition of any asset, liability, income, or expense related to the liability in question. Additionally, the amendments clarify that the presentation in the statement of financial position is not affected by the expectations of management to exercise its right to defer the settlement of the liability, but by the rights in form at the end of the reporting period.

The amendments are applied retrospectively for annual periods beginning on or after January 1, 2023. Early application is permitted.

The Company does not expect these modifications will have an impact on its accounting policies, since it classifies its liabilities according to contractual maturities, without considering the future refinancing plans that it defines in its liquidity financial risk management strategy.

Amendments to IAS 1 and IFRS Practice Statement 2 — Disclosure of Accounting Policies

The amendments require an entity to disclose its material accounting policies, instead of its significant accounting policies. Further amendments explain how an entity can identify a material accounting policy and add examples of when an accounting policy is likely to be material. It clarifies that an accounting policy can be material by its nature, even if the amounts are immaterial, as well as if the users of the financial information need it for their understanding of other information in the financial statements.

Guidance and examples have also been developed to support the amendments and to demonstrate the application of the “Four-step materiality process” outlined in IFRS Practice Statement 2.

The amendments are applied prospectively for annual reporting periods beginning on or after January 1, 2023, with earlier application permitted.

The Company is evaluating the potential impacts of this amendment to assess if any of its accounting policies disclosed in the consolidated financial statements is considered “material” in the terms described by this amendment.

Amendments to IAS 8 — Definition of accounting estimates

The amendments replace the definition of a change in accounting estimates with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in the financial statements that are subject to uncertainty in the measurement”.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 5. New and amended standards and interpretations (cont.)

Entities develop accounting estimates if accounting policies require items in financial statements to be measured in a way that involves measurement uncertainty. The amendments clarify that a change in accounting estimate that results from new information or new developments is not the correction of an error. It is also specified that changes in an item or measurement technique used for developing an accounting estimate, are changes in accounting estimates if they are not the result of correcting prior periods. The effect of the change in the current year is recognized in profit or loss.

The amendments are applied prospectively for annual reporting periods beginning on or after January 1, 2023. Early application is permitted.

The Company must make an inventory of its accounting estimates, to determine if any do not meet the new definition; however, no impacts of adopting these modifications are expected, since all the estimates that are currently disclosed in the consolidated financial statements have a direct impact on the monetary measurement of assets, liabilities, income, and expenses.

Amendment to IAS 12 — Deferred tax related to assets and liabilities arising from a single transaction

The amendment introduces an exception to the initial recognition of a deferred tax provided by IAS 12. Applying this exception, the Company will no longer apply the initial recognition exemption to transactions that give rise to equal taxable and deductible differences. For example, the amendments are applied to taxable and deductible temporary differences associated with right-of-use assets and lease liabilities, as well as dismantling obligations and the applicable recognized as assets at the beginning of the first comparative period presented.

The amendments are applied to transactions that occur on or after the beginning of the earliest comparative period presented, effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

The Company is in the process of evaluating the potential impacts associated with the adoption of the amendments on its consolidated financial statements.

IFRS 17 — Insurance contracts

IFRS 17 — Insurance Contracts establishes the principles for the recognition, measurement, presentation, and disclosures of insurance contracts. The Objective of IFRS 17, which replaces IFRS 4 “Insurance Contracts”, is to ensure an entity provides relevant information that represents those contracts. This information provides a basis for the users of financial statements to assess the effect that insurance contracts have on the entity’s financial position, financial performance, and cash flows, being applicable both to insurance companies and to entities with reinsurance contracts.

IFRS 17 describes a general model, which is modified for insurance contracts with direct participation features, described as the variable rate approach. The general model is simplified if certain criteria are met by measuring the liability for the remaining hedge using the premium allocation approach. The general model uses current assumptions to estimate the amount, time and uncertainty of the future cash flows and explicitly measures the cost of that uncertainty. It takes into consideration the market interest rates and the impact of policyholder options and guarantees.

The amendments to IFRS 17 are effective for annual periods beginning on or after January 1, 2023. Early application is permitted. It is applied retrospectively unless it is impractical, in which case it is applied with a modified retrospective approach or the fair value approach.

For purposes of the transition requirements, the initial application date is the beginning of the annual reporting period in which the Entity applies IFRS 17 for the first time, and the transition date is the beginning of the period immediately prior to the initial date of application.

Since the Company does not act as an insurance entity and its operations do not consist of the issuance contracts, the Company does not expect this amendment will have impacts on its consolidated financial statements.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 6. Cash and cash equivalents

The balance of cash and cash equivalents is the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Cash at banks and on hand	7,179,021	14,114,051	5,113,751
Short-term Investments	1,473,890	820,949	8,711,041
Other cash equivalents	17,962	9,349	0
Total cash and cash equivalents	8,670,873	14,944,349	13,824,792

Most cash in banks earns interest at floating rates based on daily bank deposit rates. Short-term investments are made for varying periods of between one day and three months, depending on the immediate cash requirements of the Company, and earn interest at the respective short-term deposit rates.

As of December 31, 2021, the Company generated financial income from cash and cash equivalents of $24,340 ($68,740 in 2020), these were recognized as financial income, the detail is in Note 28.

The balance of restricted cash is as follows:

Restricted cash	December 31, 2021	December 31, 2020	January 1, 2020
Short-term Investments(1)	1,472,681	768,708	653,930
Cash at banks and on hand(2)	519,277	357,794	0
Total	1,991,958	1,126,502	653,930

____________

(1)      Corresponds to cash held in trusts whose purpose is guaranteeing payment of the Company’s obligations.

(2)      Corresponds to the percentage that the payment platforms temporarily retain for possible claims, which are released after compliance with the policies.

The remaining of cash and cash equivalent does not present restrictions that limit its use.

Note 7. Trade and other accounts receivable

The balance of the trade and other accounts receivable is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Trade receivables	4,582,127	5,809,177	1,100,885
Other accounts receivables	3,455,888	2,395,680	2,922,958
Total	8,038,015	8,204,857	4,023,843
Current	6,491,137	7,120,598	3,207,544
Non-current	1,546,878	1,084,259	816,299

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 7. Trade and other accounts receivable (cont.)

Note 7.1. Trade receivables

The balance of the trade receivables is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Trade marketing(1)	2,735,668	3,894,910	938,543
Advertising	883,490	736,600	0
Customers	707,285	527,046	85,438
Receivables for coupons sold	206,140	0	0
Shippers	102,302	2,037,068	613,088
Other	3,918	0	0
Allowance for expected credit losses	(56,676)	(1,386,447)	(536,184)
Total	4,582,127	5,809,177	1,100,885

____________

(1)      Corresponds to accounts receivable from suppliers for advertising services in the platform. Such amount is not offset against the suppliers account since there is not an enforceable legal right to settle them on a net basis.

Trade receivables are non-interest bearing and are generally negotiated on terms of 30 to 180 days.

The roll-forward of the expected credit losses is the following:

As of January 1, 2020	536,184
Provision for expected credit losses during the period	926,382
Write-off	(76,119)
As of December 31, 2020	1,386,447
Provision for expected credit losses during the period	327,673
Write-off	(1,657,444)
As of December 31, 2021	56,676

Note 7.2. Other accounts receivable

The balance of the other accounts receivables is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Tax receivables	1,822,395	1,306,330	2,034,325
Security deposits	1,546,878	1,084,259	816,299
Social security receivables	85,657	5,086	71,402
Other receivables	958	5	932
Total other accounts receivables	3,455,888	2,395,680	2,922,958

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 7. Trade and other accounts receivable (cont.)

Note 7.3. Trade and other accounts receivable classified as current and non-current

The balance of trade and other accounts receivable classified as current and non-current is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Trade marketing	2,735,668	3,894,910	938,543
Tax receivables	1,822,395	1,306,330	2,034,325
Advertising	883,490	736,600	0
Customers	707,285	527,046	85,438
Receivables for coupons sold	206,140	0	0
Delivery	102,302	2,037,068	613,088
Social security receivables	85,657	5,086	71,402
Other receivables	4,876	5	932
Allowance for expected credit losses	(56,676)	(1,386,447)	(536,184)
Total current	6,491,137	7,120,598	3,207,544
Security deposits	1,546,878	1,084,259	816,299
Total non-current	1,546,878	1,084,259	816,299

Note 7.4. Credit losses and maturity of trade accounts receivable

As of December 31, 2021	Total	Less than 30 days	Between 31 and 60 days	Between 61 and 90 days	More than 91 days
Accounts receivable subject to impairment	140,013	80,144	2,652	2,954	54,263
Estimated credit loss rate	40.48%	5.80%	25.75%	25.93%	93.22%
Expected credit loss	56,676	4,645	683	766	50,582
As of December 31, 2020	Total	Less than 30 days	Between 31 and 60 days	Between 61 and 90 days	More than 91 days
Accounts receivable subject to impairment	2,130,451	1,218,537	16,031	18,014	877,869
Estimated credit loss rate	65.08%	44.25%	78.88%	85.82%	93.31%
Expected credit loss	1,386,447	539,184	12,646	15,460	819,157
As of January 1, 2020	Total	Less than 30 days	Between 31 and 60 days	Between 61 and 90 days	More than 91 days
Accounts receivable subject to impairment	621,468	77,551	0	0	543,917
Estimated credit loss rate	86.28%	0.00%	0.00%	0.00%	98.58%
Expected credit loss	536,184	0	0	0	536,184

The impairment in trade and other accounts receivable is estimated for delivery and customers.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 8. Prepaid expenses

The balance of prepaid expenses is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Advance payments to suppliers	372,331	10,327	0
Contractors and suppliers	107,827	471,632	233,745
Insurance and securities	79,920	22,697	14,221
Payroll and social securities	38,875	12,939	61,862
Maintenance	6,460	37,615	45,276
Total	605,413	555,210	355,104

Note 9. Inventories and cost of sales

Note 9.1. Inventories

The balance of inventories is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Groceries and related products	8,390,650	4,395,606	1,534,104
General cleaning	2,047,504	1,585,741	1,167,173
Beverages and related products	793,968	591,279	499,185
Fresh and perishable products	527,646	379,056	175,677
Other	614,842	613,752	425,425
Total inventories	12,374,610	7,565,434	3,801,564

The Company recognized an expense in cost of sales for inventories carried at net realizable value for the years ended December 31, 2021, and 2020, in the amount of $365,777 and $257,883, respectively. Additionally, the Company does not have pledged inventories that limit their sale.

As of December 31, 2021, the Company recognized an impairment loss in cost of sales of $53,356 for slow movement and obsolescence of inventory. The inventories have no restrictions that limit their sale.

Among the Company’s commercial strategy, complete orders are guaranteed to the customers, which might cause selling the inventory at a reduced price, decreasing inventory’s net realizable value.

Note 9.2. Cost of sales

The information related to the cost of sales associated with the sales of inventories is presented below:

	December 31, 2021	December 31, 2020
Cost of goods sold for sales of inventories	188,102,570	154,099,034
Depreciation of right-of-use assets	4,569,108	3,519,949
Payroll	1,218,454	1,286,227
Total	193,890,132	158,905,210

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 10. Other financial assets

The balance of other financial assets is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Financial assets measured at fair value	335,788	0	0
Total	335,788	0	0

Financial assets measured at fair value correspond to investments made with financial institutions denominated Time Deposit Certificates (“CDTs” for its acronym in Spanish) on which the Company has them as a guarantee of certain lease liabilities which cannot be disposed of until the contract is settled.

Note 11. Property and equipment, net

Set out below is the balance of property and equipment, net:

	December 31, 2021	December 31, 2020	January 1, 2020
Computer and communication equipment	4,055,844	1,911,819	2,116,962
Leasehold improvements	3,684,473	3,203,326	2,216,880
Machinery and equipment	2,947,653	3,045,427	2,204,088
Furniture and fixtures	1,072,918	575,079	1,190,801
Assets in development	102,353	0	0
Other	17,994	17,327	0
Total cost of property and equipment	11,881,235	8,752,978	7,728,731
Accumulated depreciation	(4,898,233)	(3,396,879)	(2,088,844)
Impairment(1)	(1,291,493)	0	0
Total property and equipment, net	5,691,509	5,356,099	5,639,887

____________

(1)      For the year ended December 31, 2021, there was an impairment in the value of property and equipment due to the closing of the operations in Mexico and therefore these assets have been fully impaired as they are not expected to be recoverable. As of December 31, 2020, and January 1, 2020, there were no impairment indicators as the Company was being funded by its investors and its operations were focused on growth in the countries in which it operates.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 11. Property and equipment, net (cont.)

Movements in the cost, depreciation and impairment of property and equipment, net, during the year ended December 31, 2021, and 2020, and January 1, 2020, are as follows:

Cost	Computer and communication equipment	Leasehold improvements	Machinery and equipment	Furniture and fixtures	Assets in development	Other	Total
As of January 1, 2020	2,116,962	2,216,880	2,204,088	1,190,801	0	0	7,728,731
Additions	571,538	1,218,331	879,598	145,480	0	0	2,814,947
Disposals	(820,403)	(426,702)	(251,788)	(781,109)	0	0	(2,280,002)
Exchange differences	(2)	(472)	(96)	0	0	(1)	(571)
Net movements from discontinued operations	43,724	195,289	213,625	19,907	0	17,328	489,873
As of December 31, 2020	1,911,819	3,203,326	3,045,427	575,079	0	17,327	8,752,978
Additions	1,878,729	731,196	61,032	117,798	102,353	17,994	2,909,102
Disposals	(156,973)	(557,086)	(372,953)	0	0	0	(1,087,012)
Exchange differences	31,736	47,090	38,777	23,020	0	0	140,623
Net movements from discontinued operations	390,533	259,947	175,370	357,021	0	(17,327)	1,165,544
As of December 31, 2021	4,055,844	3,684,473	2,947,653	1,072,918	102,353	17,994	11,881,235
Depreciation	Computer and communication equipment	Leasehold improvements	Machinery and equipment	Furniture and fixtures	Assets in development	Other	Total
As of January 1, 2020	484,441	1,132,407	389,318	82,678	0	0	2,088,844
Additions	307,217	1,045,607	205,394	9,509	0	0	1,567,727
Disposals	(97,590)	(166,287)	(21,652)	(33,725)	0	0	(319,254)
Exchange differences	0	(23)	0	0	0	0	(23)
Net movements from discontinued operations	0	12,204	10,398	36,983	0	0	59,585
As of December 31, 2020	694,068	2,023,908	583,458	95,445	0	0	3,396,879
Additions	503,970	1,022,253	114,719	142,814	0	300	1,784,056
Disposals	(95,284)	(525,591)	(10,105)	(38,937)	0	0	(669,917)
Exchange differences	3,106	17,687	3,800	3,600	0	0	28,193
Net movements from discontinued operations	47,508	271,454	65,612	(25,552)	0	0	359,022
As of December 31, 2021	1,153,368	2,809,711	757,484	177,370	0	300	4,898,233
Impairment	Computer and communication equipment	Leasehold improvements	Machinery and equipment	Furniture and fixtures	Assets in development	Other	Total
As of December 31, 2020	0	0	0	0	0	0	0
Net movements from discontinued operations	381,427	203,996	350,425	355,645	0	0	1,291,493
As of December 31, 2021	381,427	203,996	350,425	355,645	0	0	1,291,493
Net book value(1)	Computer and communication equipment	Leasehold improvements	Machinery and equipment	Furniture and fixtures	Assets in development	Other	Total
As of January 1, 2020	1,632,521	1,084,473	1,814,770	1,108,123	0	0	5,639,887
As of December 31, 2020	1,217,751	1,179,418	2,461,969	479,634	0	17,327	5,356,099
As of December 31, 2021	2,521,049	670,766	1,839,744	539,903	102,353	17,694	5,691,509

____________

(1)      The value of loss or profit from disposals of property and equipment is reflected in note 27. As of December 31, 2021, and 2020, the Company does not have pledged property and equipment or restrictions that limit their sale and there are no commitments for the acquisition, construction or development of new property or equipment.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 12. Right-of-use assets, net

The Company leases various property and equipment, including distribution centers, furniture and fixtures, communication equipment, and refrigeration equipment. The average term of the lease contracts as of December 31, 2021, and 2020, and January 1, 2020, is 5 years for distribution centers, and 5 to 6 years for the rest of the leased assets, according to the lease term agreed with the financial institution.

The right-of-use asset recognized in the consolidated statement of financial position as of December 31, 2021, December 31, 2020, and January 1, 2020, is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Distribution centers	23,527,624	20,656,669	13,464,266
Other(1)	1,736,841	1,738,602	0
Furniture and fixtures	1,245,494	1,047,002	38,497
Computer and communication equipment	678,974	459,079	169,303
Refrigeration equipment	580,921	188,889	34,510
Total cost of right-of-use	27,769,854	24,090,241	13,706,576
Accumulated depreciation	(9,416,701)	(5,265,109)	(2,438,215)
Total right-of-use, net	18,353,153	18,825,132	11,268,361

____________

(1)      Corresponds to a single contract for the sale and leaseback of furniture, computer and communication equipment and refrigeration equipment (see note 18).

The movements in the right-of-use assets for the periods ended December 31, 2021, and 2020 are the following:

Cost	Distribution centers	Other	Furniture and fixtures	Computer and communication equipment	Refrigeration equipment	Total
As of January 1, 2020	13,464,266	0	38,497	169,303	34,510	13,706,576
Additions	6,972,642	1,738,602	1,008,505	289,776	159,889	10,169,414
Lease modifications	1,043,764	0	0	0	0	1,043,764
Cancellations	(3,571,554)	0	0	0	(5,510)	(3,577,064)
Net movements from discontinued operations	2,747,551	0	0	0	0	2,747,551
As of December 31, 2020	20,656,669	1,738,602	1,047,002	459,079	188,889	24,090,241
Additions	6,239,797	0	198,492	219,895	392,032	7,050,216
Lease modifications	270,203	0	0	0	0	270,203
Cancellations	(418,491)	(1,761)	0	0	0	(420,252)
Exchanges differences	57,872	0	0	0	0	57,872
Net movements from discontinued operations	(3,278,426)	0	0	0	0	(3,278,426)
As of December 31, 2021	23,527,624	1,736,841	1,245,494	678,974	580,921	27,769,854

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 12. Right-of-use assets, net (cont.)

Depreciation	Distribution centers	Other	Furniture and fixtures	Computer and communication equipment	Refrigeration equipment	Total
As of January 1, 2020	2,438,215	0	0	0	0	2,438,215
Depreciation expense	3,258,137	313,349	39,600	75,872	13,559	3,700,517
Cancellations	(1,209,484)	0	0	0	0	(1,209,484)
Net movements from discontinued operations	335,861	0	0	0	0	335,861
As of December 31, 2020	4,822,729	313,349	39,600	75,872	13,559	5,265,109
Depreciation expense	4,125,899	367,559	106,354	91,816	100,007	4,791,635
Cancellations	(277,207)	(264)	0	0	0	(277,471)
Exchanges differences	8,682	0	0	0	0	8,682
Net movements from discontinued operations	(371,254)	0	0	0	0	(371,254)
As of December 31, 2021	8,308,849	680,644	145,954	167,688	113,566	9,416,701
Net book value	Distribution centers	Other	Furniture and fixtures	Computer and communication equipment	Refrigeration equipment	Total
As of January 1, 2020	11,026,051	0	38,497	169,303	34,510	11,268,361
As of December 31, 2020	15,833,940	1,425,253	1,007,402	383,207	175,330	18,825,132
As of December 31, 2021	15,218,775	1,056,197	1,099,540	511,286	467,355	18,353,153

During 2021, and 2020, the Company had no variable lease expenses, no expense for low-value leased assets or short-term leases.

The Company has several lease contracts that include extension and termination options. These options are negotiated by management to provide flexibility in managing the leased-asset portfolio and align with the Merqueo’s business needs. Management exercises significant judgement in determining whether these extension and termination options are reasonably certain to be exercised (see Note 4).

Due to impairment indicators of Mexico’s reporting segment disclosed in Note 13, the Company changed the initial estimation of the lease terms for contracts held within this segment to a short-term period, which decreased the right-of-use assets and the corresponding lease liabilities for an amount of $2,907,172.

Note 13. Intangibles assets, net

The balance of intangible assets, net is the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Developments costs	15,920,729	9,743,346	2,266,497
Total cost of intangible	15,920,729	9,743,346	2,266,497
Accumulated amortization	(2,580,085)	(553,638)	(4,558)
Total intangibles assets, net	13,340,644	9,189,708	2,261,939

Development costs consist mainly of payroll expenses paid to personnel in the technology area who are working on activities associated with the Company’s digital platform in accordance with the accounting policy established.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 13. Intangibles assets, net (cont.)

Movements in the intangible assets, during the periods ended December 31, 2021, and 2020 are as follows:

Cost	Developments costs	Total
As of January 1, 2020	2,266,497	2,266,497
Additions	7,476,849	7,476,849
As of December 31, 2020	9,743,346	9,743,346
Additions	7,082,932	7,082,932
Write-offs	(905,549)	(905,549)
As of December 31, 2021	15,920,729	15,920,729
Amortization	Developments costs	Total
As of January 1, 2020	4,558	4,558
Amortization expense	549,080	549,080
As of December 31, 2020	553,638	553,638
Amortization expense	2,184,918	2,184,918
Write-offs	(158,471)	(158,471)
As of December 31, 2021	2,580,085	2,580,085
Net book value	Developments costs	Total
As of January 1, 2020	2,261,939	2,261,939
As of December 31, 2020	9,189,708	9,189,708
As of December 31, 2021	13,340,644	13,340,644

As of December 31, 2021, and 2020, the Company has no pledged intangible assets that limit their sale. Additionally, the Company has no acquisition or development commitments of intangible assets.

For the years ended December 31, 2021, and 2020, research expenses recognized in the consolidated income statement amounted to $2,387,245 and $777,891, respectively, which are recognized within the category of technology expenses.

The Company considers the projections of future cash flows, and recoverability of its non-current assets, among other factors, when reviewing for indicators of impairment. During 2021, the Company had indicators that Mexico’s segment was impaired.

As a result, during 2021 the Company had a write-off of intangible assets of $747,078 internally developed by the Colombia’s segment, but originally designated to be used in Mexico’s segment. As of December 31, 2021, and 2020, and as of January 1, 2020, the Company has not recognized any other impairment on its intangible assets.

Note 14. Interest-bearing loans and borrowings

The amounts of the interest-bearing loans and borrowings are the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Borrowing	7,846,139	11,427,867	1,735,151
Interest-bearing loans (credit cards)	100,429	362,822	20,141
Total interest-bearing loans and borrowings	7,946,568	11,790,689	1,755,292
Current	6,667,981	9,411,572	1,755,292
Non-current	1,278,587	2,379,117	0

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 14. Interest-bearing loans and borrowings (cont.)

The detail of interest-bearing loans and borrowing between current and non-current is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Current
Borrowing	6,567,552	9,048,750	1,735,151
Interest-bearing loans (credit cards)	100,429	362,822	20,141
Total current	6,667,981	9,411,572	1,755,292
Non-current
Borrowing	1,278,587	2,379,117	0
Total non-current	1,278,587	2,379,117	0
Total interest-bearing loans and borrowings	7,946,568	11,790,689	1,755,292

The detail of the interest-bearing loans and borrowings is the following:

Bank	Date	Currency	Maturity(1)	Amount(2)	Interest rate	2021	2020	2019
Banco Davivienda S.A.	7/12/2021	COP	12	550,000	IBR + 4.5%	550,000	0	0
Banco Davivienda S.A.	22/07/2021	COP	12	350,000	IBR MV + 1.71% + 4.2%	204,165	0	0
Banco Davivienda S.A.	28/04/2021	COP	12	257,000	IBR MV + 1.71% + 4.2%	85,664	0	0
Banco Davivienda S.A.	1/04/2021	COP	12	280,000	IBR MV + 1.70% + 4.00%	46,659	0	0
Banco Davivienda S.A.	30/09/2019	COP	12	1,000,000	8.20%	0	0	750,000
Banco Davivienda S.A.	30/03/2020	COP	12	415,000	8.60%	0	69,167	0
Banco Davivienda S.A.	28/09/2020	COP	12	790,000	5.94%	0	592,500	0
Banco Davivienda S.A.	4/12/2020	COP	12	172,000	IBR MV + 4.00%	0	172,000	0
Banco de Bogotá S.A.	10/10/2019	COP	Not applicable(3)	471,402	4.60%	727,092	550,904	207,373
Banco de Bogotá S.A.	8/02/2021	COP	12	2,603,000	5.22%	433,833	0	0
Banco de Bogotá S.A.	30/05/2020	COP	18	1,297,000	5.58%	353,506	1,290,228	0
Banco de Comercio Exterior de Colombia S.A.	26/11/2020	COP	24	1,300,000	DTF + 6.5%	595,834	1,245,833	0
Banco de Comercio Exterior de Colombia S.A.	1/08/2019	COP	18	1,000,000	11.10%	0	111,111	777,778
Banco de Comercio Exterior de Colombia S.A.	30/052020	COP	16	333,000	8.32%	0	166,500	0
Banco de Occidente S.A.	28/04/2021	COP	24	685,000	IBR + 3.40%	456,667	0	0
Banco de Occidente S.A.	23/02/2021	COP	24	542,046	IBR + 5.25%	316,194	0	0
Banco de Occidente S.A.	15/07/2021	COP	24	390,000	IBR + 3.96%	308,750	0	0
Banco de Occidente S.A.	15/03/2020	COP	12	1,800,000	9.60%	0	596,889	0
Banco de Occidente S.A.	4/09/2020	COP	12	601,000	7.17%	0	450,750	0
Banco de Occidente S.A.	1/12/2020	COP	12	550,777	8.07%	0	550,777	0
Bancolombia S.A.	7/09/2021	COP	24	2,000,000	IBR + 7.47%	1,750,000	0	0
Bancolombia S.A.	30/12/2021	COP	24	511,000	IBR + 9.55%	511,000	0	0
Bancolombia S.A.	4/09/2020	COP	24	833,000	IBR + 5.80%	312,375	728,875	0
Bancolombia S.A.	4/12/2020	COP	24	569,000	IBR + 6.79%	284,500	569,000	0
Bancolombia S.A.	1/08/2021	COP	12	461,984	IBR + 8.15%	76,997	0	0
Bancolombia S.A.	30/03/2020	COP	18	3,000,000	9.30%	0	1,500,000	0
Dann Regional Compañía de Financiamiento Comercial S.A.	6/11/2020	COP	18	3,000,000	DTF	832,903	2,833,333	0
Total						7,846,139	11,427,867	1,735,151

____________

(1)      The maturity is established in months.

(2)      Represents the amount disposed of the bank loan.

(3)      Corresponds to a revolving credit line.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 14. Interest-bearing loans and borrowings (cont.)

As of December 31, 2021, 2020 and January 1, 2020, the Company is in compliance with all of its debt covenants.

Changes in interest-bearing loans and borrowings during the period are the following:

As of January 1, 2020	1,755,292
Increases of new debt and cash inflows	11,452,063
Decreases for payments of debt and interest	(1,416,666)
As of December 31, 2020	11,790,689
Increases of new debt and cash inflows	4,916,118
Decreases for payments of debt and interest	(8,760,239)
As of December 31, 2021	7,946,568

Interest-bearing loans and borrowings are measured using the effective interest method. There were no issuance costs associated with the Company’s liabilities.

Note 15. Employee benefits

The balance of the accounts payable corresponding to employee benefits recognized in the consolidated statement of financial position is summarized as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Salaries and contributions	525,841	345,406	236,486
Social security contributions	2,481,788	1,410,512	741,852
Defined contributions benefits	2,676,838	2,196,163	320,795
Total employee benefits	5,684,467	3,952,081	1,299,133

Note 16. Suppliers and other payables

The balance of suppliers and other payables is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Suppliers	40,124,336	37,701,492	9,928,015
Cost and expenses payable	5,056,392	3,767,413	4,581,309
Marketing payables	3,553,514	2,571,985	1,716,936
Delivery and warehouse personnel	1,699,582	736,915	496,868
Other taxes payables	1,020,749	542,370	327,049
Collected taxes payable	85,783	2,537	0
Other	2,305	41,666	22,342
Total	51,542,661	45,364,378	17,072,519

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 17. Accounts payables to related parties

The balance of accounts payables to related parties is as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Shareholders	5,609,999	0	0
Total	5,609,999	0	0
Current	982,875	0	0
Non-current	4,627,124	0	0

Accounts payable to shareholders correspond mainly to loans to support the operations of the Company.

The conditions of the loans are as following:

Obligation	Date	Currency	Maturity date	Value	Interest rate	December 31, 2021	December 31, 2020	January 1, 2020
$2,944,091	26/05/2022	COP	June, 2027	2,944,091	17.74% EA	3,029,699	0	0
$2,494,479	26/05/2022	COP	June, 2027	2,494,479	19.99% EA	2,580,300	0	0
Total						5,609,999	0	0

Related party transactions are disclosed in Note 30 of the consolidated financial statements.

Note 18. Lease liabilities

The balance of lease liabilities corresponds to several fixed assets, including distribution centers, furniture and fixtures, computer and communication equipment and refrigeration equipment, as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Distribution centers	17,187,928	17,147,086	11,826,548
Other(1)	1,116,526	1,518,305	0
Furniture and fixtures	825,079	960,567	0
Computer and communication equipment	494,237	402,340	0
Refrigeration equipment	421,168	162,793	0
Total	20,044,938	20,191,091	11,826,548
Current	5,766,400	4,387,985	2,089,756
Non-current	14,278,538	15,803,106	9,736,792

____________

(1)      Corresponds to a single sale and leaseback agreement of furniture and fixtures, communication equipment and refrigeration equipment. The Company recognized a net gain of $12,905 in the transaction.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 18. Lease liabilities (cont.)

Set out below are the changes in the lease liabilities:

	Distribution centers	Other	Furniture and fixtures	Computer and communication equipment	Refrigeration equipment	Total
As of January 1, 2020	11,826,548	0	0	0	0	11,826,548
Additions	6,706,658	1,738,603	1,047,002	482,755	193,686	10,168,704
Contract modifications	1,043,764	0	0	0	0	1,043,764
Interest expense	1,952,566	83,230	23,148	30,822	6,039	2,095,805
Payments	(4,503,563)	(303,528)	(109,583)	(111,237)	(36,932)	(5,064,843)
Cancellations	(2,382,179)	0	0	0	0	(2,382,179)
Exchange differences	32,311	0	0	0	0	32,311
Net movements from discontinued operations	2,470,981	0	0	0	0	2,470,981
As of December 31, 2020	17,147,086	1,518,305	960,567	402,340	162,793	20,191,091
Additions	6,178,349	0	198,492	197,905	392,031	6,966,777
Contract modifications	270,203	0	0	0	0	270,203
Interest expense	2,286,023	95,320	45,140	30,436	26,159	2,483,078
Payments	(5,564,845)	(497,099)	(379,120)	(136,444)	(159,815)	(6,737,323)
Cancellations	(479,765)	0	0	0	0	(479,765)
Exchange differences	356,362	0	0	0	0	356,362
Net movements from discontinued operations	(3,005,485)	0	0	0	0	(3,005,485)
As of December 31, 2021	17,187,928	1,116,526	825,079	494,237	421,168	20,044,938

The following are the undiscounted contractual lease payments as of December 31, 2021, and 2020 and January 1, 2020:

	December 31, 2021	December 31, 2020	January 1, 2020
Less than 1 year	9,174,753	6,752,135	5,005,943
More than 1 year and less than 3 years	23,333,845	26,386,603	25,176,083
More than 3 years and less than 5 years	2,849,596	8,750,484	14,084,650
More than 5 years	0	221,108	2,849,596
Total fixed minimum lease payments	35,358,194	42,110,330	47,116,272

Note 19. Income taxes and other taxes

The Company is subject to income tax, in Colombia the tax rate was 32% for 2020, 31% for 2021 and will be 35% for 2022. The statutory rate of income tax in Mexico is 30% for all periods presented, and for Brazil it depends on the results obtained in the period to which it would be subject to income tax.

a.      The amounts of income tax expense in the consolidated income statement are summarized as follows:

	December 31, 2021	December 31, 2020
Current income tax expense	0	23,197
Income tax expense in the statement of profit or loss	0	23,197

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 19. Income taxes and other taxes (cont.)

b.      The reconciliation of effective income tax rate and the statutory tax rate is summarized as follows:

	December 31, 2021	December 31, 2020
Loss before income tax expense	(125,677,711)	(53,293,235)
Income tax rate	31.00%	32.00%
Income tax	38,960,090	17,053,835

Adjustments to reconcile the rate
Non-deductible items	(9,325,498)	(4,945,889)
Non-taxable income	119,861	440,491
Penalties	(639,849)	(280,194)
Exchange differences	(10,701)	0
Tax adjustments for changes in the applicable rate	8,994,695	(1,426,185)
Unrecognized tax assets	(38,223,584)	(11,129,907)
Other	124,986	264,652
Income tax at the effective rate	0	(23,197)
Effective tax rate	0.00%	(0.04)%

c.      The detail of the net deferred income tax asset is as follows:

	December 31, 2021			December 21, 2020			January 1, 2020
	Tax rate	Deferred tax basis	Deferred tax	Tax rate	Deferred tax basis	Deferred tax	Tax rate	Deferred tax basis	Deferred tax
Tax losses	35% and 34%	205,957,532	71,927,013	30%	117,699,312	35,395,304	30%	82,183,010	24,654,903
Leases	35% and 34%	2,323,127	810,523	31% and 30%	1,340,727	404,463	30%	755,968	226,790
Intangibles	35%	1,630,887	570,810	31% and 30%	1,063,541	317,581	32%	710,126	206,047
Provisions	35% and 34%	850,062	296,216	31%	43,444	13,468	0%	0	0
Properties and equipment	35%	111,347	38,972	31% and 30%	132,896	42,659	32%, 31% and 30%	(97,724)	(31,297)
Liability for returns	35%	124,937	43,728	31%	57,264	17,752	32%	50,836	16,268
Inventories	35% and 34%	863,056	294,773	31%	259,572	80,467	32%	1,689	540
Trade receivables	35%	35,382	12,384	31%	21,443	6,647	0%	0	0
Intangibles	35%	32,475	11,366	31% and 30%	48,712	14,938	32%, 31% and 30%	64,949	20,784
Stock options	35%	101,692	35,592	30%	246,779	74,034	31%	77,806	24,120
Other	35% and 34%	1,072,800	361,471	31%	(142,604)	(44,208)	32%	(32,707)	(10,467)
Total deferred tax, net		213,103,297	74,402,848		120,771,086	36,323,105		83,713,953	25,107,688
Deferred tax asset recognized			0			0			0
Deferred tax not recognized			74,402,848			36,323,105			25,107,688

Beginning in 2017, Colombian companies may offset tax losses with the taxable income generated in the 12 taxable periods following the obtaining of the aforementioned tax losses.

As of December 31, 2021, and 2020, and January 1, 2020, the Company has deductible temporary differences for which no deferred tax asset is recognized a for an amount of $7,145,765, $3,071,774, and $1,530,943, respectively, and unused tax losses of $205,957,532, $117,984,347 and 82,183,010, respectively, for which no deferred tax asset has been recognized as their recoverability is not probable. Additionally, the tax basis of the investment in subsidiaries of the Company amounts to $6,980,681, which generate deductible differences as the book basis of those investments is zero. No deferred tax asset is recognized as it is not expected that the temporary difference will reverse in the foreseeable future.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 19. Income taxes and other taxes (cont.)

Tax losses as of December 31, 2021, expire in the following years:

Year of origin of loss	Expiration year	Historical cost	Compensation	Balance to be amortized as December 31, 2021
2016	Indefinite	4,776,156	0	4,776,156
2017	2029	9,993,289	0	9,993,289
2018	2030	21,620,225	0	21,620,225
2019	2031	45,793,340	0	45,793,340
2020	2032	35,516,302	0	35,516,302
2021	2033	78,278,994	0	78,278,994
2021	2027(1)	9,979,226	0	9,979,226
Total		205,957,532	0	205,957,532

____________

(1)      Corresponds to tax losses of Brazil, which have an expiration of 5 years.

d.      The taxes to be recovered are integrated as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Income tax receivable	6,322,265	3,827,477	916,006
Collected taxes payable	42,623	638	634
Taxes receivable	12,591	19,099	0
Other taxes	4,678	0	0
Total current tax assets	6,382,157	3,847,214	916,640

e.      Taxes payables are integrated as follows:

	December 31, 2021	December 31, 2020	January 1, 2020
Industry and commerce tax payable	92,790	69,747	0
Social security payable	27,798	0	0
Total current tax payables	120,588	69,747	0

Note 20. Other non-financial liabilities

The balance of other non-financial liabilities is the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Returns liability(1)	1,025,267	57,264	50,836
Contract liabilities(2)	750,273	32,431	52,739
Cash flows received from marketplace sales	493,355	192,948	0
Prepayments(3)	187,717	251,735	46,559
Other	178,361	0	0
Cash flow received for Baloto(4)	2,406	20,220	0
Total other non-financial liabilities	2,637,379	554,598	150,134

____________

(1)      During 2021, the Company had an increased number of returns claims in Brazil due to the start of operations there, which are pending to be claimed.

(2)      During 2021, the Company increased its partnerships with merchants and financial institutions, delivering a higher number of gift cards.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 20. Other non-financial liabilities (cont.)

(3)      Consist of paid purchase orders that were not yet delivered as of the reporting dates.

(4)      Baloto is a lottery entity located in Colombia, who sells its products through the Company’s platform. The balance corresponds to the cashflow received from Baloto product sales, which will be remitted to it.

Note 21. Capital stock and additional paid-in capital

Capital stock

The issued capital corresponds to the equivalent value of the number of outstanding shares at their nominal value, thus the issued capital corresponds to the authorized capital less the capital to be subscribed as of December 31, 2021, The Company’s authorized capital is represented by 1,000,000,000 shares with a nominal value of $1 Colombian peso, such authorized shares are not designated for each class of shares until they are subscribed. The capital to be subscribed is equivalent to 324,136,074 shares, thus the subscribed and paid capital amounts of $675,863, represented by the number of outstanding shares which is 675,863,926. The 324,136,074 shares available to be issued can be used for new share issuances, as well as the exercise of the stock options associated with the Company’s share-based payment plans and any other similar instruments that can be converted into shares (warrants or convertible notes, as applicable), given that Colombia does not require a specific reserve for the issuance of instruments that can potentially be converted into an entity’s shares.

As of December 31, 2020, the Company’s authorized capital is represented by 1,000,000,000 shares with a nominal value of $1 Colombian peso, such authorized shares are not designated for each class of shares until they are subscribed. The capital to be subscribed is equivalent to 463,592,428 shares, The subscribed and paid capital amounts to $536,407, represented by the number of outstanding shares, which is 536,407,572. The 463,592,428 shares available to be issued can be used for new share issuances, as well as the exercise of the stock options associated with the Company’s share-based payment plans and any other similar instruments that can be converted into shares (warrants or convertible notes, as applicable), given that Colombia does not require a specific reserve for the issuance of instruments that can potentially be converted into an entity’s shares.

As of January 1, 2020, the authorized capital of the Company is represented by 1,000,000,000 shares with a nominal value of $1 Colombian peso, such authorized shares are not designated for each class of shares until they are subscribed. The capital to be subscribed is equivalent to 475,169.729 shares, The subscribed and paid capital amounts to $524,830, represented by the number of outstanding shares, which is 524,830,271. The 475,169.729 shares available to be issued can be used for new share issuances, as well as the exercise of the stock options associated with the Company’s share-based payment plans and any other similar instruments that can be converted into shares (warrants or convertible notes, as applicable), given that Colombia does not require a specific reserve for the issuance of instruments that can potentially be converted into an entity’s shares.

The rights granted over the shares, correspond to the following:

Type of share	Characteristics	Numbers of shares	Total percentage
Common class A	Economic and voting rights	308,434,214	45.64%
Common class B	Economic rights	27,236,835	4.03%
Preferred – Series A	Non-participating shares – 1x liquidation preference, economic and voting rights	114,581,438	16.95%
Preferred – Series B	Non-participating shares – 1x liquidation preference, economic and voting rights	74,577,784	11.03%
Preferred – Additional series B	Non-participating shares – 1x liquidation preference, economic and voting rights	15,018,281	2.22%
Preferred – Series C1	Non-participating shares – 1x liquidation preference, economic and voting rights	68,965,638	10.20%
Preferred – Series C2	Non-participating shares – 1x liquidation preference, economic and voting rights	58,448,579	8.65%
Preferred – Series C3	Non-participating shares – 1x liquidation preference, economic and voting rights	8,601,157	1.27%
Total		675,863,926

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 21. Capital stock and additional paid-in capital (cont.)

The reconciliation of the number of issued shares outstanding subscribed and fully paid as of December 31, 2021, and 2020, and as of January 1, 2020, is the following:

Type of share	As of January 1, 2020	Additions	As of December 31, 2020	Additions	As of December 31, 2021
Common class A	308,434,214	0	308,434,214	0	308,434,214
Common class B	27,236,835	0	27,236,835	0	27,236,835
Preferred – Series A	114,581,438	0	114,581,438	0	114,581,438
Preferred – Series B	74,577,784	0	74,577,784	0	74,577,784
Preferred – Additional series B	0	11,577,301	11,577,301	3,440,980	15,018,281
Preferred – Series C1	0	0	0	68,965,638	68,965,638
Preferred – Series C2	0	0	0	58,448,579	58,448,579
Preferred – Series C3	0	0	0	8,601,157	8,601,157
Total	524,830,271	11,577,301	536,407,572	139,456,354	675,863,926

The increases in the class of shares represent the increases in capital stock since the nominal amount of each share is $1 Colombian peso. There are no subscribed shares that have not being paid, nor shares held by the Company or by its subsidiaries. Additionally, there are no shares reserved for issuance under the share-based payment program of the Company. Each tranche of the share-based payment plan has been duly authorized by the appropriate levels of governance and are within the limit of shares authorized for issuance by the shareholders of the Company. The Company will issue newly subscribed shares upon the exercise of the employee stock options.

Additional paid-in capital

As of December 31, 2021, and 2020 and January 1, 2020, the additional paid-in capital represents the higher value paid over the nominal value of the shares, which amounts to $224,329,382, $121,373,001, and $109,449,267, respectively. In accordance with legal regulations, this balance may be distributed when the Company is liquidated, or its value is capitalized. Capitalization is carried out when a portion of the share premium is transferred to a capital account as a result of the issuance of a stock issuance.

During 2021 and 2020, the Company subscribed 139,456,354 and 11,577,572 shares, respectively for an amount of $139,456 and $11,577 recognized as capital stock and $102,956,381 and $11,923,734 within additional paid-in capital.

Compliance with IDB-I investment requirements

In connection with the execution of the Series C Financing Round, in which IDB-I participated as an investor, Merqueo S.A.S. and its subsidiaries entered into an option agreement with IDB-I (the “Put Option”) on June 4, 2021, that would be exercisable upon a put notice by IDB-I following a Default Put Trigger Event.

The Put Option includes a standard procedure to remediate after a Trigger Notice is delivered by IDB-I. The following the occurrence of a Put Trigger Event defined as (a) certain policy defaults defined under the policy agreement entered into with, among others, IDB-I, or (b) any action or event which could reasonably be expected to affect the reputation of IDB-I. Following a notice from IDB-I as to the occurrence of a Put Trigger Event, Merqueo S.A.S. will have a period of thirty (30) days to cure such Put Trigger Event or to provide IDB-I with a remediation plan setting. If such plan is not approved by IDB-I or Merqueo S.A.S fails to implement the remediation plan, a Default Put Trigger Event would occur, IDB-I may deliver a put notice, and Merqueo S.A.S would be required to purchase all of IDB-I shares in Merqueo S.A.S. (or shares held by Clean Technology Fund II in Merqueo S.A.S.) at cost.

The total amount of IDB-I’s investment in Merqueo is equivalent to U.S. 10 million.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 21. Capital stock and additional paid-in capital (cont.)

It is within the Company’s control to comply with the conditions in the agreement and as of the issuance date of these consolidated financial statements (i) management is not aware of a material breach, (ii) Merqueo would be able to cure a breach according to the abovementioned procedures or to provide IDB-I with a remediation plan without triggering the Put Option and (iii) has not received a Trigger Event Notice in order to initiate the cure process. As a result, no liability has been recorded in the Company’s consolidated financial statements as IDB-I does not have the capability to exercise the put option as of December 31, 2021, without the cure process, which is within the control of Merqueo.

Note 22. Share-based payments and contribution for future capital increases

Note 22.1. Share-based payments

The Company has a share-based payment plan for its employees. As stated in the terms of the plan, eligible employees will obtain share-based payments in accordance with the characteristics of the shares assigned per contract.

The payment will be in equity in the four years following the grant date, with an initial grant period of 24 months to obtain 50% of the incentive. Thereafter, the grant period will be quarterly, at 6.25% through the remaining 24 months. If the employee ceases to provide services for the Company within a period of 24 months from the date on which the benefits in shares were granted, they automatically lose the right to the related option. The fair value is determined on the basis of the black-sholes valuation model.

The fair value of the share options granted is determined using an option pricing model, which considers the price of the last capitalization made by the Company from its institutional investors, considering it is the price a market participant is willing to pay for its shares as of the issuance date.

The expense recognized for employee services received during the year is shown in the following table:

	December 31, 2021	December 31, 2020
Selling expenses	23,142	47,897
Administrative expenses	76,907	113,933
Technology expenses	18,852	74,290
Total expense arising from share-based payment transactions	118,901	236,120

Movements during the year

The following table illustrates the number of share options, the movements in share options during the years ended December 31:

	2021 Number of Share options	2020 Number of Share options
Outstanding as of January 1st	7,914,210	5,753,393
Granted during the year	12,523,276	2,624,095
Forfeited during the year	(2,024,398)	(463,278)
Outstanding as of December 31st	18,413,088	7,914,210
Exercisable as of December 31st	1,979,419	1,566,652

The share options outstanding as of December 31, 2021, and 2020 and as of January 1, 2020, have an indefinite contractual life since they can be exercised any time once they become vested up until the consummation of a liquidity event.

As of December 31, 2021, there is an unrecognized amount of $ 216,076 for share-based payments, which is expected to be recognized over the next 4 years.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 22. Share-based payments and contribution for future capital increases (cont.)

Principal assumptions

The following tables list the inputs to the models used for the share-based payment plan for the years ended December 31, 2021, and 2020, respectively:

	2021	2020
Dividend yield	No dividend payments expected	No dividend payments expected
Expected volatility	46.30%	46.30%
Risk-free interest rate	0.33%	0.27%
Expected time for expected liquidity	2 years	2 years
Model used	Black-Scholes	Black-Scholes

The expected life of the share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

Note 22.2. Contribution for future capital increases

This reserve corresponds to capital contributions authorized by the Company’s shareholders, whose amounts represent a fixed amount of cash and qualify as an equity instrument that, due to administrative matters with the local regulator, the capitalization protocol has been delayed.

Movements in contribution for future capital increases, during the periods ended December 31, 2021, and 2020 are as follows:

	Shares	Value
As of January 1, 2020		0
Advance payments for future capitalization		34,835,642
Issue of share capital	11,577,572	(11,935,311)
As of December 31, 2020		22,900,331
Advance payments for future capitalization		157,880,947
Issue of share capital	139,456,354	(103,095,837)
As of December 31, 2021		77,685,441

Note 23. Other comprehensive loss.

Other Comprehensive loss

The balance of each component of other comprehensive loss in the statement of financial position is as follows:

Translation effect
As of January 1, 2020	(16,881)
Movement from continuing operations recognized in other comprehensive loss	(118,138)
Movement from discontinued operations recognized in other comprehensive loss	70,724
As of December 31, 2020	(64,295)
Movement from continuing operations recognized in other comprehensive loss	(175,654)
Movement from discontinued operations recognized in other comprehensive loss	(215,951)
As of December 31, 2021	(455,900)

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 23. Other comprehensive loss (cont.)

Translation effect:    Corresponds to the accumulated value of exchange differences arising from the conversion of the subsidiaries of the Company functional currency into the Company’s presentation currency of assets, liabilities, equity, and results of foreign operations. Accumulated translation effect is reclassified to profit or loss for the period when the foreign operation is disposed.

Dividends paid and declared

The Company distributes dividends based on Merqueo’s separate financial statements prepared under International Financial Reporting Standards accepted in Colombia (NCIF, as its acronym in Spanish).

During the years ended December 31, 2021, and 2020, the Company has not declared any dividends due to the Company has accumulated losses.

Note 24. Net revenue

Net revenue for the years ended December 31, 2021, and 2020, is as follows:

	December 31, 2021	December 31, 2020
Digital retail sales	202,450,832	186,194,344
Delivery services for marketplace sales	2,513,657	2,606,549
Commissions for marketplace sales	540,894	109,098
Other ordinary revenue	95,567	84,625
Revenue from contracts with customers	205,600,950	188,994,616
Timing of revenue recognitions	December 31, 2021	December 31, 2020
Goods and services transferred at a point in time	205,600,950	188,994,616
Net revenue	205,600,950	188,994,616

Contract balances

	December 31, 2021	December 31, 2020	January 1, 2020
Trade receivables (Note 7)	8,038,015	8,204,857	4,023,843
Contract liabilities and prepayments (Note 20)	937,990	284,166	99,298

Contract liabilities include accumulated cash back that has not yet been redeemed by the Company’s customers, which are valid for 2 years from the date of grant, and prepayments consist of advance payments of customers for orders that were not yet delivered as of the reporting date. The outstanding balances of these accounts increased in 2021 and 2020 due to the continuous increase in the Company’s customer base.

The roll forward of contract liabilities is disclosed below:

	December 31, 2021	December 31, 2020
Contract liabilities at the beginning of the year	284,166	99,298
Coupons granted	1,769,870	547,902
Performance obligations satisfied during the year	(1,116,046)	(363,034)
Contract liabilities at the end of the year	937,990	284,166

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 24. Net revenue (cont.)

As of December 31, 2021, and 2020, and as of January 1, 2020, the refund liability for the right granted to the customers is the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Refund liability (Note 20)	1,025,267	57,264	50,836

Performance obligations

Information about the Company’s performance obligations are summarized below:

Digital retail sales and delivery of the products

The performance obligations of sale and delivery of the products are satisfied upon delivery of the promised product to the client by a delivery representative from the Company at a single point in time. Such performance obligations are not separated and cannot be partially satisfied.

The single performance obligation has variable payments at a single instance. The customer’s payment is subject to discounts, rights of products returns and to price adjustments, without options for financing or warranties.

Discounts through customer loyalty programs

The performance obligation is estimated on a historical basis related to the customer’s right to redeem discounts in the form of cash back. This amount is calculated based on the expected value method. As of December 31, 2021, and 2020, and January 1, 2020, the balance of this liability was $750,273, $32,431, and $52,739, respectively, and is recognized under other non-financial liabilities. This obligation is settled at a single point in time upon being redeemed.

Sale of third-party products

The performance obligation is based on the Company´s role as an agent for third party merchants whose product can be bought on the platform. The Company has concluded that it has no control over these products, since it does not buy or decides how to use the products before the transfer to the final customer, nor is it responsible for the risk related to the inventory. Although the Company influences the price of the product by establishing a profit margin off the price set by the third-party merchant, the merchant and the client can choose whether to accept the transaction price and thus this indicates that there is no control of the Company over the sale transaction.

In the sale of products from third-party merchants, the Company acts as an agent by connecting the client with the third-party seller. The Company recognizes income on a net basis at a single point in time, representing the commission that it expects to receive in exchange for the services provided, and recognizes deferred income in the non-financial liabilities within the “cashflows received from marketplace sales” account. The consideration that it receives from clients will be remitted to the third-party seller.

Delivery services for marketplace sales

The performance obligation is satisfied upon providing the delivery service to the third-party merchant’s client, by a delivery representative from the Company at a single point in time. In this type of transaction, the Company acts as the principal and recognizes the consideration from the delivery of products as revenue because it is responsible for the service.

Other operating revenue

The performance obligation maintained by the Company derives from the sale of reusable products (mainly cardboard) and is satisfied at a point in time, when the products are transferred and accepted by the customer. Payment terms are short-term, without variable considerations, financing components, or guarantees.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 25. Administrative expenses and selling expenses

Selling expenses

Selling expenses referring to the remuneration of the sales staff, is as follows:

	December 31, 2021	December 31, 2020
Wages and salaries	18,911,235	13,667,725
Social security contributions	3,540,011	2,378,490
Other short-term employee benefits	2,983,482	2,190,034
Total short-term employee benefit expenses	25,434,728	18,236,249
Post-employment benefit expense, defined contribution plans	1,554,041	1,192,484
Total expense for post-employment employee benefits	1,554,041	1,192,484
Termination benefits	166,226	109,300
Total expense for employee benefits	27,154,995	19,538,033

The remaining selling expenses is as follows:

	December 31, 2021	December 31, 2020
Services	23,903,590	16,557,262
Advertising	16,123,723	7,049,929
Other(1)	6,471,235	6,051,785
Commissions	2,989,397	2,664,390
Benefits to employees and external personnel	2,804,945	5,185,773
Credit losses	327,673	926,382
Total other selling expense	52,620,563	38,435,521
Total selling expense	79,775,558	57,973,554

____________

(1)      Comprised mainly by expenses related to the operation and maintenance of warehouses, together with miscellaneous expenses.

Administrative expenses

The administrative expenses related to the remuneration of the administrative staff, are as follows:

	December 31, 2021	December 31, 2020
Wages and salaries	18,223,175	9,229,291
Social security contributions	1,974,261	535,357
Other short-term employee benefits	2,309,554	963,002
Total short-term employee benefit expenses	22,506,990	10,727,650
Post-employment benefit expense, defined contribution plans	2,431,689	957,900
Total expense for post-employment employee benefits	2,431,689	957,900
Termination benefits	103,096	7,682
Total expense for employee benefits	25,041,775	11,693,232

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 25. Administrative expenses and selling expenses (cont.)

The remaining administrative expenses is as follows:

	December 31, 2021	December 31, 2020
Non-recoverable income tax	4,596,054	4,887,768
Representation and travel expenses	2,080,138	207,843
Depreciation	2,006,583	1,748,295
Training and other benefits	1,980,012	919,208
Services	1,778,410	1,180,107
Fee expense	1,413,072	605,077
Legal expenses	1,283,387	604,360
Commissions	896,172	479,212
Other	571,755	458,563
Insurance	108,032	48,145
Total other administrative expenses	16,713,615	11,138,578
Total administrative expenses	41,755,390	22,831,810

Note 26. Technology expenses

The amount of technology expenses is as follows:

	December 31, 2021	December 31, 2020
Technology services	2,387,245	777,892
Amortization of intangible assets	2,184,918	549,080
Wages and salaries	18,852	74,291
Infrastructure costs	3,324	1,790
Total technology expenses	4,594,339	1,403,053

Note 27. Other operating income and other operating expenses

The amounts of other operating income and other operating expenses for the years ended December 31, 2021, and 2020, is the following:

	December 31, 2021	December 31, 2020
Other operating income
Other benefits	802,252	2,102,529
Gain on cancellation of leases(1)	386,650	402,916
Other non-recurring income	114,683	635,743
Total other operating income	1,303,585	3,141,188
Other operating expenses
Donations	(111,234)	(23,660)
Loss on disposal on other property and equipment	(459,150)	(222,249)
Loss on disposal on other assets	(786,108)	(16,692)
Non-recoverable taxes, fines, and penalties	(1,067,593)	(317,895)
Other expenses	(2,938,501)	(975,225)
Total other operating expenses	(5,362,586)	(1,555,721)

____________

(1)      The gain corresponds to an early termination of distribution center leases, which were initially estimated to be used for a longer period.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 28. Net financial result

The value of finance income and expenses is as follows:

	December 31, 2021	December 31, 2020
Interest income on cash and cash equivalents	24,340	68,740
Other	23,109	50,527
Total finance income	47,449	119,267
Interest expense on loans and borrowings	(1,489,866)	(534,912)
Interest expense on accounts payable with related parties	(1,665,076)	(50,650)
Interest expense on lease liability	(2,483,079)	(2,095,805)
Total finance expenses	(5,638,021)	(2,681,367)
Gain on exchange differences	1,256,330	352,170
Loss on exchange differences	(2,869,999)	(549,761)
Net loss on exchange difference	(1,613,669)	(197,591)
Net financial result	(7,204,241)	(2,759,691)

Note 29. Loss per share

Losses per share are classified as basic and diluted. Basic losses are intended to provide a measure of the participation of each common share of the Parent Company in the performance that the Company had in the periods presented. Basic losses are calculated by dividing the profit for the year attributable to the ordinary equity holders of the controlling interest by the weighted average number of ordinary shares outstanding during the year.

Diluted shares are intended to provide a measure of the participation of each common share in the Company’s performance considering the dilutive effects (reduction in profits or increase in losses) of the potential common shares in circulation during the period. Diluted earnings per share are calculated by dividing the profit of the year attributable to the ordinary equity holders of the controlling interest by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that have dilutive potential. The Company has not presented diluted earnings per share as it has recognized a net loss for all periods, which would result in an antidilutive effect.

The information on earnings per share and number of shares used in the calculations of basic loss per share is shown below:

	December 31, 2021	December 31, 2020
Net loss attributable to controlling interest	(163,943,170)	(58,466,741)
Weighted average common shares	611,675,796	527,700,759
Basic and diluted loss per share (in Colombian pesos)	(268.02)	(110.80)
	December 31, 2021	December 31, 2020
Net loss from continued operations	(125,677,711)	(53,316,432)
Weighted average common shares	611,675,796	527,700,759
Basic and diluted loss per share (in Colombian pesos)	(205.47)	(101.04)
	December 31, 2021	December 31, 2020
Net loss from discontinued operations	(38,265,459)	(5,150,309)
Weighted average common shares	611,675,796	527,700,759
Basic and diluted loss per share (in Colombian pesos)	(62.56)	(9.76)

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 29. Loss per share (cont.)

The Company granted shares with potentially dilutive effects for a weighted average amount of 12,106,960 and 7,831,841, for the years ended December 31, 2021, and 2020, respectively, but which were not included in the calculation as they have anti-dilutive effects.

Note 30. Related party transactions

Note 30.1. Key management personnel compensation

Transactions between the Company and key management personnel, including legal representatives and or managers, correspond mainly to the employment relationship entered between the parties.

Compensation of key management personnel is as follows:

	December 31, 2021	December 31, 2020
Wages and salaries	4,005,631	1,341,097
Share based payments	585,742	41,404
Social security contributions	412,318	123,436
Other short-term employee benefits	15,532	0
Post-employment benefit expense, defined contribution plans	45,018	20,829
Expenses for termination benefits	118,122	0
Total expense for employee benefits	5,182,363	1,526,766

Note 30.2. Related party transactions

Transactions with related parties correspond to the sale of goods, as well as costs and expenses related to interest expense on loans. The value of revenue, costs and expenses with related parties is as follows:

	Revenue		Cost and expenses
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Shareholders	0	0	310,340	0
Board members	286	863	0	0
Total related party transactions	286	863	310,340	0

Accounts payable to related parties are disclosed in Note 17 of the consolidated financial statements.

The related party transactions included in this section do not need to comply with transfer pricing requirements, since the related parties correspond to board members and shareholders that do not have control over the Company and that have a percentage of ownership of less than 50%.

Note 31. Financial instruments and risk management

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Company. The Company constantly analyzes the impact of financial risk in order to determine the representative changes that can gradually affect it and thereby mitigate the risks of exchange rates and interest rates.

Management reviews and approves the policies to manage each of the risks.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 31. Financial instruments and risk management (cont.)

Capital management

The objectives of capital management are to safeguard the Company’s ability to continue as a going concern, so that it can continue to provide returns for shareholders, as well as to maintain an optimal capital structure to reduce the cost of capital and maximize those returns.

The Company is in the process of expanding its operations through an aggressive growth strategy and obtaining funds through the issuance of its shares to strategic investors, as well as bank financing and lease agreements for its warehouses and distribution centers.

Financial instruments by category

As of December 31, 2021, and 2020 and January 1, 2020, financial assets and liabilities consist of the following:

	December 31, 2021	December 31, 2020	January 1, 2020
Cash and cash equivalents	8,670,873	14,944,349	13,824,792
Financial assets measured at amortized cost
Trade and other accounts receivable	8,094,691	9,591,304	4,560,027
Total financial assets	16,765,564	24,535,653	18,384,819

Financial liabilities measured at amortized cost
Related party accounts payables (See note 17)	5,609,999	0	0
Suppliers and other payables	50,436,129	44,819,471	16,745,470
Interest-bearing loans and borrowings	7,946,568	11,790,689	1,755,292
Lease liabilities	20,044,938	20,191,091	11,826,548
Total financial liabilities	84,037,634	76,801,251	30,327,310
Net financial liability exposure	(67,272,070)	(52,265,598)	(11,942,491)

Fair value of financial assets and liabilities measured at amortized cost

The amount of cash and cash equivalents, trade, and other accounts receivable and suppliers and other payables, approximate their fair value due to their short-term maturity. The net carrying amount of these accounts represents the expected cash flows to be received as of December 31, 2021, and 2020, and January 1, 2020.

In addition, the estimated carrying amount and fair value of the liabilities measured at amortized costs are as follows:

	December 31, 2021		December 31, 2020		January 1, 2020
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Interest-bearing loans and borrowings	7,946,568	7,905,855	11,790,689	11,887,101	1,755,292	1,924,789

The estimated fair value of the interest-bearing loans and borrowings as of December 31, 2021, and 2020 and as of January 1, 2020, was determined based on the discounted cash flows, using a Colombian credit spread, which reflects a similar credit risk in Colombian pesos. The fair value measurement of the interest-bearing loans and borrowings is considered within the Level 2 of the fair value hierarchy.

Long-term fixed-rate and variable-rate interest-bearing loans and borrowings are evaluated by the Company based on parameters such as interest rates, specific country risk factors, and the risk characteristics of the financed project.

As of December 31, 2021, and 2020 and January 1, 2020, there were no transfers between the levels of the fair value hierarchy.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 31. Financial instruments and risk management (cont.)

Note 31.1. Market risks

Financial instruments affected by market risk include cash, suppliers, interest-bearing loans and borrowings and credit cards.

The sensitivity analyses in the following sections relate to the position as of December 31 in 2021, and have been prepared based on the assumption that, the sensitivity of the relevant statement of profit or loss item is the effect of the assumed changes in respective market risks. This is based on the financial assets and financial liabilities held as of December 31, 2021.

a. Exchange rate risk

The Company has operations in Colombia, Brazil, and Mexico (until June 2022) and is exposed to exchange rate changes, mainly derived from transactions and balances conducted and held in U.S. dollars by the Parent Company and its subsidiaries.

Changes in the exchange rates between the functional currency of the Company and the U.S. dollar represents a significant factor for the Parent Company and its subsidiaries due to the effect that such currencies have on its financial results and because the Company has no control in their determination.

The Company maintains the following financial assets and liabilities denominated in U.S. dollars in relation to the functional currency of the Parent Company and its respective subsidiaries, translated to thousands of Colombian pesos at the closing exchange rate as of December 31, 2021, 2020 and as of January 1, 2020:

	December 31, 2021	December 31, 2020	January 1, 2020
	USD	USD	USD
Financial assets	519,638	0	0
Financial liabilities	56,734	86,568	73,276
Foreign exchange financial position, net	462,904	(86,568)	(73,276)

The exchange rate used to translate financial positions in U.S. dollars to Colombian pesos is as of December 31, 2021 — $3,981.16, as of December 31, 2020 — $3,432.50 and as of January 1, 2020 — $3,277.14. Based on the financial positions in foreign currency maintained by the Company, a hypothetical variation of 10% in the COP/USD exchange rate and keeping all other variables constant, would result in a pre-tax effect of $146,415, $4,006, and $24,013 in the consolidated statement of income and stockholders’ equity, as of December 31, 2021, and 2020 and as of January 1, 2020, respectively.

b. Interest risk rate

The Company is exposed to interest rate risk mainly due to interest-bearing loans and borrowings held at variable rates. On the other hand, fixed-interest loans expose the Company to interest rate risk at fair value, which reflects that it might be paying interests at rates significantly different from those of an observable market. As of December 31, 2021, 5% of the financing are denominated at a fixed rate and 95% at a variable rate.

As of December 31, 2021, and 2020, and January 1, 2020, if interest rates on variable rate loans are increased or decreased by 100 basis points in relation to the rate in effect, the financial expense in profit and loss and to stockholders’ equity of the Company would change by $74,123, $84,711, and $17,352, respectively.

The assumed movement in basis points for the interest rate sensitivity analysis is based on the currently observable market environment.

Note 31.2. Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Company.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 31. Financial instruments and risk management (cont.)

Credit risk is generated from cash and cash equivalents, as well as credit exposure to trade and other accounts receivable. The Company manages and analyzes the credit risk for each of its accounts receivable before setting the terms and conditions of payment and evaluates the creditworthiness of customers, considering their financial position, past experience and other factors. The maximum exposure to credit risk is given by the balances of these items, as presented in the consolidated statement of financial position (see note 7).

As of December 31, 2021, December 31, 2020, and January 1, 2020, the Company did not have any customer which represented more than 10% of outstanding receivables.

An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on days past due for customers segments with similar loss patterns, which are receivables from delivery service representatives of the Company and receivables from clients. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forecasts of future economic conditions. Generally, trade receivables are written-off if past due for more than seven months and are not subject to enforcement activity. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 31.3.

During the years ended December 31, 2021, and 2020, and as of January 1, 2020, the credit limits were not exceeded and there have been no changes in estimation techniques or assumptions. Information about the credit risk exposure on the Company’s trade and other receivables is described using a provision matrix in Note 7.3.

Note 31.3. Liquidity risk

Cash flows projections are prepared at each operating entity of the Company and, subsequently, the finance area consolidates this information. The Company’s finance area continuously monitors the cash flow projections and liquidity requirements of the Company ensuring there is a proper level of cash and equivalents to meet operational needs. The Company monitors regularly and makes its decisions considering not violating the limits or covenants established in its debt contracts. The projections consider the Company’s financing plans, compliance with covenants, compliance with internal minimum liquidity ratios and legal or regulatory requirements.

The following table details the Company’s financial liabilities grouped according to their maturity, from the reporting date to the contractual maturity date. The amounts disclosed are contractual undiscounted cash flows; therefore, they differ from the amounts included in the consolidated statements of financial position.

	Less than 1 year	Between 1 and 5 years	Over 5 years
As of December 31, 2021
Interest-bearing loans and borrowings	6,667,981	1,278,587	0
Suppliers and other payables	50,436,129	0	0
Lease liabilities	9,174,753	26,183,441	0
Un-accrued future interest	309,709	43,752	0
	Less than 1 year	Between 1 and 5 years	Over 5 years
As of December 31, 2020
Interest-bearing loans and borrowings	9,411,572	2,379,117	0
Suppliers and other payables	44,819,471	0	0
Lease liabilities	6,752,135	35,137,087	221,108
Un-accrued future interest	639,357	77,904	0

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 31. Financial instruments and risk management (cont.)

	Less than 1 year	Between 1 and 5 years	Over 5 years
As of January 1, 2020
Interest-bearing loans and borrowings	1,755,292	0	0
Suppliers and other payables	16,745,470	0	0
Lease liabilities	5,005,943	39,260,733	2,849,596
Un-accrued future interest	69,626	38,058	0

The Company expects to meet its obligations with the cash flows generated by operations.

As of December 31, 2021, 2020, and January 1, 2020, the Company maintains available credit lines for the amount of $9,976,479, $13,860,429, and $9,050,000, respectively.

Fair value hierarchy

Fair value is defined as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurements are made using a fair value hierarchy that reflects the importance of the inputs used in determining the measurements.

The three distinct levels used are presented below:

•        Level 1:    Quoted prices for identical instruments in active markets.

•        Level 2:    Other valuations including quoted prices for similar instruments in active markets that are directly or indirectly observable.

•        Level 3:    Valuations made through techniques in which one or more of the significant data are not observable.

As of December 31, 2021, and 2020, and January 1, 2020, the Company does not maintain financial instruments measured at fair value.

Note 32. Contingent assets and liabilities

Note 32.1. Contingent assets

As of December 31, 2021, and 2020, the Company does not have significant contingent assets.

Note 32.2. Contingent liabilities

The following are the contingent liabilities as of December 31, 2021:

During 2020, the Company was sued for non-compliance in the presentation of alcoholic beverage advertising on its website. As of December 31, 2021, and 2020, the resolution of the lawsuit is unfavorable to the Company; however, it is not possible to estimate the amount to be paid in the event that the lawsuit is lost, although management and its legal counsel believe that the maximum potential exposure is not material.

Note 33. Information about segments

Information by segments is presented consistently with internal reports provided to the President of the Company and the Board of Directors, the highest authorities for operating decision making, allocation of resources and evaluation of the performance of the operating segments.

The Company discloses segment information accordance with IFRS 8, Operating segments; these segments are defined as a component of an entity for which there is separate financial information that is regularly evaluated by senior management.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 33. Information about segments (cont.)

It was proposed by the Board of Directors and approved by Shareholders Meeting that senior management must evaluate the business from a geographic perspective. The geographies monitored by them are defined as the operating segments of the Company, which include Colombia and Brazil (Mexico has been disposed of in 2022 and is presented as a discontinued operation). Segment assets and liabilities are not reported internally for decision-making purposes and therefore, are not disclosed in this note.

The Company evaluates the performance of each of the operating segments based on operating income (loss), considering that such indicator represents a good measure to evaluate the operating performance and the ability to satisfy principal and interest obligations with respect to the Company’s debt, as well as the ability to fund capital investments and working capital requirements.

The accounting policies of the reported segments are the same accounting policies of the Company described in Note 4. There are currently no inter-segment revenues to be considered on consolidation.

The condensed financial information of the operating segments to be reported is shown below:

December 31, 2021	Colombia	Brazil	Total
Total consolidated revenue	204,358,789	1,242,161	205,600,950
Cost of sales	(188,732,819)	(5,157,313)	(193,890,132)
Selling expenses	(76,080,105)	(3,695,453)	(79,775,558)
Administrative expenses	(41,787,714)	(5,532,790)	(47,320,504)
Technology expenses	(4,594,339)	0	(4,594,339)
Other operating income	1,303,585	0	1,303,585
Other operating expenses	(5,349,388)	(13,198)	(5,362,586)
Total costs and operating expenses	(315,240,780)	(14,398,754)	(329,639,534)
Eliminations	5,565,114	0	5,565,114
Total consolidated costs and operating expenses	(309,675,666)	(14,398,754)	(324,074,420)
Operating loss	(105,316,877)	(13,156,593)	(118,473,470)
Depreciation and amortization	(8,399,374)	(361,235)	(8,760,609)
Impairment of working capital accounts	(381,029)	0	(381,029)
Non-current assets	34,997,421	2,387,885	37,385,306
December 31, 2020	Colombia	Brazil	Total
Total consolidated revenue	188,994,616	0	188,994,616
Cost of sales	(158,905,210)	0	(158,905,210)
Selling expenses	(57,973,554)	0	(57,973,554)
Administrative expenses	(22,608,034)	(223,776)	(22,831,810)
Technology expenses	(1,403,053)	0	(1,403,053)
Other operating income	3,141,188	0	3,141,188
Other operating expenses	(1,555,708)	(13)	(1,555,721)
Total costs and operating expenses	(239,304,371)	(223,789)	(239,528,160)
Operating loss	(50,309,755)	(223,789)	(50,533,544)
Depreciation and amortization	(5,817,324)	0	(5,817,324)
Impairment of working capital accounts	(926,382)	0	(926,382)
Non-current assets(1)	30,056,631	0	30,056,631

____________

(1)      As of December 31, 2020, Mexico segment, presented as a discontinued operation, had non-current assets of $3,314,308.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 33. Information about segments (cont.)

In addition, as of January 1, 2020, Colombia and Mexico segments had $18,601,553 and $568,634 of non-current assets, respectively, whilst the Brazil segment did not have non-current assets as of such date. The non-current assets of Colombia include amounts for property and equipment and right-of use assets.

Capital expenditures, finance costs, finance income and losses on financial assets are not allocated to individual segments as the underlying instruments are managed on a group basis.

Note 34. Initial adoption of IFRS

The consolidated financial statements for the year ended December 31, 2021, are the first consolidated financial statements that the Company has prepared in accordance with International Financial Reporting Standards (“IFRS”). The Company defined the transition date as of January 1, 2020, for which it presents a statement of financial position as of that date and has prepared the consolidated financial statements that comply with IFRS applicable as of December 31, 2021, together with the comparative period for the year ended December 31, 2020.

Previously, some of the legal entities that comprise the Company prepared their financial statements under the local financial reporting standards. However, the Company had not previously presented a set of consolidated financial statements under local financial reporting standards, therefore, these are the first financial statements to be prepared and it is not possible to reconcile local standards to IFRS.

Exemptions applied

The Company has applied all mandatory exemptions. Additionally, IFRS 1 allows first-time adopters to apply exemptions from the retrospective application of certain requirements under IFRS. Therefore, the Company applied the following exemption:

IAS 21, Effects of Changes in Foreign Exchange Rates — The Company has applied the exemption to consider that the difference in the accumulated translation effect for all foreign entities to be zero as of January 1, 2020.

Note 35. Discontinued operation

Closure of operations in Mexico

In June 2022, the Company’s Board of Directors decided to close its operations in Mexico indefinitely, effective on June 8 and to focus the resources and efforts on strengthening the Company’s position in Colombia and the expansion in Brazil.

The Company determined that the disposal group should be classified as abandoned assets, and they fulfilled the requirements established in IFRS 5 to classify them as a discontinued operation, since they represent a major line of business and geographical area of operations. The Company has provided its interim consolidated financial statements as of and for the six-months ended June 30, 2022, and 2021 to its shareholders presenting Mexico as a discontinued operation and as the consolidated financial statements have been approved for issuance as of October 4, 2022, these consolidated financial statements present Mexico as a discontinued operation for comparative purposes as required by IFRS 5.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 35. Discontinued operation (cont.)

The information related to the consolidated income statement of discontinued operations for the years ended December 31, 2021, and 2020 is presented below:

	December 31, 2021	December 31, 2020
Net revenue	14,227,149	1,611,904
Cost of sales	(21,790,899)	(2,502,172)
Gross loss	(7,563,750)	(890,268)
Selling expenses	(16,222,612)	(2,331,080)
Administrative expenses	(12,771,574)	(1,521,840)
Technology expenses	(1,783)	0
Other operating income	505,573	0
Other operating expenses	0	(486)
Operating loss	(36,054,146)	(4,743,674)
Finance income	0	869
Finance costs	(543,203)	(225,833)
Net loss on exchange differences	(1,668,110)	(181,671)
Net financial result	(2,211,313)	(406,635)
Net loss from discontinued operations	(38,265,459)	(5,150,309)
Loss per share(*)
Loss per share in discontinued operations	(62.56)	(9.76)
Basic and diluted loss per share from discontinued operation	(62.56)	(9.76)

There is no income tax expense generated by the classification of the discontinued operation since the disposal group are considered assets to be abandoned. In addition, there was no income tax recognized in the discontinued operation in Mexico.

The net cash flows incurred by the discontinued operations are as follows:

	December 31, 2021	December 31, 2020
Operating activities	865,427	(368,166)
Investing activities	(1,141,026)	(495,925)
Financing activities	(1,187,290)	(502,378)
Net cash outflows	(1,462,889)	(1,366,469)

Note 36. Subsequent events

In preparing the consolidated financial statements, the Company has evaluated the events and transactions for their recognition or disclosure subsequent to December 31, 2021, and until October 4, 2022, (issuance date of the consolidated financial statements), and except for the matters mentioned below, no significant subsequent events have been identified:

Investment rounds

On March 15, 2022, the Company subscribed a total of 208,773,530 ordinary shares, corresponding to a share subscription agreement held on October 25, 2021. Cash proceeds for the subscription agreement were received during the last quarter of 2021 and the first quarter of 2022 and were initially recognized as contributions for future capital increases.

Merqueo S.A.S. and Subsidiaries
Notes to the consolidated financial statements
For the years ended December 31, 2021, and 2020 and as of January 1, 2020
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 36. Subsequent events (cont.)

On September 15, 2022, as part of the Series D finance round, the Company entered into a convertible debt note agreement for US$3,000,000 with vehicles affiliated with Portland Private Equity (“Convertible Debt Note”). This Convertible Debt Note has a termination date of September 12, 2023, or upon the consummation of an initial public offering, and is convertible into Series D preferred shares of the Company.

Issuance of financial debt and warrants

In April 2022, the Company obtained US$22,000,000 in long-term debt with Inter-American Investment Corporation (US$4,000,000) and Blue like an-Orange Sustainable Capital — Latin American Holdings II S.A.R.L (US$18,000,000) to strengthen the technology platform and foster the growth and strength of the Company’s supply chain with yearly interest rates varying from 9.75% to 12.75% and maturing in April 2029. As of the issuance of these consolidated financial statements, the combined outstanding debt amounts to US$21,180,000.

On September 16, 2022, the Company issued a warrant with a termination date of September 15, 2023, or upon the consummation of an initial public offering, to Blue like an-Orange Sustainable Capital — Latin American Holdings II S.A.R.L. with a purchase price per share of COP $1.00 for up to 246,155,468 of its Series D-2 preferred shares.

Closure of business lines Colombia

In June 2022, the Company decided to close the Ultra and Express business lines and marketplace to concentrate resources and efforts on the programmed model, this being the most profitable.

Closing of Operation in Mexico

On June 8, 2022, the Company closed its operation in Mexico to concentrate resources and efforts on strengthening the Company’s positioning in Colombia and expansion in Brazil. The Company has presented its Mexican business as a discontinued operation in the consolidated financial statements as it represented a major geographical segment. As of the date of issuance of the consolidated financial statements, it has incurred costs for an amount of $701,197 derived from termination of contracts, any other relevant matters to finalize its operations.

No additional material costs are expenses are expected associated with the discontinuation of the Mexican operations.

Change of Chief Executive Officer

On August 23, 2022, at the Extraordinary Shareholder’s Meeting, Felipe Ossa was appointed Chief Executive Officer for the Company, substituting Miguel Mc Allister.

MERQUEO Let’s build together the future of grocery retail. Merqueo S.A.S. and Subsidiaries Consolidated Financial Statements As of and for the years ended December 31, 2021, and 2020 and as of January 1, 2020

MERQUEO Let’s build together the future of grocery retail.

Merqueo S.A.S. and Subsidiaries
Unaudited interim condensed consolidated financial statements

Interim Condensed Consolidated Financial Statements

Merqueo S.A.S. and Subsidiaries

Interim condensed consolidated statements of financial position

As of September 30, 2022, and December 31, 2021 (Unaudited)
Presented in thousands of Colombian pesos ($), unless otherwise specified

	Notes	September 30, 2022	December 31, 2021
Current assets
Cash and cash equivalents	4	19,464,094	8,670,873
Trade and other accounts receivable	5	6,234,262	6,491,137
Prepaid expenses		2,600,789	605,413
Inventories	6	3,178,846	12,374,610
Recoverable taxes		7,787,821	6,382,157
Other financial assets		619,331	335,788
Total current assets		39,885,143	34,859,978
Non-current assets
Property and equipment, net		5,224,563	5,691,509
Right-of-use assets, net	7	11,579,359	18,353,153
Intangible assets, net	8	8,161,259	13,340,644
Trade and other accounts receivable	5	2,115,387	1,546,878
Total non-current assets		27,080,568	38,932,184
Total assets		66,965,711	73,792,162
Current liabilities
Interest-bearing loans and borrowings	9	101,668,188	6,667,981
Employee benefits		4,721,888	5,684,467
Suppliers and other payables	10	21,419,461	51,542,661
Accounts payable to related parties	11	14,224,614	982,875
Lease liabilities	12	2,926,708	5,766,400
Other taxes payable		304,305	120,588
Other non-financial liabilities		1,091,161	2,637,379
Total current liabilities		146,356,325	73,402,351
Non-current liabilities
Interest-bearing loans and borrowings	9	849,042	1,278,587
Accounts payable to related parties	11	3,428,178	4,627,124
Lease liabilities	12	9,127,496	14,278,538
Total non-current liabilities		13,404,716	20,184,249
Total liabilities		159,761,041	93,586,600
Equity
Issued capital	13	393,215,863	225,005,245
Cumulative deficit		(489,018,710)	(322,534,195)
Other comprehensive income (loss)		377,197	(455,900)
Other capital reserves		2,630,320	78,190,412
Total equity		(92,795,330)	(19,794,438)
Total equity and liabilities		66,965,711	73,792,162

All notes are integrated of interim condensed consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Interim condensed consolidated statements of profit or loss

For the nine-month periods ended September 30, 2022, and 2021 (Unaudited)
Presented in thousands of Colombian pesos ($), except for earnings per share and as otherwise specified

	Notes	September 30, 2022	September 30, 2021
Continuing operations
Revenue from contracts with customers(*)		108,750,780	150,197,275
Cost of sales		(106,706,807)	(137,241,942)
Gross profit		2,043,973	12,955,333
Selling expenses		(58,314,161)	(54,719,036)
Administrative expenses	14	(58,574,806)	(28,360,106)
Technology expenses		(4,906,753)	(3,000,427)
Other operating income		2,365,708	1,311,361
Other operating expenses	15	(11,011,114)	(2,709,778)
Operating loss		(128,397,153)	(74,522,653)
Finance income		77,823	113,808
Finance expenses		(6,826,468)	(4,423,845)
Net loss on exchange differences		(9,782,203)	(2,335,351)
Net financial result	16	(16,530,848)	(6,645,388)
Loss before income tax		(144,928,001)	(81,168,041)
Income tax benefit	2	0	0
Net loss from continuing operations		(144,928,001)	(81,168,041)
Net loss from discontinued operations	22	(21,556,514)	(24,685,219)
Net loss for the year		(166,484,515)	(105,853,260)
Loss per share(**)
Loss per share from continuing operations	17	(158.33)	(132.70)
Loss per share in discontinued operations	17	(23.55)	(40.36)
Basic and diluted loss per share	17	(181.88)	(173.06)

____________

(*)      Revenues that are not directly related with the sale of inventories represent less than 1.5% on an individual basis.

(**)    Presented in Colombian pesos.

All notes are integrated of interim condensed consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Interim condensed consolidated statements of comprehensive income

For the nine-month periods ended September 30, 2022, and 2021 (Unaudited)
Presented in thousands of Colombian pesos ($), except otherwise specified

	September 30, 2022	September 30, 2021
Net loss for the year	(166,484,515)	(105,853,260)
Other comprehensive income that may be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations	833,097	(27,583)
Total other comprehensive income that may be reclassified to profit or loss in subsequent periods:	833,097	(27,583)
Total other comprehensive income (loss)	833,097	(27,583)
Other comprehensive loss for the year	(165,651,418)	(105,880,843)

All notes are integrated of interim condensed consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Interim condensed consolidated statements of changes in equity

For the nine-month periods ended September 30, 2022, and 2021 (Unaudited)
Presented in thousands of Colombian pesos ($), except otherwise specified

	Capital stock	Additional paid-in capital	Share-based payments (*)	Warrant (*)	Contributions for future capital increases (*)	Other comprehensive income (loss)	Cumulative deficit	Total equity
Notes	13
As of December 31, 2020	536,407	121,373,001	402,995	0	22,900,331	(64,295)	(158,583,020)	(13,434,581)
Net loss	0	0	0	0	0	0	(105,853,260)	(105,853,260)
Other comprehensive loss	0	0	0	0	0	(27,583)	0	(118,575)
Issue of share capital	139,456	102,956,381	0	0	(103,095,837)	0	0	0
Share based payments	0	0	72,137	0	0	0	0	72,137
Advance payments for future capitalization	0	0	0	0	111,857,829	0	0	111,857,829
As of September 30, 2021	675,863	224,329,382	475,132	0	31,662,323	(91,878)	(264,436,280)	(7,385,458)

As of December 31, 2021	675,863	224,329,382	504,971	0	77,685,441	(455,900)	(322,534,195)	(19,794,438)
Net loss	0	0	0	0	0	0	(166,484,515)	(166,484,515)
Other comprehensive income	0	0	0	0	0	833,097	0	626,980
Issue of share capital	809,243	167,401,375	0	0	(168,210,618)	0	0	0
Share based payments	0	0	108,023	0	0	0	0	108,023
Warrant expense	0	0	0	2,017,326	0	0	0	2,017,326
Advance payments for future capitalization	0	0	0	0	90,525,177	0	0	90,525,177
As of September 30, 2022	1,485,106	391,730,757	612,994	2,017,326	0	377,197	(489,018,710)	(92,795,330)

____________

(*)      Included in other capital reserves in the interim condensed consolidated statements of financial position.

All notes are integrated of interim condensed consolidated financial statements.

Merqueo S.A.S. and Subsidiaries

Interim condensed consolidated statements of cash flows

For the nine-month periods ended September 30, 2022, and 2021 (Unaudited)
Presented in thousands of Colombian pesos ($), except otherwise specified

	September 30, 2022	September 30, 2021
Operating activities
Net loss for the year	(166,484,515)	(105,853,260)
Adjustments to reconcile loss before tax net cash flow:
Depreciation of property and equipment	2,096,749	2,028,092
Depreciation of right-of-use assets	3,372,210	2,741,073
Amortization of intangible assets	1,597,714	1,539,485
Allowance for credit losses	98,421	472,694
Loss in carrying inventories to net realizable value	49,845	969,866
Share-based payment expense	98,912	72,147
Interest on lease liability	1,829,977	1,665,268
Gain on termination of leases	(781,177)	(650,134)
Net loss on disposal of property and equipment	494,272	352,419
Unrealized exchange differences	9,377,893	10,010
Trade and other receivables write-off	0	(1,858,808)
Intangibles and other assets write-off	8,056,938	0
Warrant expense	2,017,326	0
Interest expense on loans and borrowings	4,333,526	2,758,577
Interest expense on accounts payable with related parties’	662,965	0
Working capital changes:
(Increase) in trade and other receivables	(430,277)	(546,603)
(Increase) decrease in prepayments	(872,270)	24,167
Decrease (increase) in inventories	7,242,733	(4,532,332)
Increase in recoverable taxes	(1,404,922)	(1,990,868)
Increase in other financial assets	(283,543)	(335,788)
(Decrease) increase in trade and other payables	(30,016,375)	4,726,671
Increase (Decrease) in trade accounts payables to related parties	662,998	(5,610,304)
Increase (Decrease) in other tax payables	211,515	(38,318)
(Decrease) increase in employee benefits liability	(709,110)	1,624,145
(Decrease) increase other non-financial liabilities	(1,613,463)	669,949
Net cashflow from operating activities in discontinued operations	688,386	84,394
Net cash flows used in operating activities	(159,703,272)	(101,677,458)
Investing activities
Development of intangible assets expenditures	(4,475,266)	(5,415,224)
Proceeds from sale of property and equipment	849,432	879,856
Purchase of property and equipment	(2,290,120)	(3,646,278)
Proceeds from sale of other assets	38,462	1,262
Net cashflow from investing activities in discontinued operations	(209,707)	(952,362)
Net cash flows used in investing activities	(6,087,199)	(9,132,746)
Financing activities
Issue of share capital	90,525,177	111,857,829
Proceeds from borrowings	92,018,284	2,226,030
Repayment of borrowings and interest-bearing loans	(7,067,503)	(3,132,150)
Lease payments	(6,167,188)	(4,592,280)
Proceeds from related parties	12,042,794	5,609,998
Interest expense on loans and borrowings	(4,333,526)	(2,758,577)
Interest expense on accounts payable with related parties’	(662,965)	0
Net cashflow from financing activities in discontinued operations	0	830,953
Net cash flows from financing activities	176,355,073	110,041,803
Net (decrease) increase in cash and cash equivalents	10,564,602	(768,401)
Net foreign exchange difference	228,619	(1,083,489)
Cash and cash equivalents as of January 1	8,670,873	14,944,349
Cash and cash equivalents as of period end	19,464,094	13,092,459

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 1. General information

Merqueo S.A.S., (the “Parent Company”) and its subsidiaries (hereinafter, “Merqueo”, or the “Company”) identified is a Simplified Joint Stock Company of a commercial nature with a private legal nature registered with mercantile registration No. 02585434 of June 22, 2015, its main address is at Street 97 A No 9 A - 50, Bogota DC, Colombia with an indefinite term.

Merqueo is a digital supermarket business with no physical stores, whose operations are primarily conducted in urban areas through its distribution chain and warehouses suitable for the storage of merchandise and preparation and shipping of orders. These warehouses are distributed in different areas of the cities where it operates and have been selected in order to optimize the Company’s distribution channels. The Company has an exclusive warehouse for fruits and vegetables, which are classified to guarantee product quality before being labeled and packaged for delivery at its own expense. Merqueo also has its own brands, which represent products at more competitive prices (detergents, dish soap, legumes, etc.). With regards to its distribution channels, Merqueo outsources its transport fleet utilizing third-party drivers, but the Company ensures that the vehicles have the required permits for the products they transport. The Company has operations in Colombia (started in 2015), Mexico (started in 2019 and discontinued in 2022 — see Note 22) and Brazil (started in 2021).

Note 1.1. Equity interest in subsidiaries included in the interim condensed consolidated financial statements

Merqueo S.A.S is an ultimate controller entity, and the equity interest in its subsidiaries included in the interim condensed consolidated financial statements as of September 30, 2022, and December 31, 2021, and for the nine-months ended September 30, 2022, and 2021, is detailed below:

Name	Segment	Country	Functional currency	Equity interest September 30, 2022			Equity interest December 31, 2021
				Direct	Indirect	Total	Direct	Indirect	Total
Merqueo International S.A.S.	Investment	Colombia	Colombian Peso	100.00%	0.00%	100.00%	100.00%	0.00%	100.00%
Merqueo S.A. de C.V.	Retail	Mexico	Mexican Peso	98.47%	1.53%	100.00%	90.14%	9.86%	100.00%
Merqueo Comercio Varejista e Intermediacao de Negocios Ltda	Retail	Brazil	Brazilian Real	99.94%	0.06%	100.00%	99.00%	1.00%	100.00%

Thus, the scope of consolidation as of September 2022 is as follows:

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 1. General information (cont.)

Thus, the scope of consolidation as of December 2021 is as follows:

Note 1.2. Restrictions on the transfer of funds

As of September 30, 2022, and December 31, 2021, there are no restrictions on the ability of subsidiaries to transfer funds to the Parent Company in the form of cash dividends, or repayment of loans or advances made.

Note 2. Basis of preparation

The interim condensed consolidated financial statements for the nine-months ended September 30, 2022, and 2021 have been prepared in accordance with IAS 34 — Interim Financial Reporting. The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Company’s annual consolidated financial statements as of December 31, 2021. The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those utilized in the annual consolidated financial statements, except as stated in the footnote on new and amended standards and interpretations.

The interim condensed consolidated financial statements provide comparative information in respect of the previous period.

In the following notes to the interim condensed consolidated financial statements, references to “pesos”, “Ps.” or “$” are in thousands of Colombian pesos, and references to “U.S. dollars”, “USD” or “U.S.$” are to United States dollars, except otherwise specified.

Going Concern

The Company is planning to raise funds through an initial public offering and continued follow-ons, in addition to other plans to become profitable through organic and inorganic growth. However, based on the projected cash outflows of the Company, management and the Board of Directors have determined the Company does not have sufficient existing cash to maintain its operations over the subsequent 12 months from the issuance date of these interim condensed consolidated financial statements. This matter, in addition to a breach associated with a covenant for a loan with BID Invest - IDB Invest (see Note 9) results in a material uncertainty that casts substantial doubt regarding the Company’s ability to continue as a going concern.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 2. Basis of preparation (cont.)

The plans and measures that the board of directors and management have taken result in their determination that the use of the going concern assumption is warranted. Therefore, these interim condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to the carrying values or the classification of reported assets, liabilities and expenses that might result from the material uncertainty.

Seasonality

The interim condensed consolidated financial statements have been prepared on a historical cost basis. The Company’s retail business generally fluctuates as a result of holiday seasons and other local festivities. Results may also be impacted by changes in weather patterns. For example, our sales are generally positively impacted by inclement weather. These interim condensed consolidated financial statements do not include any significant seasonality effects that would impact the comparability of the periods presented

Income tax

The Company is subject to income tax, in Colombia the tax rate was 35% for 2022, and 31% for 2021. The statutory rate of income tax in Mexico is 30% for all periods presented, and for Brazil it depends on the results obtained in the period to which it would be subject to income tax. The company did not recognize income tax for the nine-months ended September 30, 2022, and 2021. Interim period income tax expense is accrued using the tax rate that would be applicable to expected total annual earnings, that is, the estimated average annual effective income tax rate applied to the income before taxes of the interim period. The effective income tax rate for the nine-months ended September 30, 2022, and 2021 was 0%, as the Company has deferred tax assets that have not been recognized due to cumulative tax losses since it began operations.

Immaterial adjustments

The Company made a correction of an immaterial error of $928,249 related to the Brazil business segment, increasing revenue during the nine-month period ended September 30, 2022, that related to the December 31, 2021 year.

Note 2.1. Authorization for the issuance of the interim condensed consolidated financial statements

The issuance of the accompanying interim condensed consolidated financial statements and their notes were approved on November 22, 2022, by Felipe Ossa, Chief Executive Officer (“CEO”) and Jairo Medina, Chief Financial Officer (“CFO”).

Note 3. New and amended standards and interpretations

The accounting policies adopted in the preparation of interim condensed consolidated financial statements are consistent with those utilized in the preparation of annual consolidated financial statements for the year ended December 31, 2021.

Note 3.1. Application of new and revised International Financial Reporting Standards that are mandatorily effective for 2022

In the current year, the Company has applied a series of amendments, issued by the IASB that are effective for annual periods that begin on or after January 1, 2022. The conclusions related to their adoption are described below. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. Several amendments apply for the first time in 2022, but do not have an impact on the interim condensed consolidated financial statements of the Company.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 3. New and amended standards and interpretations (cont.)

Amendments to IAS 16 — Economic benefits before the intended use of property, plant, and equipment

The amendments prohibit entities from deducting from the cost of an item of property, plant and equipment, any proceeds from the sale of items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity should recognize the proceeds from selling such items, and the costs of producing those items, in profit or loss.

The amendments are applied retrospectively to elements of property, plant and equipment carried to the location and condition necessary for it to be available for use in the manner intended by management on or after the beginning of January 1, 2022.

The adoption of this amendment did not have a significant effect on the Company’s interim condensed consolidated financial statements as it does not currently deduct those items of property, plant, and equipment.

Amendments to IAS 37 — Costs of fulfilling a contract

The amendments specify that the costs of fulfilling a contract comprise the “directly related costs”. The costs that relate directly to a contract to provide goods or services include both incremental costs (e.g., the costs of direct labor and materials) and an allocation of costs directly related to contract activities (e.g., depreciation of equipment used to fulfill the contract as well as costs of contract management and supervision).

The amendments must be applied prospectively to contracts for which the Company has not yet fulfilled all its obligations on or after January 1, 2022.

The adoption of this amendment did not have a significant effect on the Company’s interim condensed consolidated financial statements as it does not have costs of fulfilling contracts.

Amendments to IFRS 9 — Financial instruments

The amendments specify which costs an entity needs to consider when assessing whether a refinancing of a financial liability qualifies as an extinguishment or a modification, clarifying that an entity includes only costs paid or received between the borrower or lender on the other’s behalf, including costs paid or received by the entity or the borrower on the other’s behalf.

The amendments are applied prospectively for annual periods beginning on or after January 1, 2022. These amendments had no impact on the interim condensed consolidated financial statements of the Company as there were no modifications of the Company’s financial instruments during the period.

3.2. New and revised IFRS issued but not yet effective

As of the date of authorization of these interim condensed consolidated financial statements, the Company has not applied certain new and revised IFRS that have been issued but are not yet effective. The Company is in the process of determining the impacts that the adoption of these amendments would represent in its financial statements.

Note 4. Cash and cash equivalents

The balance of cash and cash equivalents is the following:

	September 30, 2022	December 31, 2021
Cash at banks and on hand	18,934,423	7,179,021
Short-term Investments	523,869	1,473,890
Other cash equivalents	5,802	17,962
Total cash and cash equivalents	19,464,094	8,670,873

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 4. Cash and cash equivalents (cont.)

The balance of restricted cash is as follows:

	September 30, 2022	December 31, 2021
Cash restricted
Cash at banks and on hand(2)	1,248,514	519,277
Short-term Investments(1)	520,090	1,472,681
Total cash restricted	1,768,604	1,991,958

____________

(1)      Corresponds to cash held in trusts for a period of less than 12 months, whose purpose is guaranteeing payment of the Company’s obligations.

(2)      Corresponds to the percentage that the payment platforms temporarily retain for possible claims, which are released after compliance with the policies.

The remaining of cash and cash equivalent does not present restrictions that limit its use.

Note 5. Trade and other accounts receivable

The balance of the trade and other accounts receivable is as follows:

	September 30, 2022	December 31, 2021
Trade receivables	3,584,551	4,582,127
Other accounts receivable	4,765,098	3,455,888
Total	8,349,649	8,038,015
Current	6,234,262	6,491,137
Non-current	2,115,387	1,546,878

Note 5.1. Trade receivables

The balance of the trade receivables is as follows:

	September 30, 2022	December 31, 2021
Customers(1)	2,237,612	707,285
Trade marketing	851,701	2,735,668
Advertising	435,648	883,490
Shippers	125,368	102,302
Receivables for coupons sold	67,062	206,140
Other	22,257	3,918
Allowance for expected credit losses	(155,097)	(56,676)
Total	3,584,551	4,582,127

____________

(1)      The increase corresponds to increased sales made through credit cards in Brazil, where financial institutions do not deposit the money immediately and can take more than 30 days to do so.

Trade receivables are non-interest bearing and are generally negotiated on terms of 30 to 180 days.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 5. Trade and other accounts receivable (cont.)

Note 5.2. Other accounts receivable

The balance of the other accounts receivables is as follows:

	September 30, 2022	December 31, 2021
Tax receivables	2,115,387	1,546,878
Security deposits	2,441,229	1,822,395
Social security receivable	149,923	85,657
Other receivables	58,559	958
Total other accounts receivables	4,765,098	3,455,888

Note 6. Inventories

The balance of inventories is as follows:

	September 30, 2022	December 31, 2021
Groceries and related products	2,383,867	8,390,650
General cleaning	408,619	2,047,504
Fresh and perishable products	201,442	527,646
Beverages and related products	49,894	793,968
Other	135,024	614,842
Total inventories, net	3,178,846	12,374,610

The Company recognized an expense in cost of sales for inventories carried at net realizable value for the nine-month period ended September 30, 2022, and 2021, in the amount of $49,845 and $969,866, respectively. Additionally, the Company does not have pledged inventories that limit their sale.

During the nine-month period ended September 30, 2022, the Company seeking to optimize its working capital position, has considerably reduced its inventory during the year.

Note 7. Right-of-use assets, net

The Company leases various property and equipment, including distribution centers, furniture and fixtures, communication equipment, and refrigeration equipment. The average term of the lease contracts as of September 30, 2022, and December 31, 2021, is 5 years for distribution centers, and 5 to 6 years for the rest of the leased assets.

The right-of-use asset recognized in the consolidated statement of financial position as of September 30, 2022, and December 31, 2021, is as follows:

	September 30, 2022	December 31, 2021
Distribution centers	15,678,947	23,527,624
Other(1)	1,652,947	1,736,841
Furniture and fixtures	1,245,494	1,245,494
Computer and communication equipment	893,082	678,974
Refrigeration equipment	1,389,514	580,921
Total cost of right-of-use	20,859,984	27,769,854
Accumulated depreciation	(9,280,625)	(9,416,701)
Total right-of-use, net	11,579,359	18,353,153

____________

(1)      Corresponds to a single contract for the sale and leaseback of furniture, computer and communication equipment and refrigeration equipment.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 7. Right-of-use assets, net (cont.)

As of September 30, 2022, and December 31, 2021, the Company had no variable lease expenses, no expenses for low-value leased assets or short-term leases. Financing activities that did not generate cash flows in 2022 and 2021 are related to net movements of the right of use asset. The Company does not have non-cash transactions related to investing activities.

During the nine-months ended September 30, 2022, the Company canceled some lease agreements and the related right-of-use asset for an amount of $7,864,198 regarding the distribution centers that were closed during 2022 and that no longer operate. The conditions for the cancelation of these right-of-use assets did not exist as of December 31, 2021. Additionally, during the same period, the Company recognized an increase for additions in right-of-use assets for an amount of $3,571,662, relating to an increase for lease modifications of $1,221,245 due to price adjustments in its lease contracts.

Note 8. Intangibles assets, net

The balance of intangible assets, net is the following:

	September 30, 2022	December 31, 2021
Developments costs	11,210,950	15,920,729
Total cost of intangible	11,210,950	15,920,729
Accumulated amortization	(3,049,691)	(2,580,085)
Total intangibles assets, net	8,161,259	13,340,644

Development costs consist mainly of payroll expenses paid to personnel in the technology area who are working on activities associated with the Company’s digital platform in accordance with the accounting policy established.

For the period of nine-months ended on September 30, 2022, and 2021, research expenses recognized in the interim condensed consolidated income statement amounted to $386,506 and $1,439,152, respectively, which are recognized within the category of technology expenses. The additions to the Company’s intangible assets relate to specific projects that enhance the Company’s on-line platform and provide additional functionality.

The Company considers the projections of future cash flows, and recoverability of its non-current assets, among other factors, when reviewing for indicators of impairment.

During 2022 certain service offerings (Marketplace, Ultra and Express) offered by the Company’s online platform have been deprioritized to focus on more profitable operations and as a result the Company wrote-off intangible assets of $8,056,938 internally developed by the Colombia’s segment.

The Company has performed a market value assessment of its intangible assets, concluding that there are no additional impairment indicators as already described in the annual consolidated financial statements.

Note 9. Interest-bearing loans and borrowings

The amounts of the interest-bearing loans and borrowings are the following:

	September 30, 2022	December 31, 2021
Borrowing	102,252,846	7,846,139
Interest-bearing loans (credit cards)	264,384	100,429
Total interest-bearing loans and borrowings	102,517,230	7,946,568
Current	101,668,188	6,667,981
Non-current	849,042	1,278,587

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 9. Interest-bearing loans and borrowings (cont.)

The detail of interest-bearing loans and borrowing between current and non-current is as follows:

	September 30, 2022	December 31, 2021
Current
Borrowing	101,403,804	6,567,552
Interest-bearing loans (credit cards)	264,384	100,429
Total current	101,668,188	6,667,981
Non-current
Borrowing	849,042	1,278,587
Total non-current	849,042	1,278,587
Total interest-bearing loans and borrowings	102,517,230	7,946,568

The detail of the interest-bearing loans and borrowings is the following:

Bank	Date	Currency	Maturity(1)		Amount(2)	Interest rate	2022	2021
Blue Like an Orange Sustainable Capital (“BLAO”)	04/26/2022	USD	84		18,000,000	Daily SOFR + 9%	83,327,372	0
BID Invest – IDB Invest	04/26/2022	USD	84		3,180,000	Daily SOFR + 9%	14,474,821	0
Banco Davivienda S.A.	12/07/2021	COP	12		550,000	IBR + 4.5%	137,496	550,000
Banco Davivienda S.A.	07/22/2021	COP	12		350,000	IBR MV + 1.71% + 4.2%	0	204,165
Banco Davivienda S.A.	04/28/2021	COP	12		257,000	IBR MV + 1.71% + 4.2%	0	85,664
Banco Davivienda S.A.	04/01/2021	COP	12		280,000	IBR MV + 1.70% + 4.00%	0	46,659
Banco Davivienda S.A.	04/30/2022	COP	6		400,000	IBR + 4.5%	66,667	0
Banco de Bogotá S.A.	10/10/2019	COP	Not applicable	(3)	471,402	4.60%	382,401	727,092
Banco de Bogotá S.A.	02/09/2022	COP	12		1,000,000	13.09%	416,667	0
Banco de Bogotá S.A.	05/30/2020	COP	18		1,297,000	5.58%	0	353,506
Banco de Bogotá S.A.	02/08/2021	COP	12		2,603,000	5.22%	0	433,833
Banco de Comercio Exterior de Colombia S.A.	11/26/2020	COP	24		1,300,000	DTF + 6.5%	108,327	595,834
Banco de Occidente S.A.	04/28/2021	COP	24		685,000	IBR + 3.40%	199,792	456,667
Banco de Occidente S.A.	02/23/2021	COP	24		542,046	IBR + 5.25%	112,926	316,194
Banco de Occidente S.A.	07/15/2021	COP	24		390,000	IBR + 3.96%	162,123	308,750
Banco de Occidente S.A.	01/25/2022	COP	36		730,000	13.79%	567,778	0
Bancolombia S.A.	09/07/2021	COP	24		2,000,000	IBR + 7.47%	1,000,000	1,750,000
Bancolombia S.A.	12/30/2021	COP	24		511,000	IBR + 9.55%	319,375	511,000
Bancolombia S.A.	09/04/2020	COP	24		833,000	IBR + 5.80%	0	312,375
Bancolombia S.A.	12/04/2020	COP	24		569,000	IBR + 6.79%	71,111	284,500
Bancolombia S.A.	08/01/2021	COP	12		461,984	IBR + 8.15%	0	76,997
Bancolombia S.A.	02/14/2022	COP	12		495,426	13.04%	206,407	0
Bancolombia S.A.	02/11/2022	COP	12		545,052	12.82%	227,083	0
Bancolombia S.A.	03/31/2022	COP	24		630,000	16.13%	472,500	0
Dann Regional Compañía de Financiamiento Comercial S.A.	11/06/2020	COP	18		3,000,000	DTF	0	832,903
Total							102,252,846	7,846,139

____________

(1)      The maturity is established in months.

(2)      Represents the amount disposed of the bank loan.

(3)      Corresponds to a revolving credit line.

The Company is not in compliance with the following covenants associated with the BLAO and IDB-I loans as of September 30, 2022:

The Company took the decision in 2022 to close its operation in Mexico. Even though the decision was shared beforehand with BLAO, closing operations was not permitted under the Loan Agreement as the Mexican subsidiary was a guarantor of the debt. Non-compliance would have allowed BLAO to accelerate the payment of the outstanding debt of 18,000,000 USD ($81,871,760) and as of September 30, 2022, this debt is presented as current. However, the Company

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 9. Interest-bearing loans and borrowings (cont.)

obtained a waiver from BLAO associated with this event of default and other possible noncompliance situations, waiver which expired on November 15, 2022. Then, the Company entered into an addendum and waiver agreement with BLAO on November 14, 2022, whereby it replaced the guarantee from Merqueo Mexico to certain trademarks held by Merqueo S.A.S., and therefore the Company is now in total compliance with its covenants associated with the BLAO loan. The Company has 18 months from the signing of the addendum to register the guarantee before the Colombian authorities. There were no additional penalties associated with this noncompliance.

In addition, the Company is not in compliance with a covenant associated with the IDB-I loan related to the provision of certain information as required by the loan agreement. Non-compliance associated with this matter allows IDB-I to call their debt and therefore as of September 30, 2022, this debt is presented as current. Management is working on providing the required information to IDB-I to remedy this matter, however as of the issuance date of these interim condensed consolidated financial statements it has not complied with this requirement yet.

IDB Put Option

Merqueo S.A.S. and its subsidiaries entered into an option agreement with IDB-I (the “Put Option”) on June 4, 2021, that would be exercisable upon a put notice by IDB-I following a Default Put Trigger Event.

No liability has been recorded in the Company’s interim condensed consolidated financial statements as IDB-I does not have the capability to exercise the put option as of September 30, 2022, without the cure process, which is within the control of Merqueo

Changes in interest-bearing loans and borrowings during the period are the following:

As of December 31, 2020	11,790,689
Increases of new debt and cash inflows	2,226,030
Decreases for payments of debt and interest	(3,132,150)
As of September 30, 2021	10,884,569

As of December 31, 2021	7,946,568
Increases of new debt and cash inflows	92,018,284
Decreases for payments of debt and interest	(7,067,503)
Exchange differences	9,619,881
As of September 30, 2022	102,517,230

Interest-bearing loans and borrowings are measured using the effective interest method. Debt contracts with IDB-I and BLAO had issuance costs of $490,786 and $1,235,530, respectively, and were included as part of the carrying value of debt and are being amortized in accordance with the effective interest method.

Note 10. Suppliers and other payables

The balance of suppliers and other payables is as follows:

	September 30, 2022	December 31, 2021
Suppliers	8,905,075	40,124,336
Cost and expenses payable	7,975,323	5,056,392
Marketing payables	1,902,222	3,553,514
Other taxes payables	2,039,609	1,020,749
Delivery and warehouse personnel	267,517	1,699,582
Employee contributions payable	166,045	2,305
Collected taxes payable	163,670	85,783
Total	21,419,461	51,542,661

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 10. Suppliers and other payables (cont.)

As part of the Company’s strategy to optimize its working capital, it significantly reduced its accounts inventory balances, which resulted in a corresponding decrease in amounts payable to suppliers, marketing payables and amounts owed to its delivery and warehouse personnel.

Note 11. Accounts payable to related parties

The balance of accounts payables to related parties is as follows:

	September 30, 2022	December 31, 2021
Shareholders	17,652,792	5,609,999
Total	17,652,792	5,609,999
Current	14,224,614	982,875
Non-current	3,428,178	4,627,124

Accounts payable to shareholders correspond mainly to loans to support the operations of the Company.

The conditions of the loans are as following:

Obligation	Date	Currency	Maturity date	Value	Interest rate		September 30, 2022	December 31, 2021
Note convertible into shares(1)	9/15/2022	USD	September 2023	3,000,000	10.00	% EA	13,650,595	0
Loan MGM Energy Efficiency Colombia S.A.S.(2)	5/26/2021	COP	June 2027	2,944,091	17.74	% EA	1,793,701	3,029,699
Loan MGM Energy Efficiency Colombia S.A.S.(2)	5/26/2021	COP	June 2027	2,494,479	19.99	% EA	2,208,496	2,580,300
Total							17,652,792	5,609,999

____________

(1)      On September 15, 2022, as part of the Series D finance round, the Company entered into a convertible debt note agreement for US$3,000,000 ($13,169,400) with Portland Private Equity (“Convertible Debt Note”). This Convertible Debt Note has a termination date of September 12, 2023, or upon the consummation of an initial public offering, and is convertible into Series D preferred shares of the Company.

(2)      The Company entered into a set of agreements with MGM Energy Efficiency Colombia S.A.S. (“MGM”) under which it obtained a financing of up to $5,252,296 (the “MGM Financing Agreement”). The MGM Financing Agreement was provided to support the operating cash flows of the Company for the purchase of relevant equipment for use in warehouses. As of September 30, 2022, the outstanding amount of principal owed is $4,002,197, which shall be paid on a monthly basis over a period of 70 months.

During the nine-month period ended September 30, 2022, the Company paid $1,607,802 to MGM Energy Efficiency Colombia S.A.S. for the outstanding loans, by a non-cash transaction transferring refrigeration equipment which were leased back by the Company.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 12. Lease liabilities

The balance of lease liabilities corresponds to several fixed assets, including distribution centers, furniture and fixtures, computer and communication equipment and refrigeration equipment, as follows:

	September 30, 2022	December 31, 2021
Distribution centers	9,056,130	17,187,928
Other(1)	805,295	1,116,526
Furniture and fixtures	526,418	825,079
Computer and communication equipment	369,006	494,237
Refrigeration equipment	1,297,355	421,168
Total	12,054,204	20,044,938
Current	2,926,708	5,766,400
Non-current	9,127,496	14,278,538

____________

(1)      Corresponds to a single sale and leaseback agreement of furniture and fixtures, communication equipment and refrigeration equipment.

The significant changes to the lease liabilities are explained in Note 7.

Note 13. Capital stock and additional paid-in capital

Capital stock

The issued capital corresponds to the equivalent value of the number of outstanding shares at their nominal value, thus the issued capital corresponds to the authorized capital less the capital to be subscribed as of September 30, 2022. The Company’s authorized capital is represented by 10,000,000,000 shares with a nominal value of $1 Colombian peso, such authorized shares are not designated for each class of shares until they are subscribed. The capital to be subscribed is equivalent to 8,513,117,807 shares, thus the subscribed and paid capital amounts of $1,485,106, and the subscribed and not paid capital amounts to $1,777 represented by the number of outstanding shares which is 1,486,882,193. The 8,513,117,807 shares available to be issued can be used for new share issuances, as well as the exercise of the stock options associated with the Company’s share-based payment plans and any other similar instruments that can be converted into shares (warrants or convertible notes, as applicable), given that Colombia does not require a specific reserve for the issuance of instruments that can potentially be converted into an entity’s shares.

As of December 31, 2021, the Company’s authorized capital is represented by 1,000,000,000 shares with a nominal value of $1 Colombian peso, such authorized shares are not designated for each class of shares until they are subscribed. The capital to be subscribed is equivalent to 324,136,074 shares, thus the subscribed and paid capital amounts of $675,863, represented by the number of outstanding shares which is 675,863,926. The 324,136,074 shares available to be issued can be used for new share issuances, as well as the exercise of the stock options associated with the Company’s share-based payment plans and any other similar instruments that can be converted into shares (warrants or convertible notes, as applicable), given that Colombia does not require a specific reserve for the issuance of instruments that can potentially be converted into an entity’s shares.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 13. Capital stock and additional paid-in capital (cont.)

The rights granted over the shares as of September 30, 2022, correspond to the following:

Type of share	Characteristics	Numbers of shares	Total percentage
Common class A	Economic and voting rights	308,434,214	20.74%
Common class B	Economic rights	27,236,835	1.83%
Preferred – Series A	Non-participating – 1x liquidation preference, economic and voting rights	114,581,438	7.71%
Preferred – Series B	Non-participating – 1x liquidation preference, economic and voting rights	74,577,784	5.02%
Preferred – Additional series B	Non-participating – 1x liquidation preference, economic and voting rights	15,018,281	1.01%
Preferred – Series C1	Non-participating – 1x liquidation preference, economic and voting rights	277,739,169	18.68%
Preferred – Series C2	Non-participating – 1x liquidation preference, economic and voting rights	58,448,579	3.93%
Preferred – Series C3	Non-participating – 1x liquidation preference, economic and voting rights	8,601,157	0.58%
Preferred – Series D1	Non-participating – 1x liquidation preference, economic and voting rights	602,244,736	40.50%
Total		1,486,882,193

The reconciliation of the number of shares outstanding issued and fully paid as of September 30, 2022 and 2021, is the following:

Type of share	As of December 31, 2020	Additions	As of September 30, 2021	As of December 31, 2021	Additions	As of September 30, 2022
Common class A	308,434,214	0	308,434,214	308,434,214	0	308,434,214
Common class B	27,236,835	0	27,236,835	27,236,835	0	27,236,835
Preferred – Series A	114,581,438	0	114,581,438	114,581,438	0	114,581,438
Preferred – Series B	74,577,784	0	74,577,784	74,577,784	0	74,577,784
Preferred – Additional series B	11,577,301	3,440,980	15,018,281	15,018,281	0	15,018,281
Preferred – Series C1	0	68,965,638	68,965,638	68,965,638	208,773,531	277,739,169
Preferred – Series C2	0	58,448,579	58,448,579	58,448,579	0	58,448,579
Preferred – Series C3	0	8,601,157	8,601,157	8,601,157	0	8,601,157
Preferred – Series D1	0	0	0	0	602,244,736	602,244,736
Total	536,407,572	139,456,354	675,863,926	675,863,926	811,018,267	1,486,882,193

The movements in the class of shares represent the movements in capital stock since the nominal amount of each share is $1 Colombian peso. There are not shares held by the Company or by its subsidiaries. Additionally, there are no shares reserved for issue under the share-based payment program of the Company.

BLAO Warrant

On September 16, 2022, the Company issued a warrant for purchase of its shares with a termination date of September 16, 2023, or upon the consummation of an initial public offering, to BLAO with a purchase price per share of COP $1.00 for up to 246,155,468 of its Series D-2 preferred shares.

The Company has determined that the warrant agreement should be classified as equity settled, given that the terms and conditions require that the share issuance upon the exercise by BLAO will always result in a fixed number of shares. The Company has utilized an option pricing model to determine the fair value of the warrants.

The following table list the significant inputs to determine the fair value of the warrant:

Dividend yield	No dividend payments expected
Expected volatility	65%
Interest rate	4.41%
Expected time for expected liquidity	2.5 months
Model used	Black-Scholes

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 13. Capital stock and additional paid-in capital (cont.)

The expected life of the warrant is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the warrant is indicative of future trends, which may not necessarily be the actual outcome.

The Company is in the process of listing its shares in the United States of America and simultaneously will sell new shares. As part of the listing and offering process, the Company has incurred various costs that are incremental and jointly relate to the listing of existing shares and sale of new shares. The listing of the Company’s existing shares will not result in raising additional capital. Transaction costs for the sale of new shares are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. We have allocated the incremental transaction costs that relate jointly to the listing and raising of new capital through the sale of new shares based on the proportion of the number of new shares expected to be sold compared to the total number of outstanding shares to be listed immediately after the new share issuance. The costs that have been allocated to the listing of shares recognized in profit or loss is $4,381,729 and the costs that have been allocated to the expected sale of new shares is COP $ 1,170,386 for the nine months ended September 30, 2022.

Note 14. Administrative expenses

The administrative expenses related to the remuneration of the administrative staff, are as follows:

	September 30, 2022	September 30, 2021
Wages and salaries	24,555,148	11,881,931
Social security contributions	3,655,024	1,234,642
Other short-term employee benefits	3,177,955	1,616,357
Total short-term employee benefit expenses	31,388,127	14,732,930
Post-employment benefit expense, defined contribution plans	3,076,109	1,717,805
Total expense for post-employment employee benefits	3,076,109	1,717,805
Termination benefits	1,125,528	85,130
Other long-term employee benefits	157,110	0
Total expense for employee benefits	35,746,874	16,535,865

The increase in payroll expenses is presented by the increase in the operation of Brazil, in this case it began to operate during the second half of 2021. In addition, at the beginning of 2022, the Company’s expectations were to have a greater expansion process and higher operating levels, which generated a significant increase in operating personnel. In June 2022, the Company decided to reduce headcount in order to focus 100% on the full-stack grocery delivery model which leverages proprietary technology to manage inventory, deliver traditional supermarket items at full basket size (with slotted delivery times), and maximize profit margins. As a result, a portion of its workforce was let go, whereby it incurred termination benefits of $1,125,528 during the nine-months ended September 30, 2022.

The remaining administrative expenses is as follows:

	September 30, 2022	September 30, 2021
Professional service fees	12,498,694	1,662,771
Non-recoverable tax	3,396,664	3,370,109
Training and other benefits	1,734,161	1,318,912
Services	1,502,349	1,149,714
Depreciation	1,495,156	1,614,951
Other(1)	2,200,908	2,707,784
Total other administrative expenses	22,827,932	11,824,241
Total administrative expenses	58,574,806	28,360,106

____________

(1)      The most relevant are expenses for travel, closure of warehouses, disposal of smaller assets, computer accessories, non-deductible expenses, and other minor expenses.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 15. Other operating expenses

The amounts of other operating income and other operating expenses during the periods of nine-months ended on September 30, 2022, and 2021 are as follows:

	September 30, 2022	September 30, 2021
Intangible and other assets write-off(1)	6,583,710	39,030
Warrant expense (Note 13)	2,017,326	0
Non-recoverable taxes, fines, and penalties	1,318,588	842,955
Loss on disposal of property and equipment	850,719	354,359
Other expenses	240,771	1,473,434
Total other operating expenses	11,011,114	2,709,778

____________

(1)      The increase is due to certain service offerings offered by the Company’s online platform have been deprioritized to focus on more profitable operations (see Note 8).

Note 16. Net financial result

The value of finance income and expenses is as follows:

	September 30, 2022	September 30, 2021
Interest income on cash and cash equivalents	64,537	93,254
Other	13,286	20,554
Total finance income	77,823	113,808
Interest expense on loans and borrowings	(4,333,526)	(2,758,577)
Interest expense on lease liability	(1,829,977)	(1,665,268)
Interest expense on accounts payable with related parties	(662,965)	0
Total finance expenses	(6,826,468)	(4,423,845)
Gain on exchange differences	2,129,741	594,964
Loss on exchange differences	(11,911,944)	(2,930,315)
Net loss on exchange difference(1)	(9,782,203)	(2,335,351)
Net financial result	(16,530,848)	(6,645,388)

____________

(1)      The increase in exchange differences, is due to the increase in financial obligations in dollars that the Company incurred during 2022.

Note 17. Loss per share

Losses per share are classified as basic and diluted. Basic losses are intended to provide a measure of the participation of each common share of the Parent Company in the performance that the Company had in the periods presented. Basic losses are calculated by dividing the profit for the year attributable to the ordinary equity holders of the controlling interest by the weighted average number of ordinary shares outstanding during the year.

Diluted shares are intended to provide a measure of the participation of each common share in the Company’s performance considering the dilutive effects (reduction in profits or increase in losses) of the potential common shares in circulation during the period. Diluted earnings per share are calculated by dividing the profit of the year attributable to the ordinary equity holders of the controlling interest by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that have dilutive potential. The Company has not presented diluted earnings per share as it has recognized a net loss for all periods, which would result in an antidilutive effect.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 17. Loss per share (cont.)

The information on earnings per share and number of shares used in the calculations of basic loss per share is shown below:

	September 30, 2022	September 30, 2021
Net loss attributable to controlling interest	(166,484,515)	(105,853,260)
Weighted average common shares	915,350,193	611,675,796
Basic and diluted loss per share (in Colombian pesos)	(181.88)	(173.06)
	September 30, 2022	September 30, 2021
Net loss from continuing operations	(144,928,001)	(81,168,041)
Weighted average common shares	915,350,193	611,675,796
Basic and diluted loss per share (in Colombian pesos)	(158.33)	(132.70)
	September 30, 2022	September 30, 2021
Net loss from discontinued operations	(21,556,514)	(24,685,219)
Weighted average common shares	915,350,193	611,675,796
Basic and diluted loss per share (in Colombian pesos)	(23.55)	(40.36)

The Company granted share options, entered into warrant agreements and has convertible debt with potentially dilutive effects for a weighted average amount of 518,193,537 and 4,564,669, for the nine-month periods ended September 30, 2022, and 2021, respectively, but which were not included in the calculation as they have anti-dilutive effects.

Note 18. Related party transactions

Note 18.1. Key management personnel compensation

Transactions between the Company and key management personnel, including legal representatives and or managers, correspond mainly to the employment relationship entered between the parties.

Compensation of key management personnel is as follows:

	September 30, 2022	September 30, 2021
Wages and salaries	3,031,573	1,246,664
Social security contributions	113,137	101,097
Other employee benefits	112,419	104,650
Share based payments	77,622	30,059
Expenses for termination benefits	64,380	0
Post-employment benefit expense, defined contribution plans	263	0
Total expense for employee benefits	3,399,394	1,482,470

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 18. Related party transactions (cont.)

Note 18.2. Related party transactions

Transactions with related parties correspond to the sale of goods and other services, as well as costs and expenses related to interest expense on loans. The value of revenue, costs and expenses with related parties is as follows:

	Revenue		Cost and expenses
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Shareholders	94,671	0	717,350	124,029
Board members	0	286	0	0
Total related party transactions	94,671	286	717,350	124,029

Accounts payable to related parties are disclosed in Note 11 of the interim condensed consolidated financial statements.

The related party transactions included in this section do not need to comply with transfer pricing requirements, since the related parties correspond to board members and shareholders that do not have control over the Company and that have a percentage of ownership of less than 50%.

Note 19. Financial instruments and risk management

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Company. The Company constantly analyzes the impact of financial risk in order to determine the representative changes that can gradually affect it and thereby mitigate the risks of exchange rates and interest rates.

Management reviews and approves the policies to manage each of the risks.

Capital management

The objectives of capital management are to safeguard the Company’s ability to continue as a going concern, so that it can continue to provide returns for shareholders, as well as to maintain an optimal capital structure to reduce the cost of capital and maximize those returns.

The Company is in the process of expanding its operations through an aggressive growth strategy and obtaining funds through the issuance of its shares to strategic investors, as well as bank financing and lease agreements for its warehouses and distribution centers.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 19. Financial instruments and risk management (cont.)

Financial instruments by category

The amount of financial assets and liabilities during the period of nine-months ended on September 30, 2022, and As of December 31, 2021, consist of the following:

	September 30, 2022	December 31, 2021
Cash and cash equivalents	19,464,094	8,670,873
Financial assets measured at amortized cost
Trade and other accounts receivable	8,504,746	8,094,691
Total financial assets	27,968,840	16,765,564
Financial liabilities measured at amortized cost
Related party accounts payables (See note 11)	17,652,792	5,609,999
Suppliers and other payables	19,216,182	50,436,129
Interest-bearing loans and borrowings	102,517,230	7,946,568
Lease liabilities	12,054,204	20,044,938
Total financial liabilities	151,440,408	84,037,634
Net financial liability exposure	(123,471,568)	(67,272,070)

Fair value of financial assets and liabilities measured at amortized cost

The amount of cash and cash equivalents, trade, and other accounts receivable and suppliers and other payables, approximate their fair value due to their short-term maturity. The net carrying amount of these accounts represents the expected cash flows to be received as of September 30, 2022, and December 31, 2021.

In addition, the estimated carrying amount and fair value of the liabilities measured at amortized costs are as follows:

	September 30, 2022		December 31, 2021
	Carrying amount	Fair value	Carrying amount	Fair value
Interest-bearing loans and borrowings	102,517,230	71,916,262	7,946,568	7,905,855

The estimated fair value of the interest-bearing loans and borrowings as of September 30, 2022, and December 31, 2021, was determined based on the discounted cash flows, using a Colombian credit spread, which reflects a similar credit risk in Colombian pesos. The fair value measurement of the interest-bearing loans and borrowings is considered within the Level 2 of the fair value hierarchy.

Long-term fixed-rate and variable-rate interest-bearing loans and borrowings are evaluated by the Company based on parameters such as interest rates, specific country risk factors, and the risk characteristics of the financed project.

As of September 30, 2022, and December 31, 2021, there were no transfers between the levels of the fair value hierarchy.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 19. Financial instruments and risk management (cont.)

Note 19.1. Market risks

Financial instruments affected by market risk include cash, suppliers, interest-bearing loans and borrowings and credit cards.

a. Exchange rate risk

The Company has operations in Colombia, Brazil, and Mexico (until June 2022) and is exposed to exchange rate changes, mainly derived from transactions and balances conducted and held in U.S. dollars by the Parent Company and its subsidiaries.

Changes in the exchange rates between the functional currency of the Company and the U.S. dollar represents a significant factor for the Parent Company and its subsidiaries due to the effect that such currencies have on its financial results and because the Company has no control in their determination.

As described in Note 8, the Company obtain interest-bearing loans denominated in U.S. dollars, which expose the Company to fluctuation in the exchange rate. As of September 30, 2022, there is not yet a policy or operation to hedge this exchange rate risk.

The Company maintains the following financial assets and liabilities denominated in U.S. dollars in relation to the functional currency of the Parent Company and its respective subsidiaries, translated to thousands of Colombian pesos at the closing exchange rate as of September 30, 2022, and December 31, 2021:

	September 30, 2022	December 31, 2021
	USD	USD
Financial assets	3,033,372.18	519,637.98
Financial liabilities	24,592,356.57	56,734.01
Foreign exchange financial position, net	(21,558,984.39)	462,903.97

b. Interest rate risk

The Company is exposed to interest rate risk mainly due to interest-bearing loans and borrowings held at variable rates. On the other hand, fixed-interest loans expose the Company to interest rate risk at fair value, which reflects that it might be paying interests at rates significantly different from those of an observable market. As of September 30, 2022, 2.22% of the financing are denominated at a fixed rate and 97.78% at a variable rate.

Note 19.2. Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Company.

Credit risk is generated from cash and cash equivalents, as well as credit exposure to trade and other accounts receivable. The Company manages and analyzes the credit risk for each of its accounts receivable before setting the terms and conditions of payment and evaluates the creditworthiness of customers, considering their financial position, past experience and other factors. The maximum exposure to credit risk is given by the balances of these items, as presented in the consolidated statement of financial position (see Note 4).

As of September 30, 2022, and December 31, 2021, the Company did not have any customer which represented more than 10% of outstanding receivables.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 19. Financial instruments and risk management (cont.)

An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on days past due for customers segments with similar loss patterns, which are receivables from delivery service representatives of the Company and receivables from clients. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forecasts of future economic conditions. Generally, trade receivables are written-off if past due for more than seven months and are not subject to enforcement activity. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 19.3.

During the nine-months ended September 30, 2022, and 2021, the credit limits were not exceeded and there have been no changes in estimation techniques or assumptions.

Note 19.3. Liquidity risk

Cash flows projections are prepared at each operating entity of the Company and, subsequently, the finance area consolidates this information. The Company’s finance area continuously monitors the cash flow projections and liquidity requirements of the Company ensuring there is a proper level of cash and equivalents to meet operational needs. The Company monitors regularly and makes its decisions considering not violating the limits or covenants established in its debt contracts. The projections consider the Company’s financing plans, compliance with covenants, compliance with internal minimum liquidity ratios and legal or regulatory requirements.

As of September 30, 2022, and December 31, 2021, the Company maintains available credit lines for the amount of $117,599 and $9,976,479, respectively.

As of September 30, 2022, the Company does not maintain financial instruments measured at fair value, except for the warrant with BLAO.

Note 20. Contingent liabilities

The following are the contingent liabilities as of September 30, 2022:

During 2020, the Company was sued for non-compliance in the presentation of alcoholic beverage advertising on its website. As of September 30, 2022, and December 31, 2021, the resolution of the lawsuit is unfavorable to the Company; however, it is not possible to estimate the amount to be paid in the event that the lawsuit is lost, although management and its legal counsel believe that the maximum potential exposure is not material.

The Company has an extemporaneous payment to be performed to the SENA (“Servicio Nacional de Aprendizaje”) in connection with learning fees that were not made in full. The Company is currently waiting for the authority to establish a payment agreement for approximately COP $141,000. This risk is expected to materialize for the total amount.

In addition, there’s a possible penalty due to late filing of the relevant audited financial statements (individual and consolidated) for year 2022. Maximum penalty may be accrued up to COP $200,000. This risk is not expected to materialize for its total amount.

Merqueo Comércio Varejista e Intermediação de Negócios is linked as a subsidiary defendant in six labor judicial proceedings. In these cases, the brazilian subsidiary will only be required to pay the amount defined in the lawsuit when the main defendant does not comply with its obligation.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 21. Information about segments

Information by segments is presented consistently with internal reports provided to the President of the Company and the Board of Directors, the highest authorities for operating decision making, allocation of resources and evaluation of the performance of the operating segments.

The Company discloses segment information accordance with IFRS 8, Operating segments; these segments are defined as a component of an entity for which there is separate financial information that is regularly evaluated by senior management.

It was proposed by the Board of Directors and approved by Shareholders Meeting that senior management must evaluate the business from a geographic perspective. The geographies monitored by them are defined as the operating segments of the Company, which include Colombia and Brazil (Mexico has been abandoned in 2022 and is presented as a discontinued operation). Segment assets and liabilities are not reported internally for decision-making purposes.

The Company evaluates the performance of each of the operating segments based on operating income (loss), considering that such indicator represents a good measure to evaluate the operating performance and the ability to satisfy principal and interest obligations with respect to the Company’s debt, as well as the ability to fund capital investments and working capital requirements. There are currently no inter-segment revenues to be considered on consolidation.

The condensed financial information of the operating segments to be reported is shown below:

September 30, 2022	Colombia	Brazil	Total
Total consolidated revenue	93,064,128	15,686,652	108,750,780
Cost of sales	(86,955,634)	(19,751,173)	(106,706,807)
Selling expenses	(50,036,026)	(8,278,135)	(58,314,161)
Administrative expenses	(44,345,180)	(14,229,626)	(58,574,806)
Technology expenses	(4,906,753)	0	(4,906,753)
Other operating income	2,365,708	0	2,365,708
Other operating expenses	(10,749,447)	(261,667)	(11,011,114)
Total consolidated cost and operating expenses	(194,627,332)	(42,520,601)	(237,147,933)
Operating loss	(101,563,204)	(26,833,949)	(128,397,153)
Depreciation and amortization	(6,281,539)	(785,134)	(7,066,673)
Impairment of working capital accounts	(98,421)	0	(98,421)
Impairment of long-lived assets	(8,056,938)	0	(8,056,938)
September 30, 2021	Colombia	Brazil	Total
Total consolidated revenue	149,560,268	637,007	150,197,275
Cost of sales	(135,929,041)	(1,312,901)	(137,241,942)
Selling expenses	(54,121,962)	(597,074)	(54,719,036)
Administrative expenses	(25,449,631)	(2,910,475)	(28,360,106)
Technology expenses	(3,000,427)	0	(3,000,427)
Other operating income	1,311,361	0	1,311,361
Other operating expenses	(2,703,535)	(6,243)	(2,709,778)
Total consolidated cost and operating expenses	(219,893,235)	(4,826,693)	(224,719,928)
Operating loss	(70,332,967)	(4,189,686)	(74,522,653)
Depreciation and amortization	(6,296,275)	(12,375)	(6,308,650)
Impairment of working capital accounts	(472,694)	0	(472,694)

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 21. Information about segments (cont.)

December 31, 2021	Colombia	Brazil	Total
Non-current assets	35,763,370	2,635,485	38,398,855
September 30, 2022	Colombia	Brazil	Total
Non-current assets	20,851,406	5,820,442	26,671,848

As of September 30, 2022, and December 31, 2021, Mexico segment, presented as a discontinued operation, had non-current assets of $408,720 and $533,329, respectively.

Capital expenditures, finance expenses, finance income and losses on financial assets are not allocated to individual segments as the underlying instruments are managed on a group basis.

Note 22. Discontinued operation

In June 2022, the Company’s Board of Directors decided to close its operations in Mexico indefinitely, effective on June 8 and to focus the resources and efforts on strengthening the Company’s position in Colombia and the expansion in Brazil.

The Company determined that the disposal group should be classified as abandoned assets, and they fulfilled the requirements established in IFRS 5 to classify them as a discontinued operation, since they represent a major line of business and geographical area of operations.

The information related to the consolidated income statement of discontinued operations for the nine-months ended September 30, 2022, and 2021 is presented below:

	September 30, 2022	September 30, 2021
Net revenue	7,028,945	11,296,985
Cost of sales	(9,131,039)	(16,766,077)
Gross loss	(2,102,094)	(5,469,092)
Selling expenses	(6,747,963)	(12,311,538)
Administrative expenses	(11,709,689)	(5,377,115)
Technology expenses	(33,208)	(1,775)
Other operating income	286,413	55
Other operating expenses	(336,349)	(1)
Operating loss	(20,642,890)	(23,159,466)
Finance income	0	0
Finance costs	(42,223)	(375,807)
Net loss on exchange differences	(871,401)	(1,149,946)
Net financial result	(913,624)	(1,525,753)
Net loss from discontinued operations	(21,556,514)	(24,685,219)

There is no income tax expense generated by the classification of the discontinued operation since the disposal group are considered assets to be abandoned. In addition, there was no income tax recognized in the discontinued operation in Mexico.

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 22. Discontinued operation (cont.)

The net cash flows incurred by the discontinued operations are as follows:

	September 30, 2022	September 30, 2021
Operating activities	688,386	84,393
Investing activities	(209,707)	(952,362)
Financing activities	0	830,953
Net cash outflows	478,679	(37,016)

Note 23. Subsequent events

In preparing the interim condensed consolidated financial statements, the Company has evaluated the events and transactions for their recognition or disclosure subsequent to September 30, 2022, and until November 22, 2022 (issuance date of the interim condensed consolidated financial statements), and except for the matters mentioned below, no significant subsequent events have been identified:

Investment rounds

On September 30, 2022, the Company subscribed a total of 602,244,735 shares, corresponding to a share subscription agreement held on September 2, 2022. Cash proceeds for the subscription agreement were received during the third quarter of 2022 and were initially recognized as contributions for future capital increases.

On November 2, 2022, the Company entered into a convertible debt note agreement for US$1,111,111 ($5,528,422) with Portland JSX Limited, a related party (“Convertible Debt Note”). This Convertible Debt Note has a termination date of October 31, 2023, or upon the consummation of an initial public offering, and is convertible into ordinary shares of the Company, or cash at the discretion of the holder.

Warrants

On October 6, 2022, the Company issued warrants with an expiration date of October 30, 2023, which can be exercised on November 30, 2022, or upon the consummation of an initial public offering whichever is sooner, with an exercise price per share of COP $0 of its Series D-2 preferred shares to the following’s entities:

Entities	Series D-2 preferred shares
FCP Plentia Inversiones Compartimento III Raiz	5,710,755
Portland Caribbean Fund II, L.P.	635,213,453
Portland Caribbean Fund II (Barbados), LP.	108,841,169
Portland Fund II Co-Invest Partnership	25,775,712
CIBanco, S.A., Institución de Banca Múltiple, acting as trustee under the irrevocable management trust CIB/3645	16,384,145
Fuel Venture Capital Fund I, LP	225,645,277
Series K-2, LLC an Individual Protected Series of Fuel Venture Capital Fund Co-Invest Series, LLC a Series LLC	220,856,317
Celtic House SPV II (Merqueo) LP	49,417,565
MGM Energy Efficiency Colombia	153,966,067
Razor Merqueo I LLP	6,928,473
Explorer Partner Investment Holdings, LLC	38,491,517
Abdulaziz Albassam	18,475,928
Total	1,505,706,378

Merqueo S.A.S. and Subsidiaries
Notes to the unaudited interim condensed consolidated financial statements
For the nine-month periods ended September 30, 2022, and 2021
Presented in thousands of Colombian pesos ($), except otherwise specified

Note 23. Subsequent events (cont.)

The Company determined the warrant are classified as equity for having a fix price a fix number of shares.

On November 5, 2022, the Company modified the exercise price per share associated with the warrant agreement issued to BLAO to COP $0.

Addendum to BLAO loan agreement

The Company entered into an addendum agreement with BLAO on November 14, 2022, whereby it replaced the guarantee from Merqueo Mexico to certain trademarks held by Merqueo S.A.S., and therefore the Company is now in compliance with its covenants associated with the BLAO loan. The Company has 18 months from the signing of the addendum to register the guarantee with the Colombian authorities.

Portland convertible debt note

On November 17, 2022, the Company entered into a convertible debt note agreement for US$555.556 ($2,734,836) with Portland JSX Limited, a related party (“Convertible Debt Note”). This Convertible Debt Note has a termination date on October 31, 2023, or upon the consummation of an initial public offering, and it’s convertible into ordinary shares of the Company, or cash at the discretion of the holder.

Merqueo Cayman Holdings

In preparation for the initial public offering, shareholders of the Company created an entity in Cayman Islands (Merqueo Cayman Holdings), which will wholly-own Merqueo.

Ordinary Shares

______________

Prospectus

______________

, 2022

Aegis Capital Corp.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

The Underwriting Agreement, the form of which to be filed as Exhibit 1.1 to this registration statement, will provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities	Purchaser	Date of Issuance	Number of Securities	Consideration (COP$)
Common Class B	Robert Lesko Andrew Nordstrom Ventura Tech S.A.S. Palm Drive Capital FCP Plentia Inversiones Compartimento III Raiz	May 31, 2019	5,346,163	1,766,600,000
Preferred – Series A	Portland Caribbean Fund II, L.P. Portland Caribbean Fund II (BARBADOS), LP. Portland Fund II Co-Invest Partnership	January 29, 2019	103,226,521	31,710,000,000
Preferred – Series A	Endeavor Catalyst II LP Endeavor Catalyst II-A LP	February 12, 2019	11,354,917	3,488,099,921
Preferred – Series B	Portland Caribbean Fund II, L.P. Portland Caribbean Fund II (BARBADOS), LP. Portland Fund II Co-Invest Partnership	October 10, 2019	74,577,784	34,545,600,000

Securities	Purchaser	Date of Issuance	Number of Securities	Consideration (COP$)
Additional Preferred – Series B	Celtic House SPV (Merqueo) LP	September 4, 2020	15,018,281	11,935,310,777
Preferred – Series C 1	Inter-American Investment Corporation Inter-American Development Bank, acting in its separate capacity as administrator of the Clean Technology Fund II CIBanco, S.A., Institución de Banca Múltiple, acting as trustee under the irrevocable management trust CIB/3645 Copenhagen VC Fund I K/S	June 18, 2021	68,965,638	54,824,847,378
Preferred – Series C 2	MGM Sustainable Energy Fund II LP MGM Sustainable Energy Ontario Parallel Fund II LP MGM Sustainable Energy Fund (Luxemburg) SCSp	June 18, 2021	58,448,579	44,152,999,060
Preferred – Series C 3	José Guillermo Calderón Miguel Mc Allister Pablo González Inversiones Son Son S.A.S. Portland Caribbean Fund II, LP. Portland Caribbean Fund II (BARBADOS), LP. Portland Fund II Co-Invest Partnership Robert Lesko Andrew Nordstrom Ventura Tech S.A.S. Palm Drive Capital FCP Plentia Inversiones Compartimento III Raiz Celtic House SPV (Merqueo) LP	June 18, 2021	8,601,157	4,103,823,205
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1	October 15, 2021	28,149,240	22,531,740,000
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1	November 15, 2021	14,074,620	11,665,590,000

Securities	Purchaser	Date of Issuance	Number of Securities	Consideration (COP$)
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1	December 15, 2021	14,074,620	11,809,230,000
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1	January 17, 2022	14,074,620	11,980,950,000
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1	February 15, 2022	32,840,780	27,572,790,000
Preferred – Series C 1	IDCV Fuel Merqueo K/S Fuel Venture Capital Fund I, LP Fuel Venture Capital Fund Co-Invest Series, LLC Series K-1 Portland Caribbean Fund II, L.P. Portland Caribbean Fund II (BARBADOS), LP. Portland Fund II Co-Invest Partnership	March 15, 2022	105,559,650	54,162,112,500
Preferred – Series D	FCP Plentia Inversiones Compartimento III Raiz Portland Caribbean Fund II, L.P. Portland Caribbean Fund II (BARBADOS), LP. Portland Fund II Co-Invest Partnership CIBanco, S.A., Institución de Banca Múltiple, acting as trustee under the irrevocable management trust CIB/3645 Fuel Venture Capital Fund I,LP Series K-2, LLC an Individual Protected Series of Fuel Venture Capital Fund Co-Invest Series, LLC a Series LLC Celtic House SPV II (Merqueo) LP MGM Energy Efficiency Colombia S.A.S Razor Knuru Stockgro LLC Explorer Partner Investment Holdings, LLC Abdulaziz Albassam	September 15, 2022	2,629,234,051	51,235,414,572

Item 8. Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by “8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bogotá, on December 27, 2022.

MERQUEO HOLDINGS
By:	/s/ Felipe Ossa Rodriguez
Name: Felipe Ossa Rodriguez
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Felipe Ossa Rodriguez and Pedro Jose Molina and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on December 27, 2022.

Signature	Title
/s/ Felipe Ossa Rodriguez	Chief Executive Officer and Director
Felipe Ossa Rodriguez
/s/ Jairo Medina Perez	Chief Financial Officer
Jairo Medina Perez
/s/ Douglas Roy Hewson	Director
Douglas Roy Hewson
/s/ Jeffrey Scott Ransdell	Director
Jeffrey Scott Ransdell
/s/ Maria Patricia Saenz	Director
Maria Patricia Saenz
/s/ Maria Pia Iannariello	Director
Maria Pia Iannariello
/s/ My Vu Thuy Vo	Director
My Vu Thuy Vo
/s/ Patrick Müller Sarmiento	Director
Patrick Müller Sarmiento
/s/ Pedro Jose Molina	Director
Pedro Jose Molina

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, on December 27, 2022.

Cogency Global Inc.,
Authorized Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

(a)     Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect
4.1	Form of Shareholder’s Agreement among the Registrant and other parties thereto
5.1*	Opinion of Conyers, Dill and Pearman LLP regarding the validity of the ordinary shares being registered
10.1	Loan Agreement, dated April 26, 2022, between Merqueo S.A.S. and Blue like an-Orange Sustainable Capital — Latin American Holdings II S.A.R.L.
10.2	Loan Agreement, dated April 27, 2022, between Merqueo S.A.S. and Inter-American Investment Corporation.
10.3	Merqueo Employee Stock Option Plan
10.4	Form of Stock Option Agreement
21.1	List of significant subsidiaries of the Registrant
23.1	Consent of Ernst & Young S.A.S., independent registered public accounting firm
23.2*	Consent of Conyers, Dill and Pearman LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

____________

*        To be filed by amendment.

**      Previously filed.